UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Company ☒
Filed by a Party other than the Company ☐
Check the appropriate box:

☒	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to §240.14a-12.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
(Name of Company as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)
Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee is calculated based on $14,000,000 of aggregate consideration. The purchase price payable under the Agreement is $14,000,000, and may be reduced by a reasonable estimate of the Net Working Capital Deficiency Amount and an amount defined as the Holdback Fund, as more fully described in Sections 2.5 and 2.6 of the Agreement. Such obligations are estimated to be $1,000,000.

(4)	Proposed maximum aggregate value of transaction: $14,000,000
(5)	Total fee paid: $781.20

☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS—YOUR VOTE IS IMPORTANT

February __, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of General Environmental Management, Inc. (“the Company”) which will be held at the Company’s corporate offices, 3191 W. Temple Avenue, Suite 250, Pomona, CA  91768 at 10:00 a.m. on February __, 2010.

The Company entered into an Agreement with Luntz Acquisition (Delaware), LLC. (“Buyer”) dated as of November 25, 2009 (the "Agreement") pursuant to which the Company has agreed to sell to Luntz all of the issued and outstanding stock of the Company's primary operating subsidiary, General Environmental Management, Inc. a Delaware  corporation, ("GEM DE") for cash (the “Sale”).  In connection with the Sale, the Company has agreed : a) to form a Delaware corporation that shall be wholly-owned by the Company and named GEM NewCo, Inc. (“GEM NewCo”), b) to form a Delaware limited partnership, the sole limited partner of which shall be the Company, and the sole general partner of which shall be GEM NewCo, which limited partnership shall be named GEM Pomona LP (“GEM LP”), c) effect a merger between GEM LP and GEM DE, whereby GEM LP will be the surviving entity, d) sell to Luntz the limited partner interests of GEM LP and all of the outstanding shares of stock of GEM NewCo (the “Purchased Interests”). Luntz has agreed to pay the Company $14 million for the Purchased Interests. The purchase price will be reduced by a reasonable estimate of a Net Working Capital Deficiency Amount as defined in Section 2.5 of the Agreement such that the net working capital amount should be zero. In addition an amount defined as the Holdback Fund will be retained by Luntz for a period of one year, as collateral for certain indemnification provisions of the Agreement.  Such amount is estimated to be $1,000,000.

The net cash proceeds from the transaction will be used by the Company to retire senior debt and other obligations of the Company, and to pursue its announced strategy of participating in the water treatment and waste-to-energy business. Total reduction in indebtedness to the Company’s senior lender and other indebtedness could amount to more than $9 million.  In addition, the Company will use $250,000 to pay its obligations to United States Environmental Response, LLC, a California limited liability company pursuant to which the Company has purchased all of the issued and outstanding capital stock of California Living Waters, Incorporated ("CLW"), a privately held company (the "CLW Stock Purchase").  CLW owns all of the issued and outstanding capital stock of Santa Clara Waste Water Company (“SCWW") a California corporation. CLW's only operating subsidiary is SCWW.  SCWW had unaudited revenues of $4,581,722 and $7,609,636 in 2007 and 2008 respectively and had revenues of $4,344,749 for the first 8 months of 2009.

At the Special Meeting, you will be asked to approve the sale of stock pursuant to the Agreement. After careful consideration, our Board has unanimously approved the Agreement and determined that the Sale and the Agreement are in the best interests of the Company and its shareholders. Our Board unanimously recommends that you vote “FOR” the approval of the Sale. The proxy statement attached to this letter provides you with information about the Sale and the Special Meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about the Company from documents filed with the Securities and Exchange Commission.

Your vote is very important. The Sale cannot be completed unless approved by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote. If you fail to vote on the Sale, the effect will be the same as a vote against the approval of the Sale.

Please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote in person.

Sincerely,

Timothy J. Koziol
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Sale, passed upon the merits or fairness of the Sale or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offence.

This proxy statement is dated January __, 2010 and is first being mailed to stockholders on or about January __, 2010 .

General Environmental Management, Inc.
 3191 W Temple Avenue, Suite 250
Pomona, CA  91768

Notice of Special Meeting of Stockholders to be Held on February __, 2010

To the Stockholders:

A Special Meeting of stockholders of General Environmental Management, Inc., a Nevada corporation, will be held at 3191 W Temple Avenue, Suite 250, Pomona, CA  91768 at 10:00 a.m. on February __, 2010, for the following purposes:

1.
To approve the sale of the Company's wholly owned subsidiary, General Environmental Management, Inc. a Delaware corporation, pursuant to a Agreement, dated as of November 25, 2009, by and between Luntz Acquisition (Delaware), LLC. and the Company, a copy of which is attached as Annex A to the accompanying proxy statement.

2.
To consider and vote upon an adjournment of the Special Meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Sale.

Stockholders will also consider and act on any other matters as may properly come before the Special Meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the Special Meeting.

The Board of Directors of the Company has fixed December 22 , 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the record date, the Company had 14,557,653 shares of common stock outstanding and entitled to vote.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the proposals. Your vote is important, regardless of the number of shares of our common stock you own. The approval of the Sale requires the approval of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.

Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the approval of the Sale. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By order of the Board of Directors

Timothy J. Koziol
Chairman of the Board

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY CARD. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

TABLE OF CONTENTS (CONTINUED)

QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETING AND THE SALE

The following section provides answers to frequently asked questions about the Special Meeting and the Sale. This section, however, only provides summary information. For a more complete response to these questions and for additional information, please refer to “The Sale”.

Q:	What proposal will be voted on at the Company’s Special Meeting?

A:	The following proposals will be voted on at the Special Meeting:

1.
The proposal to be voted on is whether to approve the sale of the Company's wholly owned subsidiary, General Environmental Management, Inc. a Delaware corporation ("GEM DE") to Luntz Acquisition (Delaware), LLC. (“Buyer”) pursuant to the terms of a Agreement, dated as of November 25, 2009, (the "Agreement") attached as Annex A.  See the Section below entitled “The Sale” for a more detailed description of the transaction with Buyer.

2.
The second proposal to be voted on is whether to adjourn the meeting, if necessary, for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes in favor of the first proposal

Q:	What is the Company’s Board of Directors’ recommendation with respect to the proposals?

A:
After careful consideration, the Board of Directors (the "Board") has unanimously approved the Sale and the Agreement and has determined that it is advisable, fair to and in the best interests of the Company’s stockholders. Accordingly, the Board unanimously recommends that stockholders vote FOR the proposals.

Q:	Why does the Company’s Board of Directors believe the Sale is in the best interests of the Company’s stockholders?

A:
The Company’s Board conducted a process to consider strategic alternatives and the risks and challenges facing the Company in the future, and concluded that the Sale was the best alternative for seeking to maximize value to stockholders. See “The Sale—Reasons for the Sale; Recommendation of the Company’s Board of Directors” for more information.

Q:	What factors were considered by the Company’s management and Board of Directors in deciding to sell the stock?

A:
The Company’s management and Board considered a number of factors before deciding to enter into the Agreement, including, but not limited to, the price to be paid by Buyer, the strategic alternative evaluation process that led to entering into the Agreement, the Company’s business prospects and the terms and conditions of the Agreement. The Board also considered, and balanced against the potential benefits of the Sale, certain adverse factors. See “The Sale—Reasons for the Sale; Recommendation of the Company’s Board of Directors” for more information.

Q:           What is the Sale?

A:
Buyer and the Company have entered into the Agreement, which contains the terms and conditions of the proposed Sale. Pursuant to the Agreement, the Company has agreed, as a condition of the Sale, to: l ) form a Delaware corporation that shall be wholly-owned by the Company and named GEM NewCo, Inc. (“GEM NewCo”), b) form a Delaware limited partnership, the sole limited partner of which shall be the Company, and the sole general partner of which shall be GEM NewCo, which limited partnership shall be named GEM Pomona LP (“GEM LP”), c) effect a merger between GEM LP and GEM DE, whereby GEM LP will be the surviving entity, d) sell to Luntz the limited partner interests of GEM LP and all of the outstanding shares of stock of GEM NewCo (the “Purchased Interests”).

Q:           Will Company stockholders receive any distributions from the Sale?

A:	The Company does not currently intend to distribute any of the proceeds from the Sale or the Agreement to the Company’s stockholders.

Q:           Who is the Buyer?

A:	The Buyer is Luntz Acquisition (Delaware), LLC. Buyer is a Delaware private limited liability company that is owned by PSC Environmental Services, LLC (“PSC”).

PSC and its subsidiaries, including Luntz Acquisition (Delaware), LLC are a leading provider of integrated environmental services, operating a network of facilities that spans the United States, Mexico and Puerto Rico.  PSC provides waste management services, lab pack, transportation, household hazardous waste, e-waste, emergency response, pollution prevention and retail services.

PSC Environmental Services, LLC and its subsidiaries provide not only the environmental services of PSC Environmental Services, but also nationwide industrial, transportation, and container cleaning services, delivered by thousands of skilled and committed professionals throughout the United States, Mexico, and Puerto Rico. PSC delivers a wide array of services, solutions and programs. PSC believes in utilizing technologies, innovation and long-term stewardship as the most effective and cost-efficient means to ensure positive results for its clients.

Q:           What is the purchase price for the Purchased Interests?

A:
Buyer has agreed to pay the Company $14.0 million. The purchase price will be reduced by a reasonable estimate of a Net Working Capital Deficiency Amount as defined in Section 2.5 of the Agreement, such that the net working capital amount shall be zero. In addition an amount defined as the Holdback Fund will be retained by Luntz for a period of one year, as collateral for certain indemnification provisions of the Agreement.  Such amount is estimated to be $1,000,000.

Q:           What will happen if the Company’s stockholders approve the Sale?

A:
If the Company’s stockholders approve the Sale set forth in the Agreement, the Company will consummate the sale of the purchased interests subject to satisfaction or waiver of the closing conditions set forth in the Agreement. The Company anticipates that the Sale will close on or before March 1, 2009.

Q:           What will happen to the Company after the Sale?

A:
The net cash proceeds from the transaction will be used by the Company to retire senior debt and other obligations of the Company, and to pursue its announced strategy of participating in the water treatment and waste-to-energy business. Total reduction in indebtedness to the Company’s senior lender and other indebtedness could amount to more than $9 million.  In addition, the Company will use $250,000 to pay its obligations to United States Environmental Response, LLC, a California limited liability company  pursuant to which the Company has purchased all of the issued and outstanding capital stock of California Living Waters, Incorporated ("CLW"), a privately held company (the "CLW Stock Purchase").  CLW owns all of the issued and outstanding capital stock of Santa Clara Waste Water Company (“SCWW") a California corporation. CLW's only operating subsidiary is SCWW.  SCWW had unaudited revenues of $4,581,722 and $7,609,636 in 2007 and 2008 respectively and had revenues of $4,344,749 for the first 8 months of 2009.

.	The Company does not intend to go private or terminate its Securities Exchange Act of 1934 (“Exchange Act”) reporting obligations.

Q:	What will happen if the Sale to Buyer is not approved or the Sale is not completed for other reasons?

A:
If the Sale to Buyer is not approved or if the Company does not complete the Sale for other reasons, the Company will attempt to continue to execute its current business strategy, provided the Company would be able to raise additional capital to fund its operations.  If the Company were not able to raise additional capital, then the Company would have to make a determination whether it would be able to continue in business.  Further, if the Company does not pay off its senior lender by March 12, 2010, the Company's purchase of CLW is subject to rescission.

Q:           What are the conditions to closing the Sale?

A:
The Company and Buyer must meet certain conditions or waive them prior to the close of the Sale. The Company’s stockholders must approve the Sale. The Company must also reaffirm the representations and warranties that are contained in the Agreement, no proceeding or litigation may have been initiated to prevent the closing of the Sale and other customary conditions must be met. Buyer must also reaffirm the representations and warranties that are contained in the Agreement. Further, there can be no material adverse change in the Company’s financial condition, assets, business or results of operations, and other customary conditions must be met.

Q:           What are the material U.S. federal income tax consequences of the Sale?

A:
The Company will recognize a taxable gain on the Sale equal to the difference between the amount realized from the Sale and the adjusted tax basis of the assets sold and liabilities assumed. The Company expects to have sufficient federal net operating losses to offset the gain expected to be realized from the Sale for regular federal income tax purposes. The Company will pay federal alternative minimum tax on the gain on Sale. The Company will not be able to use California net operating losses to offset the gain from the Sale because California suspended the use of net operating losses in 2009. The Company expects to pay California regular income tax on the gain on Sale.

The Company does not expect that the Sale will result in any federal or state income tax consequences for its stockholders since they will not receive any of the proceeds from the Sale.

Q:           Do the Company’s stockholders have any appraisal rights in connection with the Sale?

A:           No. The Company’s stockholders do not have appraisal rights in connection with the Sale.

Q:           What vote is required to approve the Sale?

A:
The proposal to approve the Sale to Buyer requires the affirmative vote of holders of a majority of the Company’s outstanding shares in order to be approved by stockholders. An abstention or “broker non-vote” will have the effect of a vote against the proposal to approve the Sale. In connection with the execution of the Agreement, certain directors, executive officers and their affiliates entered into stockholder voting agreements to vote their shares of the Company’s common stock in favor of approval of the Sale and against the approval or adoption of any alternative transactions. These directors, executive officers and their affiliates also granted to Buyer a proxy to vote their shares of the Company’s common stock in favor of approval of the Sale and agreed not to transfer its shares of the Company’s common stock prior to the expiration of the stockholder voting agreements. These directors, executive officers and their affiliates together own or control an aggregate of less than 1% of the Company’s outstanding common stock. A copy of the voting agreement by the Company’s management (the “Management Voting Agreement”) is attached as Annex B, and a copy of the voting agreement by CVC California, LLC, (the “CVC Voting Agreement”) our senior lender, is attached as Annex C.

Q:	What happens if we do not have a quorum or enough affirmative votes at the Special Meeting?

A:
If we do not have a quorum at the Special Meeting or if we do not have sufficient affirmative votes in favor of the proposal, we may seek to adjourn the Special Meeting to a later time to permit further solicitation of proxies if necessary to obtain additional votes in favor of the foregoing item. We may seek to adjourn the Special Meeting without notice, other than by the announcement made at the Special Meeting. Under our Bylaws, we can adjourn the Special Meeting by approval of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote. We are soliciting proxies to vote in favor of the adjournment of the Special Meeting, regardless of whether a quorum is present, if necessary to provide additional time of up to 30 days to solicit votes in favor of approval of the Sale. If adjourning the Special Meeting does not enable a quorum to be established, the proposal will not pass. Further, if adjourning the Special Meeting does not enable us to attract sufficient affirmative votes in favor of the proposal, such proposal will not pass.

Q:           Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you have been identified as a Company stockholder as of the record date for the Special Meeting, and thus you are entitled to vote at the Special Meeting. This document serves as a proxy statement of the Company, used to solicit proxies for the Company’s Special Meeting of stockholders. This document contains important information about the Sale and the Special Meeting of stockholders, and you should read it carefully.

Q:           Who is soliciting my proxy?

A:           This proxy is being solicited by the Company’s Board of Directors.

Q:           What do I need to do now?

A:	The Company urges you to read this proxy statement carefully, including its annexes, and to consider how the proposed Sale affects you.

You may provide your proxy instructions in one of three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions via touch-tone telephone by dialing the toll-free telephone number on your proxy card or voting instruction form. You may also provide your proxy instructions via the Internet by following the instructions on your proxy card or voting instruction form.

Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Special Meeting of stockholders.

Q:           What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:
The failure to return your proxy card or otherwise provide proxy instructions will have the same effect as voting against approval of the Sale, and your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

Q:           May I vote in person?

A:
If your shares of Company common stock are registered directly in your name with the Company’s transfer agent, you are considered with respect to those shares to be the stockholder of record, and the proxy materials and proxy card are being sent directly to you. If you are a Company stockholder of record, you may attend the Special Meeting of stockholders to be held on February __, 2010 and vote your shares in person, rather than signing and returning your proxy.

If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Special Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	If my Company shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q:           May I change my vote after I have submitted a proxy or provided proxy instructions?

A:
Stockholders of record, other than those stockholders who have executed a voting agreement, may change their vote at any time before their proxy is voted at the Special Meeting. Stockholders of record, other than stockholders who have executed a voting agreement, can do this in one of three ways. First, a stockholder of record can send a written notice stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record can attend the Special Meeting and vote in person. Attendance alone will not revoke a proxy. If a stockholder of record has instructed a broker to vote its shares, the stockholder must follow the directions received from its broker to change those instructions.

Q:           Who is paying for this proxy solicitation?

A:
The Company will pay the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Company common stock for the forwarding of solicitation materials to the beneficial owners of common stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Q:           Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the Sale, including the procedures for voting your shares, you should contact:

M. Danae Fahey, Assistant Secretary
General Environmental Management, Inc.
3191 W Temple Avenue, Suite 250
Pomona, CA  91768
(909) 444-9500
danae.fahey@go-gem.com

SUMMARY OF THE SALE

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Sale and the other proposals being considered at the Special Meeting, you should read this entire proxy statement carefully, including the Agreement, attached as Annex A, and the other documents to which you are referred herein. See “Where You Can Find More Information” on page 78 of this proxy statement. Page references are included in parentheses to direct you to a more detailed description of the topics presented in this summary.

Information about the Parties

General Environmental Management, Inc., a Nevada corporation
3191 W Temple Avenue, Suite 250
Pomona, CA  91768
(909) 444-9500

We are currently an integrated environmental service firm structured to provide field services, remediation, transportation, EHS compliance services, on-site technical services, wastewater treatment and off-site treatment for hazardous and non-hazardous materials managed through our proprietary enterprise software, GEMWare.

We assist our clients, which may include government entities, commercial and industrial clients, educational institutions, and other environmental service providers in the Western United States, in meeting regulatory requirements for the disposal of hazardous and non-hazardous wastes. Our integrated environmental service offering is monitored and managed through GEMWare, allowing clients and the Company to track all activities from the managing, handling, packaging, and transportation of waste to final recycling, treatment or disposal processes. We operate five field service locations, one non-hazardous wastewater treatment facility and one treatment, storage, disposal facility (TSDF) to service all markets in the Western United States.

The wastes we manage include materials designated as “hazardous” along with other “non-hazardous” materials subject to federal and state waste regulations. Our primary attempt is to find a reuse or recycle option for clients to reduce the burden of the disposal of waste in our environment. In the event no reuse, recycle, or treatment option is available, we will assist our clients in determining the most appropriate, compliant, and cost effective means for disposing of the waste.

We manage our business through our wholly owned subsidiaries, GEM Environmental Management, Inc. (“GEMEM”) and General Environmental Management, Inc., a Delaware corporation (“GEM DE”).  Island Environmental Services, Inc. (“Island”) and General Environmental Management of Rancho Cordova, LLC (“GEM LLC”) are wholly owned subsidiaries of GEM DE. In addition, GEMEM recently acquired California Living Waters Incorporated, which owns all of the issued and outstanding stock of Santa Clara Waste Water Company, a California corporation, (“SCWW”). The service lines are described in greater detail below:

GEMEM provides management and administrative support for all of the Company’s subsidiaries in anticipation of the sale of GEM DE.

GEM DE, our field service operating unit provides waste managements services, remediation services, lab-packing services, on-site personnel for waste services, reuse and recycling services, waste minimization services, EH&S support, and full tracking of waste for generators.

Island, our logistics arm, provides logistics services, transportation services, and personnel for specialized on-site services.

GEM LLC, our EPA permitted Treatment, Storage, Disposal, Facility, provides consolidation and management of waste for ultimate disposal of waste streams.

SCWW, our recently acquired wastewater treatment facility, provides non-hazardous waste water treatment for the oil and gas industry, industrial clients, and domestic waste generators. SCWW is a 50-year old firm that also provides full service environmental services to its clients.

Buyer:	Parent:
Luntz Acquisition (Delaware), LLC.	PSC, LLC.
5151 San Felipe, Suite 1600	5151 San Felipe, Suite 1600
Houston, TX 77056	Houston, TX 77056
(713) 625-7019	(713) 625-7019

Buyer and Parent are private limited liability companies and Buyer is a subsidiary of Parent.

PSC and its subsidiaries, including Luntz Acquisition (Delaware), LLC are a leading provider of integrated environmental services, operating a network of facilities that spans the United States, Mexico and Puerto Rico.  PSC provides waste management services, lab pack, transportation, household hazardous waste, e-waste, emergency response, pollution prevention and retail services.

PSC Environmental Services, LLC and its subsidiaries provide not only the environmental services of PSC Environmental Services, but also nationwide industrial, transportation, and container cleaning services, delivered by thousands of skilled and committed professionals throughout the United States, Mexico, and Puerto Rico. PSC delivers a wide array of services, solutions and programs. PSC believes in utilizing technologies, innovation and long-term stewardship as the most effective and cost-efficient means to ensure positive results for its clients.

The Company does not have the financial statements of Luntz, a privately held company, and should the shareholders vote for the Sale, there can be no assurance that Luntz will complete the Sale. In the event the Sale is not completed the Company may have no practical recourse against Luntz.  However, the Company has no reason to believe that Luntz will not complete the Sale assuming all conditions to closing are met.

Summary of the Sale

If the Sale is completed, the Company will sell to Buyer the Company’s principal operating subsidiary, GEM DE, exclusive of the restricted cash, which is posted as a bond with the State of California Department of Toxic Substances (DTSC) for the financial closure assurance for GEM DE's subsidiary, General Environmental Management of Rancho Cordova, LLC's facility. The Sale does not include the sale of Santa Clara Waste Water Company and its parent, California Living Waters, Inc.  Under the Agreement, the Company will sell to Buyer the Company’s subsidiary GEM DE which owns the following:

▪	General Environmental Management of Rancho Cordova, LLC, a California limited liability company and the real property owned by General Environmental Management of Rancho Cordova, LLC.

▪	Island Environmental Services, Inc., a California corporation;

▪	GEMWare – proprietary software for managing environmental services;

▪	Service contracts; and

▪	Tangible personal property;

In addition, Buyer will assume from the Company specified liabilities including approximately $1.1 million of long term lease obligations.

Buyer has agreed to pay the Company for the stock of GEM DE:

▪	$14 million in cash and assume $1.1 million of long term lease obligations.

The Company is not selling its;

▪	Restricted cash ($900,046) for the financial closure assurance for the Rancho Cordova, CA TSDF

▪	California Living Waters, Inc., and its wholly owned subsidiary Southern California Waste Water Company.

A copy of the Agreement is attached as Annex A to this proxy statement, a copy of the voting agreement by the Company’s management (the “Management Voting Agreement”) is attached as Annex B, and a copy of the voting agreement by CVC California, LLC, (the “CVC Voting Agreement”) our senior lender, is attached as Annex C.

 Recommendation of Our Board of Directors (see page 26)

The Company’s Board believes that the Sale described in this proxy statement is advisable, fair to, and in the best interests of the Company and its stockholders and has unanimously approved the Sale. The Company’s Board unanimously recommends that Company stockholders vote “FOR” the proposal to approve the Sale.

Reasons for the Sale (see page 30)

The Company’s Board considered a number of factors before deciding to enter into the Agreement, including, but not limited to, the consideration to be received, the strategic alternative evaluation process that led to entering into the Agreement, the Company’s business prospects and the terms and conditions of the Agreement. The Board also considered, and balanced against the potential benefits of the Sale, certain adverse factors. See “The Sale—Reasons for the Sale; Recommendation of the Company’s Board of Directors” for more information.

Overview of the Agreement (see page 34)

Buyer and the Company entered into the Agreement, dated as of November 25, 2009, pursuant to which the Company will, subject to specified terms and conditions, including the approval of the Sale by the Company’s stockholders at the Special Meeting, sell 100% of the stock of GEM DE and its subsidiaries to the Buyer.  Buyer will assume from the Company specified liabilities including approximately $1.1 million of long term lease obligations.  The final purchase price will be subject to an adjustment based on the computation of net working capital at closing.  Buyer and the Company have agreed upon a closing date on or prior to March 1, 2010, subject to the approval of the Company’s stockholders.

Conditions to the Completion of the Sale (see page 37)

The Company expects to complete the Sale after all the conditions to the Sale in the Agreement are satisfied or waived, including stockholder approval of that Sale at the Special Meeting.  The Company currently expects to complete the Sale in the first quarter of 2010.  However, it is possible that factors outside of the Company’s control could require the Company to complete the Sale at a later time or not to complete it at all.

The obligations of the Company and Buyer to complete the Sale are subject to the satisfaction or waiver of several conditions set forth in the Agreement, including the following:

•	the representations and warranties of each party in the Agreement are true and correct in all material respects as of the closing date of the Sale;

•	the Sale is approved by the Company stockholders;

•
neither the Company, GEM DE, or any of GEM DE’s subsidiaries shall have commenced a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law;

•	no injunction or other order or statute, rule, regulation or executive order by any government entity prevents the completion of the Sale;

•	all required filings with governmental agencies are made and approvals of the Sale, if any, are obtained.

The obligation of Buyer to complete the Sale is also subject to the absence of a change that is materially adverse to the Company’s financial condition, assets, business or results of operations compared to the date the Agreement was signed.

The Agreement provides that any or all of the conditions described above may be waived. The Company does not currently expect to waive any material condition to the completion of the Sale.

Termination of the Agreement (see page 41)

The Agreement can be terminated under specified circumstances, which would prevent the Sale from being closed. If the close of the Sale does not occur by March 12, 2010, if the Company’s stockholders do not approve the Sale or if a governmental entity prohibits the Sale, then either party can terminate the Agreement.  In addition, there are other circumstances where either the Company or Buyer can terminate the Agreement.

Termination Fee (see page 41)

If the Agreement is terminated because of a breach of the Exclusive Dealings representation made by the Company, the Company will be required to pay Buyer a five hundred thousand dollar ($500,000) termination fee.

Indemnification (see page 48)

The Company and Buyer have agreed to indemnify and hold each other harmless for damages as a result of misrepresentation or breach of any representation or warranty or the failure to fulfill and observe any covenant or agreement contained in the Agreement. The representations and warranties extend for various periods depending on the nature of the claim. A holdback account will be established at closing and Buyer will hold in escrow for up to one year from closing, four hundred twenty five thousand dollars ($425,000) thousand for potential tax liabilities and five hundred seventy five thousand dollars ($575,000) for general indemnification and liabilities.

Exclusive Dealings

In the Agreement, the Company, GEM DE, GEM DE’s subsidiaries and/or any of their respective directors, officers, employees, members, owners, partners or investors will not, directly or indirectly:

▪
encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in any negotiations with any Person (other than Buyer) concerning any merger, consolidation or other business combination involving GEM DE, GEM DE’s subsidiaries, or acquisition of any portion of their respective assets or business, or encourage, solicit, initiate or entertain inquires or proposal concerning, or which could reasonable be expected to lead to, any of the foregoing;

▪	negotiate or take any other action intended or designed to facilitate the efforts of any person other than Buyer relating to a possible acquisition transaction;

▪	enter into any arrangements, agreements or understanding requiring any of them to abandon, terminate or fail to consummate the transactions contemplated by the Agreement.

Material U.S. Federal Income Tax Consequences of the Sale (see page 33)

The Company will recognize a taxable gain on the sale equal to the difference between the amount realized from the sale and the adjusted tax basis of the assets sold and liabilities assumed. The Company expects to have sufficient federal net operating losses to offset the gain expected to be realized from the Sale for regular federal income tax purposes. The Company will not be able to use California net operating losses to offset the gain from the Sale because California suspended the use of net operating losses in 2009. The Company expects to pay California regular income tax on the gain on Sale.

The Company does not expect that the Sale will result in any federal or state income tax consequences for its stockholders since they will not receive any of the proceeds from the Sale.

Required Approvals (see page 32)

Corporate approval of the Sale requires the affirmative vote of the holders of a majority of the Company’s outstanding common stock in favor of the Sale. Not voting, or abstaining on the vote, has the same effect as a vote against the Sale.

In connection with the execution of the Agreement, certain directors, executive officers and CVC California, LLC, our Senior Lender entered into stockholder voting agreements to vote their shares of the Company’s common stock in favor of approval of the Sale and against the approval or adoption of any alternative transactions. These directors, executive officers and their affiliates also granted to Buyer a proxy to vote their shares of the Company’s common stock in favor of approval of the Sale and agreed not to transfer its shares of the Company’s common stock prior to the expiration of the stockholder voting agreements. These directors, executive officers and their affiliates together own or control an aggregate of less than 1% of the Company’s outstanding common stock. A copy of the voting agreement by the Company’s management (the “Management Voting Agreement”) is attached as Annex B, and a copy of the voting agreement by CVC California, LLC, (the “CVC Voting Agreement”) our senior lender, is attached as Annex C.

Anticipated Accounting Treatment (see page 33)

For financial reporting purposes, the Company will report a gain from the Sale based on the amount of the net proceeds received by the Company and the net book value of the assets sold. If the Sale had closed on September 30, 2009 and had the Company received a $14.0 million payment at closing, the gain on the Sale, net of income taxes, would have been approximately $1.2million.

Appraisal Rights (see page 33)

Holders of the Company's common stock are not entitled to appraisal rights in connection with the Sale.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page 25, you should carefully consider each of the risks described below before deciding whether to vote for approval of the Sale. You should also read and consider the other information in this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 78.

Risks Related to the Sale

If the Company fails to complete the Sale, it may not be able to successfully complete another strategic transaction.

The consummation of the proposed Sale with Buyer is subject to a number of closing conditions, including that the Company’s stockholders approve the Sale. The obligation of Buyer to complete the transaction is also subject to the absence of a change in circumstances that are materially adverse to the Company’s financial condition, assets, business or results of operations. If the closing conditions for the transaction are not satisfied, then the Agreement can be terminated.

If the Company does not complete the Sale, it will review all options for continuing operations, including seeking to identify and effect an alternative business combination, sale of stock or another similar strategic transaction or transactions. However, the Company may not be able to consummate such an alternative transaction on favorable terms, if at all, and a third party may not offer to purchase the Company's assets for a price equal to or greater than the price proposed to be paid by Buyer. If the Company is unable to successfully consummate one or more alternative strategic transactions relating to its business, the Company will attempt to continue to execute on its current business plan. However there can be no assurance that the Company can continue its business if it is not able to obtain additional capital, and even if it obtains additional capital, that the Company will be able to sustain itself as a viable business.

If we fail to complete the Sale, the Company’s business may be harmed.

The Company cannot predict whether it will succeed in obtaining the approval of its stockholders, or that the other conditions to close the Sale will be satisfied. As a result, the Company cannot guarantee that the Sale will be completed.

Following the Company’s public announcement of the Sale, third parties may be unwilling to enter into material agreements with the Company. New and existing customers and business partners may prefer to enter into agreements with the Company’s competitors because such customers and partners perceive that its relationships are likely to be more stable. If the Company fails to complete the Sale, the failure to maintain existing relationships or enter into new relationships may adversely affect the Company’s business, results of operations and financial condition.

Pending the completion of the Sale, the Company may not make certain changes in the business and may not be able to enter into a business combination with another party.

Covenants in the Agreement impede the Company’s ability to enter into specified transactions that are not in the ordinary course of business pending completion of the Sale. Employees and other key partners in the business may choose to leave the business due to uncertainties inherent in the Sale process. Moreover, while the Agreement is in effect and subject to limited exceptions, the Company is prohibited from soliciting, initiating, encouraging, taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to, or entering into discussions or negotiations with regard to, an acquisition proposal with any third party, subject to specified exceptions. Any such acquisition proposal could be favorable to the Company’s stockholders.

If the Sale disrupts the operations of the Company’s business and prevents the Company from realizing intended benefits, the business may be harmed.

The Sale may disrupt the Company’s business and prevent it from realizing intended benefits as a result of a number of obstacles, such as: (i) the loss of key employees, customers or business partners; (ii) the failure to adjust or implement its business strategies; (iii) additional expenditures required to facilitate the Sale transaction; and (iv) the diversion of management’s attention from the Company’s day-to-day operations.

Risks Related to the Business after the Sale

We do not anticipate paying dividends in the foreseeable future.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect our business and our ability to maintain the listing of our common stock on the OTC Bulletin Board.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the Securities and Exchange Commission, as well as the adoption of new and more stringent rules by the Nasdaq Stock Market.

Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, our business and our ability to maintain the listing of our shares of Common stock on a national market could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results.

Effective internal controls are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. We have devoted significant resources and time to comply with the new internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. In addition, Section 404 under the Sarbanes-Oxley Act of 2002 requires that we assess and our auditors attest to the design and operating effectiveness of our controls over financial reporting. Our compliance with the annual internal control report requirement for our first fiscal year will depend on the effectiveness of our financial reporting and data systems and controls across our operating subsidiaries. We expect these systems and controls to become increasingly complex to the extent that we integrate acquisitions and our business grows. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. We cannot be certain that these measures will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation or operation, could harm our operating results or cause us to fail to meet our financial reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

Our stock could be the subject of short selling and, if this occurs, the market price of our stock could be adversely affected and, in turn, adversely effect our ability raise additional capital through the sale of our common stock.

It is conceivable that our stock could be subject to the practice of short owned directly by the seller; rather, the stock is "loaned" for the sale by a broker-dealer to someone who "shorts" the stock. In most situations, this is a short-term strategy by a seller, and based upon volume, may at times drive stock values down. If such shorting occurs in our common stock, there could be a negative effect on the trading price of our stock. If the trading price of our common stock decreases, this may negatively impact our ability to raise additional capital through the sale of our common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC bulletin board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of valuating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Anti-takeover actions and/or provision could prevent or delay a change in control.

Provisions of our certificate of incorporation and bylaws and Nevada law may make it more difficult for a third party to acquire us, even if so doing would be beneficial to our stockholders. These include the following:

•
Our board of directors are authorized to issue of up to 100,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders, which may be used by the board to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock; and

•	Limitations on who may call annual and special meetings of stockholders.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and could cause a change in control of our ownership.

Our Certificate of Incorporation authorizes the issuance of up to one billion (1,000,000,000) shares of common stock, par value $.001 per share, and one hundred million (100,000,000) shares of preferred stock, par value $.001 per share. There are approximately nine hundred eighty five million (985,000,000) authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding stock options). One hundred million (100,000,000) shares of preferred stock are available for issuance.

The issuance of additional shares of our common stock or our preferred stock:

•	may significantly reduce the equity interest of investors;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards; and

•	may adversely affect the market price for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness (even if we make all principal and interest payments when due) if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

A leak in the pipeline, connecting SCWW’s Santa Paula site to the City of Oxnard's disposal system, which is owned and operated by SCWW would require immediate clean-up resulting in possible fines and even withdrawal of operating permits.

SCWW owns and operates a 12.7 mile long 10” pipeline connecting the SCWW Santa Paula site with the City of Oxnard’s disposal system.  If the pipeline leaks it could result in immediate clean-up costs and possible fines and even withdrawal of operating permits.  The cost for potential clean-up and repair of the pipeline could be significant.  The loss of the operating permit would mean a significant loss in the operating capabilities of SCWW.

To the degree that regulators determine certain sold wastes unsuitable for recycling, it could have an adverse impact on the Company's profitability.

SCWW actively seeks to recycle the sold waste material from its treatment process both for a higher recycle/reuse value of treatment and financial profitability.  If there is a change in regulations that do not allow certain waste streams to be recycled the financial impact would negatively impact the Company.

Our ability to raise capital in the future may affect our ability to retire long term debt.

If our future earnings and other cash resources are not sufficient to meet our long term debt obligations, we may need to raise additional capital to meet those commitments.  In conjunction with the acquisition of California Living Waters, the Company anticipates converting certain notes into a percentage of the common stock of the Company.  This conversion will occur when the Capital Restructuring Goal is achieved.  This means the concurrent fulfillment of each of the following events: (i) the CLW Seller’s Note shall have been fully paid on the terms thereof as to all theretofore outstanding principal, interest, costs and expenses; (ii) Company shall have available, as properly reflected in Company’s books one million dollars ($1,000,000) in uncommitted working capital (not including any working capital lines of credit); and (iii) Company shall have invested into SCWW capital of at least one million dollars $1,000,000. If the Company is not able to achieve the Capital Restructuring Goal, the debt will not be converted and interest expense will remain at the current levels.

Risks Related to the Current Business

In addition to the other information contained in this proxy statement, you should carefully consider each of the risks described below. Until the close of the proposed Sale with Buyer, the Company expects to continue to execute its current business strategy. Except as specifically described below, the following discussion of risks related to the Company does not reflect changes to the Company’s business that may occur if it consummates the proposed Sale with Buyer.

The company has a history of losses and may need additional financing to continue its operations, and such financing may not be available upon favorable terms, if at all.

The Company experienced net operating losses of $7,149,709 and $16,086,037 for the fiscal years ended December 31, 2008 and December 31, 2007, respectively. The net loss for the three months ended September 30, 2009 was $3,155,131 as compared to a loss of $2,137,590 for the same period in 2008. There can be no assurances that the Company will be able to operate profitably in the future. In the event that the Company is not successful in implementing its business plan, the Company will require additional financing in order to succeed. There can be no assurance that additional financing will be available now or in the future on terms that are acceptable to the Company. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance its products and services, take advantage of future opportunities or respond to competitive pressures, all of which could have a material adverse effect on the Company’s business, financial condition or operating results.

We have a limited operating history on which to evaluate our potential for future success. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

Our short operating history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

Investors may lose their entire investment if we fail to reach profitability.

The Company was incorporated in September 1991 but did not engage in meaningful business operations until February 2005 when we acquired GEM DE.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred only losses and may continue to incur losses in the foreseeable future. Our short operating history and results of operations may not give you an accurate indication of our future results of operations or prospects.  Our business and prospects, in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We are dependent upon a limited number of customers for a substantial percentage of our revenues. If we fail to retain these customer relationships, our revenues could decline.

We derive a significant portion of our revenues from a relatively small number of customers. Our largest customer during the year ended December 31, 2008 accounted for approximately 14% of total revenues; for the year ended December 31, 2007 one customer accounted for approximately 17% of total revenues. We anticipate that we will continue to rely on a limited number of customers for a substantial portion of our future revenues and we must obtain additional large orders from customers on an ongoing basis to increase our revenues and grow our business. In addition, the loss of any significant or well-known customer could harm our operating results or our reputation.

The assets of the Company are now pledged under the recent agreements with Secured Lenders and may prevent the Company from obtaining any additional asset based financing.

In conjunction with a secured convertible term note and a secured revolving note, all unsubordinated assets of the Company and its subsidiaries are secured under agreements with CVC California, LLC, a subsidiary of the Comvest Group (sometimes referred to as the “Secured Lenders”). Without any unsecured assets, the Company could be unable to obtain any future asset based financing.

The agreements with Secured Lenders contain terms that could place the Company in default related to the outstanding borrowings.

The agreements with the Secured Lenders include terms of default related to the funds borrowed.  These include default due to non-payment, failure to pay taxes, failure to perform under the agreements, failure to disclose items of a material nature under certain representations and warranties, attachments to any secured assets or the indictment of the Company or its executive officers for any criminal acts.  This default could result in the loss of the business.

The agreements with the Secured Lenders contain terms where the Secured Lenders can convert their notes to common shares and exercise warrants for common shares which could have an adverse affect upon the price of our common shares.

Secured Lenders' conversions of indebtedness to common shares and exercise of warrants at fixed conversion and exercise prices, would: i) dilute the current shareholders' equity in the Company; ii) limit the Company’s ability to raise additional equity capital; and iii) depress the price of our common shares in the market.

We depend heavily on our management team and the loss of any or all of the members of such management team could materially adversely affect our business, results of operations and our financial condition.

Our success depends, to a significant extent, upon the efforts, the abilities and the business experience of Timothy J. Koziol, our chief executive officer, as well as on these same attributes of our other officers and management team. Loss of the services of any or all of our management team could materially adversely affect our business, results of operations and financial condition, and could cause us to fail to successfully implement our business plan.

There is intense competition for qualified technical professionals and sales and marketing personnel, and our failure to attract and retain these people could affect our ability to respond to rapid technological changes and to increase our revenues.

Our future success depends upon our ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

Our industrial waste management services subject us to potential environmental liability.

Our business of rendering services in connection with management of waste, including certain types of hazardous and non-hazardous waste, subjects us to risks of liability for damages. Such liability could involve, without limitation, claims for clean-up costs, personal injury or damage to the environment in cases in which we are held responsible for the release of hazardous materials, and claims of employees, customers, or third parties for personal injury or property damage occurring in the course of our operations.  We could also be deemed a responsible party for the cost of cleaning any property which may be contaminated by hazardous substances generated by us and disposed at such property or transported by us to a site selected by us, including properties we own or lease.

If we cannot maintain our government permits or cannot obtain any required permits, we may not be able to continue or expand our operations.

Our business is subject to extensive, evolving, and increasingly stringent federal, state, and local environmental laws and regulations. Such federal, state, and local environmental laws and regulations govern our activities regarding the treatment, storage, recycling, disposal, and transportation of hazardous and non-hazardous waste. We must obtain and maintain permits, licenses and/or approvals to conduct these activities in compliance with such laws and regulations. Failure to obtain and maintain the required permits, licenses and/or approvals would have a material adverse effect on our operations and financial condition. If we are unable to maintain our currently held permits, licenses, and/or approvals or obtain any additional permits, licenses and/or approvals which may be required as we expand our operations, we may not be able to continue certain of our operations.

Changes in environmental regulations and enforcement policies could subject us to additional liability which could impair our ability to continue certain operations due to the regulated nature of our operations.

Because the environmental industry continues to develop rapidly, we cannot predict the extent to which our operations may be affected by future enforcement policies as applied to existing laws, by changes to current environmental laws and regulations, or by the enactment of new environmental laws and regulations. Any predictions regarding possible liability under such laws are complicated further by current environmental laws which provide that we could be liable, jointly and severally, for certain activities of third parties over whom we have limited or no control.

Environmental regulation significantly impacts our business.

While our business has benefited substantially from increased governmental regulation of hazardous and non-hazardous waste transportation, storage and disposal, the environmental services industry itself has become the subject of extensive and evolving regulation by federal, state, provincial and local authorities. We are required to obtain federal, state, provincial and local permits or approvals for each of our hazardous waste facilities. Such permits are difficult to obtain and, in many instances, extensive studies, tests, and public hearings are required before the approvals can be issued. We have acquired all operating permits and approvals now required for the current operation of our business, and have applied for, or are in the process of applying for, all permits and approvals needed in connection with continued operation and planned expansion or modifications of our operations.

The most significant federal environmental laws affecting us are the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the Superfund Act, the Clean Air Act, the Clean Water Act and the Toxic Substances Control Act ("TSCA").

We make a continuing effort to anticipate regulatory, political and legal developments that might affect operations, but are not always able to do so. We cannot predict the extent to which any environmental legislation or regulation that may be enacted or enforced in the future may affect our operations.

If  our operations expand, we may be subject to increased litigation which could have a negative impact on our future financial results.

Our operations are regulated by numerous laws regarding procedures for waste treatment, storage, recycling, transportation and disposal activities, all of which may provide the basis for litigation against us. In recent years, the waste treatment industry has experienced a significant increase in so-called "toxic-tort" litigation as those injured by contamination seek to recover for personal injuries or property damage. We believe that as our operations and activities expand, there will be a similar increase in the potential for litigation alleging that we are responsible for contamination or pollution caused by our normal operations, negligence or other misconduct, or for accidents which occur in the course of our business activities. Such litigation, if significant and not adequately insured against, could impair our ability to fund our operations. Protracted litigation would likely cause us to spend significant amounts of our time, effort and money. This could prevent our management from focusing on our operations and expansion.

If we cannot maintain adequate insurance coverage, we will be unable to continue certain operations.

Our business exposes us to various risks, including claims for causing damage to property and injuries to persons that may involve allegations of negligence or professional errors or omissions in the performance of our services. Such claims could be substantial. We believe that our insurance coverage is presently adequate and similar or higher than the coverage maintained by other companies in the industry of our size. However, if we are unable to obtain adequate or required insurance coverage in the future or, if our insurance is not available at affordable rates, we would violate our permit conditions and other requirements of the environmental laws, rules and regulations under which we operate. Such violations would render us unable to continue certain of our operations. These events would have a material adverse effect on our financial condition.

Our success is connected to our ability to maintain our proprietary technologies.

The steps taken by us to protect our proprietary technologies may not be adequate to prevent misappropriation of these technologies by third parties. Misappropriation of our proprietary technology could have an adverse effect on our operations and financial condition. Changes to current environmental laws and regulations also could limit the use of our proprietary technology.

We may have difficulty integrating future acquisitions into our existing operations.

Our intentions are to acquire existing businesses in our industry. To the extent that we make such acquisitions, of which there can be no assurance, the acquisitions will involve the integration of companies that have previously operated independently from us. We cannot assure that we will be able to fully integrate the operations of these companies without encountering difficulties or experiencing the loss of key employees or customers of such companies. In addition, we cannot assure that the benefits expected from such integration will be realized.

If environmental regulation or enforcement is relaxed, the demand for our services will decrease.

The demand for our services is substantially dependent upon the public's concern with, the continuation and proliferation of, the laws and regulations governing the treatment, storage, recycling, and disposal of hazardous and non-hazardous waste. A decrease in the level of public concern, the repeal or modification of these laws, or any significant relaxation of regulations relating to the treatment, storage, recycling, and disposal of hazardous waste would significantly reduce the demand for our services and could have a material adverse effect on our operations and financial condition. We are not aware of any current federal or state government or agency efforts in which a moratorium or limitation has been, or will be, placed upon the creation of new hazardous waste regulations that would have a material adverse effect on us.

Impairment of goodwill and other intangible assets would result in a decrease in earnings.

Current accounting rules require that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. These rules also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To the extent such evaluation indicates that the useful lives of intangible assets are different than originally estimated, the amortization period is reduced or extended and, accordingly, the quarterly amortization expense is increased or decreased.

We have substantial goodwill and other intangible assets, and we may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined. Any impairment charges or changes to the estimated amortization periods could have a material adverse effect on our financial results.

Continued economic downturn could affect our business in a negative manner, more so than other businesses generally causing our business prospects to suffer.

Although environmental compliance cannot be short circuited in any economic environment, waste, generally, is viewed as trash and considered low on the priority list when economic conditions bring cut backs in operational spending. Accordingly, our services may be in less demand during a time of economic downturn and our business may suffer.

We face substantial competition from better established companies that may have significantly greater resources which could lead to reduced sales of our products.

The market for our services is competitive and is likely to become even more competitive in the future. Increased competition could result in pricing pressures, reduced sales, reduced margins or the failure of our services to achieve or maintain market acceptance, any of which would have a material adverse effect on our business, results of operations and financial condition. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

	greater name recognition and larger marketing budgets and resources;
	established marketing relationships and access to larger customer bases;
	substantially greater financial, technical and other resources; and
	larger technical and support staffs.

As a result, they may be able to garner more clients than we can. For the foregoing reason, we may not be able to compete successfully against our current and future competitors.

The conversion of our convertible debt, the exercise of our outstanding warrants and options and the Company's various anti-dilution and price-protection agreements could cause the market price of our common stock to fall, and may have dilutive and other effects on our existing stockholders.

The conversion of our outstanding convertible debentures and the exercise of our outstanding warrants and options could result in the issuance of up to an additional 16,756,036 shares of common stock, assuming all outstanding warrants and options are currently exercisable, and taken with the Company's various anti-dilution and price-protection agreements, are subject to adjustment pursuant to certain anti-dilution and price-protection provisions. Such issuances would reduce the percentage of ownership of our existing common stockholders and could, among other things, depress the price of our common stock. This result could detrimentally affect our ability to raise additional equity capital. In addition, the sale of these additional shares of common stock may cause the market price of our stock to decrease.

There are potential liabilities arising out of environmental laws and regulations.

Although the Company believes that it generally benefits from increased environmental regulations and from enforcement of those regulations, increased regulation and enforcement also create significant risks for the Company. The assessment, analysis, remediation, transportation, handling and management of hazardous substances necessarily involve significant risks, including the possibility of damages or personal injuries caused by the escape of hazardous materials into the environment, and the possibility of fines, penalties or other regulatory action. These risks include potentially large civil and criminal liabilities to customers and to third parties for damages arising from performing services for customers. See "Environmental Regulation."

All facets of the Company's business are conducted in the context of a rapidly developing and changing statutory and regulatory framework. The Company's operations and services are affected by and subject to regulation by a number of federal agencies including the Environmental Protection Agency (the "EPA") and the Occupational Safety and Health Administration, as well as applicable state and local regulatory agencies.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (the "Superfund Act"), addresses the cleanup of sites at which there has been a release or threatened release of hazardous substances into the environment. Increasingly, there are efforts to expand the reach of the Superfund Act to make hazardous waste management companies responsible for cleanup costs of Superfund sites not owned or operated by such management companies by claiming that such management companies are "owners" or "operators" (as those terms are defined in the Superfund Act) of such sites or that such management companies arranged for "treatment, transportation or disposal" (as those terms are defined in the Superfund Act) of hazardous substances to or in such sites. Several recent court decisions have accepted such claims. Should the Company be held responsible under the Superfund Act for cleanup costs as a result of performing services or otherwise, it might be forced to bear significantly more than its proportional share of such cleanup costs if other responsible parties do not pay their share. See "Business--Legal Proceedings."

The Resource Conservation and Recovery Act of 1976, as amended in 1984 ("RCRA"), is the principal federal statute governing hazardous waste generation, treatment, transportation, storage and disposal. RCRA or EPA approved state programs at least as stringent govern waste handling activities involving wastes classified as "hazardous." See "Environmental Regulation-- Federal Regulation of Hazardous Wastes." Substantial fees and penalties may be imposed under RCRA and similar state statutes for any violation of such statutes and regulations thereunder.

There are potential liabilities involving customers and third parties.

In performing services for its customers, the Company potentially could be liable for breach of contract, personal injury, property damage (including environmental impairment), and negligence, including claims for lack of timely performance or for failure to deliver the service promised (including improper or negligent performance or design, failure to meet specifications, and breaches of express or implied warranties). The damages available to a client, should it prevail in its claims, are potentially large and could include consequential damages.

Industrial waste management companies, in connection with work performed for customers, also potentially face liabilities to third parties from various claims including claims for property damage or personal injury stemming from a release of hazardous substances or otherwise. Claims for damage to third parties could arise in a number of ways, including: through a sudden and accidental release or discharge of contaminants or pollutants during transportation of wastes or the performance of services; through the inability, despite reasonable care, of a remedial plan to contain or correct an ongoing seepage or release of pollutants; through the inadvertent exacerbation of an existing contamination problem; or through reliance on reports prepared by such waste management companies. Personal injury claims could arise contemporaneously with performance of the work or long after completion of projects as a result of alleged exposure to toxic or hazardous substances. In addition, increasing numbers of claimants assert that companies performing environmental remediation should be adjudged strictly liable for damages even though their services were performed using reasonable care, on the grounds that such services involved "abnormally dangerous activities."

Customers of industrial waste management companies frequently attempt to shift various of the liabilities arising out of disposal of their wastes or remediation of their environmental problems to contractors through contractual indemnities. Such provisions seek to require the contractors to assume liabilities for damage or personal injury to third parties and property and for environmental fines and penalties (including potential liabilities for cleanup costs arising under the Superfund Act). Moreover, the EPA has increasingly constricted the circumstances under which it will indemnify its contractors against liabilities incurred in connection with cleanup of Superfund sites. There are other proposals both in Congress and at the regulatory agencies to further restrict indemnification of contractors from third party claims.

Although the Company attempts to investigate thoroughly each other company that it acquires, there may be liabilities that the Company fails or is unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners, and for which the Company, as a successor owner, might be responsible. The Company seeks to minimize the impact of these liabilities by obtaining indemnities and warranties from sellers of companies which may be supported by deferring payment of or by escrowing a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to their limited scope, amounts, or duration, the financial limitations of the indemnitors or warrantors or other reasons.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which the Company refers you in this proxy statement, contain forward-looking statements about the Company’s plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Sale, the anticipated purchase price to be received by the Company at the close of the Sale, other information relating to the Sale, information relating to the Company’s consideration of strategic alternatives should the Sale not be completed in a timely manner or at all, and any other statements about management’s future expectations, beliefs, goals, plans or prospects. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “forecast,” “potential,” “contemplate,” “could,” “would,” “may,” “will” and “can” or similar words. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information, and may involve known and unknown risks over which the Company has no control, including, without limitation:

▪	the ability of the Company to complete the proposed Sale;

▪	the satisfaction of the conditions to consummate the Sale, including the approval of the Sale by the Company’s stockholders;

▪	the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement;

▪	the outcome of any legal proceeding that may be instituted against the Company or others following the announcement of the Agreement;

▪	the amount of the costs, fees and expenses related to the Sale;

▪	indemnification amounts potentially payable by the Company in connection with the Sale;

▪	the potential value created by the proposed Sale for the Company’s stockholders;

▪	the Company’s results of operations, financial condition and businesses, and the expected impact of the Sale on the Company’s financial and operating performance; and

▪	general industry, market and competitive conditions.

These and other risks are described in greater detail in the section entitled “Risk Factors” beginning on page 15 of this proxy statement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this proxy statement represent the Company’s views only as of the date of this proxy statement and should not be relied upon as representing the Company’s views as of any subsequent date. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law, either as a result of new information, future events or otherwise. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, joint ventures or investments it may make. In particular, unless otherwise stated or the context otherwise requires, the Company has prepared this proxy statement as if it were going to remain an independent, standalone company. If the Company consummates the Sale, the descriptions of its strategy, future operations and financial position, future revenues, projected costs and prospects and the plans and objectives of management in this proxy statement may no longer be applicable.

THE SPECIAL MEETING

The Company is furnishing this proxy statement to you, as a stockholder of the Company, as part of the solicitation of proxies by the Company’s Board for use at the Special Meeting of stockholders and any adjournments or postponements of the Special Meeting.

Date, Time and Place

The Special Meeting will be held at the Company’s corporate office, 3191 W Temple Avenue, Suite 250, Pomona, CA  91768 at 10:00 a.m. on February __, 2010. This proxy statement is first being furnished to the Company’s stockholders on or about January __, 2010 .

Purposes of the Special Meeting

The purposes of the Special Meeting are to consider and act upon the following matter:

1.
To approve the sale of the Purchased Interests, pursuant to the Agreement, dated as of November 25, 2009, by and between Luntz Acquisition (Delaware), LLC and the Company, a copy of which is attached as Annex A to the accompanying proxy statement.

2.
To consider and vote upon an adjournment of the Special Meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Sale.

Stockholders will also consider and act on any other matters that may properly come before the Company Special Meeting or any adjournment or postponement thereof.

Recommendation of the Company’s Board of Directors

The Company’s Board believes that the sale of the Purchased Interests pursuant to the Agreement as described in this proxy statement is advisable, fair to, and in the best interests of the Company and its stockholders and has unanimously approved the Sale. The Company’s Board unanimously recommends that Company stockholders vote “FOR” Proposal No. 1 to approve the Sale.

The Company’s Board has determined and believes that adjourning the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Sale is advisable, fair to, and in the best interests of, the Company and its stockholders and has unanimously approved such proposal. The Company’s Board unanimously recommends that stockholders vote “FOR” Proposal No. 2 to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Sale.

Record Date and Voting Power

Only holders of record of Company common stock at the close of business on the record date, December 22 , 2009, are entitled to notice of, and to vote at, the Special Meeting. There were approximately ___ holders of record of the Company common stock at the close of business on the record date. Because many of such shares are held by brokers and other institutions on behalf of stockholders, the Company is unable to estimate the total number of stockholders represented by these record holders. At the close of business on the record date, 14,557,653 shares of Company common stock were issued and outstanding. Each share of the Company’s common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See “Principal Stockholders of the Company” on page 77 of this proxy statement for information regarding persons known to the Company’s management to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement is solicited on behalf of the Company’s Board of Directors for use at the Special Meeting.

If you are a stockholder of record of the Company as of the record date referred to above, you may vote in person at the Special Meeting or vote by proxy over the Internet, by telephone or using the enclosed proxy card. Whether or not you plan to attend the special meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting if you have already voted by proxy.

If your shares are registered directly in your name, you may vote:

▪
Over the Internet.  Go to the website of the Company’s vote tabulator, Colonial Stock Transfer, at http://www.colonialstock.com/GEMSpecial2010 and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

▪
By Telephone.  Call (877) 285-8605 toll-free from the U.S. or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

▪	By Mail. Complete, sign and date the enclosed proxy card and mail it in the enclosed postage-paid envelope to Colonial Stock Transfer. Your proxy will be voted according to your instructions.

▪	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” for your account by a bank, broker or other nominee, you may vote:

▪	Over the Internet or By Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote over the Internet or by telephone.

▪	By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.

▪
In Person at the Meeting.  Contact the bank, broker or other nominee that holds your shares to obtain a proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

All properly executed proxies that are not revoked will be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting in accordance with the instructions contained in the proxy. If a stockholder executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” Proposal No. 1 to approve the Sale, and “FOR” Proposal No. 2 to adjourn the Special Meeting, if necessary for a period of not more than 30 days, to solicit additional proxies if there are not sufficient votes in favor of the Sale proposal in accordance with the recommendation of the Company’s Board.

Any Company stockholder of record voting by proxy, other than those stockholders who have executed a voting agreement, has the right to revoke the proxy at any time before the polls close at the special meeting by sending a written notice stating that it would like to revoke its proxy to the Secretary of the Company, by voting again over the Internet or by telephone, by providing a duly executed proxy card bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance alone at the Special Meeting will not revoke a proxy. A beneficial owner of the Company’s common stock that holds shares in “street name” must follow directions received from the bank, broker or other nominee that holds the shares to change its voting instructions.

Quorum and Required Vote

The presence, in person or represented by proxy, at the Special Meeting of holders of a majority of the shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the meeting. If the Company’s stockholders do not vote by proxy or in person at the Special Meeting, the shares of common stock of such stockholders will not be counted as present for the purpose of determining a quorum. If a quorum is not present at the Special Meeting, the Company expects that the Special Meeting will be adjourned or postponed to solicit additional proxies. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. A “broker non-vote” occurs when a broker is not permitted to vote because the broker does not have specific voting instructions from the beneficial owner of the shares.

The affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock as of the record date for the Special Meeting is required to approve Proposal No. 1 relating to the approval of the Sale. A failure to submit a proxy card or vote at the Company’s Special Meeting, or an abstention, vote withheld or “broker non-vote” for the proposal to approve the Sale will have the same effect as a vote against the approval of the Sale. The affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy at the Special Meeting is required to approve the adjournment of the Special Meeting for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal No. 1 relating to the approval of the Sale. A failure to submit a proxy card or vote at the Special Meeting, or an abstention, vote withheld or “broker non-vote” will have no effect on the outcome of the proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies.

Solicitation of Proxies

In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from the Company’s stockholders by personal interview, telephone, facsimile or other electronic means. The Company will pay the costs of the solicitation of proxies from stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company common stock for the forwarding of solicitation materials to the beneficial owners of the Company common stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the Company’s stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this proxy statement should be directed to: Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, UT  84111.

Other Matters

As of the date of this proxy statement, the Company’s Board does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE SALE

Background of the Sale

                In the fourth quarter of 2008 the Company’s management team began discussions on the future profitability of the Company.  At the September quarter of 2008 the Company had achieved trailing twelve months of positive EBITDA and the Company was poised for expansion into other geographic regions in fulfillment of the Company's strategic plan.  However the economy worsened in October and we were forced to reevaluate the future of the Company.  Management began to make significant reductions in fixed operating costs in an effort to match the reduction in revenue from the slow down in the economy through the second quarter of 2009.

The Company’s management team and Board of Directors began discussions in the second quarter of 2009 regarding ways to enhance the Company’s performance in the middle of the economic downturn of 2009.  The discussions included analysis of the two business divisions, mobile treatment services and the base business division and ways to cut cost while increasing revenue, the possibility of acquiring another company for additional revenue and profitability, or the potential sale of both or one of the business divisions.  After considerable discussion and analysis the Company’s management team and the Board of Directors agreed that the best course of action would be to sell both the mobile treatment services and base business divisions, repay our senior lender, and continue in the environmental sector by developing a two-pronged strategy in wastewater treatment and waste-to-energy sectors (the "Strategy").

                During the months of May and June 2009, the Company’s management team created a list of potential actions to execute on the revised strategic plan.

On July 13, 2009 the Company contacted two potential acquirer companies ("Company A" and "Company B")  to explore their interest in acquiring the Company’s wholly owned subsidiary, GEM DE and it’s wholly owned subsidiaries General Environmental Management of Rancho Cordova, LLC and Island Environmental Services, Inc.  Following the initial contact with those companies, the Company provided preliminary information on the Company.

On July 24, 2009 management met in person with representatives of Company A to discuss how GEM DE could fit into their plans for growth.

On July 28, 2009 management met in person with representatives of Company B to introduce them to GEM DE and discuss what GEM DE could provide for them in their growth and expansion plans.

During July and August 2009 the Company also received inquires from two additional potential acquirers (the "Company C" and "Company D") about their interest in acquiring all or divisions of GEM DE.

                The Company had been in discussions with Santa Clara Waste Water Company (SCWW) for the past three years about a possible acquisition of SCWW.  With the revised strategy the Company began a new series of discussions and negotiations in July 2009 which culminated in the Company acquiring California Living Waters, Inc., ("CLW") and its wholly owned subsidiary of Southern California Waste Water Company on November 13, 2009.  CLW has no operations other than as the holder of all of the issued and outstanding capital stock of SCWW.

                On July 16, 2009 management began discussions with an investment banker representing a former executive of GEM DE and a former executive of GEM MTS regarding the potential sale of the mobile treatment services division to them.  Management also began discussions with the Company’s senior lender, CVC California, LLC ("CVC") on July 16, 2009 to explore their interest in participating as a lender in the sale of the mobile treatment services division.  CVC expressed interest in supporting the sale and participating as the lender to facilitate the sale to the former executives.

                On August 17, 2009 the Company completed the sale of the mobile treatment services division to a company owned by the two former executives, MTS Acquisition Company ("MTS"). Consideration for the sale was in the form of a promissory note in the aggregate amount of $5.6 million, the assumption by MTS of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned by the Company to CVC California, LLC, ("CVC"), the Company’s senior secured lender.  As the notes are paid to CVC by MTS, the Company's indebtedness to CVC will be reduced. To further execute the Strategy the Company pursued the sale of its primary operating subsidiary GEM DE, and to acquire CLW.

                During the week of August 17, 2009 management began discussion with Company C to explore its interest in acquiring GEM DE.  On August 24, 2009 the Company sent an initial package of information on GEM DE to Company C for its review.

                On September 1, 2009 the Company sent a mutual Non-Disclosure Agreement to PSC Environmental Services, LLC (“PSC”) after being informed by the Company’s senior lender that PSC had expressed interest in GEM DE through one of the lenders executives.  Management commenced communication with PSC on September 3, 2009 via several telephone calls.

                On September 4, 2009 management had a conference call with Company C regarding the information provided on GEM DE and how it would fit into Company C's plans for expansion.

                On September 8, 2009 the Company received responses from Companies A and B indicating that neither of them would be interested in pursuing an acquisition of GEM DE.

                On September 15, 2009 management met in person with executives of PSC at General Environmental Management of Rancho Cordova, LLC.  This initial meeting was to introduce PSC to GEM DE and explore the interest PSC might have in acquiring GEM DE.  PSC’s President, Mr. Chris Dods, indicated they would be interested in exploring the value GEM DE would provide to PSC’s expansion and growth plans.  Following the meeting, management provided additional data on GEM DE for the next 10 days.  On September 25, 2009 PSC proffered a Letter of Intent to acquire GEM DE.

                Following management’s discussion GEM DE asked for a revised price.  On September 30, 2009 PSC provided a revised offer evidenced by a revised LOI and the Company accepted the offer on the same day.  PSC commenced its due diligence efforts immediately.  A draft of the Stock Purchase Agreement ("SPA") was to be delivered to the Company by October 16, 2009 but was delayed because of other business dealings by PSC’s owner.  The first draft of the SPA was delivered to the Company on October 25, 2009.

Company C continued to make contact with the Company in November, however because of the exclusive dealings clause in the Letter of Intent with PSC management did not respond to inquires from Company C.

After continued negotiations and revisions to the SPA, the agreement was executed on November 25, 2009.  The agreement is scheduled to close upon shareholder vote approving the sale.

Reasons for the Sale; Recommendation of the Company’s Board of Directors

After considerable discussion and analysis the Company’s management team and the Board of Directors agreed that the best course of action would be to sell both the mobile treatment services and base business divisions, repay our senior lender, and continue in the environmental sector by developing a two-pronged strategy in wastewater treatment and waste-to-energy sectors.  Both the water treatment and waste-to-energy sectors are high demand and high growth sectors and management along with the Board of Directors determined both business divisions would give the Company the best chance to build shareholder value and allow the shareholders to realize a return on their investment for the long term.  There is both need and demand for both nationally and globally.

The Company presently intends to use the proceeds from the Sale to repay our senior lender and continue to build and develop SCWW and the waste water treatment business.  This will provide the Company with a cleaner Balance Sheet and a clear path to develop and grow SCWW, an already a profitable business.

The Company will continue to operate out of its corporate offices in Pomona, CA.  The only remaining employees, other than employees of SCWW, after the close of the Sale will be the Company’s Chief Executive Officer - Tim Koziol, Chief Financial Officer - Brett Clark, President - Bill Mitzel, Controller – Keith Kantenwein, Director of Treasury – M. Danae Fahey, Assistant Controller – Cecille Sebastian, and IT Manager – Ray Earley.

In the course of reaching its decision to approve the stock purchase agreement, management and the Board of Directors reviewed a significant amount of information and considered a number of factors, including the following:

▪	the value of the consideration to be received by the Company pursuant to the SPA

▪	the inability of the Company to achieve profitability with the Company's debt obligations.

▪	the inability of the Company to raise capital to sustain operations at its current levels.

▪	the ability of the Company to reduce its indebtedness to CVC by more than $9 million

▪	the possibility of increasing shareholder value beginning with a profitable SCWW as the foundation for growth and development;

▪	the continued economic slowdown affecting the general state of the base business with the need for greater volume in waste and revenue to successfully implement the original strategic plan;

▪	the potential for the Company’s employees to join a larger and better financed organization;

▪	the financial and other terms and conditions of the SPA and the fact that they were the product of negotiations between the parties: and

▪	the terms of the SPA, including :

1.	the cash purchase price of $14 million for the stock of GEM DE;

2.	the retention of $900,000 in cash from the trust account for the TSDF facility;

3.	the ongoing liabilities and obligations Buyer will assume and the impact that will have on the Company’s future risk profile and underlying costs;

4.	Buyer’s intent to keep majority of personnel for continuity of business and work security; and

5.	the requirement that the sale be approved by the holders of a majority of the Company’s common stock outstanding on the record date.

In the course of deliberations, management and the Board also identified and considered a number of uncertainties, risks, and other potentially negative factors, including the following:

▪	the risk that the sale might not be completed in a timely manner, or at all;

▪
the exclusivity of negotiations and communication of the Company with only PSC which will delay or prevent the Company from exploring an additional interested buyer if PSC should decide to change or withdraw it’s offer to purchase GEM DE;

▪	the conditions to the completion of the Sale must be satisfied or waived; and

▪	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the sale.

The Company’s board of directors decided not to obtain a fairness opinion from an investment banking firm in connection with the approval of the Sale because of (i) its internal ability to value the business, (ii) its knowledge of the Company's industry and competitiveness, (iii) its general exercise of its business judgment, and (iii) the high cost of obtaining a fairness opinion. The Board conducted an informal survey of public company comparables, an overview of non-favorable economic trends and a discussion of various other components of our decision to conduct the Sale, and also reviewed potential risks for our Company.

The foregoing discussion of the factors considered by the Company’s Board and management is not intended to be exhaustive, but does set forth the principal factors considered by management and the Board.  Both collectively reached the unanimous conclusion to approve the SPA and the Sale in light of the various factors described above, as well as other factors that the Company felt was appropriate.  In view of the wide variety of factors considered by management and the Board in connection with its evaluation of the sale and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank, or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board.  Rather, the Board made its recommendation based on the totality of information presented to, and the investigation conducted by, the Board.  In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its outside legal counsel, the Company’s Board unanimously approved the stock purchase agreement and sale and determined that the sale is advisable, fair to and in the best interests of the Company’s shareholders.  Accordingly, the Board of Directors unanimously recommends that the shareholders vote “FOR” the sale proposal.

Buyer and Parent

Buyer:	Parent:
Luntz Acquisition (Delaware), LLC.	PSC Environmental Services, LLC ("PSC")
5151 San Felipe, Suite 1600	5151 San Felipe, Suite 1600
Houston, TX 77056	Houston, TX 77056
(713) 625-7019	(713) 625-7019

Buyer and Parent are private limited liability companies and Buyer is a subsidiary of Parent.

PSC and its subsidiaries, including Luntz Acquisition (Delaware), LLC are a leading provider of integrated environmental services, operating a network of facilities that spans the United States, Mexico and Puerto Rico.  PSC provides waste management services, lab pack, transportation, household hazardous waste, e-waste, emergency response, pollution prevention and retail services.

PSC Environmental Services, LLC and its subsidiaries provide not only the environmental services of PSC Environmental Services, but also nationwide industrial, transportation, and container cleaning services, delivered by thousands of skilled and committed professionals throughout the United States, Mexico, and Puerto Rico. PSC delivers a wide array of services, solutions and programs. PSC believes in utilizing technologies, innovation and long-term stewardship as the most effective and cost-efficient means to ensure positive results for its clients.

The Company does not have the financial statements of Luntz, a privately held company, and should the shareholders vote for the Sale, there can be no assurance that Luntz will complete the Sale. In the event the Sale is not completed the Company may have no practical recourse against Luntz.  However, the Company has no reason to believe that Luntz will not complete the Sale assuming all conditions to closing are met.

Required Approvals

Corporate approval of the proposed Sale requires the affirmative vote of the holders of a majority of the Company’s outstanding common stock. Not voting, or abstaining on the vote, has the same effect as a vote against the Sale.

In connection with the execution of the Agreement, Buyer and certain of the Company’s directors, executive officers and their affiliates entered into stockholder voting agreements to vote their shares of Company common stock in favor of approval of the Sale and against the approval or adoption of any alternative transactions. The directors, executive officers and CVC have granted to Buyer a proxy to vote their shares of Company common stock in favor of approval of the Sale and agreed not to transfer its shares of Company common stock prior to the expiration of the stockholder voting agreements. The directors, executive officers and their affiliates that entered into the voting agreements are Mr. Timothy J. Koziol, Mr. Brett M. Clark, Mr. William J. Mitzel, Mr. James P. Stapleton, Mr. Douglas B. Edwards, Mrs. M. Danae Fahey and CVC California, LLC. These directors, executive officers and CVC together own or control an aggregate of approximately 4% of the Company’s outstanding common stock. A copy of the voting agreement by the Company’s management (the “Management Voting Agreement”) is attached as Annex B, and a copy of the voting agreement by CVC is attached as Annex C.

Material U.S. Federal Income Tax Consequences of the Sale

The Company will recognize a taxable gain on the sale equal to the difference between the amount realized from the sale and the adjusted tax basis of the assets sold and liabilities assumed. The Company expects to have sufficient federal net operating losses to offset the gain expected to be realized from the Sale for regular federal income tax purposes. The Company will pay federal alternative minimum tax on the gain on Sale. The Company will not be able to use California net operating losses to offset the gain from the Sale because California suspended the use of net operating losses in 2009. The Company expects to pay California regular income tax on the gain on Sale.

The Company does not expect that the Sale will result in any federal or state income tax consequences for its stockholders since they will not receive any of the proceeds from the Sale.

Anticipated Accounting Treatment

For financial reporting purposes, the Company will report a gain from the Sale based on the amount of the net proceeds received by the Company and the net book value of the assets sold. If the Sale had closed on September 30, 2009 and had the Company received a $14.0 million payment at closing, the gain on the Sale, net of income taxes, would have been approximately $1.2million.

Appraisal Rights

Holders of the Company's common stock are not entitled to appraisal rights in connection with the Sale.

THE AGREEMENT

Buyer and the Company entered into the Agreement as of November 25, 2009. The full text of the Agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The Company urges you to read the Agreement in its entirety for a more complete description of the terms and conditions of the Sale and related matters.

The representations and warranties described below and included in the Agreement were made by the Company and Buyer to each other as of a specific date. The assertions embodied in those representations and warranties were made solely for purposes of the Agreement may be subject to important qualifications and limitations agreed to by the Company and Buyer in connection with negotiating the terms of the Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and Buyer  rather than establishing matters as facts. The Agreement is described in this proxy statement and is included as Annex A only to provide you with information regarding the terms and conditions of the Agreement, and not to provide any other factual information regarding the Company or Buyer or their respective businesses. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company or Buyer  and you should read the information provided elsewhere in this proxy statement for information regarding the Company and its business. See “Where You Can Find More Information” beginning on page 78 of this proxy statement.

Sale of Purchased Interests and Liabilities to be Assumed

Buyer is purchasing all of the issued and outstanding shares of the Company’s principal operating subsidiary, GEM DE, exclusive of the restricted cash which is posted as a bond with the State of California Department of Toxic Substance Control for the financial closure assurance of GEM DE’s subsidiary General Environmental Management of Rancho Cordova, LLC and any rights or obligations relating to the sale of MTS.  Buyer is not purchasing any interest in GEM Environmental Management, Inc. (“GEMEM”), CLW, and SCWW.  Buyer is purchasing all of the Company’s right, title and interest in and to the operating assets used in the Company’s business (other than the excluded assets described below), including:

•	all of GEW DE and its subsidiaries’ customer contracts and service agreements;

•	all information collected about GEW DE and its subsidiaries’ customers;

•	GEMWare and all other intellectual property rights;

•	all software or other intellectual property rights that the GEM DE has licensed from third parties;

•	substantially all tangible personal property owned by GEM DE;

•	all rights in and under any contracts relating to GEM DE’s business;

•	all permits, authorizations, consents and approvals of any governmental entity to the extent transferable by applicable law;

•	all books, records, files and papers, whether in hard copy or electronic format, used in the business;

•	all goodwill associated with the business or the purchased assets; and

•	all accounts receivable due from GEM DE as of the close of the sale.

Buyer is also assuming certain GEM DE liabilities used in the GEM DE’s business (other than the excluded liabilities described below), including:

•	all long term lease obligations

Assets and Liabilities to be Retained by the Company

The Company is retaining the following assets:

•	all documents relating to the organization, maintenance and existence of the Company and each of its subsidiaries;

•	restricted cash which is posted as a bond with the State of California Department of Toxic Substance Control for the financial closure assurance of GEM DE’s subsidiary General Environmental Management of Rancho Cordova, LLC;

•	all insurance policies and bonds and all prepaid expenses and deposits related thereto and all prepaid expenses relating to the Company;

•	all issued and outstanding shares of GEMEM, CLW, and SCWW;

•	all assets and operations of SCWW;

•	all rights and obligations relating to the sale of MTS including the back up guarantee of $5.6 million due to CVC; and

•	all public company related contracts.

The Company is retaining the following liabilities:

•	any obligation, duty or liability relating to the Company’s business as of the closing date;

•	all employment obligations including all employee benefit plans and employee severance arrangements, and all director and officer indemnification obligations relating to the Company;

•	the Company’s corporate offices in Pomona, CA;

•	any obligation, duty or liability under the contracts and assets retained by the Company;

•	the Company’s fees and expenses of creating the SPA and related ancillary agreements; and

•	any liability or obligation for taxes for the period prior to the closing date.

Purchase Price

Buyer has agreed to pay $14 million for all of the issued and outstanding shares of the Company’s principal operating subsidiary, GEM DE and has agreed to assume certain of our long term lease obligations of approximately $1.1 million.  The purchase price will be subject to a downward adjustment if the Net Working Capital Amount is less than $0.  The Buyer will retain a Holdback Fund of $575,000 for general indemnity and an Initial Tax Holdback Amount of $425,000.

No Solicitation of Conflicting Transaction

In the Agreement, the Company has agreed none of the Company, GEM DE, GEM DE’s subsidiaries, and/or any of their respective directors, officers, employees, members, owners, partners or investors will, directly or indirectly:

•	encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in any negotiations with any entity (other than Buyer) concerning any merger, consolidation o other business combination involving GEM DE and its subsidiaries or acquisition of any portion of their respective assets or business, or encourage, solicit, initiate or entertain inquiries or proposals concerning, or which could reasonably be expected to lead to, any of the foregoing;

•	negotiate or take any other action intended or designed to facilitate the efforts of any other entity relating to a possible transaction; or

•	enter into any arrangements, agreements or understanding requiring any of them to abandon, terminate or fail to consummate the transactions contemplated by the Agreement.

Conduct of Business Pending the Completion of the Sale

Under the Agreement, the Company has agreed to operate the business in the ordinary and usual course in all material respects, consistent with past practice, and will use commercially reasonable efforts to retain its employees and consultants and to maintain its relationships with licensors, licensees, suppliers, contractors, distributors and customers.

The Agreement also contains a number of specific restrictions on the Company and its operations during the period between the execution of the Agreement and the completion of the Sale (the "Closing"). The Company has agreed there will not be, except as may be in Buyer’s sole discretion necessary or desirable in connection with effecting the Sale:

•	any amendment to the organizational documents of GEM DE or any of the GEM DE subsidiaries;

•	any contingent liability incurred by the GEM DE or any of the GEM DE subsidiaries, as guarantor or otherwise, with respect to the obligations of others;

•	except as listed, to the Knowledge of the Company and GEM DE, any encumbrance placed on the GEM DE Shares or any of the properties of the GEM DE or any of the GEM DE subsidiaries;

•
any obligation or liability incurred by the GEM DE or any of the GEM DE subsidiaries other than obligations and liabilities incurred in the ordinary course of business (none of which is a claim, as defined by GAAP, for breach of contract, breach of duty, breach of warranty, tort or infringement of an Intellectual Property Right);

•
any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the GEM DE or any of the GEM DE Subsidiaries other than in the ordinary course of business;

•	any capital expenditure or commitment in excess of $5,000 with respect to any individual item, or in excess of $25,000 with respect to all such items;

•	any lease or agreement to lease any assets with an annual rental in excess of $5,000 with respect to any individual item or in excess of $25,000 with respect to all such items;

•	any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the GEM DE or any of the GEM DE Subsidiaries;

•
any (i) declaration, setting aside or payment of any dividend on, or (ii) the making of any other distribution in respect of, or (iii) any direct or indirect redemption, purchase or other acquisition by the GEM DE of, the capital stock of the GEM DE or GEM DE subsidiaries Equity, or by GEM DE subsidiaries of the GEM DE subsidiaries Equity;

•	any issuance of any securities of the GEM DE or any of the GEM DE subsidiaries;

•	any labor trouble or claim of unfair labor practices involving the GEM DE or any of the GEM DE subsidiaries;

•
any obligation or liability incurred by the GEM DE or any of the GEM DE subsidiaries to, or any loans or advances made by the GEM DE or any of the GEM DE subsidiaries to, any of its officers, directors, members, affiliates, employees or stockholders, except normal compensation and expense allowances payable to officers;

•
any change in (i) the compensation or other amounts payable or to become payable by the GEM DE or any of the GEM DE subsidiaries to any of its officers, employees or agents; (ii) any bonus arrangements with any of such officers, employees or agents; (iii) any severance or termination arrangements; (iv) the terms of any employment agreement; or (v) the benefits payable under any benefit plan;

•	any change with respect to the management or supervisory personnel of the GEM DE or any of the GEM DE subsidiaries;

•
any payment or discharge of a material Encumbrance or liability of the GEM DE or any of the GEM DE subsidiaries which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

•
any write-downs or write-offs as uncollectible of any notes or accounts receivable in excess of allowance for doubtful accounts, except for write-downs or write-offs that are in the aggregate less than $10,000 incurred in the ordinary course of business;

•
any disposal, sale, assignment, license or lapse of any rights to the use of any intellectual property right, or disclosure to any person other than Buyer of any business information or other information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

•	any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

•	any agreement, whether in writing or otherwise, to take any action described above in this section.

The restrictions described above do not prohibit specified actions in the ordinary course of business consistent with past practice that are described with each restriction in the Agreement and do not prohibit other actions for which the Company receives the prior written consent of Buyer.

Conditions to the Completion of the Sale

The obligation of Buyer to complete the Sale and the Company expects to meet all obligations, is subject to the satisfaction or waiver of several conditions set forth in the Agreement, including the following:

•	the Company’s representations and warranties in the Agreement are true and correct in all material respects as of the closing date of the Sale;

•	the Sale is approved by the Company’s stockholders;

•
no suit, action, claim, proceeding or formal investigation is brought by a governmental entity seeking to prevent the completion of the asset sale and no injunction or other order or statute, rule, regulation or executive order by any government entity prevents the completion of the asset sale;

•
neither, the Company, GEM NewCo, GEM LP or any of the Company subsidiaries shall (i) have commenced a voluntary Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (ii) have an involuntary Proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property, or (iii) have consented to any such relief or to the appointment of or taking possession by any such official against it, or (iv) have made a general assignment for the benefit of its creditors, or (v) have an attachment placed on any of its properties or assets;

•
At or prior to the Closing, the following actions shall have been completed and/or documents shall have been delivered, in each case in form and substance satisfactory to Buyer in its sole and absolute discretion:

•
All claims, demands, liabilities, and obligations of Company or the Company subsidiaries (or of GEM NewCo or GEM LP) pursuant to, under, or in respect of the Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 4, 2009 by and between the Company's Senior Secured Lender, CVC California, LLC (“CVC”) and the Company (as it may be amended from time to time) and the Collateral Agreement dated as of August 31, 2008 by and among CVC, the Company  and its subsidiaries (as it may be amended from time to time), including but not limited to Company and Company Subsidiaries (and GEM NewCo and GEM LP), together with the Convertible Term Note, the Revolving Credit Note, and the Warrant referenced therein, and any guaranties or pledges in respect thereof, shall have been fully terminated, discharged, released, and satisfied, and the Company Shares, Purchased Interests and all assets of the Company and the Company subsidiaries (and GEM NewCo and GEM LP) shall be free and clear of encumbrances held by CVC;

•
CVC shall have executed and delivered to the Company and Buyer a Paydown and Release Letter, and shall have caused the other parties thereto to have executed and delivered the Paydown and Release Letter.  The Paydown and Release Letter shall have remained in full force and effect through the Closing;

•
 CVC shall have executed and delivered to and the Buyer a support and voting agreement (the “CVC Voting Agreement”), and shall have caused the parties thereto  to have executed and delivered the CVC Voting Agreement.  The CVC Voting Agreement shall have remained in full force and effect through the Closing;

•
Any and all promissory notes in favor of Randy Costales, Gloria Costales, NCF Corporation, as Trustee, and/or NCF Charitable Trust (collectively, the “Island Sellers”)  shall have been assigned to and assumed by Seller, and each of the Island Sellers shall have executed releases in connection therewith in favor of the Company and the Company Subsidiaries;

•
Any and all obligations of the Company or the Company subsidiaries to Randy Costales pursuant to that certain Employment Agreement between Island Environmental Services, Inc. and Randy Costales dated August 31, 2008 shall have been assigned to and assumed by the Company and Mr. Costales shall have executed a release in connection therewith in favor of the GEM DE and the GEM DE subsidiaries;

•
In connection with Company’s consummation of the purchase of California Living Waters, Inc. the Company shall have permitted Buyer to conduct diligence and inspection of California Living Waters, Incorporated, its subsidiary and their respective business, assets and liabilities to the same extent as provided for in the SPA with respect to GEM DE and the GEM DE's subsidiaries, and Buyer shall have become satisfied that no liabilities or obligations of California Living Waters, Incorporated and its subsidiaries adversely affect GEM DE and its subsidiaries;

•
Any obligations of GEM DE or its subsidiaries pursuant to  the MTS Agreement shall have been released, and GEM DE shares, Purchased Interests and all assets of GEM DE and its subsidiaries shall be free and clear of encumbrances

•
Each of the leases regarding the Real Property located at 2490 Pomona Blvd, Pomona, CA; 7821 S. 198th Street, Kent, WA; and 11--- White Rock Road, Rancho Cordova, CA shall have been validly assigned to GEM DE, and any associated landlord or other consents necessary or, in the Buyer’s discretion, desirable to effect such assignment shall have been obtained;

•
The lease regarding the leased real property at Temple Avenue, Pomona, shall have been assigned to and assumed by the Company and a release in connection therewith shall have been executed in favor of GEM DE and its subsidiaries;

•
The Company shall have caused the Company and the Company’s subsidiaries to deliver an executed Board resolution terminating the 401(k) plan effective no later than the day prior to closing, and the 401(k) plan shall have been terminated;

•
Any long-term debt of GEM DE, and its subsidiaries, GEM NewCo and GEM LP, other than those capitalized leases set forth on a schedule in the SPA, shall have been assigned to and assumed by the Company and a release in connection therewith in favor of GEM DE and its subsidiaries shall have been executed and delivered to GEM DE;

•
Buyer’s lenders and agent under its credit facility shall have consented in writing to the consummation of the transactions contemplated hereby and shall have waived any defaults or events of default in connection therewith;

•
As of the date hereof, management shall have executed and delivered to Buyer of a support and voting agreement (the “Management Voting Agreement”), and shall have caused the other parties party thereto to have executed and delivered the Management Voting Agreement.  The Management Voting Agreement shall have remained in full force and effect through the Closing; and

•
The Company and GEM DE shall have formed a Delaware corporation that shall be wholly-owned by GEM DE and named GEM NewCo, Inc. (“GEM NewCo”), b) formed a Delaware limited partnership, the sole limited partner of which shall be GEM DE, and the sole general partner of which shall be GEM NewCo, which limited partnership shall be named GEM Pomona LP (“GEM LP”), c) effect a merger between GEM LP and GEM DE, whereby GEM LP will be the surviving entity, d) sell to Buyer the limited partner interests of GEM LP and all of the outstanding shares of stock of GEM NewCo (the “Purchased Interests”).

•	Each of GEM NewCo and GEM LP shall have executed and delivered to Buyer a Joinder Agreement.

The obligation of the Company to complete the Sale is subject to the satisfaction or waiver of several conditions set forth in the asset purchase agreement, including the following:

•	Buyer’s representations and warranties in the Agreement are true and correct in all material respects as of the closing date of the Sale;

•
no suit, action, claim, proceeding or formal investigation is brought by a governmental entity seeking to prevent the completion of the Sale and no injunction or other order or statute, rule, regulation or executive order by any government entity prevents the completion of the Sale;

Other Agreements

The SPA also contains the following provisions or other agreements have been or will be entered into in connection with the SPA:

Proxy Statement.  The Company agreed to file with the SEC this proxy statement relating to the Special Meeting of Company’s stockholders.

Stockholder Meeting.  The Company agreed to duly call, give notice of and hold a meeting of its stockholders to consider the proposal to approve the Sale and to solicit proxies from Company stockholders in favor of the proposal. The Company’s Board will also recommend that the Company’s stockholders approve the Sale at the Special Meeting.

Voting and Support Agreement.  The Company’s management and CVC have given their irrevocable grant of proxy to Buyer to vote all securities that becomes entitled to vote to approve and adopt the SPA..

Non-Competition and Non-Solicitation Agreements.  The Company agreed that during the period of one (1) year, from the Closing:

•
the Company will not within the United States of America, either directly or indirectly, as principal, agent, owner, seller, partner, investor, shareholder (other than solely as a holder of not more than 1% of the issued and outstanding shares of any public corporation), consultant, advisor or otherwise howsoever own, operate, carry on or engage in the operation of or have any financial interest in or provide, directly or indirectly, financial assistance to or lend money to or guarantee the debts or obligations of any Person carrying on or engaged in any business that is competitive with or identical to the business conducted by Buyer or any of its affiliates which are in the similar business with Buyer.  Notwithstanding the foregoing, Seller shall not be, by virtue of this Agreement, constrained from engaging in the wastewater treatment and related services business.

•
the Company shall not directly, or indirectly, for itself or for any other Person: a) solicit, interfere with or endeavor to entice away from Buyer or any of its affiliates, any employee, customer or client; b) attempt to direct or solicit any employee, customer or client away from Buyer or any of its affiliates; or advise any Person not to do business with Buyer or any of its affiliates.

Transition Services.  The Company has agreed to provide to Buyer the following services at no cost or expense to Buyer:

•	Payroll services;
•	Employee benefits services;
•	Issue W-2’s for 2009;
•	Assistance from Company employees for the purposes of executing checks on behalf of GEM NewCo and GEM LP;
•
Services of a network engineer to ensure network connectivity, system access, email access and printing capabilities remain operational; to assist in migration activities required to transfer users to the Buyer network; and to respond to help desk requests;

•	Assistance from knowledgeable employees of the Company regarding accounting and billing activities of GEM DE and its subsidiaries;
•	Normal accounting for all time periods prior to Closing, and provision of any associated information, including but not limited to data conversion;

Termination of the Agreement

The Company and Buyer can mutually agree to terminate the asset purchase agreement at any time.

The Company or Buyer may terminate the asset purchase agreement if   the Company’s stockholders do not approve the asset sale; or

Buyer may terminate the Agreement if:

•	there is an event which results in a major casualty loss in excess of $250,000;

•	the conditions to Close have not been satisfied at or prior to the Closing;

•	the Closing shall not have occurred and the transactions contemplated by the Agreement consummated by March 12, 2010; and

•	the Company or GEM DE breaches the exclusive dealings agreement between the Company and Buyer.

•	The Company may terminate the Agreement if:

•	Buyer breaches certain of the covenants or warranties set forth in the Agreement;

•
there is an injunction, restraining order or other court order issued by any court of competent jurisdiction which directs that the Agreement or any material transaction contemplated thereby shall not be consummated;  or

•	the Closing shall not have occurred within thirty (30) days from obtaining the stockholder approval for the transaction contemplated in the Agreement.

Effect of Termination of the SPA

In the event of the termination of the SPA as described above, the SPA will be of no further force or effect, except:

•	any breaching party shall remain liable to a non-breaching party for its damages;

•
Buyer shall be entitled to be paid, and the Company shall pay to Buyer immediately upon such termination, a termination fee of $500,000 if the Company and GEM DE breach the exclusive dealings provision of the SPA; and

•	notwithstanding any termination of the SPA, the following articles shall survive the termination of the Agreement:

•	Covenants of the Company;

•	Covenants of the Buyer;

•	Conditions to Closing of Buyer

•	Conditions to Closing of Company

•	Indemnification of Buyer;

•	Indemnification of Company;

•	Termination of the Agreement; and

•	Other miscellaneous items;

Representations and Warranties of the Company

The SPA contains representations and warranties made by the Company and GEM DE to Buyer. These representations and warranties relate to, among other things:

           Organization and Qualification.

Each of the Company, GEM DE and its subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, as the case may be, with full power and authority to own, operate, or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.  Each of the Company and GEM DE and its subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions listed on a schedule to the SPA and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

           Capitalization of GEM DE.

The authorized capital stock of GEM DE consists of (i) 2000 shares of Common Stock, $0.001 par value per share, of which 1000 shares are validly issued and outstanding, and (ii) 1000 shares of preferred stock, of which 0 shares are validly issued and outstanding.  The issuance of all of such issued and outstanding shares was duly authorized and all such shares are fully paid and nonassessable, were issued in compliance with applicable Federal and state securities laws, and were not issued in violation of any Person’s preemptive rights.  There are no shares of capital stock of the Company reserved for any purpose.  There are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) “phantom” stock, stock appreciation rights or agreements or similar rights or agreements which are intended to confer on any Person rights similar to any rights accruing to owners of capital stock, (iv) agreements relating to the voting of the Company’s capital stock, (v) restrictions on the transferability of the Company’s capital stock (by agreement, Organizational Documents, statute or otherwise), or (vi) other agreements among Seller or any other Person relating to the Company Shares.

           Title to GEM DE Shares.

The Company is the record and beneficial owner of the GEM DE shares.  GEM DE shares will, upon their delivery at Closing by the Company to Buyer, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be free and clear of all encumbrances, and (iii) constitute 100% of the issued and outstanding capital stock of GEM DE

           Authorization of Transaction.

The execution, delivery and performance by the Company of the Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and, except for the required approval of the Company’s stockholders in connection with the consummation of the Sale, have been duly authorized by all necessary corporate action on the part of the Company.  The affirmative vote of stockholders holding capital stock of the Company entitling them to exercise at least a majority of the voting power of the Company (the “Company Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the transactions contemplated by the Agreement.  The Agreement is, and upon the Closing each Ancillary Agreement to which the Company is a party will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The Company has the unrestricted and absolute power, authority and capacity to execute and deliver the Agreement and the ancillary agreements to which it is a party and to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby the Agreement is, and upon the Closing, each ancillary agreement to which the Company is a party will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

           No Conflict of Transaction With Obligations and Laws.

Neither the execution and delivery by the Company and GEM DE of the Agreement or any ancillary agreement, nor the consummation of the transactions contemplated hereby and thereby, will: (i) constitute a breach or violation of any provision of the organizational documents of the Company or GEM DE or require the consent of any other party  under any loans, contracts, leases, permits, licenses and other agreements to which the Company or GEM DE or any of its subsidiaries is a party or by which any of them is bound; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company or GEM DE  or any of its subsidiaries is a party, or give any other person the right to accelerate any indebtedness or terminate, modify or cancel any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company or GEM DE or any of its subsidiaries is a party or by which each of them or their respective assets are bound; (v) result in the creation of any encumbrance upon GEM DE or its subsidiaries capital stock or equity interest or any of the assets of the GEM DE or its subsidiaries; (vi) conflict with or result in a violation of any Court Order or Law, or give or any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law; or (vii) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization.

The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby by the Company and The Company do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority.

           Financial Statements.

The financial statements of the Company are complete and correct and fairly present the financial position of the Company and the Company Subsidiaries on the dates of such statements and the results of its operations for the periods covered thereby, subject in the case of interim financial statements to normal year-end adjustments.  All such statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and prior periods, except for the omission of footnotes otherwise required by GAAP in the case of interim financial statements.

           Absence of Undisclosed Liabilities.

Each of GEM DE and the its subsidiaries has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to their knowledge, taxes to become due), except: (a) liabilities stated or adequately reserved against,  and (b) liabilities incurred since the balance sheet date in the ordinary course of business and none of which is a claim, as defined by GAAP, for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right.

           Taxes.

Each of GEM DE, and its subsidiaries has (i) timely filed all Tax Returns required to be filed by it in respect of any taxes, all of which were correct and complete in all respects; (ii) timely and properly paid all taxes and all taxes of GEM DE, and its subsidiaries that will be due and payable for any period ending on, ending on and including or ending prior to the Closing Date, will have been paid by or on behalf of the GEM DE and its subsidiaries or will be reflected, in a manner consistent with past practice, on GEM DE’s or its subsidiaries’ books as an accrued tax liability.

Property.

Each of GEM DE or any of its subsidiaries owns or leases only the real and personal properties listed on schedules to the Agreement.

           Collectability of Receivables.

All of the receivables of GEM DE and its subsidiaries, less a reserve for bad debts in the amount shown on the balance sheet, are, and those existing on the Closing Date will be (i) valid and enforceable claims and subject to no set-off, defense or counterclaim and   since September 30, 2009 there has not been a material change in GEM DE’s or its subsidiaries’ receivables’ aging practice.

           Contracts and Commitments.

Except for contracts, commitments, agreements and licenses described in a schedule to the SPA neither GEM DE nor any of its subsidiaries is a party to or subject to any contract, commitment agreement or license (written or oral):

•
for the purchase of any commodity, material, equipment or asset, except contracts or agreements (except for purchase orders in the ordinary course of business involving payments of less than $5,000 each);

•	for the sale or lease of its products or services not made in the ordinary course of business;

•	which is otherwise material to the assets or business of GEM DE or any of its subsidiaries.

With respect to each material contract, (as defined in the Agreement (i) each of the Material Contract is valid, binding and enforceable against each of GEM DE or the applicable GEM DE subsidiary, as the case may be, and  against the other parties thereto; (ii) each of GEM DE or the applicable GEM DE subsidiary, as the case may be, is in full compliance with all terms and conditions of each Material Contract;

           Labor and Employee Relations.

Except as listed on a schedule to the Agreement, there are no effective consulting or employment agreements or other agreements with individual consultants or employees to which GEM DE or any of its subsidiaries is a party or of which GEM DE or any of its subsidiaries is a beneficiary (including noncompetition covenants

None of the employees of GEM DE or any of its subsidiaries is covered by any collective bargaining agreement with any trade or labor union, employees’ association or similar association.  No labor organization or group of employees has made a pending demand for recognition; there are no labor representation questions involving GEM DE or any of its subsidiaries; and, to the knowledge of the Company, any of the Company Subsidiaries or GEM DE, there is no organizing activity involving GEM DE or any of its subsidiaries pending by any labor organization or group of employees.  There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances, lockouts, or other labor troubles pending, or, to the knowledge of the Company, any of the Company Subsidiaries or GEM DE, threatened, with respect to the employees GEM DE or any of its subsidiaries, nor has GEM DE or any of its subsidiaries experienced any work stoppage or other material labor difficulty during the five years immediately preceding the date of the Agreement.

Each of GEM DE or any of its subsidiaries has complied in all respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

Except as listed on a schedule to the Agreement, there are no complaints or charges against GEM DE nor any of its subsidiaries pending or, to the knowledge of the Company, or any of the Company Subsidiaries or GEM DE, threatened, or any Proceeding commenced, before any Government Authority (including, without limitation, the Department of Labor, the National Labor Relations Board or the Equal Employment Opportunity Commission or any similar state or local agency, such as the California Department of Industrial Relations) by or on behalf of any employee or former employee of the Company or any of the Company subsidiaries.

Each of the GEM DE or any of its subsidiaries has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them.  Neither GEM DE nor any of its subsidiaries has or will have at Closing any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the balance sheet.  The execution, delivery and performance of the SPA and the consummation of the transactions contemplated by the SPA will not trigger any severance pay obligation under any contract or Law.

There has not been any citation, fine or penalty imposed or asserted against GEM DE or any of its subsidiaries under any foreign, federal, state or local law or regulations relating to employment, immigration or occupational safety matters.

           ERISA and Employee Benefits.

A schedule to the Agreement sets forth a brief description of every benefit plan maintained currently or contributed to at anytime in the last six years by the Company or any ERISA affiliate of the Company.  Except as set forth on such schedule, there are no benefit plans for which GEM DE or any of its subsidiaries has any liability, either for funding, benefit payments, withdrawal or termination liability, or otherwise.  For any benefit plan for which a liability exists, the liability is identified on a schedule to the Agreement.

With respect to each benefit plan:

•	each benefit plan complies and has complied in the past, as to form and in operation, with the provisions of all applicable Laws;

•
all required filings, reports, and notices to governmental authorities or to employees have been properly and timely made, and all such filings and employee disclosures required to be made within 30 days after closing that are based in whole or in part upon the period prior to the closing shall have been prepared and delivered to Buyer on or before the closing;

•
no such Benefit Plan is currently under audit or investigation by any Governmental Authority and no correction procedures have been initiated or completed with the IRS for any ERISA Benefit plan meant to be qualified under Section 401 of the Code or with the Department of Labor for any ERISA Benefit plan;

•	there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any of the Benefit plans or against the assets of any Benefit plan;

•
all premiums or amounts due in connection with any Benefit plan, including without limitation premiums due the PBGC and premiums for life and health insurance and annuity contracts, stop-loss insurance policies, and any third party administrative expenses, and there are no such premiums or amounts due that are attributable to any period of time before the Closing that will not have been paid or accrued for on or before the Closing;

 Environmental Matters.

Except as listed on a schedule to the Agreement at any time since June 23, 2004, any and all Hazardous Materials used or generated by each of the Company, GEM DE or any of its subsidiaries or any of their respective predecessors-in-interest have always been and are being generated, used, stored, treated and disposed in compliance with all Environmental Laws.

Except as set forth on a schedule to the Agreement, at any time since June 23, 2004, none of GEM DE or any of its subsidiaries or any of their respective predecessors-in-interest has received or become subject to any claim, notice, complaint, Court Order, administrative order or request for information from any Government Authority or private party (i) alleging violation of, or asserting any exceedence or noncompliance with any Environmental Law, (ii) asserting potential liability, (iii) requesting information, or (iv) requesting investigation or clean-up of any Environmental Site under any Environmental Law.  None of GEM DE or any of its subsidiaries or any of their respective predecessors-in-interest has been designated as a potentially responsible party by the United States Environmental Protection Agency other any other Governmental Authority with respect to any sites with which any of them may have had a direct or indirect involvement.

No Hazardous Materials used or generated by GEM DE or any of its subsidiaries or any of their respective predecessors-in-interest, have ever been, are being, or are intended to be or are threatened with being Released in, under or upon an Environmental Site or any land adjacent thereto.

Except as disclosed in a schedule to the Agreement, at any time since June 23, 2004, no Hazardous Materials have ever been shipped by or for GEM DE or any of its subsidiaries or any of their respective predecessors-in-interest, to other sites or facilities for treatment, storage or disposal, and none of the Company, GEM DE or any of its subsidiaries or any of their respective predecessors-in-interest have received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order.

All permits, authorizations or licenses necessary to operate the business at the Environmental Sites that are presently used in the business are valid and in full force and effect and copies of such permits have been provided to Buyer.

           Compliance With Legal Requirements; Governmental Authorizations.

Except as set forth in a schedule to the SPA:

Each of GEM DE or any of its subsidiaries is, and at all times since June 23, 2004 has been, in full compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by GEM DE or any of its subsidiaries of, or a failure on the part of GEM DE or any of its subsidiaries to comply with, any Law, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

None of GEM DE or any of its subsidiaries has received, at any time since June 23, 2004, any notice or other communication (whether oral or written) from any Governmental Authority or any other person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (B) any actual, alleged, possible, or potential obligation on the part of GEM DE or any of its subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

           Legal Proceedings;

Except as listed on a schedule to the Agreement, there is no pending legal Proceedings:

•
that has been commenced by or against GEM DE or any of its subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, GEM DE or any of its subsidiaries; or

•
that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby and by the Agreement or any ancillary agreements.

           Insurance.

Each of GEM DE or any of its subsidiaries maintains (i) insurance on all of its property (including leased or owned) real or personal property that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

Representations and Warranties of the Buyer

The SPA contains representations and warranties made by the Buyer to the Company. These representations and warranties relate to,

           Organization of Buyer.

Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

           Authorization of Transaction.

Buyer has the full power and authority to execute, deliver and perform Agreement, to perform its obligations hereunder, and to carry out the transactions contemplated hereby.  All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of the Agreement and the transactions contemplated hereby.  The Agreement has been duly executed and delivered by Buyer.  The Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

           No Conflict of Transaction with Obligations and Laws.

Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by the Agreement, will: (i) constitute a breach or violation of any provision of the Organizational Documents of Buyer or any resolutions of Buyer’s Board of Directors; (ii) require the consent of any other party (other than a Governmental Authority) under any loans, contracts, leases, licenses and other agreements to which Buyer is a party or by which it is bound; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Buyer is a party, or give any other person the right to accelerate any indebtedness or terminate, modify or cancel  any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which Buyer is a party or by which it or its assets are bound; (v) result in the creation of any encumbrance upon any Buyer capital stock or any of the assets of Buyer; (vi) conflict with or result in a violation of any Court Order or Law, or give to any other person the right to exercise any remedy or obtain any relief under any Court Order or Law to which Buyer is subject or by which the properties or assets of Buyer are bound; or (vii) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization of Buyer.

Indemnification

Indemnification by the Company

The Company and GEM DE (but GEM DE only prior to the Closing, if any, jointly and severally, shall defend, indemnify and hold harmless Buyer’s Indemnified Persons, as defined in the Agreement, from and against (A) all Losses directly or indirectly incurred by any of them, or (B) all Losses imposed or sought to be imposed upon them, whether resulting from any third party action that it is instituted or threatened against any of Buyer’s Indemnified Persons or otherwise (in each case whether or not caused by negligence or willful act) resulting from or arising out of:

•
any breach of any of the representations or warranties made by the Company or GEM DE in or pursuant to the Agreement or any schedule thereto, or any other agreement, document, instrument or certificate delivered by the Company or GEM DE pursuant to or in connection with the Agreement, including without limitation any ancillary agreement;

•	any breach of any covenant made or obligation incurred by the Company or GEM DE in or pursuant to the Agreement or any ancillary agreement;

•
any liability, payment or obligation for or in respect of taxes owing by the Company ,or any tax affiliate, DE or its subsidiaries or Buyer, as successor to GEM DE's and GEM DE's subsidiaries’ businesses for all periods, or portions thereof, up to and including the closing date;

•	any penalties for fines owning or accessed for violations resulting from inspections of the operations of GEM DE or its subsidiaries by the Department of Toxic Substances Control;

•
any liability, payment or obligation related to the claims alleged in the (a) the lawsuit brought by Romic against the Company, et al. (Case No. BC373769 in the Superior Court of the State of California, County of Los Angeles), (b) the lawsuit brought by Clean Harbors against the Company, et al. (Case No. 2009-CV-00355 in the Superior Court of the State of California, County of Norfolk), or (c) the lawsuit brought by Francis Passarelli against GEM DE, et al (Case No. 07-CC-04029 in the Superior Court of California, County of Orange).;

•
any liability, payment or obligation for or in respect of any condition to the Closing contained in Article 7 to the Agreement to the extent any such conditions had not been satisfied as provided therein at or prior to the closing;

Indemnification by the Buyer.

Buyer shall defend, indemnify and hold harmless the Company from and against (A) all Losses directly or indirectly incurred by the Company, or (B) all Losses imposed or sought to be imposed upon the Company, whether resulting from any third party action that it is instituted or threatened against the Company or otherwise (in each case whether or not caused by negligence or willful act) resulting from or arising out of:

•
any breach of any of the representations or warranties made by Buyer in or pursuant to the Agreement or in another agreement, document, instrument or certificate delivered to the Company pursuant hereto or in connection with the Closing; or

•	any breach of any covenant made or obligation incurred by Buyer in or pursuant to the Agreement.

Special Indemnification Provision Regarding Environmental Matters.

The Company and GEM DE (but the Company only prior to the Closing, if any), jointly and severally, shall defend, indemnify and hold harmless Buyer’s Indemnified Persons from and against (A) all Losses directly or indirectly incurred by any of them, or (B) all Losses imposed or sought to be imposed upon them, whether resulting from any Third Party Action that is instituted or threatened against any of Buyer’s Indemnified Persons or any Environmental, Health, and Safety Liabilities or otherwise (in each case whether or not caused by negligence or willful act) resulting from or arising out of:

 (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of any Environmental Site, or (B) any Hazardous Materials or other contaminants that were present on the Environmental Site at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Company, GEM DE and its subsidiaries or any of their respective predecessors-in-interest or by any other person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any Environmental Site or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the facilities of the Company, GEM DE or their subsidiaries or any of their respective predecessors-in-interest that were, or were allegedly, conducted by  the Company, GEM DE or its subsidiaries or any of their respective predecessors-in-interest or by any other person for whose conduct they are or may be held responsible; or

any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any person, including any employee or former employee of by the Company, GEM DE or its subsidiaries or any of their respective predecessors-in-interest or any other person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any Environmental Site or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the facilities of the Company, GEM DE or their subsidiaries or any of their respective predecessors-in-interest, or that may affect the value of such facilities.

any activities conducted or allegedly conducted with respect to any Environmental Site or the operation the Company, GEM DE or their subsidiaries or any of their respective predecessors-in-interest prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at any Environmental Site (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any Environmental Site and was present or suspected to be present on any Environmental Site on or prior to the Closing Date) or (ii) Released or allegedly Released the Company, GEM DE or their subsidiaries or any of their respective predecessors-in-interest or any other person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

Notwithstanding anything to the contrary in the SPA, including, Buyer will be entitled to, without any obligation to do so, (i) control, but shall not be responsible for, any cleanup of an Environmental Site, and (ii) control and defend any Proceeding with respect to which indemnity may be sought.

The foregoing is a summary of the provisions of the Agreement, a copy of which is attached to this Proxy Statement.

DESCRIPTION OF GENERAL ENVIRONMENTAL MANAGEMENT, INC.

General Environmental Management, Inc., A Nevada corporation
3191 W Temple Avenue, Suite 250
Pomona, CA  91768
(909) 444-9500

We are an integrated environmental service firm structured to provide field services, remediation, transportation, EHS compliance services, on-site technical services, waste water treatment and off-site treatment for hazardous and non-hazardous materials managed through our proprietary enterprise software, GEMWare.

We assist our clients, which may include government entities, commercial and industrial clients, educational institutions, and other environmental service providers in the Western United States, in meeting regulatory requirements for the disposal of hazardous and non-hazardous wastes. Our integrated environmental service offering is monitored and managed through GEMWare, allowing clients and the Company to track all activities from the managing, handling, packaging, and transportation of waste to final recycling, treatment or disposal processes. We operate five field service locations, one non-hazardous wastewater treatment facility and one treatment, storage, disposal facility (TSDF) to service all markets in the Western United States.

The wastes we manage include materials designated as “hazardous” along with other “non-hazardous” materials subject to federal and state waste regulations. Our primary attempt is to find a reuse or recycle option for clients to reduce the burden of the disposal of waste in our environment. In the event no reuse, recycle, or treatment option is available, we will assist our clients in determining the most appropriate, compliant, and cost effective means for disposing of the waste.

We manage our business through our wholly owned subsidiary GEM Environmental Management, Inc., a Delaware corporation (“GEM DE”), Island Environmental Services, Inc. (“Island”), General Environmental Management of Rancho Cordova, LLC (GEM LLC). Island and GEM LLC are wholly owned subsidiaries of GEM DE. In addition, we recently acquired California Living Waters Incorporated, which owns all of the issued and outstanding stock of Santa Clara Waste Water Company, a California corporation, (“SCWW”). The service lines are described in greater detail below:

GEMEM provides management and administrative support for all of the Company’s subsidiaries in anticipation of the sale of GEM DE.

GEM DE, our field service operating unit provides waste managements services, remediation services, lab-packing services, on-site personnel for waste services, reuse and recycling services, waste minimization services, EH&S support, and full tracking of waste for generators.

Island, our logistics arm, provides logistics services, transportation services, and personnel for specialized on-site services.

GEM LLC, our EPA permitted Treatment, Storage, Disposal, Facility, provides consolidation and management of waste for ultimate disposal of waste streams.

SCWW, our wastewater treatment facility, provides non-hazardous waste water treatment for the oil and gas industry, industrial clients, and domestic waste generators. SCWW is a 50-year old firm that also provides full service environmental services to its clients.

DESCRIPTION OF LUNTZ ACQUISITION (DELAWARE), LLC. AND PSC, LLC.

Buyer:	Parent:
Luntz Acquisition (Delaware), LLC.	PSC Environmental Services, LLC.
5151 San Felipe, Suite 1600	5151 San Felipe, Suite 1600
Houston, TX 77056	Houston, TX 77056
(713) 625-7019	(713) 625-7019

Buyer and Parent are private limited liability companies and Buyer is a subsidiary of Parent.

PSC and its subsidiaries, including Luntz Acquisition (Delaware), LLC are a leading provider of integrated environmental services, operating a network of facilities that spans the United States, Mexico and Puerto Rico.  PSC provides waste management services, lab pack, transportation, household hazardous waste, e-waste, emergency response, pollution prevention and retail services.

PSC Environmental Services, LLC and its subsidiaries provide not only the environmental services of PSC Environmental Services, but also nationwide industrial, transportation, and container cleaning services, delivered by thousands of skilled and committed professionals throughout the United States, Mexico, and Puerto Rico. PSC delivers a wide array of services, solutions and programs. PSC believes in utilizing technologies, innovation and long-term stewardship as the most effective and cost-efficient means to ensure positive results for its clients.

The Company does not have the financial statements of Luntz, a privately held company, and should the shareholders vote for the Sale, there can be no assurance that Luntz will complete the Sale. In the event the Sale is not completed the Company may have no practical recourse against Luntz.  However, the Company has no reason to believe that Luntz will not complete the Sale assuming all conditions to closing are met.

BUSINESS

Proposed Sale to Buyer

Until the close of the proposed Sale with Buyer, the Company expects to continue to execute its existing business strategy.

Overview of Business

General Environmental Management, Inc., a Nevada corporation

Company Background

General Environmental Management, Inc. formerly, Ultronics Corporation (the "Company") was incorporated under the laws of Nevada on March 14, 1990. The Company did not have operations from its inception until February 2005, as it was formed for the primary purpose of seeking an appropriate merger candidate.

On February 14, 2005, we acquired all the outstanding shares of General Environmental Management, Inc., a Delaware corporation (“GEM DE”) in exchange for 630,481 shares of our class A common stock and as a result, GEM DE became a wholly owned subsidiary of Ultronics. The acquisition has been treated as a reverse merger (recapitalization) with GEM DE deemed to be the accounting acquirer, and Ultronics the legal acquirer. We then changed our parent name to General Environmental Management, Inc. on March 16, 2005.

Prior to the merger, GEM DE acquired:

▪	Hazpak Environmental Services, Inc. (HES),
▪	the assets of EnVectra, Inc. (EnV),
▪	the assets of Firestone Environmental Services Company (dba Prime Environmental Services Company), and Firestone Associates, Inc. (dba Firestone Energy Company), and
▪	100% of the membership interest in Pollution Control Industries of California, LLC.

Hazpak (HES) was organized as a partnership in February of 1991 specializing in packaging hazardous waste for other hazardous waste management companies. In July of 1992, HES incorporated under the laws of California as Hazpak, Inc. On August 7, 2002 Hazpak, Inc. changed is name to Hazpak Environmental Services, Inc.  In March 2003, GEM DE acquired HES.

On June 23, 2004, we acquired all of the membership interest in Pollution Control Industries of California, LLC. The primary asset of Pollution Control Industries of California, LLC was the real property on which a fully permitted, Part B treatment, storage, disposal facility (TSDF) in Rancho Cordova, California was located. The facility provides service for other environmental service companies and allows us to consolidate waste for more cost effective outbound treatment. Pollution Control Industries of California, LLC changed its name to General Environmental Management of Rancho Cordova, LLC on June 25, 2004.

On July 18, 2003, we acquired the assets of EnVectra, Inc., which included internet-based integrated environmental management software now marketed by us as GEMWare.

On August 1, 2004, we acquired the assets of Prime Environmental Services, Inc. of El Monte, California which resulted in a significant increase in our revenues and a presence in the states of Washington and Alaska through Prime’s Seattle office along with additional clients and revenue in California. All Prime services are now offered under the “General Environmental Management, Inc.” name.

Prior to the acquisition of GEM DE by the Company, GEM DE focused its efforts in the second half of 2004 on integration of the above noted purchases and on continued internal growth. During the first quarter of 2005, we adjusted our operations to achieve greater efficiencies at the TSDF and at our field service locations.

MTS Acquisition and Sale

On March 10, 2006, the Company entered into a Agreement with K2M Mobile Treatment Services, Inc. of Long Beach, California ("K2M"), a privately held company, pursuant to which the Company acquired all of the issued and outstanding common stock of K2M. K2M is a California-based provider of mobile wastewater treatment and vapor recovery services. In consideration of the acquisition of the issued and outstanding common stock of K2M Company paid $1.5 million in cash to the stockholders of K2M. As a result of the agreement, K2M became a wholly-owned subsidiary of the Company. For purposes of accounting for the acquisition of the business of K2M, the effective date of the agreement was March 1, 2006. On August 8, 2006 K2M changed its name to GEM Mobile Treatment Services, Inc.

On August 17, 2009, the Company entered into a Stock Purchase Agreement ("MTS Agreement") with MTS Acquisition Company ("MTS"), a privately held company, pursuant to which the Company sold all of the issued and outstanding common stock of GEM Mobile Treatment Services, Inc. (“GEM MTS”).

GEM MTS was purchased by MTS, a corporation owned by two former senior executives of the Company.  Consideration for the sale was in the form of a promissory note in the aggregate amount of $5.6 million, the assumption by MTS of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned by Company to CVC California, LLC ("CVC"), the Company's senior secured lender.  As the notes are paid to CVC, the Company's indebtedness to CVC will be reduced. Total reduction in indebtedness to CVC could amount to more than $7 million.

The promissory note for $5,600,000 bears interest at 8%.  On the first day of each calendar month commencing September 1, 2009 through and including August 1, 2010, accrued interest on the outstanding principal is due and payable.  Thereafter, principal and interest under this Note is payable in thirty-six (36) consecutive equal monthly installments of principal and interest of $174,321.50 each, with the first installment due and payable on September 1, 2010, and with subsequent installments due and payable on the first day of each calendar month thereafter through and including August 1, 2013.

All or any portion of the unpaid principal balance of this Note, together with all accrued and unpaid interest on the principal amount being prepaid, may at the MTS’s option be prepaid in whole or in part, without premium or penalty.

The Company also entered into a revolving credit agreement with MTS which is collateralized by accounts receivable.  The revolving credit note has a maximum value of $700,000 and bears interest at the greater of (a) the Prime Rate as in effect from time to time plus two (2%) percent, or (b) ten (10%) percent.

Concurrent with the closing of the sale of GEM MTS, the Company assigned with full recourse and full representation and warranty of title and ownership the promissory note, the revolving credit agreement and the revolving credit note to CVC California, LLC, the Company’s senior lender.

The Company also entered into a subordinated collateral agreement with GEM MTS in order to secure potential obligations related to indemnification payments it may hereafter become obligated to make to MTS in accordance with the MTS Agreement.

Island Acquisition

On August 31, 2008, GEM DE entered into an agreement with Island Environmental Services, Inc. of Pomona, California ("Island"), a privately held company, pursuant to which GEM DE acquired all of the issued and outstanding common stock of Island, a California-based provider of hazardous and non-hazardous waste removal and remediation services to a variety of private and public sector establishments. In consideration of the acquisition of the issued and outstanding common stock of Island, the Company paid $2.25 million in cash to the stockholders of Island and issued $1.25 million in three year promissory notes (“Island Notes”).

Island is a wholly owned subsidiary of GEM DE and is part of the assets of GEM DE being sold to the Buyer. However, the Company has assumed the obligation to pay the balance of the Island Notes.

Acquisition of California Living Waters Incorporated

On November 6, 2009, Company entered into a Stock Purchase Agreement  ("CLW Agreement") with United States Environmental Response, LLC, a California limited liability company pursuant to which the Company has purchased all of the issued and outstanding capital stock of California Living Waters, Incorporated ("CLW"), a privately held company.  CLW owns all of the issued and outstanding capital stock of Santa Clara Waste Water Company (SCWW") a California corporation. CLW's only operating subsidiary is SCWW.  SCWW had unaudited revenues of $4,581,722 and $7,609,636 in 2007 and 2008 respectively and had revenues of $4,344,749 for the first 8 months of 2009.  The Agreement is subject to a rescission if Company does not pay certain indebtedness to its senior lender by close of business on March 12, 2009.

SCWW, located in Ventura County, California, is a waste water management company with that operates a 12.7 mile pipeline from its facility to the City of Oxnard water reclamation center. In consideration for the sale, the Company issued six promissory notes (individually a "CLW Note" and collectively, the "CLW Notes") in the aggregate principal amount of $9,003,000, and warrants to purchase 425,000 shares of the Company's common stock. The CLW Notes bear interest at 6.5 per cent per annum. Two of the Notes, totaling $3,778,000 are convertible into a total of 15% of the Company's common stock on a fully diluted basis. The CLW Notes have the following payment provisions:

$2,000,000 CLW the Seller's Note-- Payment of the outstanding principal of the CLW the Seller’s Note is due and payable in four (4) installments as follows: (A) Two Hundred Fifty Thousand Dollars ($250,000) in November, 2009, (B) Five Hundred Thousand Dollars ($500,000) and accrued interest on June 30 2010; (C) One Million Dollars ($1,000,000) and accrued interest on January 1, 2011 (D) the balance of all residual principal and accrued interest on March 31, 2011.

$1,700,000 CLW Note One-- Payment of the outstanding principal of CLW Note One is due and payable in 120 installments commencing on December 1, 2009 and continuing on the first day of each calendar month through November 1, 2019.  Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first one hundred nineteen (119) Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note and (B) the one hundred twentieth (120th) Installment shall be a final, “balloon” payment.

$1,100,000 CLW Note Two-- Payment of the outstanding principal of this CLW Note Two is due and payable in sixty (60) installments commencing on December 1, 2009 and continuing on the first day of each calendar month through November 1, 2014. Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first fifty-nine (59) Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note; and (B) the final, “balloon” payment on November 1, 2014

$424,000 CLW Note Three-- Payment of the outstanding principal of the CLW Note is due and payable in 120 installments commencing on December 1, 2009 and continuing on the first day of each calendar month through November 1, 2019.  Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first one hundred nineteen (119) Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note and (B) the one hundred twentieth (120th) Installment shall be a final, “balloon”. CLW Note Three is convertible at any time in full or in part (but if in part, then only in principal increments of $100,000 or an integral multiple thereof) into shares of common stock of Company at the conversion rate of Four Dollars ($4.00) per share, subject to adjustment.

$1,600,000 CLW Note Four-- Payment of the outstanding principal of the CLW Note Four is due and payable in 41 installments commencing on July 1, 2010 and continuing on the first day of each calendar month through November 1, 2013. Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first forty Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note, provided that the first Installment shall also include all interest accrued during the first seven months from the date of this Note; Four and (B) the final, “balloon”, Installment shall be in the amount of all then-outstanding principal, interest and other amounts then outstanding. Note Four is convertible into 5% of the common stock of Company on a fully diluted basis until Company achieves a Capital Restructuring Goal. Capital Restructuring Goal means the concurrent fulfillment of each of the following events: (i) the CLW Seller’s Note shall have been fully paid on the terms thereof as to all theretofore outstanding principal, interest, costs and expenses; (ii) Company shall have available, as properly reflected in Company’s books one million dollars ($1,000,000) in uncommitted working capital (not including any working capital lines of credit); and (iii) Company shall have invested into SCWW capital of at least one million dollars $1,000,000.

$2,178,000 CLW Note Five-- Payment of the outstanding principal of the CLW Note Five is due and payable in 41 installments commencing on July 1, 2010 and continuing on the first day of each calendar month through November 1, 2013. Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first forty Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note, provided that the first Installment shall also include all interest accrued during the first seven months from the date of this Note; Four and (B) the final, “balloon”, Installment shall be in the amount of all then-outstanding principal, interest and other amounts then outstanding. Note Four is convertible into 10% of the common stock of Company on a fully diluted basis until Company achieves the Capital Restructuring Goal.

Our principal office is in Pomona, California with current field service locations in Rancho Cordova, CA, Pomona, CA, Santee, CA, Hayward, CA, and Kent, WA with our TSDF in Rancho Cordova, CA. After the Sale, the Company will maintain its Pomona office and the SCWW facility.

Business Strategy Prior to the Sale

We have intended to build a fully integrated environmental services company. We intended to do this through internal growth, by providing targeted, integrated solutions to the private and public sectors and by making strategic acquisitions of solutions orientated companies that have a proven customer base and a highly skilled workforce.

Governmental Regulation

Resource Conservation and Recovery Act. The origin of the hazardous waste industry began with the passage of the Resource Conservation and Recovery Act (RCRA) in 1976. RCRA requires waste generators to distinguish between hazardous and non-hazardous wastes and to treat, store, and dispose of those wastes in accordance with specific regulations. RCRA is the principal federal statute governing hazardous waste generation, treatment, transportation, storage and disposal. Pursuant to RCRA, the Environmental Protection Agency (the "EPA") has established a comprehensive, "cradle-to-grave" system for the management of a wide range of materials identified as hazardous or solid waste. States that have adopted hazardous waste management programs with standards at least as stringent as those promulgated by the EPA have been delegated authority by the EPA to administer their facility permitting programs in lieu of the EPA's program.

Every facility that treats, stores or disposes of hazardous waste must obtain a RCRA permit from the EPA or an authorized state agency, unless a specific exemption exists, and must comply with certain operating requirements. Under RCRA, hazardous waste management facilities in existence on November 19, 1980 were required to submit a preliminary permit application to the EPA, the so-called Part A Application. By virtue of this filing, a facility obtained interim status, allowing it to operate until licensing proceedings are instituted pursuant to more comprehensive and exacting regulations (the Part B permitting process).

RCRA requires that Part B permits contain provisions for required on-site study and cleanup activities, known as "corrective action," including detailed compliance schedules and provisions for assurance of financial responsibility.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980.  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, (“CERCLA”), also known as “Superfund”, was enacted by Congress in December of 1980. CERCLA imposed a tax on the chemical and petroleum industries and gave the EPA the funds and the authority to respond directly to releases of hazardous substances that could endanger public health or the environment. During the ensuing five year period, $1.6 billion was collected and the money was placed into a trust fund for cleaning up abandoned or uncontrolled hazardous waste sites. CERCLA designates those persons responsible for releases of hazardous waste at the sites, generators and facility owners and operators, as strictly, jointly and severally liable for environmental cleanup costs. CERCLA was amended in 1986 to create the Superfund Amendments and Reauthorization Act (SARA). SARA stresses the importance of innovative technology and permanent remedies in cleaning up hazardous waste sites, increased state involvement, encouraged greater citizen participation, and increased the size of the trust fund to $8.5 billion.

The Superfund Act.  The Superfund Act is the primary federal statute regulating the cleanup of inactive hazardous substance sites and imposing liability for cleanup on the responsible parties. It also provides for immediate response and removal actions coordinated by the EPA to releases of hazardous substances into the environment, and authorizes the government to respond to the release or threatened release of hazardous substances or to order responsible persons to perform any necessary cleanup. The statute provides for strict, and in certain cases, joint and several liabilities for these responses and other related costs, and for liability with the cost of damages to natural resources to the parties involved in the generation, transportation and disposal of such hazardous substances.

The Clean Air Act.  The Clean Air Act was passed by Congress to control the emissions of pollutants into the air and requires permits to be obtained for certain sources of toxic air pollutants such as vinyl chloride, or criteria pollutants, such as carbon monoxide. In 1990, Congress amended the Clean Air Act to require further reductions of air pollutants with specific targets for non-attainment areas in order to meet certain ambient air quality standards. These amendments also require the EPA to promulgate regulations which, (i) control emissions of 189 hazardous air pollutants; (ii) create uniform operating permits for major industrial facilities similar to RCRA operating permits; (iii) mandate the phase-out of ozone depleting chemicals; and (iv) provide for enhanced enforcement.

The Clean Air Act requires the EPA, working with the states, to develop and implement regulations, which result in the reduction of volatile organic compound ("VOC") emissions and emissions of nitrogen oxides ("NOx") in order to meet certain ozone air quality standards specified by the Clean Air Act.

The Interim Standards of the Hazardous Waste Combustor Maximum Achievable Control Technology (the "HWC MACT") rule of certain Clean Air Act Amendments were promulgated on February 13, 2002. This rule established new emission limits and operational controls on all new and existing incinerators, cement kilns, industrial boilers and light-weight aggregate kilns that burn hazardous waste-derived fuel.

Other Federal Laws.  In addition to regulations specifically directed at the transportation, storage, and disposal facilities, there are a number of regulations that may "pass-through" to the facilities based on the acceptance of regulated waste from affected client facilities. Each facility that accepts affected waste must comply with the regulations for that waste, facility or industry. Examples of this type of regulation are National Emission Standards for Benzene Waste Operations and National Emissions Standards for Pharmaceuticals Production. Each of our facilities addresses these regulations on a case-by-case basis determined by its ability to comply with the pass-through regulations.

In our transportation operations, we are regulated by the U.S. Department of Transportation, the Federal Railroad Administration, the Federal Aviation Administration and the U.S. Coast Guard, as well as by the regulatory agencies of each state in which we operate or through which our vehicles pass.   Health and safety standards under the Occupational Safety and Health Act, or OSHA, are applicable to all of our operations. This includes both the Technical Services and Site Services operations.

 State and Local Regulations

Pursuant to the EPA's authorization of its RCRA equivalent programs, a number of states have regulatory programs governing the operations and permitting of hazardous waste facilities. Accordingly, the hazardous waste treatment, storage and disposal activities of a number of our facilities are regulated by the relevant state agencies in addition to federal EPA regulation.

Some states may classify as hazardous certain wastes that are not regulated under RCRA. For example, California considers used oil as "hazardous wastes" while RCRA does not. Accordingly, we must comply with state requirements for handling state regulated wastes, and, when necessary, obtain state licenses for treating, storing, and disposing of such wastes at our facilities.

We believe that each of our facilities is in substantial compliance with the applicable requirements of federal and state laws, the regulations thereunder and the licenses which we have obtained pursuant thereto. Once issued, such licenses have maximum fixed terms of a given number of years, which differ from state to state, ranging from one year to ten years. The issuing state agency may review or modify a license at any time during its term. We anticipate that once a license is issued with respect to a facility, the license will be renewed at the end of its term if the facility's operations are in compliance with applicable requirements. However, there can be no assurance that regulations governing future licensing will remain static, or that we will be able to comply with such requirements.

Our facilities are regulated pursuant to state statutes, including those addressing clean water, clean air, and local sewer discharge. Our facilities are also subject to local siting, zoning and land use restrictions. Although our facilities could be cited for regulatory violations, we believe we are in substantial compliance with all federal, state and local laws regulating our business.

Industry

The environmental services sector includes the following range of services:

▪
Transportation, Logistics Management, and Collection – specialized handling, packaging, transportation and disposal of industrial waste, laboratory quantities of hazardous chemicals, household hazardous wastes, and pesticides;

▪	Incineration – the preferred method for treatment of organic hazardous waste because it effectively destroys the contaminants;
▪	Landfill Disposal – used primarily for the disposal of inorganic wastes;
▪	Physical Waste Treatment – used to reduce the volume or toxicity of waste to make it suitable for further treatment, reuse, or disposal;
▪	Reuse/Recycle and Fuels Blending – removes impurities to restore suitability for an intended purpose and to reduce the volume of waste;
▪
Wastewater Treatment – separates wastes including industrial liquid wastes containing heavy metals, organics and suspended solids through physical and chemical treatment so that the treated water can be discharged to local sewer systems under permits;

▪
Remediation and Site Services – includes the maintenance of industrial facilities and equipment such as recurring cleaning in order to continue operations, maintain and improve operating efficiencies, and satisfy safety requirements; the planned cleanup of hazardous wastes sites and the cleanup of accidental spills and discharges, such as those resulting from transportation accidents; and the cleanup and restoration of buildings, equipment, and other sites and facilities that have been contaminated.

For many years, most chemical wastes generated in the United States by industrial processes have been handled on-site at the generators’ facilities. Over the past 30 years, increased public awareness of the harmful effects of unregulated disposal of hazardous wastes on the environment and health has led to federal, state and local regulation of waste management activities. Environmental laws and regulations impose stringent standards for the management of hazardous wastes and provide penalties for violators. Based on these laws and regulations, waste generators and others are subject to continuing liability for past disposal and environmental degradation. As a result of (1) the increased liability exposure associated with chemical waste management activities, (2) a corresponding decrease in the availability of insurance and significant cost increases in administering compliance, and (3) the need for facility capital improvements, many generators of hazardous wastes have found it uneconomical to maintain their own treatment and disposal facilities or to develop and maintain their own technical expertise necessary to assure regulatory compliance. Accordingly, many generators have sought to have their hazardous wastes managed by firms that possess or have access to the appropriate treatment and disposal facilities, as well as the expertise and financial resources necessary to attain and maintain compliance with applicable environmental regulatory requirements.

At the same time, governmental regulation has resulted in a reduction of the number of facilities available for hazardous waste treatment, storage, or disposal. Many facilities have been unable to meet the strict standards imposed by the environmental laws and regulations. It is in this market we are offering the marketplace a new approach to environmental and waste management issues with targeted, integrated solutions.

Products and Services

We currently provide the following products and services:

Field Services
▪	On-Site Services – the provision of professional and fully trained staff to manage clients’ environmental needs on location.
▪	Lab Packing – the proper combination and packaging of hazardous waste in approved containers to eliminate the potential for reactions among chemical components.
▪	Bulk Waste – the managing and transportation of waste in bulk quantities, either as liquids in vacuum tankers or as solids in dumpster type roll off containers.
▪	LTL Program - the managing and transportation of containerized waste in Department of Transportation/United Nations approved drums and containers.
▪	Transportation – the transportation of clients’ waste streams in fully permitted and environmentally outfitted vehicles
▪
Emergency Response – the immediate response to hazardous materials or waste incidents for government and industry, including providing quick and appropriate response for potential homeland security incidents.

▪	Remediation – project work to clean up contaminated sites facing environmental issues.

Technical Services
▪	Provide application software to profile, track any waste streams, and routinely process all compliance reporting requirements with various regulatory agencies.
▪	All services may be provided electronically through our software offering.
▪	Assist clients with Environmental Health and Safety (“EHS”) compliance.
▪	Provide necessary and mandated training on environmental issues.
▪	Provide report generation for documentation to agencies overseeing environmental issues.
▪	Provide digital and hard copy waste tracking of all waste activity.
▪	Provide permit writing and management for the acquisition and tracking of necessary permits for clients.
▪	Write manuals and plans required by all companies with hazardous materials and waste.
▪	Provide legislative and regulatory analysis pertaining to current and proposed legislation as it pertains to the hazardous waste industry and how that affects our clients.
▪	Provide electronic record keeping of all EHS documents and information.
▪	Provide outsource staffing for all EHS requirements eliminating the need for clients to hire in house personnel.

Recycle/Reuse Services
▪	Provide alternative solutions to clients where certain chemicals or waste streams can be recycled or reused in another capacity thereby eliminating the disposal expense and exposure for our clients.
▪	Develop a program where clients look to us as the leader in providing fully integrated solutions to limit their liability on waste streams and chemicals.

Government Services
▪	Provide on-site services for government installations meeting all the requirements to manage, transport, and track waste streams from government contracts.

Treatment Services
▪	The Rancho Cordova Facility enables us to offer more efficient and cost-effective recycling/disposal options while enhancing our corporate profitability.

▪	Ground Water treatment on-site – treatment of ground water contaminated with toxic chemicals, particularly perchlorate.
▪	On-site treatment option for clients – treatment of waste at large volume waste clients.
▪	Permanent non-hazardous wastewater treatment facility provides cost savings for clients and enhanced margin for us in the managing and treatment of waste streams.

Business Operations

Fully Integrated Services

We are a fully integrated environmental service firm structured to provide field services, technical services, transportation, off-site treatment, on-site treatment services, and environmental health and safety (“EHS”) compliance services. Through our services, we assist clients in meeting regulatory requirements from the designing stage to the waste disposition stage. We can fully supplant the functions of a client’s EHS department.

We have expanded our services by building upon its foundation of field services. Merely packaging hazardous waste and transporting that waste to a licensed TSDF represents only a part of the requirements to properly manage generated waste. Prior to generating hazardous waste, hazardous materials are acquired. Clients with hazardous materials above established quantity limits are required to submit hazardous material contingency plans, establish a hazard communication program and adhere to other requirements. Our online EHS compliance program is designed to assist the client in not only meeting pre-generation of hazardous waste requirements but also post-hazardous waste generation requirements, such as the development of a myriad of agency reports, tracking and record keeping requirements.

The most basic service performed by the EHS compliance program is providing the client with a waste and permit tracking system. The data retrieved from uniform hazardous waste manifests and waste profiles are used to produce required state and Federal agency reports as well as operational management reports for the waste generator.

Field Services

Our field services consist primarily of handling, packaging, and transporting a wide variety of liquid and solid wastes of varying amounts. We provide the fully trained labor and materials to properly package hazardous and non-hazardous waste according to requirements of the Environmental Protection Agency and the Department of Transportation. Small quantities of laboratory chemicals are segregated according to hazard class and packaged into appropriate containers or drums. This technique is known as lab-pack. Packaged waste is profiled for acceptance at a client’s selected treatment, storage and disposal facility (TSDF) and tracked electronically through the proprietary GEMWare software. Once approved by the TSDF, we provide for the transportation of the waste utilizing tractor-trailers or bobtail trucks. We have partnered with a number of TSDFs to provide the client with economic pricing and management options from recycling or recovery to landfill.

Our field staff performs numerous services, including but not limited to:

▪	managing waste streams and chemicals;
▪	supervising and managing the handling, paperwork, tracking, and transportation of waste streams and chemicals on a client’s location;
▪	labeling, collecting, and transporting containerized wastes;
▪	bulk waste pick ups and transportation;
▪	emergency response to spill incidents;
▪	industrial cleaning of equipment or processes, tank cleaning;
▪	parts washer fluid removal and replenishment;
▪	chemical process dismantling;
▪	mobile waste water treatment; and

Our field staff is experienced and trained to accomplish a myriad of industrial cleaning tasks involving hazardous materials and/or wastes.

Further, we are a licensed hazardous waste and medical waste hauler with a fleet consisting of vacuum trucks, tractor-trailers, bobtails, roll-off trailers, roll-off bins, emergency response units, and pick-up trucks. We are a party to numerous Department of Transportation exemptions that authorizes the transportation in commerce of certain hazardous materials in lab-packs, certain hazard classes in the same transport vehicle, and aerosol cans in strong outer packages. We have shipped a variety of hazardous waste chemicals from water with residual oil to concentrated solutions of sulfuric acid.

Technical Services

Compliance services provided through our Technical Services Division are the foundation for all of our integrated environmental solutions. The proprietary GEMWare application software enables waste generators and GEM DE to profile, track, and routinely process all compliance reporting requirements with various regulatory agencies. The EHS coordinator program can serve clients with staff to perform functions at the client’s facility such as inspections, permit acquisitions, environmental technical support, hazardous materials management, hazardous waste management, compliance policies, chemical inventory, product evaluation, process evaluation, and emergency preparedness.

The EHS coordinator program is supported by us by conducting the following functions:

▪	enterprise software for worldwide integration of environmental management and tracking requirements;
▪	regulatory/legislative analysis;
▪	development and maintenance of an EHS procedure manual;
▪	participation in regulatory rulemaking process;
▪	maintaining a waste and permit database;
▪	report preparation and submittal of permits;
▪	developing required environmental plans and updates;
▪	regulatory agency interaction;
▪	training and development of client personnel;
▪	research and reduction of regulatory requirements; and
▪	engineering plan review assistance with respect to EHS impacts.

The EHS coordinator is designed to provide the client with a dedicated and reliable environmental resource. The EHS coordinator can be stationed at the client’s location. The client’s facility manager will be viewed as our primary client and will be asked to take part in completing EHS coordinator performance review and service evaluations.

At the present time, we provide the services discussed in this section but do not, as yet, have EHS coordinators located on site at client facility locations.

Recycle/Reuse Services

Legislation has demanded that an increasing amount of waste be recycled or reused and not sent for disposal. Most waste streams do not fall into categories that allow for such disposition. However, there are chemicals and waste streams that can be managed for the client’s benefit that do not end in a disposal facility. We have innovated this position by providing services that help a client either recycle or send for reuse certain chemicals and waste streams.

Government Services

Government installations must manage their waste as any other entity, but have much stricter requirements on paperwork and tracking of their waste streams. The GEMWare application software allows us to more efficiently provide those tracking requirements on government contracts. GEM DE is currently performing on multiple government contracts and plans to enlarge the government services division. These contracts provide a recurring revenue stream for multiple years. We have technically proficient personnel who manage the business on government installations under high security clearances.

Treatment Services

Treatment is the final step for managing waste. Our Rancho Cordova TSDF, allows us to internalize our customers’ waste which enables us to offer more efficient and cost-effective recycling/disposal options while enhancing our corporate profitability.

The addition of SCWW’s wastewater treatment facility provides non-hazardous wastewater treatment for the oil and gas industry, industrial clients and domestic waste generators.

Marketing

Strategic

The integrated solution we provide offers a strategic platform to market and sell our products and services. The full scope of paperwork, documentation, tracking, handling, managing, transporting, treatment, and disposal of waste is an enormous task for any company. We are a single source to meet all of the environmental needs of a client, thereby providing a strategic and highly advantageous marketing opportunity.

We will use our application software delivering EHS compliance solutions as our initial approach for acquiring clients. These solutions are needed globally and provide the greatest opportunity for sales as they meet the needs of the broadest cross section of clients and at a relatively low entry cost for the client.

Sales & Marketing

Once clients are in our system we will employ both push and pull marketing. EHS compliance clients will be referred or pushed to our field services where the hands on work is done for everyone with waste or materials that need our products and services. Field service personnel will also mine the EHS pool of clients and pull through clients from the client list once they are in our internal system. Field services provide the next step in the process for clients in managing, handling and transporting their waste. The Company will transport waste to the appropriate disposal facility, with the Company continuing the full range of services to manage the waste for its clients.

On-site treatment will provide certain clients treatment options at their location. These customers desire to lower their ongoing treatment costs, but add a higher margin for the Company than off-site waste management. These opportunities also provide long-term maintenance contracts for recurring revenue.

We can target clients with specific waste streams that we’re interested in through databases available to us. These databases can be defined by waste generated, location of generator, transporter of the waste, waste received at TSDFs, and the EPA number of a potential client.

The environmental business is dependent on face-to-face selling because of the technical nature of the business. Therefore all marketing efforts will be designed for an appointment to follow up the initial marketing contact.

Customers

Our principal customers are utility, chemical, petroleum, petrochemical, pharmaceutical, transportation and industrial firms, educational institutions, other environmental service companies and government agencies. Our sales efforts are directed toward establishing and maintaining relationships with businesses that have ongoing requirements for one or more of our services. A majority of our revenues are derived from previously served customers with recurring needs for our services. For the fiscal year ended December 31, 2008, one single customer accounted for 14 % of our revenues.  For the fiscal year ended December 31, 2007, one single customer accounted for 17% of our revenues. We believe the loss of any single customer would not have a material adverse effect on our financial condition or results of operations.

Competition

The hazardous, non-hazardous and industrial waste management industry, in which we compete, is highly competitive. The sources of competition vary by locality and by type of service rendered, with competition coming from the other major waste services companies and hundreds of privately owned firms that offer waste services. We compete against national companies, including PSC Environmental Services, LLC, Waste Management, Inc. and Clean Harbors, Inc. We also compete against regional waste management companies and numerous small companies. Each of these competitors is able to provide one or more of the environmental services offered by us. In addition, we compete with many firms engaged in the transportation, brokerage and disposal of hazardous wastes through recycling, waste-derived fuels programs, thermal treatment or landfill. The principal methods of competition for all our services are price, quality, reliability of service rendered and technical proficiency in handling industrial and hazardous wastes properly. We believe that we offer a more comprehensive range of environmental services than our competitors in major portions of our service territory and that our ability to provide comprehensive services supported by unique information technologies capable of managing the customers' overall environmental program constitutes a significant competitive advantage. Local entrepreneurial approach keeps GEM DE in touch with customer needs.

Treatment and disposal operations are conducted by a number of national and regional environmental services firms. We believe that our ability to collect and transport waste products efficiently, quality of service, safety, and pricing are the most significant factors in the market for treatment and disposal services.

For our services and onsite services, competitors include several major national and regional environmental services firms, as well as numerous smaller local firms. We believe that availability of skilled technical professional personnel, quality of performance, diversity of services and price are the key competitive factors in this service industry.

In the United States, the original generators of hazardous waste remain liable under federal and state environmental laws for improper disposal of such wastes. Accordingly, waste generators are interested in the reputation and financial strength of properly licensed and permitted companies they use for management of their hazardous waste.  Even if waste generators employ companies that have proper permits and licenses, knowledgeable customers are interested in the reputation and financial strength of the companies they use for management of their hazardous wastes. We believe that our technical proficiency and reputation are important considerations to our customers in selecting and continuing to utilize our services.

 Insurance and Financial Assurance

Our insurance programs cover the potential risks associated with our multifaceted operations from two primary exposures: direct physical damage and third party liability. Our insurance programs are subject to customary exclusions.

We maintain a casualty insurance program providing coverage for Automobile coverage, and commercial general liability in the amount of $21,000,000 per occurrence, $22,000,000 aggregate per year, subject to a $2,500 per occurrence deductible.

As part of this Liability program, pollution liability and professional liability insurance coverage’s are included to protect the Company and its subsidiaries for potential risks in three areas: as a contractor performing services at customer sites, as a transporter of waste and for waste processing at our facilities. This coverage is also maintained at a $21,000,000 per occurrence, $22,000,000 aggregate limit, covering third party bodily injury, property damage, remedial activities and associated liabilities for all operations performed by or on behalf of the Company.

We also maintain workers' compensation insurance whose limits are established by state statutes; with employers liability coverage subject to a $21,000,000 limit per accident.

Auto liability insurance written by a member of the AIG Group which covers third structure party bodily injury, property damage while also including pollution liability coverage for waste in-transit exposures with combined single limit (i.e. bodily injury and property damage) of $1,000,000 on a “per accident” basis. This is subject to, an additional limit of coverage of $20,000,000, as provided by a commercial Umbrella policy.

Federal and state regulations require liability insurance coverage for all facilities that treat, store or dispose of hazardous waste. RCRA and the Toxic Substances Control Act and comparable state hazardous waste regulations typically require hazardous waste handling facilities to maintain pollution liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate for both gradual and sudden occurrences. We have a policy from American International Specialty Lines Insurance Company (AIG) insuring our treatment, storage and disposal activities that meets the regulatory requirements.

Under our insurance programs, coverage is obtained for catastrophic exposures, as well as those risks required to be insured by law or contract. It is our policy to retain a significant portion of certain expected losses related primarily to employee benefit, workers' compensation, commercial general and vehicle liability. Provisions for losses expected under these programs are recorded based upon our estimates of the aggregate liability for claims. We believe that policy cancellation terms are similar to those of other companies in other industries.

Employees

As of November 30, 2009, we had 93 full-time employees. Of these employees, 9 were engaged in sales and marketing, 62 were engaged in professional services/project management and 22 were engaged in finance and administration. None of our employees is represented by a labor union or a collective bargaining agreement. We have not experienced any work stoppages and consider our relations with our employees to be good.

Business Strategy After the Sale

The Company will continue to operate in the environmental services sector after the Sale. However our primary focus and point for development will center on the SCWW treatment facility and the treatment of non-hazardous waste water.  SCWW has been treating non-hazardous waste water for the oil and gas industry, industrial clients, and domestic waste generators for 50 years.  Current clients that generate non-hazardous waste for SCWW also have a wider range of waste streams that SCWW currently services, including solids, tank bottoms and drilling muds, and hazardous waste streams.  We will continue to provide the full range of services to SCWW’s clientele that SCWW  currently offers.

The Company will also research technological opportunities in the waste-to-energy (W-T-E) marketplace as a further resource for our non-hazardous waste water treatment facilities.  A W-T-E solution for managing the treating waste provides a significant advantage for generators of the waste, the environment, and the Company.

The Company will continue to develop SCWW as the foundation of our core business in the non-hazardous waste water treatment sector.  We intend to do this through internal growth by offering SCWW’s integrated solution for generators of non-hazardous waste water and by making strategic acquisitions of non-hazardous waste water treatment companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the “Selected Financial Data” section of this proxy statement and the Company’s consolidated financial statements and the related notes included in this proxy statement. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results could differ materially from those anticipated by the forward-looking statements due to important factors including, but not limited to, those set forth in the “Risk Factors—Risks Related to the Current Business” and “Risk Factors—Risks Related to the Current Industry” sections of this proxy statement.

Business Overview

 Ultronics Corporation (“Ultronics”) was a non-operating company formed for the purpose of evaluating opportunities to acquire an operating company.  On February 14, 2005 Ultronics acquired General Environmental Management, Inc. through a reverse merger between Ultronics Acquisition Corp., (“UAC”) a wholly owned subsidiary of Ultronics and General Environmental Management, Inc., a Delaware corporation (“GEM DE”), whereby GEM DE was the surviving entity.

The acquisition was accounted for as a reverse merger (recapitalization) with GEM DE deemed to be the accounting acquirer, and Ultronics Corporation the legal acquirer.  Accordingly, the historical financial information presented in the financial statements is that of GEM DE as adjusted to give effect to any difference in the par value of the issuer’s and the accounting acquirer stock with an offset to capital in excess of par value.  The basis of the assets, liabilities and retained earnings of GEM DE, the accounting acquirer, have been carried over in the recapitalization.  Subsequent to the acquisition, Ultronics changed its name to General Environmental Management, Inc. GEM DE is a fully integrated environmental service firm structured to provide EHS compliance services, field services, transportation, off-site treatment, and on-site treatment services.  Through its services GEM DE assists clients in meeting regulatory requirements for the disposal of hazardous and non-hazardous waste.  GEM DE provides its clients with access to GEMWare, an internet based software program that allows clients to maintain oversight of their waste from the time it leaves their physical control until final disposition by recycling, destruction, or landfill.  The GEM DE business model is to grow both organically and through acquisitions.

During 2003 and 2004 GEM DE acquired the assets of Envectra, Inc., Prime Environmental Services, Inc. (Prime) and 100% of the membership interest in Pollution Control Industries of California, LLC, now named General Environmental Management of Rancho Cordova, LLC.  The assets of Envectra, Inc. included an internet based integrated environmental management software now marketed by the Company as GEMWare.  The acquisition of the assets of Prime resulted in a significant increase in the revenue stream of the company and a presence in the Washington State and Alaska markets through Prime’s Seattle office.  All Prime services are now offered under the GEM DE name.  The primary asset of Pollution Control Industries of California, LLC was a fully permitted Part B Treatment Storage Disposal Facility (TSDF) in Rancho Cordova, California.  The facility provides waste management services to field service companies and allows the Company to bulk and consolidate waste into larger more cost effective containers for outbound disposal.

During 2006, GEM DE entered into an agreement with K2M Mobile Treatment Services, Inc. of Long Beach, California ("K2M"), a privately held company, pursuant to which GEM DE acquired all of the issued and outstanding common stock of K2M. K2M is a California-based provider of mobile wastewater treatment and vapor recovery services. Subsequent to the acquisition in March 2006, K2M opened a vapor recovery service division in Houston, Texas and will be looking to expand its operations in the Gulf coast area. On August 8, 2006 K2M changed its name to GEM Mobile Treatment Services, Inc. (“GEM MTS”)

On August 31, 2008, GEM DE entered into an agreement with Island Environmental Services, Inc. ("Island"), a privately held company, pursuant to which the Company acquired all of the issued and outstanding common stock of Island, a California-based provider of hazardous and non-hazardous waste removal and remediation services to a variety of private and public sector establishments.

On August 17, 2009, GEM DE divested the assets of GEM Mobile Treatment Services, Inc. (“GEM MTS”). GEM MTS was sold to MTS Acquisition Company, Inc., a holding company, and will be owned and operated by a former senior executive of GEM DE and a former senior executive of GEM MTS. Consideration of the sale was in the form of promissory notes in the aggregate amount of $5.6 million, the assignment of approximately $1.0 million of accounts payable and possible future royalties. The consideration was immediately assigned to CVC California, LLC, (“CVC”) the Company’s senior secured lender. As the notes are paid to CVC, the Company’s indebtedness to CVC will be reduced. Total reduction in indebtedness to CVC could amount to more than $7million.

On November 13, 2009, the Company’s subsidiary GEM Environmental Management, Inc, a Nevada corporation, (“GEMEM”) entered into an agreement (the "USER Agreement") with United States Environmental Response, LLC, a California limited liability company (“USER”) pursuant to which the Company has purchased all of the issued and outstanding capital stock of California Living Waters, Incorporated ("CLW"), a privately held company.  CLW owns all of the issued and outstanding capital stock of Santa Clara Waste Water Company (“SCWW") a California corporation. CLW's only operating subsidiary is SCWW.  SCWW had unaudited revenues of $4,581,722 and $7,609,636 in 2007 and 2008 respectively and had revenues of $4,344,749 for the first 8 months of 2009.  The USER Agreement is subject to a rescission if the Company does not pay certain indebtedness to its senior lender by close of business on March 12, 2010.

SCWW, located in Ventura County, California, is a waste water management company that operates a 12.7 mile pipeline from its facility to the City of Oxnard water reclamation center. In consideration for the sale, the Company issued six promissory notes (individually a "Note" and collectively, the "Notes") in the aggregate principal amount of $9,003,000, and warrants to purchase 425,000 shares of the Company's common stock. The Notes bear interest at 6.5 per cent per annum. Two of the Notes, totaling $3,778,000 are convertible into a total of 15% of the Company's common stock on a fully diluted basis.

Recent Developments

Buyer and the Company entered into the Agreement, dated as of November 25, 2009, pursuant to which the Company will, subject to specified terms and conditions, including approval of the Sale by the Company’s stockholders at the Special Meeting, sell all of the issued and outstanding stock of the Company’s principal operating subsidiary, General Environmental Management, Inc. a Delaware corporation for cash. The Sale does not include the sale of Santa Clara Waste Water Company and it’s parent, California Living Waters, Inc.

COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

Revenues

Total revenues were $4,046,961 for the three months ended September 30, 2009, representing a decrease of $1,494,029 or 26% compared to the three months ended September 30, 2008.  The decrease in revenue can be primarily attributed to the decrease in the field service sector for the Company of $2,342,680.  The field service work consists of remediation projects.  This decrease was due to the reduction in revenue of $2,455,266 from the loss of competitive bid contracts for field service work in Alaska.  These decreases were partially offset by an increase in revenue due to the inclusion of Island Environmental Services in the three months ended September 30, 2009 of $1,356,206.

Cost of Revenues

Cost of revenues for the three months ended September 30, 2009 were $3,839,343 or 94% of revenue, as compared to $4,981,391 or 89% of revenue for the three months ended September 30, 2008.  The cost of revenues includes disposal costs, transportation, fuel, outside labor, rent and operating supplies. The change in the cost of revenue in comparison to the prior year is primarily due to (1) the loss of profitable contracts in Alaska which were replaced by less profitable business at Island which had the effect of increasing our Cost of Revenue by approximately $736,000, and (2) an increase in rent of $166,825, primarily attributable to the inclusion of the facility lease at Island in 2009.

Operating Expenses

Operating expenses for the three months ended September 30, 2009 were $2,351,196 or 58% of revenue as compared to $1,667,630 or 30% of revenue for the same period in 2008. Operating expenses include sales and administrative salaries and benefits, insurance, rent, legal, accounting and other professional fees. The increase in operating expenses is primarily attributable to (1) an increase in insurance of $93,377, (2) an increase in employee stock compensation cost of $232,941 and (3) an increase due to the inclusion of Island of $54,125, for the three months ended September 30, 2009.

Depreciation and Amortization

Depreciation and amortization expenses for the three months ended September 30, 2009 were $98,791 or 2.4% of revenue, as compared to $360,765 or 6% of revenue for the same period in 2008. The decrease in expense is due to additions to property, plant and equipment and increase of assets acquired under capitalized leases. The reclassification of property, plant and equipment and capitalized leases of GEM MTS into assets of operations held for sale.

Interest and financing costs

Interest and financing costs for the three months ended September 30, 2009 were $1,800,800 or 44% of revenue, as compared to $2,058,799 or 37% of revenue for the same period in 2008.  Interest expense consists of interest on the line of credit, short and long term borrowings, and advances to related parties.  It also includes amortization of deferred finance fees and amortization of valuation discounts generated from beneficial conversion features related to the fair value of warrants and conversion features of long term debt.  The increase in interest and financing costs as a percentage of revenue was due to (1) an increase in interest expense of $741,343 on the term notes and credit line with CVC, (2) a decrease in valuation discounts expense of $796,780.

Other Non-Operating Income

The Company had other non-operating income for the three months ended September 30, 2009 of $8,569 or 0.1 % of revenue, and $18,479 or  0.1% of revenue for the same period in 2008.  Non-Operating income for the three months ended September 30, 2009 and September 30, 2008 consisted of continuing rental income from the lease of warehouse space in Kent, Washington.

Gain on derivative financial instruments

In accordance with a new accounting standard which was effective at the end of 2008, the conversion feature of our convertible notes was recognized as an embedded derivative instrument.  Both the conversion feature of the notes and the warrants have been re-characterized as derivative liabilities. Generally accepted accounting principles  requires that the fair value of these liabilities be re-measured at the end of every reporting period with the change in value reported in the statement of operations.  For the three months ended September 30, 2009, the Company recorded a gain on derivative financial instruments of $2,688,452.

Net Loss

The net loss for the three months ended September 30, 2009 was $3,155,131 or 78% of revenue as compared to a loss of $2,137,590, or 38% of revenue for the same period in 2008.  The increased loss is primarily attributable to the higher cost of revenue and operating expenses discussed above.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

Revenues

For the nine months ended September 30, 2009, the Company reported consolidated revenue of $12,589,161, representing a decrease of $4,628,405, or 26% compared to the nine months ended September 30, 2008.  The decrease in revenue can be primarily attributed to the decrease in the field service sector for GEM DE of $7,196,450. This decrease was due in part to (1) a decrease of $493,851 resulting from the conclusion of a contract with the Defense Reutilization and Marketing Services, (2) a decrease of $3,249,426 due to the loss of competitive bid contracts for field service work in Alaska, and (3) an overall reduction in field service work due to the current economic environment. These decreases were partially offset by an increase in revenues of $2,568,045 for Island for the nine months ended September 30, 2009. (Island was acquired August 31, 2008).

Cost of Revenues

Cost of revenues for the nine months ended September 30, 2009 were $12,906,589 or 102% of revenue, as compared to $15,548,592 or 90% of revenue for the nine months ended September 30, 2008.  The cost of revenues includes disposal costs, transportation, fuel, outside labor, rent and operating supplies. The change in the cost of revenue in comparison to the prior year is primarily due to (1) the loss of profitable contracts in Alaska which were replaced by less profitable business at Island Environmental Services which had the effect of increasing our Cost of Revenue by approximately $1,500,000, (2) an increase in depreciation expense, primarily related to equipment under capital leases of $483,554, and, (3) an increase in rent of $580,293, primarily attributable to the facility lease at Island ($500,625).

Operating Expenses

Operating expenses for the nine months ended September 30, 2009 were $6,607,657 or 51% of revenue as compared to $5,104,099 or 30% of revenue for the same period in 2008. Operating expenses include sales and administrative salaries and benefits, insurance, rent, legal, accounting and other professional fees. The increase in operating expenses is primarily attributable to (1) an increase in insurance of $290,439, (2) an increase in employee stock compensation cost of $276,857 and (3) an increase due to the inclusion of Island, $210,136, for the nine months ended September 30, 2009. (Island was acquired August 31, 2008).

Depreciation and Amortization

Depreciation and amortization expenses for the nine months ended September 30, 2009 were $738,534 or 8% of revenue, as compared to $420,294 or 4% of revenue for the same period in 2008. The increase in expense is due to additions to property, plant and equipment and increase of assets acquired under capitalized leases.

Interest and financing costs

Interest and financing costs for the nine months ended September 30, 2009 were $3,724,968 or 30% of revenue, as compared to $3,655,714 or 21% of revenue for the same period in 2008.  Interest expense consists of interest on the line of credit, short and long term borrowings, and advances to related parties.  It also includes amortization of deferred finance fees and amortization of valuation discounts generated from beneficial conversion features related to the fair value of warrants and conversion features of long term debt.  The increase in interest and financing costs was due to (1) an increase in interest expense of $988,286 on the term notes and credit line with CVC, and (4) a reduction in valuation discounts expense of $922,162.

Other Non-Operating Income

The Company had other non-operating income for the nine months ended September 30, 2009 of $27,758 or .10% of revenue, and $35,173 or .10% of revenue for the same period in 2008.  Non-Operating income for the nine months ended September 30, 2009 and September 30, 2008 consisted of continuing rental income from the lease of warehouse space in Kent, Washington.

Gain on derivative financial instruments

In accordance with current accounting guidance (See Note 11) that became effective at the end of 2008, the conversion feature of our convertible notes was recognized as an embedded derivative instrument.  Both the conversion feature of the notes and the warrants have been re-characterized as derivative liabilities.  Generally accepted accounting principles requires  that the fair value of these liabilities be re-measured at the end of every reporting period with the change in value reported in the statement of operations.  For the nine months ended September 30, 2009, the Company recorded a gain on derivative financial instruments of $988,342.

Net Loss

The net loss for the nine months ended September 30, 2009 was $12,510,521 or 99% of revenue as compared to a loss of $4,687,810, or 27% of revenue for the same period in 2008.  The higher loss is primarily attributable to reductions in operating margins over the nine months ended September 30, 2009 of $3,289,860, and losses on the extinguishment of debt of $2,181,351.

LIQUIDITY AND CAPITAL RESOURCES

Cash

Our primary sources of liquidity are cash provided by operating, investing, and financing activities.  Net cash used in operations for the three months ended September 30, 2009 was $313,455 as compared to net cash used in operations of $156,806 for the same period in 2008. Net cash provided by operations for the nine months ended September 30, 2009 was $382,805 as compared to net cash used in operations of $1,046,595 for the same period in 2008.

Liquidity

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company incurred a net loss of $12,510,521 and provided cash in operating activities of $382,805 during the nine months ended September 30, 2009. As of September 30, 2009 the Company had current liabilities exceeding current assets by $14,071,239, primarily because of the reclassification of long term debt to current resulting from covenant provisions under the CVC notes and had a stockholders’ deficiency of $13,616,790. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management is executing a plan to divest certain parts of the business in order to satisfy obligations of its senior lender.  In conjunction with that strategy, on August 17, 2009 GEM MTS was sold to MTS Acquisition Company, Inc., a holding company, and will be owned and operated by a former senior executive of GEM DE and a former senior executive of GEM MTS.  Consideration for the sale was in the form of promissory notes in the aggregate amount of $5.6 million, the assignment of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned to CVC California, LLC, ("CVC") the Company's senior secured lender.  As the notes are paid to CVC, the Company's indebtedness to CVC will be reduced. Total reduction in indebtedness to CVC could amount to more than $7 million.

The Company’s current source of cash is borrowings on its revolving line of credit with the senior lender.  The collateral for the line is accounts receivable.  Based on a borrowing formula supported by collections of accounts receivable, the Company borrows cash to support operations.  In conjunction with the agreements renegotiated as described in Note 8, interest and principal on outstanding notes has been deferred.  These borrowings are impacted by changes in accounts receivable as a result of revenue fluctuations, economic trends and collection activities.

Cash Flows for the Nine Months Ended September 30, 2009.

Operating activities for the nine months ended September 30, 2009 produced $382,805 in cash. Accounts receivable, net of allowances for bad debts, were reduced by $2,187,903 as of September 30, 2009 and accounts payable were increased by $914,314.  Depreciation and amortization for the nine months ended September 30, 2009 totaled $738,534. The net loss of $12,510,521 included a number of non-cash items incurred by the Company including expenses of $642,843 representing the fair value of vested options, $1,657,287 representing amortization of discount on financing agreements, $573,476 representing warrants issued for services, $137,393 representing amortization of note discounts, $144,397 representing amortization of deferred financing fees, $4,039,358 representing a loss on extinguishment and a derivative gain of $988,342. Prepaid expenses increased by $275,303 and accrued expenses decreased by $169,057.

The Company used cash for investment in plant, property and equipment and deposits totaling approximately $238,897 for the nine months ended September 30, 2009. Capital expenditures increased due to the acquisition of equipment at GEM Mobile Treatment Services. Financing activities used $480,215 for the nine months ended September 30, 2009 to reduce notes payable and make payments on capital leases.

These activities resulted in a $336,307 reduction in cash balances from year end December 31, 2008 to the end of the quarter September 30, 2009.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

 The following unaudited pro forma consolidated financial statements have been prepared from the Company’s historical consolidated financial statements and give effect to the sale of the Company’s stock in its wholly owned subsidiary, General Environmental Management, Inc., a Delaware (“GEM DE”) to Buyer. In addition, the Company recently acquired California Living Waters Incorporated, (“CLW”) which owns all of the issued and outstanding stock of Santa Clara Waste Water Company, a California corporation, (“SCWW”). The unaudited pro forma consolidated balance sheet as of September 30, 2009 reflects adjustments as if the sale of GEM DE and the acquisition of SCWW had occurred on September 30, 2009. The unaudited pro forma consolidated statements of continuing operations for the nine months ended September 30, 2009 reflect adjustments as if the sale and acquisition had occurred on the first day of each period, respectively.

The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this proxy statement.

General Environmental Management, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2009

	Historical	Pro Forma Adjustments (a)		Pro Forma	CLW / SCWW Pro Forma (l)	Pro Forma Adjustments(m)	Pro Forma Consolidated (p)
	(In thousands, except par value amounts)
ASSETS
Current assets:
Cash in bank	$39,676	$2,229,453	Note 2(b)	$2,269,129	$668,065	$-	$2,937,194
Accounts receivable, net of allowance for doubtful accounts	2,989,745	(2,989,745)		-	1,334,659	-	1,334,659
Prepaid expenses and current other assets	768,852	(768,852)		-	402,615	-	402,615
Total current assets	3,798,273	(1,529,144)		2,269,129	2,405,339	-	4,476,468

Property and equipment, net of accumulated depreciation	5,191,212	(5,091,212)		100,000	12,891,650	2,250,922	15,242,572

OTHER ASSETS
Buyer holdback	-	1,000,000		1,000,000	-	-	1,000,000
Restricted cash	900,039			900,039	-	-	900,039
Intangibles, net	547,232	(547,232)		-	1,056,255	-	1,056,255
Goodwill	84,505	(84,505)		-	-	-	-
Deferred financing fees	369,015	(369,015)		-	-	-	-
Deposits	191,686	(191,686)		-	304,683	-	304,683
Assets of discontinued operations	1,089,341			1,089,341		-	1,089,341
Total assets	$12,171,303	$(6,812,794)		$5,358,509	$16,657,927	$2,250,922	$24,267,358

	Historical	Pro Forma Adjustments (a)		Pro Forma	CLW / SCWW Pro Forma (l)	Pro Forma Adjustments(m)	Pro Forma Consolidated (p)
	(In thousands, except par value amounts)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,082,904	$(2,982,903)	Note 2(f)	$1,100,001	$734,871	-	$1,834,872
Payable to related party	741,719	(472,500)		269,219	-	-	269,219
Deferred rent	35,254	(25,000)		10,254	-	-	10,254
Accrued expenses	2,405,394	(2,405,394)		-	96,298	-	96,298
Accrued disposal costs	536,519	(536,519)		-	-	-	-
Derivative liabilities	4,931,579	(4,931,579)		-	-	-	-
Deferred incomes taxes	-	425,000	Note 2(e)	425,000	20,257	-	445,257
Current portion of financing agreement	4,858,771	(4,858,771)		-	-	-	-
Current portion of long term obligations	-	-		-	750,700	-	750,700
Current portion of capital lease obligations	277,372	(277,372)	Note 2(d)	-	-	-	-
Total current liabilities	17,869,512	(16,065,038)		1,804,474	1,602,126		3,406,600

LONG – TERM LIABILITIES
Financing agreement, net of current portion	$8,720,557	$(3,120,557)		$5,600,000			$5,600,000
Long term obligations, net of current portion	1,758,473	-		1,758,473	8,303,723	9,003,000	19,065,196
Valuation discounts – convertible debt	(3,294,879)	3,294,879		-	-	-	-
Capital leases, net of current portion	734,430	(734,430)	Note 2(d)	-	-	-	-
Total long – term liabilities	7,918,581	(5,696,251)		7,358,473	8,303,723	9,003,000	24,665,196

Stockholders’ equity (deficiency)
Stockholders’ equity	$14,570	$-		$14,570	$6,509,555	$(6,509,555)	$14,570
Additional paid-in capital	54,450,995	(2,425,895)	Note 2(k)	52,025,100	-	-	52,025,100
Accumulated deficit	(68,082,355)	1,662,890		(66,419,465)	-	-	(66,419,465)
Current income	-	10,575,357		10,575,357	242,523	(242,523)	10,575,357
Total stockholders’ equity	(13,616,790)	9,812,352	Note 2(c)	(3,804,438)	6,752,078	(6,752,078)	(3,804,438)
Total liabilities and stockholders’ equity (deficiency)	$12,171,303	$(6,812,794)		$5,358,509	$16,657,927	$2,250,922	$24,267,358

General Environmental Management, Inc.
Unaudited Pro Forma Consolidated Statements of Continuing Operations
As of September  30 , 2009

	GEM Nevada Historical (a)	GEM Pro Forma Adjustments (a)		Adjusted Consolidated Pro Forma			CLW / SCWW Pro Forma (l)	Pro Forma Adjustments (m)			Pro Forma Consolidated (p)
	(In thousands, except par value amounts)
Revenue	$12,589,161	$(12,589,161)		$			$4,937,424	$			$4,937,424
Cost of revenue	12,906,589	(12,906,589)	Note 2(h)		-		3,360,537		84,400	Note 2(n)	3,444,937
Gross profit	(317,428)	317,428			-		1,576,887		84,400		1,492,487
Operating expenses	6,607,657	(1,923,891)	Note 2(h)		4,683,766	(Note 2(g)	834,755		-		5,518,521
Operating gain (loss)	(6,925,085)	2,241,319			(4,683,766)		742,132		(84,400)		(3,941,634)

Other Income (Expense):
Interest income	19,403	-			19,403		-		-		19,403
Interest and financing costs	(3,724,968)	(5,579,337)	Note 2(j)		(9,304,305)		(499,534)		(342,821)	Note 2(o)	(10,146,660)
Gain (loss) on disposal of fixed assets	66,050	-			66,050		-		-		66,050
Gain (loss) on derivative financial instruments	988,342	4,931,579	Note 2(i)		5,919,921		-		-		5,919,921
Loss on extinguishment of debt	(4,039,358)	-			(4,039,358)		-		-		(4,039,358)
Other non- operating income	27,758	-			27,758		(75)		-		27,683
Loss from continuing operations	(13,587,858)	1,593,561			(11,994,297)		242,523		(427,221)		(12,178,995)

Loss per common share, basic and diluted:	(1.02)				(.90)						(.91)

Weighted average shares of common stock outstanding, basic and diluted	13,348,530				13,348,530						13,348,530

See notes to unaudited pro forma consolidated financial statements.

General Environmental Management, Inc.
Unaudited Pro Forma Consolidated Statements of Continuing Operations
As of December 31, 2008

	GEM Nevada Historical (a)	GEM Pro Forma Adjustments (a)		Adjusted Consolidated Pro Forma			CLW / SCWW Pro Forma (l)	Pro Forma Adjustments (m)			Pro Forma Consolidated (p)
	(In thousands, except par value amounts)
Revenue	$24,307,848	$(24,307,848)		$			$7,359,124	$			$7,359,124
Cost of revenue	22,422,611	(22,422,611)	Note 2(h)		-		4,593,040		112,536	Note 2(n)	4,705,576
Gross profit	1,885,237	(1,885,237)			-		2,766,084		(112,536)		2,653,548
Operating expenses	7,658,639	(2,340,900)	Note 2(h)		5,317,739	Note 2(g)	1,992,184		-		7,309,923
Operating gain (loss)	(5,773,402)	455,663			(5,317,739)		773,900		(112,536)		(4,656,375)

Other Income (Expense):
Interest income	17,569	(17,569)			-		-		-		-
Interest and financing costs	(4,569,813)	4,569,813	Note 2(j)				(521,882)		(457,904)	Note 2(o)	(978,976)
Gain (loss) on disposal of fixed assets	-	-			-		-		-		-
Gain (loss) on derivative financial instruments	-	-			-		-		-		-
Loss on extinguishment of debt	-	-			-		-		-		-
Other non- operating income	40,324	(40,324)			-		5,256		-		5,256
Loss from continuing operations	(10,285,322)	4,967,583			(5,317,739)		257,274		(569,630)		(5,630,095)

Loss per common share, basic and diluted:	(.82)				(.42)						(.45)

Weighted average shares of common stock outstanding, basic and diluted	12,578,104				12,578,104						12,578,104

See notes to unaudited pro forma consolidated financial statements.

General Environmental Management, Inc.
Unaudited Pro Forma Consolidated Statements of Continuing Operations
As of December 31, 2007

	GEM Nevada Historical (a)	GEM Pro Forma Adjustments (a)		Adjusted Consolidated Pro Forma			CLW / SCWW Pro Forma (l)	Pro Forma Adjustments (m)				Pro Forma Consolidated (p)
	(In thousands, except par value amounts)
Revenue	$25,481,220	$(25,481,220)		$			$4,581,722	$				$4,581,722
Cost of revenue	20,669,444	(20,669,444)	Note 2(h)		-		3,170,382		112,536	Note 2 (n)		3,282,918
Gross profit	4,811,776	(4,811,776)			-		1,411,340		(112,536)			1,298,804
Operating expenses	12,105,418	(3,890,481)	Note 2(h)		8,214,937	Note 2(g)	453,228		-			8,668,165
Operating gain (loss)	(7,293,642)	(921,295)			(8,214,937)		958,112		(112,536)			(7,369,361)

Other Income (Expense):
Interest income	39,667	(39,667)			-		10,076		-			10,076
Interest and financing costs	(2,475,529)	2,475,529	Note 2(j)		-		(614,794)		(457,094)		Note 2(o)	(1,071,888)
Gain (loss) on disposal of fixed assets	-	-			-		-		-			-
Gain (loss) on derivative financial instruments	-	-			-		-		-			-
Costs to induce conversion of related party debt	(6,797,639)	6,797,639			-		-		-			-
Other non- operating income	148,890	(148,890)			-		27,381		-			27,381
Loss from continuing operations	(16,378,253)	8,163,316			(8,214,937)		380,775		(569,630)			(8,403,792)

Loss per common share, basic and diluted:	(1.58)				(.79)							(.81)

Weighted average shares of common stock outstanding, basic and diluted	10,360,712				10,360,712							10,360,712

See notes to unaudited pro forma consolidated financial statements.

 GENERAL ENVIRONMENTAL MANAGEMENT, INC.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1. BASIS OF PRESENTATION

The Company entered into a purchase agreement dated as of November 25, 2009, with Buyer pursuant to which Buyer has agreed to acquire 100% of the Company’s stock in its wholly owned subsidiary, GEM DE. The Company also entered into a purchase agreement dated as of November 13, 2009, with United States Environmental Response, LLC, a California limited liability company, (“USER”) pursuant to which the Company has agreed to acquire 100% of the stock in California Living Waters, Inc.  The accompanying unaudited pro forma consolidated financial statements present the pro forma consolidated financial position and results of operations of the Company based upon the historical financial statements of the Company, after giving effect to the sale and acquisition.  The adjustments described in these notes are intended to reflect the impact of the sale and acquisition on the Company.

The accompanying unaudited pro forma consolidated balance sheet presents the historical financial information of the Company as of September 30, 2009 adjusted as if the sale and acquisition had occurred on September 30, 2009. The unaudited pro forma consolidated statements of continuing operations for the nine months ended September 30, 2009 present the historical operating results of the Company, the historical operating results of the business to be sold to Buyer, the historical operating results of the business acquired from USER and other pro forma adjustments as if the asset sale had occurred on the first day of each period, respectively.

The accompanying unaudited pro forma consolidated statements of continuing operations do not reflect any gain on sale to Buyer. The estimated after tax gain on the sale is included as a pro forma adjustment to stockholders’ equity in the unaudited pro forma consolidated balance sheet as of September 30, 2009.

2. PRO FORMA ADJUSTMENTS

The unaudited pro forma financial statements reflect the following pro forma adjustments:

(a)
GEM Historical excludes the operations of GEM Mobile Treatment Services that has been classified as a discontinued operation due to its sale in August 2009. The pro forma adjustments include the sale to the Buyer of 100% of the Company’s stock in its wholly owned subsidiary, GEM DE and the resulting entries from the retirement of term debt and convertible debt with the Company’s senior lender.

(b)
Cash proceeds from the sale ($2.254 million) are $14.0 million less $2.167 million which is the estimated amount needed to fund the working capital deficit related to the companies being sold, $7.979 million which is the estimated reduction of senior debt and a $0.5 million payment to the senior lender upon sale of GEM DE, $0.1 million for transaction costs and $1 million being held by Buyer for estimated income tax labilities resulting from the sale ($0.425 million) and potential contingencies post sale ($0.575 million). The $1 million buyer holdback will be returned to the Company at the end of one year if no liabilities are identified. The adjustment of $2.23 million consists of the estimated net cash proceeds of $2.254 million less $0.024 million transferred to Buyer with the assets and liabilities of GEM DE.  For purposes of these unaudited pro forma financial statements, Buyer is assumed to have made a $14.0 million payment at closing.

(c)
The adjustment of $9.812 million includes the transfer to Buyer of assets and liabilities with a net book value of $2.735 million as of September 30, 2009, the conversion of $1.972 million of long term debt into equity of the Company and an estimated gain on sale of GEM Delaware of $10.575 million.  The gain on sale of $10.575 million consists of the proceeds of $14.0 million less the reduction of senior debt deferred fees and valuation discounts related to the senior debt ($3.664 million), a gain on derivative liabilities related to the retirement of the senior convertible debt ($4.932 million), a payment to the senior lender in common stock ($1.5 million) and cash ($.5 million) upon the sale of GEM Delaware, estimated taxes ($.425 million), estimated transaction costs ($.1 million) and funding the working capital deficit at closing as required in the purchase agreement ($2.167 million).  The funding of the working capital deficit could vary based on the performance of GEM Delaware up to the date of closing.  Based on recent results, management believes that this adjustment is fairly estimated in the proforma statements.  If the estimate of the working capital deficit increases to $2.709 million, an increase of 25%, the Company would still realize a gain of $10.033 million and estimated net cash proceeds of $1.712 million.

(d)	The sale includes the transfer to Buyer of $1,011,802 of long term lease obligations as of September 30, 2009.

(e)	The estimated tax liability on the gain on the sale, calculated at the federal alternative minimum tax rate and California regular income tax rate is $425,000 as of September 30, 2009.

(f)	Transaction costs related to the asset sale consist of legal fees, accounting fees and proxy costs.

(g)	The operating expenses remaining consist of corporate costs such as salaries, legal, professional, consulting and stock compensation costs.

(h)	The revenues and expenses related to the assets sold to and liabilities assumed by Buyer.

(i)
Proceeds from the sale will be used to retire convertible debt held by the Company’s senior lender.  This retirement generates a gain on derivative financial instruments at September 30, 2009 of $4,931,579.

(j)
The amended agreement with our senior lender also provides that in the event that and at such time as the Company or any of its subsidiaries or stockholders enters into a binding agreement with respect to any sale of all or any material portion of the Company’s assets or the sale of a majority of the outstanding capital stock or (if sooner) on that date which is thirty (30) days prior to any payment or required payment in full of the outstanding obligations to the senior lender, the senior lender shall have the right and option, exercisable effective at any time upon or after the consummation of such sale or payment, or upon and after the occurrence, to require the Company to redeem and purchase any or all warrant shares or rights to purchase warrant shares hereunder, for a cash purchase price of $0.75 per warrant share.  This value of the warrant shares ( $2,025,000) to be put to the Company has been included in interest expense for these pro forma statements at September 30, 2009.   Valuation discounts ($3,294,879) computed in connection with the initial financing with the senior lender in 2008 and later modified as a result of amendments to the debt have been charged to interest expense for these pro forma statements at September 30, 2009. Deferred financing fees ($369,015) computed in connection with the initial financing with the senior lender in 2008 and later modified as a result of amendments to the debt have been charged to interest expense for these pro forma statements at September 30, 2009.

(k)
Company employees that go to work for Buyer or otherwise leave the Company after the sale closes have 90 days to exercise vested stock options. There are no stock options that become fully vested as a result of the Sale.  To the extent that employees exercise stock options and sell the acquired common stock within one year, the Company will receive an income tax deduction for the amount of the gain realized by the employee. No pro forma adjustments have been have been included in unaudited pro forma consolidated balance sheet because the pro forma amounts would be speculative.

(l)
The following sets out the balance sheet as of September 30, 2009 and the operating results for the nine months ended September 30, 2009, the fiscal years ended December 31, 2008 and 2007 for California Living Waters Inc., (“CLW”) and its wholly owned subsidiary, Santa Clara Waste Water Company, (“SCWW”).

(m)	The following sets out the pro forma adjustments had the acquisition of CLW occurred as of January 1, 2009, January 1, 2008 and January 1, 2007.

(n)	The additional expense classified to Cost of Revenue includes additional depreciation related to the allocation of purchase price over the net assets acquired to fixed assets.

(o)	Additional interest expense related to long term debt issued in conjunction with the purchase of California Living Waters.

(p)	The following sets out the pro forma balance sheet and the pro forma operating results for the Company and its wholly owned subsidiary, CLW after the sale of its wholly owned subsidiary, GEM DE.

3. ESTIMATED NET CASH PROCEEDS

The estimated net cash proceeds from the sale to Buyer as if the asset sale had occurred on September 30, 2009, based on the pro forma adjustments described above, are as follows (in thousands):

September 30, 2009
Gross proceeds from asset sale	$14,000
Transaction costs	(100)
Debt reduction and payments to senior lender	(8,479)
Funding of Working Capital deficit	(2,167)
Income taxes	(425)
Buyer holdbacks for estimated contingencies	(575)
Estimated net cash proceeds	$2,254

MATTERS BEING SUBMITTED TO A VOTE OF STOCKHOLDERS

Proposal No. 1: Approval of the Sale

At the Special Meeting, the Company’s stockholders will be asked to approve the sale of the Purchased Interests, pursuant to the Agreement, dated as of November 25, 2009, by and between Luntz Acquisition (Delaware), LLC. and the Company, a copy of which is attached as Annex A The terms of, reasons for and other aspects of the Agreement and the Sale are described in detail in the other sections of this proxy statement.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock as of the record date for the Special Meeting is required for Proposal No. 1.

A failure to submit a proxy card or vote at the Company’s Special Meeting, or an abstention, vote withheld or “broker non-vote” for Proposal No. 1 will have the same effect as a vote against the approval of Proposal No. 1.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO APPROVE THE SALE PURSUANT TO THE AGREEMENT.

Proposal No. 2: Approval of Possible Adjournment of the Special Meeting

General

If the Company fails to receive a sufficient number of votes to approve Proposal No. 1 to approve the Sale, the Company may propose to adjourn the Company’s Special Meeting, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal No. 1. The Company currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the proposal to approve the Sale.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the Company’s common stock present in person or represented by proxy at the Special Meeting is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies to approve Proposal No. 2.

A failure to submit a proxy card or vote at the Special Meeting, or an abstention, vote withheld or “broker non-vote” will have no effect on the outcome of Proposal No. 2.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY FOR A PERIOD OF UP TO 30 DAYS, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSAL TO APPROVE THE SALE.

MARKET PRICE AND DIVIDEND INFORMATION

The Company’s common stock trades on the over the counter bulletin board maintained by the FINRA under the symbol “GEVI.OB".

The following table sets forth, for the periods indicated, the range of high and low closing bid prices for the Company’s common stock as reported by the FINRA composite feed or other qualified inter-dealer quotation medium and obtained from the National Quotation Bureau, LLC. The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions

Period 2009	High	Low
2009 First Quarter	0.75	0.55
2009 Second Quarter	0.99	0.35
2009 Third Quarter	0.90	0.30

Period 2008	High	Low
2008 First Quarter	1.99	1.31
2008 Second Quarter	1.99	1.02
2008 Third Quarter	1.15	0.88
2008 Fourth Quarter	1.05	0.32

Period 2007	High	Low
2007 First Quarter	2.88	1.80
2007 Second Quarter	3.60	1.86
2007 Third Quarter	3.15	2.50
2007 Fourth Quarter	2.90	1.51

The Company has never paid a cash dividend, and the current policy of the Board is to retain any earnings to provide for the growth of the Company. The payment of cash dividends in the future, if any, will be at the discretion of the Board and will depend on such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by the Company’s Board.

The following table sets forth the closing sales prices per share of the Company common stock, as reported on the over the counter bulletin board maintained by the FINRA on December 1, 2009, the last full trading day before the public announcement of the proposed Sale, and on January __, 2010 , the latest practicable date before the printing of this proxy statement:

Common Stock Closing Price
December 1, 2009		$0.34
$

As of November 30, 2009, the Company had approximately 723 holders of record of its common stock.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth those stockholders who, as of November 30, 2009 beneficially own 5% or more of the common stock of the Company, the common stock ownership of the directors and executive officers, and the stock ownership of the directors and executive officers as a group:

	No. of
	Shares		% of Stock
Name and Address	owned		Outstanding (1)
Kevin P. O’Connell (2)
660 Newport Center Drive, Suite 720	1,576,733	(3)	10.83%
Newport Beach, CA 92660
Timothy J. Koziol
3191 Temple Ave., Suite 250	1,435,623	(4)	9.86%
Pomona CA 91768
Douglas B. Edwards
3191 Temple Ave., Suite 250	284,750	(5)	1.96%
Pomona CA 91768
James Stapleton
3191 Temple Ave., Suite 250	114,392	(6)	0.79%
Pomona CA 91768
Brett M. Clark
3191 Temple Ave., Suite 250	1,169,163	(7)	8.03%
Pomona CA 91768
William James Mitzel
3191 Temple Ave., Suite 250	446,875	(8)	3.07%
Pomona CA 91768
Laurus Capital Management, LLC
825 Third Avenue, 14th Floor	1,099,994	(9)	7.56%
New York, NY 10022
CVC California LLC
525 Okeechobee Blvd., Suite 1050	4,804,900	(10)	33.01%
West Palm Beach, FL 33401
Directors and Officers as a Group	3,450,803		23.70%

(1) Based upon 12,691,409 shares outstanding.
(2) Kevin P. O’Connell is the Managing Member of Billington Brown Acceptance, LLC, Revete MAK, LLC, Lapis Solutions, LLC and General Pacific Partners, LLC.
(3) Includes 1,374,475 warrants to purchase common stock at $0.60, 168,250 warrants to purchase common stock at $1.19, and 26,250 warrants to purchase common stock at $1.05.
(4)      Includes 703,125 options to purchase common stock at $1.19 per share, 18,746 options to purchase common stock at $1.70 per share, 43,750 options to purchase common stock at $0.75 per share and 6,667 options to purchase  common stock at $30.00 per share. Includes 650,000 warrants to purchase common stock at $1.19

(5) Includes 284,750 warrants to purchase common stock at $4 per share.
(6) Includes 35,000 warrants to purchase common stock at $1.19 per share and 70,000 warrants to purchase common stock at $0.75 per share.
(7)      Includes 562,500 options to purchase common stock at $1.19 per share, 56,246 options to purchase common stock at $1.70 per share, 43,750 options to purchase common stock at $0.75 per share, and 6,667 options to purchase common stock at $39.00 per share. Includes 500,000 warrants to purchase common stock at $1.19

(8) Includes 328,125 options to purchase common stock at $1.19 per share, 75,000 options to purchase common stock at $1.70 per share and 43,750 options to purchase common stock at $0.75 per share.
(9)      Laurus Capital Management, LLC, a Delaware limited liability company (“Laurus Capital”), serves as the investment manager of  Laurus Master Fund, LTD., Valens U.S. SPV I, LLC and Valens Offshore SPV I, LTD (together, the “Laurus Funds”) and possesses the sole power to vote and the sole power to direst the disposition of all securities of the Company held by Laurus Funds, which, as of the date hereof, constitute an aggregate of 1,099,994 shares upon exercise of warrants.  Mr. Eugene Grin and Mr. David Grin, through other entities, are the controlling principals of Laurus Capital. Laurus Capital, Mr. Eugene Grin and Mr. David Grin each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

(10)    Includes 1,350,000 warrants to purchase common stock at $0.60 per share, 1,350,000 warrants to purchase common stock at $0.70 per share and 2,104,900 shares of common stock issuable on conversion of debt. Mr. Gary Jaggard is the controlling principal of CVC California, LLC. Mr. Gary Jaggard disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual stockholders’ meeting proxy statement must submit their proposals so that they are received at our headquarters’ address no later than the close of business on February 12, 2010. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

To be in proper form, a stockholder’s notice must comply with the proxy proposal submission rules of the SEC. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about SEC requirements. We will not consider any proposal or nomination that does not meet SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2010 Annual Meeting should be addressed Secretary, General Environmental Management, Inc., 3191 W Temple Avenue, Suite 250, Pomona, CA  91768. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated December __, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

This proxy statement contains a description of representations and warranties made in the Agreement. Representations and warranties are also set forth in contracts and other documents, including the Agreement, which is attached or filed as an annex to this proxy. The assertions embodied in those representations and warranties were made solely for purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important qualifications and limitations agreed to by the contacting parties (including the Company, Buyer and Parent) in connection with negotiating the terms of such contracts and documents and may not be complete. Moreover, these representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this proxy statement or the actual representations and warranties contained in such contracts and other documents, including the Agreement, as statements of factual information.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided or vote through the Internet or by telephone as described in the enclosed proxy card. Giving your proxy now will not affect your right to vote in person if you attend the special meeting.

If you have any questions about this proxy statement, the Special Meeting or the Sale or need assistance with the voting procedures, you should contact Colonial Stock Transfer, the Company’s proxy solicitor, at (801) 355-5740.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
CONSOLIDATED FINANCIAL STATEMENTS
INDEX

Page
Report of Independent Registered Public Accounting Firm	80

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 2008 and 2007	81

Consolidated Statements of Operations for the Years Ended December 31, 2008 and 2007	82

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the Years Ended December 31, 2008 and 2007	83-84

Consolidated Statements of Cash Flows for the Years Ended December 31, 2008 and 2007	85-86

Notes to the Consolidated Financial Statements	87-118

Page
Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of September 30, 2009 (Unaudited) and December 31, 2008	119-120

Condensed Unaudited Consolidated Statements of Operations for the Three Months and Nine Months ended September 30, 2009 and 2008	121

Condensed Unaudited Consolidated Statement of Stockholders’ Deficiency for the Nine Months Ended September 30, 2009	122

Condensed Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008	123-124

Notes to the Unaudited Condensed Consolidated Financial Statements	125-148

REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

The Board of Directors
General Environmental Management Inc.

We have audited the accompanying consolidated balance sheets of General Environmental Management Inc. and Subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of General Environmental Management Inc. and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations since its inception and has a stockholders’ deficiency at December 31, 2008. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.

Los Angeles, California
March 17, 2009

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS
CURRENT ASSETS:
Cash	$375,983	$954,581
Accounts receivable, net of allowance for doubtful accounts
of $174,834 and $236,781 respectively	6,729,743	6,495,736
Prepaid expenses and other current assets	537,289	156,340
Total Current Assets	7,643,015	7,606,657

Property and Equipment – net of accumulated depreciation of
$2,917,056 and $1,854,141, respectively	7,783,208	3,950,253
Restricted cash	1,199,784	1,184,835
Intangible assets, net	864,781	1,028,044
Deferred financing fees	513,412	394,082
Deposits	291,224	282,070
Goodwill	946,119	946,119

TOTAL ASSETS	$19,241,543	$15,392,060
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable	$3,499,178	$4,314,515
Accrued expenses	2,620,224	2,263,519
Accrued disposal costs	743,474	478,833
Payable to related party	706,868	31,871
Deferred rent	41,202	37,769
Current portion of financing agreement	10,366,544	662,719
Current portion of long term obligations	794,278	1,274,464
Current portion of capital lease obligations	623,007	187,015
Total Current Liabilities	19,394,775	9,250,705

LONG-TERM LIABILITIES :
Financing agreements, net of current portion	-	3,708,694
Long term obligations, net of current portion	535,689	79,842
Capital lease obligations, net of current portion	1,751,854	1,046,920
Convertible Notes payable	489,605	520,208
Total Long-Term Liabilities	2,777,148	5,355,664

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Common stock, $.001 par value, 1,000,000,000 shares authorized,
12,691,409 and 12,473,885 shares issued and outstanding	12,692	12,474
Additional paid in capital	53,585,035	50,151,615
Accumulated deficit	(56,528,107)	(49,378,398)
Total Stockholders' Equity (Deficiency)	(2,930,380)	785,691

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$19,241,543	$15,392,060

See accompanying notes to consolidated financial statements.

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2008	2007
REVENUES	$34,864,714	$30,445,608
COST OF REVENUES	28,981,325	23,756,677
GROSS PROFIT	5,883,389	6,688,931
OPERATING EXPENSES	8,397,355	13,617,277
OPERATING LOSS	(2,513,966)	(6,928,346)

OTHER INCOME (EXPENSE):
Interest income	17,569	39,667
Interest and financing costs	(4,695,041)	(2,548,609)
Other non-operating income	41,729	148,890
Costs to induce conversion of related party debt	-	(6,797,639)

NET LOSS	$(7,149,709)	$(16,086,037)

Net loss per common share, basic and diluted	$(.57)	$(1.55)

Weighted average shares of common stock outstanding, basic and diluted	12,578,104	10,360,712

See accompanying notes to the consolidated financial statements

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

			Preferred Stock		Additional
	Common Stock		Series B		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2007	5,920,408	$5,920	2,480,500	$2,481	$33,430,095	$(33,292,361)	$146,135

Issuance of common stock for settlement of payable to related party	184,874	185	-	-	219,815	-	220,000

Issuance of common stock on conversion of debt	377,308	378	-	-	451,225	-	451,603

Issuance of common stock on conversion of preferred stock	2,067,106	2,067	(2,480,500)	(2,481)	414	-	-

Issuance of common stock on conversion of notes payable to related party	3,278,250	3,278	-	-	8,676,411	-	8,679,689

Issuance of common stock for cash	1,152	1	-	-	1,887	-	1,888

Issuance of common stock pursuant to advisory agreement with related party	426,500	427	-	-	507,108	-	507,535

Issuance of common stock on conversion of interest on notes payable	165,083	165	-	-	196,607	-	196,772

Issuance of common stock for services	53,104	53	-	-	98,887	-	98,940

Issuance of common stock on exercise of stock options	100	-	-	-	119	-	119

Fair value of modification of warrants terms with related entity	-	-	-	-	136,082	-	136,082

Valuation of warrants issued to related entity as inducement to convert debt to equity	-	-	-	-	2,095,904	-	2,095,904

Stock compensation cost for value of vested options	-	-	-	-	1,199,301	-	1,199,301

Fair value of warrants issued in connection with advisory fee agreement with related party	-	-	-	-	357,750	-	357,750

Valuation of beneficial conversion & warrants issued in connection with issuance of financing agreement	-	-	-	-	1,245,209	-	1,245,209

Valuation of warrants issued in connection with conversion of debt	-	-	-	-	62,163	-	62,163

Valuation of warrants issued in connection with conversion of interest	-	-	-	-	36,865	-	36,865

Valuation of warrants issued to related party in connection with lease	-	-	-	-	187,128	-	187,128

Valuation of warrants issued for consulting services	-	-	-	-	1,248,645	-	1,248,645

Net loss for year 2007	-	-	-	-	-	(16,086,037)	(16,086,037)

Balance, December 31, 2007	12,473,885	12,474	-	-	50,151,615	(49,378,398)	785,691

(continued)

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIENCY) (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

			Preferred Stock		Additional
	Common Stock		Series B		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Issuance of stock to related party for extension of debt	200,000	200	-	-	219,800	-	220,000

Issuance of warrants to related party for extension of debt, financial and advisory services	-	-	-	-	459,887	-	459,887

Fair value of warrants issued for financing	-	-	-	-	1,674,036	-	1,674,036

Fair value of warrants issued for services	-	-	-	-	99,675	-	99,675

Issuance of stock on exercise of warrants	5,000	5	-	-	2,995	-	3,000

Issuance of common stock for services	12,524	13	-	-	13,137	-	13,150

Fair value of extension of warrants	-	-	-	-	128,333	-	128,333

Stock compensation cost for value of vested options	-	-	-	-	835,557	-	835,557

Net loss for year 2008	-	-	-	-	-	(7,149,709)	(7,149,709)

Balance, December 31, 2008	12,691,409	$12,692	-	$-	$53,585,035	$(56,528,107)	$(2,930,380)

See accompanying notes to the consolidated financial statements

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2008	2007
OPERATING ACTIVITIES
Net loss	$(7,149,709)	$(16,086,037)
Adjustments to reconcile net loss to cash
used in operating activities:
Depreciation and amortization	1,226,178	769,227
Amortization of discount on notes	388,285	1,008,619
Fair value of warrants issued to related party for
financing services	57,405	-
Fair value of extension of warrants	128,333	606,475
Fair value of vested options	835,557	1,199,301
Fair value of shares and warrants issued for services	112,826	1,606,395
Costs to induce conversion of notes payable	-	6,797,641
Accrued interest on notes payable	36,897	77,797
Amortization of discount on convertible debt	2,439,863	-
Amortization of deferred financing fees	458,259	264,540
Changes in assets and liabilities:
Accounts Receivable	808,248	(955,667)
Prepaid and other current assets	(159,651)	21,794
Deposits and restricted cash	159,720	(407,995)
Accounts Payable	(1,376,193)	559,251
Fair value of warrants issued to modify debt	-	279,202
Accrued expenses and other liabilities	447,596	511,842
NET CASH USED IN OPERATING ACTIVITIES	(1,586,386)	(3,747,615)

INVESTING ACTIVITIES:
Acquisitions, net of cash received	(2,218,559)	-
Additions to property and equipment	(478,583)	(343,254)
NET CASH USED IN INVESTING ACTIVITIES	(2,697,142)	(343,254)

FINANCING ACTIVITIES
Net advances from (repayment of) Laurus notes	(6,413,605)	1,449,585
Net advances from Comvest	11,642,908	-
Payments on deferred fees	(147,607)	-
Payments on notes payable	(1,289,964)	(385,745)
Issuance of notes payable to related parties	472,500	-
Payments on capital leases	(554,567)	-
Repayment of convertible notes	(67,500)	-
Proceeds from issuance of common stock	-	1,888
Proceeds from exercise of warrants	3,000	119
Advances from related parties	59,765	3,360,949
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,704,930	4,426,796

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(578,598)	335,927

Cash and cash equivalents at beginning of year	954,581	618,654

CASH AND CASH EQUIVALENTS AT END OF YEAR	$375,983	$954,581

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense	$1,159,526	$982,015

(continued)

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	Years Ended December 31,
	2008	2007
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES :
Fair value of warrants issued to related party for extension of debt	$222,500	$-
Fair value of shares issued to related party for extension of debt	220,000	-
Acquisition of leased equipment and capital lease obligations	1,658,066	-
Valuation of warrants allocated to deferred fees	179,982	-
Value of warrants issued in connection with lease	-	187,128
Conversion of related party debt to common stock	-	3,933,861
Conversion of investor interest to common stock	-	196,772
Conversion of fees due to related party to common stock	-	220,000
Issuance of note payable on acquisition	1,250,000	-
Issuance of capital lease obligations	-	1,294,363
Value of warrants and beneficial conversion feature on notes	1,674,035	1,245,209
Closing fees due to related party included as deferred financing fees	250,000	-
Issuance of common stock for accrued expenses	-	451,602

See accompanying notes to the consolidated financial statements

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

Ultronics Corporation (a development stage company) ( “the Company”)  was incorporated in the state of Nevada on March 14, 1990 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.  The Company’s fiscal year end is December 31.

On February 14, 2005 the Company acquired all of the outstanding shares of General Environmental Management, Inc (“GEM”), a Delaware Corporation in exchange for 630,481 shares of its class A common stock and as a result GEM became a wholly owned subsidiary of Ultronics Corporation.  The acquisition was accounted for as a reverse merger (recapitalization) with GEM deemed to be the accounting acquirer, and Ultronics Corporation the legal acquirer.

At a special meeting of stockholders held on January 29, 2007, the Board of Directors was given the authority to amend the Certificate of Incorporation to increase the number of authorized common shares, $.001 par value, from 200,000,000 to one billion, to combine shares of the Company’s common stock to effect a one for 30 reverse stock split of the common stock and to increase the number of authorized preferred stock, $.001 par value, from 50,000,000 to 100,000,000.  On February 14, 2007, the Company completed the reverse split of the outstanding common stock, par value $0.001 per share, by a ratio of 1-for-30.  All share and per share calculations and disclosures in this report have been retro-actively adjusted to reflect this reverse split as if it occurred at the beginning of the earliest period presented.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred a net loss of $7,149,709 and utilized cash in operating activities of $1,586,386 during the year ended December 31, 2008, and as of December 31, 2008 the Company had current liabilities exceeding current assets by $11,751,760 and a stockholders’ deficiency of $2,930,380. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management is continuing to raise capital through the issuance of debt and equity. In addition, management believes that the Company will begin to operate profitably due to improved operational results, cost cutting practices, and the completion of the integration of an acquisition made by the Company during 2008.  However, there can be no assurances that the Company will be successful in this regard or will be able to eliminate its working capital deficit or operating losses.  The accompanying consolidated financial statements do not contain any adjustments which may be required as a result of this uncertainty.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Principles of Consolidation

The consolidated financial statements include the accounts of General Environmental Management, Inc., a Nevada corporation, and it’s wholly owned subsidiaries, General Environmental Management, Inc., a Delaware corporation, GEM Mobile Treatment Services, Inc., a California corporation, Island Environmental Services, Inc., a California corporation and General Environmental Management of Rancho Cordova, LLC. Inter-company accounts and transactions have been eliminated.

(b)  Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make certain estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions will also affect the reported amounts of certain revenues and expenses during the reporting period.  Actual results could differ materially based on any changes in the estimates and assumptions that the Company uses in the preparation of its financial statements that are reviewed no less than annually.  Actual results could differ materially from these estimates and assumptions due to changes in environmental-related regulations or future operational plans, and the inherent imprecision associated with estimating such future matters.

(c) Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collection is reasonably assured.

The Company is a fully integrated environmental service firm structured to provide field services, technical services, transportation, off-site treatment, on-site treatment services, and environmental health and safety (“EHS”) compliance services.  Through our services, we assist clients in meeting regulatory requirements from the designing stage to the waste disposition stage. The technicians who provide these services are billed at negotiated rates, or the service is bundled into a service package.  These services are billed and revenue recognized when the service is performed and completed. When the service is billed, client costs are accumulated and accrued.

Our field services consist primarily of handling, packaging, and transporting a wide variety of liquid and solid wastes of varying amounts. We provide the fully trained labor and materials to properly package hazardous and non-hazardous waste according to requirements of the Environmental Protection Agency and the Department of Transportation. Small quantities of laboratory chemicals are segregated according to hazard class and packaged into appropriate containers or drums. Packaged waste is profiled for acceptance at a client’s selected treatment, storage and disposal facility (TSDF) and tracked electronically through our systems. Once approved by the TSDF, we provide for the transportation of the waste utilizing tractor-trailers or bobtail trucks. The time between picking up the waste and transfer to an approved TSDF is usually less than 10 days.  The Company recognizes revenue for waste picked up and received waste at the time pick up or receipt occurs and recognizes the estimated cost of disposal in the same period. For the Company’s TSDF located in Rancho Cordova, CA, costs to dispose of waste materials located at the Company’s facilities are included in accrued disposal costs.  Due to the limited size of the facility, waste is held for only a short time before transfer to a final treatment, disposal or recycling facility.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(d) Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist principally of cash and trade receivables.  The Company places its cash in what it believes to be credit-worthy financial institutions.  However, cash balances have exceeded FDIC insured levels at various times.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk in cash.

The Company’s trade receivables result primarily from removal or transportation of waste, and the concentration of credit risk is limited to a broad customer base located throughout the Western United States.

During the year ended December 31, 2008, two customers accounted for approximately 14% and 7% of revenues, respectively. During the year ended December 31, 2007, two customers accounted for approximately 17% and 10% of revenues. As of December 31, 2008, one customer accounted for 24% of accounts receivable. As of December 31,2007, two customers accounted for 25% and 11% of accounts receivable.

(e) Fair Value of Financial Instruments

Fair Value Measurements are determined by the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 157, “Fair Value Measurements” ("SFAS 157") as of January 6, 2008, with the exception of the application of the statement to non-recurring, non-financial assets and liabilities as permitted. The adoption of SFAS 157 did not have a material impact on the Company's fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. SFAS 157 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1- Quoted prices in active markets for identical assets or liabilities.
Level 2- Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.
Level 3- Unobservable inputs based on the Company's assumptions.

SFAS 157 requires the use of observable market data if such data is available without undue cost and effort.

(f) Cash

Cash in bank and short term investments with maturities fewer than thirty days are recorded as cash balances.

(g) Trade Receivables

Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. At December 31, 2008, trade receivables had a net balance in the amount of $6,729,743 net of an allowance of $174,834. At December 31, 2007, trade receivables had a net balance in the amount of $6,495,736 net of an allowance of  $236,781.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(h) Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed using the straight line method based on the estimated useful lives of the assets, generally as follows:

Transportation	5 Years
Equipment	5 – 7 Years
Furniture and fixtures	5 – 7 Years
Building and Improvements	20 - 40 Years

Leasehold improvements are amortized over the shorter of the useful lives of the related assets, or the lease term. In accordance with the Company’s operating permit for the fully permitted Treatment, Storage, and Disposal Facility in Rancho Cordova, California , the Company is liable for certain costs involving the ultimate closure of the facility.  These expenses include costs of decommissioning, remediation, and incremental direct administration costs to close the facility. The Company accounts for these costs based on SFAS No. 143, “Accounting for Asset Retirement Obligations”, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and capitalized as part of the carrying amount of the long-lived asset.  When a liability is initially recorded, the Company capitalizes the cost by increasing the carrying value of the related facility (long-lived asset).  Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the facility.  Upon settlement of the liability, a gain or loss will be recorded.  The Company recorded asset retirement liabilities of $2,013 in 2008 and $2,013 in 2007.

(i) Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets pursuant to SFAS No. 142, Goodwill and Other Intangible Assets.  Goodwill represents the excess of the purchase price of an acquired company over the fair value of the identifiable assets acquired and liabilities assumed. Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms.  Goodwill and intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset’s estimated fair values with its carrying value, based on cash flow methodology.  If any losses are determined to exist they are recorded in the period when such impairment is determined.

The provisions of SFAS No. 142 state that goodwill of a reporting unit must be tested for impairment on an annual basis or at any other time during the year if events occur or circumstances change that would indicate that it is more likely than not that the fair value of the reporting unit has been reduced below its carrying amount. Circumstances that could trigger an impairment test include; a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; the loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed of; the results of testing for recoverability of a significant asset group within a reporting unit, and the recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit. Based upon management’s assessment, there are no indicators of impairment of its goodwill or intangibles at December 31, 2008 or 2007.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(j) Impairment of Long-Lived Assets

Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, established guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. The Company periodically reviews, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined. Based upon management’s assessment, there are no indicators of impairment of its long lived assets at December 31, 2008 or 2007.

(k)  Deferred Rent

Certain of the Company’s operating leases contain predetermined fixed increases in the minimum rental rate during the initial lease term and/or rent holiday periods. For these leases, the Company recognizes the related rental expense on a straight-line basis beginning on the date the property is delivered.  The difference between the amount charged to expense and the rent paid is recorded as deferred rent, and included in current liabilities.

(l) Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred income tax assets and liabilities are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to the difference between the financial statement carrying amounts and the tax bases of certain assets and liabilities.  Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year.

(m) Stock Compensation Costs

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remained unvested on the effective date. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF No. 00-18: “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The fair value of each option on the date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	2008	2007
Risk free rate of return	4.78%	4.78%
Option lives in years	8.0	8.0
Annual volatility of stock price	33.17%	83.5%
Dividend yield	--%	--%

(n) Net Loss per Share

Statement of Financial Accounting Standards No. 128, "Earnings per Share", requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").  Basic income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period.

These potentially dilutive securities were not included in the calculation of loss per share for the years ended December 31, 2008 and 2007 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive.  Accordingly, basic and diluted loss per share is the same for the years ended December 31, 2008 and 2007.

At December 31, 2008 and 2007, potentially dilutive securities consisted of convertible preferred stock, outstanding common stock purchase warrants, convertible debt and stock options to acquire an aggregate of 16,497,553 shares and 11,779,969 shares, respectively.

(o) Recent Accounting Pronouncements

References to the “FASB”, “SFAS” and “SAB” herein refer to the “Financial Accounting Standards Board”, “Statement of Financial Accounting Standards”, and the “SEC Staff Accounting Bulletin”, respectively.

In December 2007, the FASB issued FASB Statement No. 141 (R), “Business Combinations” (FAS 141(R)), which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business.  Statement 141 (R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  Earlier adoption is prohibited.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This Statement requires enhanced disclosures about an entity’s derivative and hedging activities, including (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133,  “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”.  SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently.  SFAS No. 160 also requires that any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated.  SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements.  The presentation and disclosure requirements are applied retrospectively for all periods presented.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin  (“SAB") No. 110 to permit entities, under certain circumstances, to continue to use the “simplified” method, in developing estimates of expected term of “plain-vanilla” share options in accordance with SFAS No. 123 (R) Share-Based Payment. SAB No. 110 amended SAB No. 107 to permit the use of the “simplified” method beyond December 31, 2007. The Company continues to use the “simplified” method and will do so until more detailed relevant information about exercise behavior becomes readily available.

In April 2008, the FASB issued Staff Position No. FAS 142-3 which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.” The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 (revised 2007), Business Combinations, and other U.S. generally accepted accounting principles (GAAP).

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The FASB does not believe this Statement will result in a change in current practice. SFAS 162 is effective November 15, 2008.

The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s consolidated results of operations, financial position, or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

3.   ACQUISITION

On August 31, 2008, the Company entered into a stock purchase agreement with Island Environmental Services, Inc. of Pomona, California ("Island"), a privately held company, pursuant to which the Company acquired all of the issued and outstanding common stock of Island, a California-based provider of hazardous and non-hazardous waste removal and remediation services to a variety of private and public sector establishments. In consideration of the acquisition of the issued and outstanding common stock of Island, the Company paid $2.25 million in cash to the stockholders of Island and issued $1.25 million in three year promissory notes (“Notes”, see note 9).  Other consideration is payable based on the performance of the acquired entity.  The Notes bear interest at 8%, payable quarterly, and the entire principal is due 36 months after closing. As a result of the agreement, Island became a wholly-owned subsidiary of the Company.

The acquisition of Island has been accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations,” and the operations of the company have been consolidated since September 1, 2008, the effective date of the acquisition. The $3.5 million purchase price was allocated as follows based upon the fair value of the acquired assets, as determined by management with the assistance of an independent valuation firm to determine the components of the acquired business.

Current assets and liabilities	$809,339
Property and Equipment	2,759,220
Total	$3,568,559

The Company allocated the excess of net assets acquired to property and equipment based upon a preliminary valuation. The Company has not yet finalized the purchase price allocation which may change upon the completion of a final analysis of assets and liabilities.

There is also an accelerated note payment and a contingent earn-out which could be payable to the sellers upon the recapture by Island of EBITDA in excess of $1,100,000 during the twelve month period following the acquisition.  A contingent earn-out of up to $3,750,000 could be made to the sellers if the EBITDA is greater than $1,100,000 and up to a maximum EBITDA of $2,500,000 is achieved.  If the EBITDA is not achieved, the current note payable of $1,250,000 will have an accelerated payment due of $750,000 in September, 2009 and no contingent earn-out will be made.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The following sets out the pro forma operating results for the year ended December 31, 2008 and 2007 for the Company had the acquisition occurred as of January 1, 2007:

	Pro Forma (Unaudited) Years ended December 31,
	2008	2007
Net sales	$42,162,233	$38,154,055

Cost of sales	33,514,560	28,436,331

Gross profit	8,647,673	9,717,724

Operating expenses	12,457,460	16,429,236

Operating loss	(3,809,787)	(6,711,512)

Other income (expense):
Interest income	54,597	97,277
Interest expense and amortization of deferred financing costs	(4,701,849)	(2,548,609)
Cash to induce conversion of related party debt	-	(6,797,639)
Other non-operating income	119,744	112,333

Net Loss	$(8,337,295)	$(15,848,150)

Loss per weighted average share, basic and diluted	$(.66)	$(1.53)

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

4. PROPERTY AND EQUIPMENT

Property and Equipment consists of the following as of December 31, 2008 and 2007:

	2008	2007
Land	$905,000	$905,000
Building and improvements	1,140,656	1,074,642
Vehicles	2,687,128	849,783
Equipment and furniture	411,064	369,218
Warehouse equipment	5,277,892	2,561,858
Leasehold improvements	242,678	8,047
Asset retirement obligations	35,846	35,846
	10,700,264	5,804,394
Less accumulated depreciation and amortization	2,917,056	1,854,141
Property and equipment net of accumulated depreciation and amortization	$7,783,208	$3,950,253

Property and equipment includes assets under capital lease with a cost of $3,248,546 and $1,590,480 and accumulated depreciation of $805,912 and $248,678 as of December 31, 2008 and 2007, respectively.

Depreciation expense was $1,062,960 and $606,054 for the years ended December 31, 2008 and 2007 respectively.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

5.  GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2008 and 2007:

	2008	2007
Rancho Cordova – permits	$475,614	$475,659
Prime acquisition – customers	400,422	400,422
K2M Acquisition – customers	438,904	438,904
K2M Acquisition – permits	27,090	27,090
Total Cost	1,342,030	1,342,075
Accumulated amortization	(477,249)	(314,031)
	$864,781	$1,028,044

Amortization expense was $163,218 and $163,173 for the years ended December 31, 2008 and 2007 respectively

Permit costs arising from the Rancho Cordova acquisition have been capitalized and are being amortized over 35.5 years, the life of the permit, including expected renewal periods.

On August 1, 2004, the Company entered into a Purchase Agreement to acquire certain assets and liabilities of Firestone Environmental Services, Inc. dba Prime Environmental Services, Inc. and Firestone Associates Inc. dba Firestone Energy Company (Prime), a privately held company. Customer relationships resulting from the Prime acquisition have been capitalized and are being amortized over five years, its expected actual life.

In March 2006, the Company acquired all of the issued and outstanding common stock of K2M Mobile Treatment Services, Inc. of Long Beach, California ("K2M"), a privately held company. The Company allocated the excess of net assets acquired to customer relationships and permits and is amortizing  these amounts over five years.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Future annual amortization under these intangible assets at December 31, 2008 is as follows:

Year Ended December 31,	Amount
2009	$163,218
2010	163,218
2011	163,218
2012	13,398
2013	13,398
Thereafter	348,331
$864,781

Goodwill consists of the following at December 31, 2008 and 2007:

	2008	2007
Goodwill – Prime Acquisition	$84,505	$84,505
Goodwill – K2M Acquisition	861,614	861,614
	$946,119	$946,119

6.   RELATED PARTY TRANSACTIONS

The Company entered into several transactions with General Pacific Partners (“GPP”), a company operated by a prior member of the Board of Directors of the Company’s wholly owned subsidiary, General Environmental Management, Inc. of Delaware.  GPP owns approximately 5% of the Company’s common stock at December 31, 2008.  The following summarizes the transactions with GPP during the years ended December 31, 2008 and 2007.

Advances to Related Parties

Advances to related parties consists of the following at December 31, 2008 and 2007:

	2008	2007
Notes from GPP	$472,500	$-
Financing Fees	250,000	-
Accrued Interest	93,692	31,871
Valuation Discount	(109,324)	-
	$706,868	$31,871

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

During February and March 2008, General Pacific Partners made two unsecured advances to the Company totaling $472,500. The proceeds were used for working capital purposes. The rate of interest on the advances is 10% per annum. The funds were originally due six months from the date of issuance. On June 30, 2008 the maturity date was extended an additional six months to February 14, 2009 and March 19, 2009. As of December 31, 2008, $472,500 remained outstanding. In connection with the note extension the Company issued (i) 200,000 shares of its common stock valued at $220,000 and, (ii) a warrant to purchase up to 225,000 shares of its common stock at a price of $0.60 for a period of seven (7) years. The Company valued the warrants at $222,500 using a Black - Scholes option pricing model.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 75.88 % and an expected term for the warrants of 7 years.  The value of the common shares of $220,000 and value of the warrants of $222,500 has been reflected by the Company as a valuation discount at issuance and offset to the face amount of the Notes.  The Valuation discount is being amortized to interest expense over the life of the loan based upon the effective interest method. Finance costs for the year ending December 31, 2008 includes $333,176 for amortization of this discount, and the unamortized valuation discount was $109,324 at December 31, 2008.

During the year ended December 31, 2008, GPP provided services related to the financing completed with CVC California, LLC. Pursuant to these services the Company agreed to pay GPP $250,000 and issue to them a warrant to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $.60 for a period of six years valued at $179,982 using the Black-Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 78.57% and an expected term for the warrants of 6 years. The value of the warrant and the cash paid has been reflected as part of deferred financing fees on the accompanying balance sheet at December 31, 2008.

Letter of Credit Services

On July 1, 2008 the Company entered into an agreement with GPP wherein GPP would provide letters of credit to support projects contracted to GEM. The fees under the agreement consisted of (i) a commitment fee of 2% of the value of the letter of credit, (ii) interest at a rate to be negotiated, and (iii) a seven year warrant to purchase shares of the Company’s common stock at $0.60 per share.

During the year ended December 31, 2008 the Company accrued $19,945 in fees and issued to GPP a warrant to purchase 64,500 shares of the Company’s common stock related to a letter of credit issued and released during the year. The Company valued the warrants at $57,405 using a Black - Scholes option pricing model and reflected such cost as a financing cost.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 87.87 % and an expected term for the warrants of 7 years.

Software Support

During the year ended December 31, 2008, the Company entered into a three year agreement with Lapis Solutions, LLC, (Lapis) a company managed by a prior member of the Board of Directors of the Company’s wholly owned subsidiary, General Environmental Management, Inc. of Delaware, wherein Lapis would provide support and development services for the Company’s proprietary software GEMWARE. Services costs related to the agreement total $10,800 per month. As of December 31, 2008, $92,555 of the fees had been prepaid to Lapis. As additional consideration for the support and development services agreement, the Company issued Lapis a seven year warrant to purchase 35,000 shares of the Company’s common stock at $1.05 per share. These warrants were valued at $29,050 using the Black - Scholes valuation model and such cost was recognized as an expense.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 87.87 % and an expected term for the warrants of 7 years.

Advisory fees

During the year ended December 31, 2007 the Company incurred $90,500 in fees for advisory services provided by General Pacific Partners (“GPP”). As of December 31, 2007 all amounts owed to General Pacific Partners for fees related to advisory services had been paid.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

On February 1, 2007, the Company entered into a twelve month advisory agreement with GPP.  The fees under the agreement consisted of an initial cash fee of $55,500, expenses of $35,000, the issuance of 426,500 shares of its common stock, valued at $507,535, and a seven year warrant to purchase 450,000 shares of the Company’s common stock at $0.60 per share. The Company valued the warrants at $357,750 using a Black - Scholes option pricing model.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 33.17 % and an expected term for the warrants of 7 years. The Company also agreed to modify certain terms of two sets of warrants issued during 2006 including the modification of the exercise price (from $1.20  per share to $0.60 per share) and the life of the warrants (from 5.5 years to 6.5 years).  The second set of warrants included the modification of the life of the warrants (from 1.75 years to 6.75 years).  The Company valued the modification of these warrants as $136,082 which was based on the difference of the warrant before and after the modification. For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 33.17% and an expected term for the warrants of 6.5 and 6.75 years.  The Company reflected an aggregate charge of $1,091,867 during the year ended December 31, 2007 relating to these transactions.

On March 31, 2007 General Pacific Partners agreed to convert $220,000 of accrued advisory fees and expenses into 184,874 shares of common stock based upon the existing fair value of the Company’s common stock.   As an inducement to convert, the Company issued GPP a seven year warrant to purchase 55,462 shares of the Company’s common stock at $0.60 per share. These warrants were valued at $44,092 using the Black - Scholes valuation model and such cost was recognized as an expense.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 33.17 % and an expected term for the warrants of 7 years.

Issuance and conversion of assignable notes

From December 2006 through October 2007 General Pacific Partners made several unsecured advances to the Company utilizing assignable notes totaling $3,897,984. With the approval of the Board of Directors, the Company offered holders of the assignable notes the ability to convert the notes to common stock at a value of $1.20 per share, and during the year ended December 31, 2007, $3,933,861 of these notes and accrued interest were converted into 3,278,250 shares of common stock. The fair value of the shares at the time of conversion was $8,679,689 resulting in a cost to induce conversion of debt of $4,745,828.  As a further inducement to convert, the holders were issued 974,503 two year warrants to purchase a number of shares equal to 30% of the number of shares they will receive upon conversion of the principal note amount due to them at an exercise price of $0.60. The Company valued the warrants at $2,051,811 using a Black - Scholes option pricing model.

The aggregate value of common stock and warrants issued of $10,731,500 in excess of the notes payable and accrued interest exchanged of $3,933,861 was $6,797,639 and was reflected as costs to induce conversion of debt in the accompanying statement of operations for the year ended December 31, 2007.

As of December 31, 2007, all of these unsecured advances have been converted to common stock and no further amounts were due.

Related Party Lease Agreement

During the third quarter ended September 30, 2007, the Company entered into a lease for $180,846 of equipment with current investors of the Company.  The lease transaction was organized by General Pacific Partners, a related party, with these investors.  The lease has been classified as a capital lease and included in property and equipment (See note 9) and requires payments of $4,000 per month beginning August 1, 2007 through 2012.  As an inducement to enter into the lease, the Company issued the leasing entity 100,000 two year warrants to purchase common stock at $1.20. These warrants were valued at $187,128 using the Black - Scholes valuation model and such cost will be amortized to expense over the life of the lease.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 56.60 % and an expected term for the warrants of 2 years.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

7.   SECURED FINANCING AGREEMENTS

During the period 2006 through 2008, the Company entered into a series of financings with Laurus Master Fund (“Laurus”) and CVC California, LLC (“CVC”). The amounts due under these financings at December 31, 2008 and December 31, 2007 are as follows:

	December 31,	December 31,
	2008	2007
(a) Secured notes from Laurus and affiliated entities	$-	$6,413,605
(b) Secured Notes from CVC California	13,547,909	-
Valuation Discount	(3,181,365)	(2,042,192)
	10,366,544	4,371,413
Less current portion	(10,366,544)	(662,719)
Financing agreement, net of current portion	$0	$3,708,694

(a) Secured notes from Laurus Master Fund and affiliated entities.

On March 3, 2006, General Environmental Management, Inc. entered into an agreement with Laurus Master Fund, Ltd. dated as of February 28, 2006, whereby the Company issued to Laurus a secured convertible term note ("Note") in the principal amount of $2.0 million and a Secured Non-Convertible Revolving Note (“Revolving Note”) of up to $5.0 million.  On October 31, 2007, General Environmental Management, Inc entered into an agreement with Laurus Master Fund, Ltd. ("Laurus"), LV Administrative Services, Inc. (“LV Admin”), Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV II, Corp. (“Valens”), whereby the Company issued to these companies secured convertible term notes ("Valens Notes") in the principal amount of $1.25 million.

(i). Under terms of the initial agreement, the principal amount of the Note carried an interest rate of prime plus three and one half percent, subject to adjustment, and such interest was payable monthly. The Company also was required to make monthly principal payments in the amount of $60,606, commencing June 1, 2006, until its maturity on February 28, 2009, as well as monthly interest payments in the amount of prime plus 3.5%, but in no event less than 8% per annum.  On October 31, 2007, the Company entered into an Amendment of, and Joinder to, Existing Financing Documents with Laurus Master Fund Ltd., wherein the Company’s principal payment for the convertible term loan under Secured Convertible Term Loan agreement was changed as follows (i) Monthly principal payment was reduced from $60,606 to $30,303 (from February 2008 to February 2009), (ii) 4-months grace period for principal payment (monthly payment started in March 2008), (iii) Interest is to be paid monthly (based on prime +3.5%), and; (iv) Balloon payment in February 2009 for the remaining balance of the loan. As of December 31, 2007, the Company had outstanding borrowings of $973,623 against the note.

(ii). The revolving note allowed the Company to borrow a maximum amount of $5,000,000, based on a borrowing base of 90% of all eligible receivables, which were primarily accounts receivables under 90 days. The interest rate on this line of credit was in the amount of prime plus 3.5%, but in no event less than 8% per annum. As of December 31, 2007, the Company had outstanding borrowings of $4,194,771 against the Revolving Note.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(iii). The principal amount of the $1,250,000 Valens Notes and accrued interest thereon was convertible into shares of its common stock at a price of $2.78 per share, subject to anti-dilution adjustments. Under the terms of the Note, monthly principal payment amount of approximately $30,303, plus the monthly interest payment (together, the "Monthly Payment"), was payable in either cash or, if certain criteria were met, including the effectiveness of a current registration statement covering the shares of its common stock into which the Note is convertible, through the issuance of its common stock. Valens and Valens US had the option to convert the entire principal amount of the Note, together with interest thereon, into shares of its common stock, provided that such conversion did not result in Valens and Valens US beneficially owning at any one time more than 9.99% of its outstanding shares of common stock. The balance outstanding under these notes at December 31, 2007 was $1,245,210.

The Notes were secured by all of the Company’s assets and the assets of its direct subsidiary, General Environmental Management, Inc. (Delaware) and its direct subsidiary, General Environmental Management of Rancho Cordova LLC, a California Limited Liability Company (including the real property owned by General Environmental Management of Rancho Cordova LLC), as well as by a pledge of the equity interests of General Environmental Management, Inc. (Delaware), GEM Mobile Treatment Services, Inc. (California) and General Environmental Management of Rancho Cordova LLC.

The aggregate amount due under these notes at December 31, 2007 was $6,413,605. On September 4, 2008 the entire amount due on these notes was paid in full with the proceeds of CVC notes described below.

In connection with the above financings, the Company paid to Laurus closing fees of $326,193, and issued to Laurus 1,099,994 warrants initially valued in the aggregate at $2,000,243, and determined the aggregate beneficial conversion feature of the convertible notes to be $1,368,397. The closing fees, the value of the warrants and the calculated beneficial conversion feature was reflected by the Company as a valuation discount and offset to the face amount of the Notes, and was being amortized to interest expense over the life of the loan based upon the effective interest method. Unamortized valuation discount was $2,042,192 as of December 31, 2007. The remaining balance of the valuation discount was fully amortized in 2008 as part of the new financing agreement with CVC California described below.

In conjunction with the above financings, the Company also incurred fees to various investment advisors that facilitated the transaction, including the issuance of shares of our common stock and issuance of warrants. The fees paid to the finders and the value of the warrants issued to the finders were reflected as deferred financing costs in the accompanying balance sheet and were amortized over the life of the loan.    Unamortized deferred financing fees were $394,082 as of December 31, 2007. The remaining balance of deferred financing fees was fully amortized in 2008 as part of the new financing agreement with CVC California described below.

(b) Note Agreements with CVC California

On September 4, 2008 General Environmental Management, Inc. (the “Company”) entered into a series of agreements with CVC California, LLC, a Delaware limited liability company (“CVC”), each dated as of August 31, 2008, whereby the Company issued to CVC (i) a secured convertible term note ("Note") in the principal amount of $6.5 million and (ii) a secured non-convertible revolving credit note ("Revolving Note") of up to $7.0 million; (iii) 6 year warrants  to purchase 1,350,000 shares of our common stock at a price of $0.60 per share; (iv) 6 year warrants to purchase 1,350,000 shares of our common stock at a price of $1.19 per share; and, (v) 6 year warrants to purchase 300,000 shares of our common stock at a price of $2.25 per share.   The principal amount of the Note carries an interest rate of nine and one half percent, subject to adjustment, with interest payable monthly commencing October 1, 2008. The Note further provides that commencing on April 1, 2009, the Company will make monthly principal payments in the amount of $135,416 through August 31, 2011. Although the stated principal amount of the Term Loan was $6,500,000, the Lender was only required to fund $5,000,000, with the difference being treated as a discount to the note.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(i). The principal amount of the Note and accrued interest thereon is convertible into shares of our common stock  at a price of $3.00 per share, subject to anti-dilution adjustments. Under the terms of the Note, the monthly principal payment amount of approximately $135,416 plus the monthly interest payment  (together, the "Monthly Payment"), is payable in either cash or, if certain criteria are met, including the effectiveness of a current registration statement covering the shares of our common stock into which the Note is convertible, through the issuance of our common stock. The Company has agreed to register all of the shares that are issuable upon conversion of the Note and exercise of warrants. As of December 31, 2008 the Company had an outstanding balance of $6,500,000 under the note.

(ii). The revolving note allows the Company to borrow a maximum amount of $7,000,000, based on a borrowing base of 90% of all eligible receivables, which are primarily accounts receivables under 90 days. The interest rate on this line of credit is in the amount of prime plus 2.0%, but in no event less than 7% per annum. The Revolving Note is secured by all assets of the Company and is subject to the same security agreement as discussed below. The note is due August 31, 2011. As of December 31, 2008 the Company had an outstanding balance of $7,047,909 (including accrued interest) under the revolving note.  We project that the Company will maintain a minimum balance of $6,500,000 under the revolving note.

The Notes are secured by all of our assets and the assets of our direct subsidiary, General Environmental Management, Inc. (Delaware) and its direct subsidiaries, General Environmental Management of Rancho Cordova LLC, a California Limited Liability Company (including the real property owned by General Environmental Management of Rancho Cordova LLC), GEM Mobile Treatment Services Inc., Island Environmental Services, Inc. as well as by a pledge of the equity interests of General Environmental Management, Inc. (Delaware), General Environmental Management of Rancho Cordova LLC, GEM Mobile Treatment Services Inc. and Island Environmental Services, Inc.

In connection with the CVC financing, the Company paid closing fees of $405,000 and issued warrants to acquire an aggregate of 3,000,000 shares of our common stock as described above to CVC. The Company calculated that the fair value of the warrants issued was $1,674,036, based upon the relative value of the Black Scholes valuation of the warrants and the underlying debt amount.  For the Black Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 78.57% and an expected term for the warrants of 7 years. The closing fees of $405,000 paid to CVC, the relative value of the warrants of $1,674,036 and the $1,500,000 discount on issuance has been reflected by the Company as a valuation discount at issuance and offset to the face amount of the Notes.  The Valuation discount is being amortized to interest expense over the life of the loan based upon the effective interest method.  Financing costs for the year ended December 31, 2008 includes amortization of $397,671 relating to the discount, and unamortized valuation discount was $3,181,365 at December 31, 2008.

The Company is subject to various negative covenants with respect to the Revolving Credit and Term Loan Agreement (the "Agreement") with CVC California, LLC (the "Lender").  The Company is in compliance with all the covenants in the Agreement, except under Section 6.18 of the Agreement.  Section 6.18 requires that EBITDA of the Company not be less than (a) $1,000,000 for the fiscal quarter ending September 30, 2008, (b) $2,000,000 for the two (2) consecutive fiscal quarters ending December 31, 2008, (c) $3,000,000 for the three (3) consecutive fiscal quarters ending March 31, 2009, or (d) $4,000,000 in any four (4) consecutive fiscal quarters ending on or after June 30, 2009; provided, however, that it shall not be an Event of Default if actual EBITDA in any measuring period is within 10% of the required minimum EBITDA for such measuring period as set forth in this Section 6.18, so long as actual EBITDA for the next succeeding measuring period hereunder is equal to or greater than the required EBITDA for such.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

For the fiscal quarter ending September 30, 2008, the Company had EBITDA that was within 10% of the required minimum EBITDA for such measuring period but was not able to achieve the EBITDA required in the next succeeding measuring period.

The Agreement provides that upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (a) the Notes, and any and all other Obligations, shall, at the Lender’s option become immediately due and payable, both as to principal, interest and other charges, (b) all outstanding Obligations under the Notes, and all other outstanding Obligations, shall bear interest at the default rates of interest provided in certain promissory Notes (the "Notes"), (c) the Lender may file suit against the Company on the Notes and against the Company and the Subsidiaries under the other Loan Documents and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (d) the Lender shall have the right, in accordance with the Security Documents, to exercise any and all remedies in respect of such or all of the Collateral as the Lender may determine in its discretion (without any requirement of marshalling of assets or other such requirement, all of which are hereby waived by the Borrower), and (e) the Revolving Credit Commitment shall, at the Lender’s option, be immediately terminated or reduced, and the Lender shall be under no further obligation to consider making any further Advances.

As of April 13, 2009, the Lender has not taken any action with regard to the default under Section 6.18 of the Agreement. The Company is in discussions with the Lender to obtain a waiver of the Default and continues to operate in the normal course of business and receive advances under the Revolving Credit Commitment.

Based on the technical nature of the default, the Company has reclassified the outstanding debt to CVC California, LLC to current liabilities on the balance sheet.

Future annual maturities under these notes payable at December 31, 2008 are as follows:

Year Ended December 31,	Amount
2009	$13,547,909
2010	-
2011	-
Total	$13,547,909

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

8.   CONVERTIBLE NOTES PAYABLE

During the period March 4, 2004 through June 22, 2004, the Company entered into a Loan and Security Agreement with several investors to provide the funding necessary for the purchase of the Transfer Storage Disposal Facility (TSDF) located in Rancho Cordova, California.  The notes are secured by the TSDF, carry an interest rate of eight percent (8%) per annum, and principal and interest are convertible at $30.00 per share into common stock.  In addition, the note holders were issued warrants to purchase common stock.  The notes were initially due June 30, 2009, but have been extended to September 30, 2011.  As of December 31, 2008, notes payable of $422,500 plus accrued interest of $67,105 remain outstanding. As of December 31, 2007, notes payable of $500,000 plus accrued interest of $20,208 were outstanding. During the year ended December 31, 2007 accrued interest of $148,750 was converted to 125,000 shares of common stock.

9.   LONG TERM OBLIGATIONS

Long term debt consists of the following at December 31, 2008 and December 2007:

	December 31, 2008	December 31, 2007
(a) Vehicle note	$12,865	$22,303
(b) Notes Payable, Alliance	-	1,250,000
(c) Equipment notes	67,102	97,628
(d) Notes Payable, Island Acquisition	1,250,000	-
	1,329,967	1,369,931
Loan Discount	-	(15,625)
	1,329,967	1,354,306
Less current portion	794,278	1,274,464
Notes payable, net of current portion	$535,689	$79,842

(a) Vehicle note payable is due in monthly installments of $815 including interest at 1.9% per annum, through April 2010. The note is secured by a vehicle.

(b)  On September 12, 2005, our wholly owned subsidiary, General Environmental Management of  Rancho Cordova, LLC, (“GEM LLC”) entered into a $1.25 million secured, long-term financing arrangement with The Alliance Portfolio (the “2005 Loan”). The loan was secured by real estate.

The terms of the loan provided that GEM LLC will pay monthly payments of interest only from November 1, 2005 through October 1, 2008, with the principal balance due on October 1, 2008.  The 2005 Loan may be prepaid without premium or penalty after the twelfth month. If the 2005 Loan was prepaid prior to the twelfth month, then the prepayment penalty was 6 months interest on any principal prepaid in excess of 20% of the principal. Subject to the terms and conditions of the loan documentation, interest was due on the unpaid principal balance of the 2005 Loan at a rate of 12.99% per annum until June 1, 2007, at which time the interest rate may rise based upon a formula set forth in the loan documentation. The interest rate reset to 14.07% on June 1, 2007. In no event will the interest rate be less than 12.99% per annum. In connection with obtaining the loan, the Company paid a $62,500 loan origination fee which was being amortized over the term of the loan. The balance of the loan was paid off in September 2008 as part of the new financing agreement with CVC California, LLC (see note 7).

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(c) The equipment note is for equipment utilized by GEM Mobile Treatment Services. The note requires monthly payments of $3,417 with an interest rate of 12.35% and matures in October 2010. The note is secured by the equipment.

(d) On August 31, 2008, the Company entered into a stock purchase agreement with Island Environmental as detailed in Note 3.  As part of the consideration for the purchase the Company, issued two three year promissory notes totaling $1.25 million.

The first note is payable to the former owners in the amount of $1,062,500.  The second note is payable to NCF Charitable Trust in the amount of $187,500.  The notes bear interest at eight percent (8%) with interest only payments payable quarterly and the entire balance of interest and principal payable August 31, 2011.  The notes shall provide that there shall be a partial principal payment at the end of August 31, 2009 of up to $637,500 with respect to the note in favor of the sellers and $112,500 with respect to the note in favor of NCT.

The current note payable of $1,250,000 could have an accelerated payment due of $750,000 in September 2009.  The accelerated note payment could be payable to the sellers if EBITDA in excess of $1,100,000 during the twelve month period following the acquisition is not achieved.  Based on the Company’s current assessment, it is likely that the target EBITDA will not be achieved and the accelerated payment has been classified as current in the financial statements.

Future annual maturities under these notes payable at December 31, 2008 are as follows:

Year Ended December 31,	Amount
2009	$794,278
2010	35,689
2011	500,000
$1,329,967

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

10.   OBLIGATIONS UNDER CAPITAL LEASES

The Company has entered into various capital leases for equipment with monthly payments ranging from $598 to $26,560 per month, including interest, at interest rates ranging from 8.5% to 19.7% per annum. At December 31, 2008, monthly payments under these leases aggregated $51,573. The leases expire at various dates through 2013. The amounts outstanding under the capital lease obligations were $2,374,861 and $1,233,935 as of December 31, 2008 and 2007, respectively.

Minimum future payments under capital lease obligations are as follows:

Years Ending December 31,	Amount
2009	$893,149
2010	723,857
2011	679,137
2012	571,962
2013	193,361
Thereafter	56,274
Total payments	3,117,740
Less: amount representing interest	(742,879)
Present value of minimum lease payments	2,374,861
Less: current portion	(623,007)
Non-current portion	$1,751,854

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

11.   STOCKHOLDERS’ EQUITY

Common Stock for Services

On October 9, 2008, a consultant to the Company agreed to convert $13,150 in fees into 12,524 shares of common stock based upon the fair value of the stock at the date of the agreement.

During the year ended December 31, 2007, Ascendiant Securities LLC, an advisor to the Company, agreed to convert $312,768 in advisory fees and expenses into 260,641 shares of common stock based upon the fair value of the stock at the date of the agreement. In addition, a consultant to the Company agreed to convert $138,834 of accrued services performed in conjunction with acquisitions and advisory services performed during 2006 into 116,667 shares of common stock based upon the fair value of the stock at the date of the agreement.

During the year ended December 31, 2007, a consultant to the Company agreed to convert $22,690 in expenses into 8,251 shares of common stock based upon the fair value of the stock at the date of the agreement.  On December 31, 2007, Patrick Lund, legal counsel for the Company, agreed to convert $76,250 in legal fees into 44,853 shares of the company’s common stock based upon the fair market value of the stock at the date of the agreement.

Issuance of Common Stock on Exercise of Stock Options

On July 27, 2007 one employee exercised 100 options granted under the Company’s 2007 Employee Stock Option Plan resulting in net proceeds to the Company of $119.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Issuance of Common Stock on Conversion of Interest

During the year ended December 31, 2007, holders of convertible notes issued during 2004 and 2006, agreed to convert $196,772 of accrued interest into 165,083 shares of common stock based upon the fair value of the stock at the date of the conversion.

Issuance of Warrants for Services

In March 2007, the Board of Directors awarded 2,085,000 fully vested warrants to purchase common stock of the Company to various individuals and consultants.  These awards included 650,000 warrants to the Chairman of the Board, 500,000 warrants to the Chief Financial Officer, 35,000 warrants to the Chairman of the Audit committee, 400,000 warrants to Revete Capital Partners, LLC, a consultant to the Company and 500,000 shares to Extend Services Pty Ltd., also a consultant to the Company. The warrants are exercisable at $1.19 per share and have a 7 year life as noted per the Company’s board approval. The value of these warrants was calculated at $1,248,645 and included in the statement of operations for the year ending December 31, 2007.  For the Black Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78 % and expected volatility of 33.17 % based on  valuation report dated March 1, 2007.

On December 31, 2008 the Board of Directors awarded 187,500 fully vested warrants to purchase common stock of the Company to a former Vice President. A portion of the warrants are exercisable at $1.19 per share with the balance exercisable at $1.70 per share. All warrants have a five (5) year term. The value of these warrants was calculated at $70,625 and included in the statement of operations for the year ending December 31, 2008.  For the Black Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78 % and expected volatility of 78.66%.

Preferred Stock

Series B Preferred Stock

During the period September 1, 2006 to December 5, 2006, the Company raised $2,308,171 (net of offering costs of $147,330) through the issuance of 2,455,500 units of Series B convertible preferred stock.  Each unit consists of one share of Series B Convertible Preferred Stock convertible into .67 shares of common stock.

On January 31, 2007 the Board of Directors authorized the conversion of the Series B Convertible Preferred Stock into 2,067,106 shares of the Company’s common stock.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

12.   STOCK OPTIONS AND WARRANTS

Stock Options

Prior to acquisition by the Company, General Environmental Management, Inc. of Delaware’s Board of Directors approved and implemented the 2005 Stock Option Plan (the “2005 Plan”).  The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 88,117 shares.

On March 28, 2007 the Board of Directors approved and implemented the 2007 Stock Option Plan (the “2007 Plan”).  The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 5,500,000 shares.

The Company issues stock options to employees, directors and consultants under the 2007 Stock Option Plan.  Employee and Non-employee options vest according to the terms of the specific grant and expire 8 years from date of grant.  Stock option activity for the years ended December 31, 2008 and 2007 was as follows:

		Weighted Avg.
	Options	Exercise Price
Options outstanding, January 1, 2007	67,067	$28.20
Options granted	5,233,268	1.33
Options exercised	(100)	1.19
Options cancelled	(300,042)	2.10
Options, December 31, 2007	5,000,193	1.64
Options granted	173,000	1.35
Options exercised	-	-
Options cancelled	(385,853)	1.44
Options outstanding, December 31, 2008	4,787,340	$1.65
Options exercisable, December 31, 2008	3,183,704	$1.75

The options had no intrinsic value at December 31, 2008.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Options outstanding at December 31, 2008 and the related weighted average exercise price and remaining life information is as follows:

Range of exercise prices	Total options outstanding	Weighted average remaining life in years	Total weighted average exercise price	Options exercisable	Exercisable weighted average exercise price
$30.00	36,870	4.17	$30.00	36,115	$30.00
48.00	134	4.25	48.00	120	48.00
39.00	9,335	4.50	39.00	7,936	39.00
35.10	451	4.75	35.10	361	35.10
25.80	2,501	5.25	25.80	1,751	25.80
6.60	5,838	5.58	6.60	3,797	6.60
2.50	328,000	8.83	2.50	163,988	2.50
1.99	14,000	9.33	1.99	5,250	1.99
1.70	466,000	9.01	1.70	255,430	1.70
1.19	3,819,275	8.25	1.19	2,679,463	1.19
1.10	63,000	9.83	1.10	15,750	1.10
1.05	41,936	9.58	1.05	13,743	1.05
$1.05-$48.00	4,787,340	8.36	$1.65	3,183,704	$1.75

The total stock based compensation expense for the years ended December 31, 2008 and 2007 was $835,557 and $1,199,301, respectively.  As of December 31, 2008, there were options valued at $1,136,996 that will be amortized as compensation expense over the next 66 months as the options vest.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Warrants

Prior to the acquisition by the Company, General Environmental Management, Inc. of Delaware had issued warrants through the sale of common stock, the issuance of convertible notes, and for services. Under the terms of the agreement and plan of merger these warrants became exercisable into the same number of shares in the Company’s stock on the same terms as issued.  As of December 31, 2008 there were 9,527,894 warrants outstanding with exercise prices ranging from $0.60 to $37.50 per share of common stock, and expiration dates through September 30, 2015.

Previously issued warrants to acquire 242,137 shares of our common stock at $.060 per share were set to expire on December 31, 2008.  On December 31, 2008, the company extended the life of these warrants an additional 6.75 years.  These warrants were valued at $128,333 using the Black - Scholes valuation model, and such cost was recognized as an additional finance cost  during the year ended December 31, 2008.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 78.66% and an expected term for the warrants of 6.75 years.

	Warrants	Range of Exercise Prices	Intrinsic Value
Warrants outstanding, January 1, 2007	1,183,989	$0.60-$120.00	-
Warrants granted	4,900,467	$0.60-$2.75	-
Warrants exercised	-	-	-
Warrants expired	(102,821)	$0.30- $60.00	-
Warrants outstanding, December 31, 2007	5,981,635	$0.60-$120.00	$4,205,800
Warrants granted	3,762,000	$0.60-$2.25	-
Warrants exercised	(5,000)	0.60	-
Warrants expired	(210,741)	$1.20-$120.00	-
Warrants outstanding, December 31, 2008	9,527,894	$0.60-$37.50	$451,813

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Warrants outstanding at December 31, 2008 and the related weighted average exercise price and remaining life information is as follows:

Range of exercise prices	Total warrants outstanding	Weighted average remaining life in years	Total weighted average exercise price	Warrants exercisable	Exercisable weighted average exercise price
$37.50	12,584	0.39	$37.50	12,584	$37.50
30.00	9,112	0.25	30.00	9,112	30.00
26.10	125,072	4.17	26.10	125,072	26.10
2.75	330,909	5.83	2.75	330,909	2.75
2.25	300,000	5.67	2.25	300,000	2.25
1.70	50,000	5.00	1.70	50,000	1.70
1.38	661,818	5.83	1.38	661,818	1.38
1.20	412,770	2.23	1.20	412,770	1.20
1.19	3,072,500	5.42	1.19	3,072,500	1.19
1.05	35,000	9.58	1.05	35,000	1.05
0.60	4,518,129	4.45	0.60	4,518,129	0.60
$0.60-$37.50	9,527,894	4.86	$0.60-$37.50	9,527,894	$0.60-37.50

The aggregate intrinsic value of the 9,527,894 warrants outstanding as of December 31, 2008 was $451,813. The aggregate intrinsic value for the warrants is calculated as the difference between the price of the underlying shares and quoted price of the Company's common shares for the warrants that were in-the-money as of December 31, 2008.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

13.   COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its warehouse and office facility and certain equipment under separate non-cancelable operating lease agreements. Under terms of each of the leases, the Company pays the cost of repairs and maintenance.

Future minimum lease commitments under these leases at December 31, 2008 are as follows:

Year Ended December 31,	Amount
2009	$1,452,296
2010	1,381,358
2011	1,202,955
2012	1,014,028
2013	800,416
Thereafter	3,213,560
$9,064,613

Rent expense for the years ending December 31, 2008 and 2007 was $1,239,875 and $855,764 respectively.

ENVIRONMENTAL

The Company is regulated as a hazardous waste transporter and TSDF operator and is subject to various stringent federal, state, and local environmental laws and regulations relating to pollution, protection of public health and the environment, and occupational safety and health.  The Company is subject to periodic inspection by the Department of Toxic Substance Control, DOT, and EPA. The Company has not been subject to any contingencies pursuant to any environmental law or regulation. Although compliance with these laws and regulations may affect the costs of the Company’s operations, compliance costs to date have not been material.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

ASSET RETIREMENT COSTS AND OBLIGATIONS

In accordance with its Part B operating permit, the Company is liable for certain costs involving the ultimate closure of its facilities.  These expenses include costs of decommissioning, remediation, and incremental direct administration costs of closing the facilities.

Upon acquisition of General Environmental Management of Rancho Cordova, LLC in June 2004, the Company continued that subsidiary’s implementation of SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addresses financial accounting and reporting obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs.  The statement which became effective January 1, 2003, requires that a fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and capitalized as part of the carrying amount of the long lived asset.  When a liability is initially recorded, the entity capitalizes the cost by increasing the carrying value of the related long lived asset.  Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.  On an annual basis the liability to fulfill the retirement obligation is required to be reviewed and adjusted if necessary.  Management’s review of the liability in 2007 determined no adjustment was necessary.

The Company determined the estimated obligation, based on current requirements and proposed regulatory changes and is intended to approximate fair value.  The estimate of fair value is based on the best available information, including the results of present value techniques.  Once the retirement costs were determined, the Company inflated those costs to the expected time of payments and discounts the expected future costs back to present value.  The costs have been inflated in current dollars until the expected time of payment using an inflation rate of 2.5 percent and have discounted these costs to present value using a credit-adjusted risk-free interest rate of 5.5 percent.  The accretion of the liability, based on the effective interest method, and amortization of the property and equipment, recognized over the estimated life of the location, will be included in the operating costs and expenses.  The discount rate, which is based on the rates for the United States Treasury bonds, and the inflation rate is reviewed by the Company on an annual basis.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Upon acquisition of the Part B permit and facility, the Company’s share of obligation, was a present value liability of $35,846 and a net increase to plant and equipment of $35,846.

In the State of California, the environmental regulatory agencies overseeing the Company’s operations require the Company to provide assurance that funds will be available for these costs. The Company has a cash deposit of $899,784 to cover the ultimate cost of closure at its facility and is reflected as restricted cash in the accompanying balance sheet.

LEGAL PROCEEDINGS

On July 5, 2007, a lawsuit was instituted by Romic Environmental Technologies Corp. (“RET”) against the Company and four of its senior executives, Namki Yi, the Vice President of Corporate Development, Betty McKee, the Director of Systems & Financial Analysis, Mindy Rath, the Director of Sales and Gary Bowling, the Regional General Manager for Southern CA, all of whom were formerly employed by RET.  The lawsuit was brought in the Superior Court of the State of California, County of Los Angeles.  In the lawsuit, RET alleges that the Company and the four executives are liable to RET for among other things, Violation of Non-Disclosure Agreements and Termination Protection Agreements, Intentional Interference with contracts, and Violation of Trade Secrets and Unfair Competition. RET alleges damages of Fifteen Million Dollars and requests certain injunctive relief. The Company believes that the lawsuit has no merit, and intends to vigorously defend the action. However, an adverse outcome of this lawsuit would have a material adverse affect on our business and financial condition.

OTHER CONTINGENCIES

The Company is subject to various regulatory requirements, including the procurement of requisite licenses and permits at its facilities and for its vehicles and drivers.  These licenses and permits, without which the Company’s operations would be adversely affected, are subject to periodic renewal.  The Company anticipates that, once a license or permit is issued with respect to a facility, the license or permit will be renewed at the end of its term if the facility’s operations are in compliance with the applicable regulatory requirements.

Under the Company’s insurance programs, coverage is obtained for catastrophic exposures, as well as those risks required to be insured by law or contract.  The Company retains a certain amount of risk through per occurrence deductibles on its insurance policies.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

14.   INCOME TAXES

The Company's net deferred tax assets (using a federal corporate income rate of 34%) consisted of the following at December 31;

	2008	2007
Deferred tax asset, net operating loss	$14,184,661	$11,677,897
Less valuation allowance	(14,184,661)	(11,677,897)
Net deferred tax asset	$-	$-

As of December 31, 2008 and December 31, 2007, the Company had federal net operating loss carry forwards of approximately $41,719,590 and $34,346,755, respectively, expiring in various years through 2025, which can be used to offset future taxable income, if any. No deferred asset benefit for these operating losses has been recognized in the consolidated financial statements due to the uncertainty as to their realizability in future periods.

SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with loss carry-forwards, the utilization of the Company’s net operating loss carry-forwards will likely be limited as a result of cumulative changes in stock ownership.  The company has not recognized a deferred tax asset and, as a result, the change in stock ownership has not resulted in any changes to valuation allowances.

As a result of the Company's significant operating loss carryforward and the corresponding valuation allowance, no income tax expense (benefit) has been recorded at December 31, 2008 and 2007.

Reconciliation of the effective income tax rate to the United States statutory income tax rate for the years ended December 31, 2008 and 2007 is as follows:

	2008	2007
Tax expense at U.S. statutory income tax rate	(34.0)%	(34.0)%
Increase in the valuation allowance	34.0	34.0
Effective rate	-	-

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes (“FIN 48”) —an interpretation of FASB Statement No. 109, Accounting for Income Taxes.” The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of December 31, 2008, the Company does not have a liability for unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for five years after 2002. During the periods open to examination, the Company has net operating loss and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOLs and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of December 31, 2008, the Company has no accrued interest or penalties related to uncertain tax positions.

15.   SUBSEQUENT EVENTS

On January 9, 2009, the Company converted notes, expenses and fees owed to GPP into common stock.  Expenses were converted into 15,825 shares of common stock.  Notes totaling $72,500 were converted into 97,000 shares of common stock.  Fees totaling $150,000 were converted into 250,000 shares of common stock.

For his services as a non-employee director and Chairman of the Audit Committee, James Stapleton was awarded 70,000 warrants to purchase the Company’s common stock at $0.75 per share.  These warrants vest immediately.

The Company also approved the issuance of 35,000 seven year warrants to Lapis Solutions, LLC at an exercise price of $1.05 for services provided related to the maintenance the Company’s software platform, GEMWARE.

On January 7, 2009 the Company granted to certain employees options to acquire 604,500 shares of the company stock at $.75 per share.

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$39,676	$375,983
Accounts receivable, net of allowance for doubtful accounts of $121,972 and $174,834, respectively	2,989,745	6,729,743
Prepaid expenses and other current assets	768,852	537,289
Total Current Assets	3,798,273	7,643,015

Property and Equipment – net of accumulated depreciation $2,761,186 and $2,917,056, respectively	5,191,212	7,783,208
Restricted cash	900,039	1,199,784
Intangible assets, net	547,232	864,781
Deferred financing fees	369,015	513,412
Deposits	191,686	291,224
Goodwill	84,505	946,119
Net assets of operations held for sale	1,089,341	-
TOTAL ASSETS	$12,171,303	$19,241,543

(Continued)

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

	September 30,	December 31,
	2009	2008
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Accounts payable	$4,082,904	$3,499,178
Accrued expenses	2,405,394	2,620,224
Accrued disposal costs	536,519	743,474
Payable to related party	741,719	706,868
Deferred rent	35,254	41,202
Derivative liabilities	4,931,579	-
Current portion of financing agreement	4,858,771	10,366,544
Current portion of long term obligations	-	794,278
Current portion of capital lease obligations	277,372	623,007
Liabilities of discontinued operations	-	-
Total Current Liabilities	17,869,512	19,394,775

LONG-TERM LIABILITIES :
Financing agreement, net of current portion	5,425,678	-
Long term obligations, net of current portion	1,758,473	1,025,294
Capital lease obligations, net of current portion	734,430	1,751,854
Total Long-Term Liabilities	7,918,581	2,777,148

STOCKHOLDERS’ DEFICIENCY
Common stock, $.001 par value, 1,000,000,000 shares authorized, 14,557,653 and 12,691,409 shares issued and outstanding	14,570	12,692
Additional paid in capital	54,450,995	53,585,035
Accumulated deficit	(68,082,355)	(56,528,107)
Total Stockholders' Deficiency	(13,616,790)	(2,930,380)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$12,171,303	$19,241,543

See accompanying notes to the condensed consolidated financial statements.

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine months ended		Three months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
REVENUES	$12,589,161	$17,217,566	$4,046,961	$5,540,990

COST OF REVENUES	12,906,589	15,548,592	3,839,343	4,981,391

GROSS PROFIT (LOSS)	(317,428)	1,668,974	207,618	559,599

OPERATING EXPENSES	6,607,657	5,104,099	2,351,196	1,667,630

OPERATING LOSS	(6,925,085)	(3,435,125)	(2,143,578)	(1,108,031)

OTHER INCOME (EXPENSE):
Interest income	19,403	15,894	18,794	6,082
Interest and financing costs	(3,724,968)	(3,655,714)	(1,800,800)	(2,058,799)
Gain on disposal of fixed assets	66,050	-	-	-
Gain on derivative financial instruments	988,342	-	2,688,452	-
Loss on extinguishment of debt	(4,039,358)	-	(1,858,007)	-
Other non-operating income	27,758	35,173	8,569	18,479

LOSS FROM CONTINUING OPERATIONS	(13,587,858)	(7,039,772)	(3,086,570)	(3,142,269)
GAIN (LOSS) FROM DISCONTINUED OPERATIONS	1,077,337	2,351,962	(68,561)	1,004,679

NET LOSS	$(12,510,521)	$(4,687,810)	$(3,155,131)	$(2,137,590)

Loss per common share, basic and diluted:
Continuing operations	$(1.02)	$(.56)	$(0.22)	$(.25)
Discontinued operations	.08	0.19	-	.08
Net loss	$(.94)	$(.37)	$(.22)	$(.17)

Weighted average shares of common stock outstanding, basic and diluted	13,348,530	12,673,885	14,283,470	12,673,885

See accompanying notes to the condensed consolidated financial statements

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2008	12,691,409	$12,692	$53,585,035	$(56,528,107)	$(2,930,380)
Cumulative effect of change in accounting principle January 1, 2009 reclassification of embedded feature of equity linked financial instruments to derivative liabilities			(1,674,036)	956,273	(717,763)
Stock compensation cost for value of vested options			642,843		642,843
Issuance of shares on exercise of options	250		187		187
Issuance of shares on exercise of warrants	6,250	6	3,744		3,750
Issuance of shares on conversion of debt	1,009,744	1,022	639,456		640,478
Issuance of shares to secured lender	600,000	600	449,400		450,000
Issuance of warrants on conversion of interest			231,140		231,140
Fair value of warrants for services			458,476		458,476
Issuance of shares for services	250,000	250	114,750		115,000
Net loss				(12,510,521)	(12,510,521)
Balance, September 30, 2009	14,557,653	$14,570	$54,450,995	$(68,082,355)	$(13,616,790)

See accompanying notes to the condensed consolidated financial statements

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30,
	2009	2008
OPERATING ACTIVITIES
Net Loss	$(12,510,521)	$(4,687,810)
Gain from discontinued operations	(1,077,337)	(2,351,962)
Net loss from continuing operations	(13,587,858)	(7,039,772)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation and amortization	738,534	420,294
Amortization of discount on financing agreement	1,657,287	2,141,610
Fair value of vested options	642,843	634,213
Issuance of shares and warrants for services	573,476	57,405
Amortization of discount on notes	137,393	210,281
Amortization of deferred financing fees	144,397	410,127
Cost to induce conversion of debt	388,333	-
Gain on change in derivative instruments	(988,342)	-
Loss on extinguishment of debt	4,039,358	-
Changes in assets and liabilities:
Accounts Receivable	2,187,903	2,162,436
Prepaid and other current assets	(275,303)	(198,422)
Deposits and restricted cash	352,840	(52,526)
Accounts Payable	914,314	(1,598,916)
Accrued interest on related party notes	35,340	-
Accrued interest on notes payable	224,896	28,141
Accrued expenses and other liabilities	(169,057)	(368,949)
NET CASH USED IN CONTINUING OPERATIONS	(2,983,646)	(3,194,078)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	3,366,451	2,147,483
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	382,805	(1,046,595)

INVESTING ACTIVITIES
Acquisitions, net of cash received, and notes payable issued to seller	-	(2,150,000)
Proceeds from sale of property and equipment	30,674	-
Additions to property and equipment	-	(76,598)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES OF CONTINUING OPERATIONS	30,674	(2,226,598)
NET CASH USED IN INVESTING ACTIVITIES OF DISCONTINUED OPERATIONS	(269,571)	(214,348)
NET CASH USED IN INVESTING ACTIVITIES	(238,897)	(2,440,946)

FINANCING ACTIVITIES
Net advances from notes payable – financing agreement	(132,581)	4,511,596
Advances from related parties	204,943	505,101
Proceeds from exercise of options and warrants	3,937	-
Payment for deferred financing fees		(147,607)
Payment of notes payable	(37,500)	(1,302,500)
Repayment of convertible notes	-	-
Payment on capital leases	(202,142)	(164,631)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF CONTINUING OPERATIONS	(163,343)	3,401,959
NET CASH USED IN FINANCING ACTIVITIES OF DISCONTINUED OPERATIONS	(316,872)	(264,473)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(480,215)	3,137,486

DECREASE IN CASH AND CASH EQUIVALENTS	(336,307)	(350,055)
(continued)

GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

	Nine Months Ended
	September 30,
	2009	2008

Cash at beginning of period	375,983	954,581

CASH AT END OF PERIOD	$39,676	$604,526
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest Expense	$1,075,928	$852,648

SUPPLEMENTAL DISCLOSURE OF NON – CASH INVESTING AND FINANCING ACTIVITIES:

Acquisition of leased equipment and capital lease obligations	$-	$1,658,066
Conversion of debt to common stock	483,284	-
Issuance of common stock to related party for extension of debt	-	220,000
Issuance of note payable on acquisition	-	1,250,000
Valuation of warrants allocated to deferred fees	-	179,982
Fair value of warrants and valuation discount after modification	8,826,697	-
Fair value of warrants issued to related party for extension of debt	-	222,500
Closing fees due to related party included as deferred financing fees	-	250,000
Cumulative effect of adoption of accounting principle and establishment of derivative liability on:
Notes payable	1,408,828	-
Stockholders’ deficiency	717,763	-

See accompanying notes to the condensed consolidated financial statements

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

Ultronics Corporation  ( “the Company”)  was incorporated in the state of Nevada on March 14, 1990 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.  On February 14, 2005 the Company acquired all of the outstanding shares of General Environmental Management, Inc (“GEM”), a Delaware Corporation.  The acquisition was accounted for as a reverse merger (recapitalization) with GEM deemed to be the accounting acquirer, and Ultronics Corporation the legal acquirer.  Subsequent to the acquisition, the Company changed its name to General Environmental Management, Inc.

GEM is a fully integrated environmental service firm structured to provide EHS compliance services, field services, transportation, off-site treatment, and on-site treatment services.  Through its services GEM assists clients in meeting regulatory requirements for the disposal of hazardous and non-hazardous waste.

BASIS OF PRESENTATION

The condensed consolidated interim financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission, in the opinion of management, include all adjustments which, except, as described elsewhere herein, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the period presented. The financial statements presented herein should be read in conjunction with the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

The results for the interim periods are not necessarily indicative of results for the entire year.

GOING CONCERN

The  accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred a net loss of $12,510,521 during the nine months  ended September 30, 2009, and as of September 30, 2009  the Company had current liabilities exceeding current assets by $14,071,239 and had a stockholders’ deficiency of $13,616,790. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Management is executing a plan to divest certain parts of the business in order to satisfy obligations of its senior lender.  In conjunction with that strategy, the assets of GEM Mobile Treatment Services (GEM MTS) on August 17, 2009 GEM MTS was sold to MTS Acquisition Company, Inc., a holding company, and will be owned and operated by two former senior executives of GEM.  Consideration for the sale was in the form of promissory notes in the aggregate amount of $5.6 million, the assignment of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned to CVC California, LLC, ("CVC") GEM's senior secured lender.  As the notes are paid to CVC, GEM's indebtedness to CVC will be reduced. Total reduction in indebtedness to CVC could amount to more than $7 million.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The Company’s current source of cash is borrowings on its revolving line of credit with the senior lender.  The collateral for the line is accounts receivable.  Based on a borrowing formula supported by collections of accounts receivable, the Company borrows cash to support operations.  In conjunction with the agreements renegotiated as described in Note 8, interest and principal on outstanding notes has been deferred.  These borrowings are impacted by changes in accounts receivable as a result of revenue fluctuations, economic trends and collection activities. However, there can be no assurances that the Company will be successful in this regard or will be able to eliminate its working capital deficit or operating losses. The accompanying condensed consolidated financial statements do not contain any adjustments which may be required as a result of this uncertainty.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Principles of Consolidation

The consolidated financial statements include the accounts of General Environmental Management, Inc., a Nevada corporation, and it’s wholly owned subsidiaries, General Environmental Management, Inc., a  Delaware corporation, GEM Mobile Treatment Services, Inc., a California corporation, Island Environmental Services, Inc., a California corporation and General Environmental Management of Rancho Cordova, LLC. Inter-company accounts and transactions have been eliminated.

(b)  Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make certain estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions will also affect the reported amounts of certain revenues and expenses during the reporting period.  Actual results could differ materially based on any changes in the estimates and assumptions that the Company uses in the preparation of its financial statements that are reviewed no less than annually.  Actual results could differ materially from these estimates and assumptions due to changes in environmental-related regulations or future operational plans, and the inherent imprecision associated with estimating such future matters.

(c) Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collection is reasonably assured.

The Company is a fully integrated environmental service firm structured to provide field services, technical services, transportation, off-site treatment, on-site treatment services, and environmental health and safety (“EHS”) compliance services.  Through our services, we assist clients in meeting regulatory requirements from the designing stage to the waste disposition stage. The technicians who provide these services are billed at negotiated rates. Transportation is provided to a regulated disposal site or the Company’s regulated consolidation site.  The Company provides comprehensive services including documentation and logistics. These services are billed and revenue recognized when the service is performed and completed. When the service is billed, client costs are accumulated and accrued.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

Our field services consist primarily of handling, packaging, and transporting a wide variety of liquid and solid wastes of varying amounts. We provide the fully trained labor and materials to properly package hazardous and non-hazardous waste according to requirements of the Environmental Protection Agency and the Department of Transportation. Small quantities of laboratory chemicals are segregated according to hazard class and packaged into appropriate containers or drums. Packaged waste is profiled for acceptance at a client’s selected treatment, storage and disposal facility (TSDF) and tracked electronically through our systems. Once approved by the TSDF, we provide for the transportation of the waste utilizing tractor-trailers or bobtail trucks. The time between picking up the waste and transfer to an approved TSDF is usually less than 10 days.  The Company recognizes revenue for waste picked up and received waste at the time pick up or receipt occurs and recognizes the estimated cost of disposal in the same period. For the Company’s TSDF located in Rancho Cordova, CA, costs to dispose of waste materials located at the Company’s facilities are included in accrued disposal costs.  Due to the limited size of the facility, waste is held for only a short time before transfer to a final treatment, disposal or recycling facility.

(d) Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk consist principally of cash and trade receivables.  The Company places its cash in what it believes to be credit-worthy financial institutions.  However, cash balances have exceeded FDIC insured levels at various times.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk in cash.

The Company’s trade receivables result primarily from removal or transportation of waste, and the concentration of credit risk is limited to a broad customer base located throughout the Western United States.

During the nine months ended September 30, 2009 and 2008, one customer accounted for 6% and 13% of revenues, respectively. During the three months ended September 30, 2009 and 2008, one customer accounted for 16% and 9% of revenue. As of September 30, 2009 there was one customer that accounted for 22% of accounts receivable.

(e) Fair Value of Financial Instruments

Fair Value Measurements are adopted by the Company based on the authoritative guidance provided by the Financial Accounting Standards Board , with the exception of the application of the statement to non-recurring, non-financial assets and liabilities as permitted. The adoption based on the authoritative guidance provided by the Financial Accounting Standards Board did not have a material impact on the Company's fair value measurements. Based on the authoritative guidance provided by the Financial Accounting Standards Board defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. FASB authoritative guidance establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1- Quoted prices in active markets for identical assets or liabilities.
Level 2- Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.
Level 3- Unobservable inputs based on the Company's assumptions.

FASB issued authoritative guidance that requires the use of observable market data if such data is available without undue cost and effort.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s condensed consolidated balance sheets on a recurring basis and their level within the fair value hierarchy as of September 30, 2009 (unaudited):

	Level 1	Level 2	Level 3	Total
Fair value of warrants and embedded derivatives	-	-	$ 4,931,579	$ 4,931,579

See Notes 7 and 11 for more information on these financial instruments.

(f)  Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations.  For stock-based derivative financial instruments, the Company uses the Black-Scholes option pricing model to value the derivative instruments at inception and on subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

(g) Stock Compensation Costs

The Company periodically issues stock options and warrants to employees and non-employees in capital raising transactions, for services and for financing costs.  Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.  Options vest and expire according to terms established at the grant date.

(h) Net Loss per Share

The Financial Accounting Standard Board, requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").  Basic income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period.

These potentially dilutive securities were not included in the calculation of loss per share for the three months and nine months ended September 30, 2009 and 2008 because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive.  Accordingly, basic and diluted loss per share is the same for the three and nine months ended September 30, 2009 and 2008.

At September 30, 2009 and 2008, potentially dilutive securities consisted of convertible securities, outstanding common stock purchase warrants and stock options to acquire an aggregate of 25,174,401 shares and 16,233,735 shares, respectively.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

(i) Recent Accounting Pronouncements

In June 2009, the FASB issued authoritative guidance on accounting standards codification and the hierarchy of generally accepted accounting principles.” The FASB Accounting Standards Codification™ (“Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP. All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. However, rules and interpretive releases of the Securities Exchange Commission (“SEC”) issued under the authority of federal securities laws will continue to be sources of authoritative GAAP for SEC registrants. The FASB authoritative guidance is effective for interim and annual reporting periods ending after September 15, 2009. Therefore, beginning with our quarter ending September 30, 2009, all references made by it to GAAP in its consolidated financial statements now use the new Codification numbering system. The Codification does not change or alter existing GAAP and, therefore, it does not have an impact on our financial position, results of operations and cash flows.

On July 1, 2009, the Company adopted authoritative guidance issued by the FASB on business combinations. The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations. It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred. We will apply this guidance to business combinations completed after July 1, 2009.  Adoption of the new guidance did not have a material impact on our financial statements.

In October 2009, the FASB issued authoritative guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted.  Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance.  We believe adoption of this new guidance will not have a material impact on our financial statements.

In May 2009, the FASB issued new requirements for reporting subsequent events. These requirements set forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Disclosure of the date through which an entity has evaluated subsequent events and the basis for that date is also required.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

3.   ACQUISITION

On August 31, 2008, the Company entered into a stock purchase agreement with Island Environmental Services, Inc. of Pomona, California ("Island"), a privately held company, pursuant to which the Company acquired all of the issued and outstanding common stock of Island, a California-based provider of hazardous and non-hazardous waste removal and remediation services to a variety of private and public sector establishments. In consideration of the acquisition of the issued and outstanding common stock of Island, the Company paid $2.25 million in cash to the stockholders of Island and issued $1.25 million in three year promissory notes (“Notes”, see note 9).  Other consideration is payable based on the performance of the acquired entity.  The Notes bear interest at 8%, payable quarterly, and the entire principal is due 36 months after closing. As a result of the agreement, Island becomes a wholly-owned subsidiary of the Company.

The terms of purchase agreement included an accelerated note payment of $750,000 due in September, 2009 if certain events occurred.  In conjunction with the restructuring of the senior securities, the Company’s senior lender required that this payment be deferred.  Per an amendment to the two promissory notes issued for the transaction, all current and future quarterly interest payments and the payment of $750,000 in principal owing under the notes will be payable on August 31, 2011.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The following sets out the pro forma operating results for the three and nine months ended September 30, 2008 for the Company had the acquisition occurred as of January 1, 2008:

Unaudited
Three and Nine months ended September 30, 2008
Proforma (Unaudited)

	Nine months ended	Three months ended
	September 30, 2008	September 30, 2008

Net sales	$24,515,085	$10,038,594

Cost of sales	20,081,827	7,754,888

Gross profit (Loss)	4,433,258	2,283,706

Operating expenses	9,164,204	4,367,031

Operating loss	(4,730,946)	(2,083,325)

Other income (expense):
Interest income	52,922	28,424
Interest expense and amortization of deferred financing costs	(3,662,522)	(2,062,208)
Other non-operating income	113,188	77,929
Loss from operations	(8,227,358)	(4,039,180)
Gain (loss) from discontinued operations	2,351,965	1,004,679

Net Loss	$(5,875,393)	$(3,034,501)

Loss per weighted average share, basic and diluted	$(.46)	$(.24)

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

4.   DISCONTINUED OPERATIONS

On August 17, 2009, the Company entered into a Stock Purchase Agreement  ("Agreement") with MTS Acquisition Company ("MTS"), a privately held company, pursuant to which the Company sold all of the issued and outstanding common stock of GEM Mobile Treatment Services, Inc. (“GEM MTS”). GEM MTS  is a provider of mobile wastewater treatment and vapor recovery services with locations in California and Texas.

GEM MTS was purchased by MTS, a corporation owned by two former senior executives of the Company.  Consideration for the sale was in the form of a promissory note in the aggregate amount of $5.6 million, the assumption by MTS of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned by Company to CVC California, LLC, ("CVC") GEM's senior secured lender.  As the notes are paid to CVC, GEM's indebtedness to CVC will be reduced. At the time of the sale, the net assets of MTS were $1,089,341.

The promissory note for $5,600,000 bears interest at 8%.  On the first day of each calendar month commencing September 1, 2009 through and including August 1, 2010, accrued interest on the outstanding principal is due and payable.  Thereafter, principal and interest under this Note is payable in thirty-six (36) consecutive equal monthly installments of principal and interest of $174,321.50 each, with the first installment due and payable on September 1, 2010, and with subsequent installments due and payable on the first day of each calendar month thereafter through and including August 1, 2013. All or any portion of the unpaid principal balance of this note, together with all accrued and unpaid interest on the principal amount being prepaid, may at the MTS’s option be prepaid in whole or in part, without premium or penalty. The Note is secured by liens on substantially all of assets and properties of MTS.

Concurrent with the closing of the sale of GEM MTS, the Company assigned with full recourse and full representation and warranty of title and ownership the promissory note to the Company’s senior lender (See Note 8). The Company also entered into a subordinated collateral agreement with GEM MTS in order to secure potential obligations related to indemnification payments it may hereafter become obligated to make to MTS in accordance with the Agreement.

The transaction resulted in the Company receiving $4,510,659 excess of consideration ($5.6 million note) over the $1,089,341 of net assets to be disposed. The Company analyzed the current accounting guidance and determined that the gain included in this transaction should not be recognized in the current period.  In making  this decision the Company determined that the buyers initial investment did not qualify for recognition of profit by the full accrual method as the company did not receive sufficient cash proceeds upon the consummation of the transaction, and collection of the amounts due are uncertain.  Under this method the note receivable has not been recorded, and no profit will be recognized until cash payments by the buyer exceed the sellers cost of the assets.  The transaction will be reassessed in the future to determine if it has met the criteria for the full accrual method, and at that time any unrecognized income will be recognized in the income statement. The Company has reflected the $1,089,341 of net assets of MTS sold at the date of the transaction as Net Assets of Operations Held for Sale on the accompanying September 30, 2009 balance sheet.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The operating results of the discontinued operations for the three and nine months ended September 30, 2009 and 2008 were as follows:

	Nine months ended		Three months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net sales	$7,124,237	$7,771,644	$661,195	$3,089,985

Cost of sales	5,432,842	4,779,397	635,180	1,878,884

Gross profit (Loss)	1,691,395	2,992,247	26,015	1,211,101

Operating expenses	524,816	547,007	81,726	177,548

Operating profit (loss)	1,166,579	2,445,240	(55,711)	1,033,553

Other income (expense):
Interest income	151	-	-	-
Interest expense and financing costs	(89,068)	(93,278)	(12,850)	(28,874)
Gain on disposal of fixed assets	(325)	-	-	-
Gain (loss) from discontinued operations	$1,077,337	$2,351,962	$(68,561)	$1,004,679

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

5.   PROPERTY AND EQUIPMENT

Property and Equipment consists of the following at:

	September 30, 2009	December 31, 2008
	(Unaudited)
Land	$905,000	$905,000
Building and improvements	1,140,656	1,140,656
Vehicles	2,518,815	2,687,128
Equipment and furniture	422,240	411,064
Warehouse equipment	2,719,960	5,277,892
Leasehold improvements	209,881	242,678
Asset retirement obligations	35,846	35,846
	7,952,398	10,700,264
Less accumulated depreciation and amortization	2,761,186	2,917,056
Property and equipment net of accumulated depreciation and amortization	$5,191,212	$7,783,208

Property and equipment includes assets under capital lease with a cost of $1,840,561 and $3,248,546 and accumulated amortization of $744,509 and $805,912 as of September 30, 2009 and December 31, 2008, respectively.

Depreciation and amortization expense was $738,534 and $420,294 for the nine months ended September 30, 2009 and 2008 respectively.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

6.   GOODWILL AND INTANGIBLE ASSETS

The Company accounts for goodwill and intangible assets in accordance with guidance of the FASB as such,   intangibles with definite lives  amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms. Goodwill and intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset’s estimated fair values with its carrying value, based on cash flow methodology.

Intangible assets consist of the following at:

	September 30, 2009	December 31, 2008
	(Unaudited)
Rancho Cordova acquisition – permit	$475,614	$475,614
Prime acquisition – customers	400,422	400,422
GMTS acquisition – customers	-	438,904
GMTS acquisition – permits	-	27,090
Accumulated amortization	(328,804)	(477,249)
	$547,232	$864,781

Permit costs have been capitalized and are being amortized over the life of the permit, including expected renewal periods.  Customer Lists acquired are being amortized over their useful life.

7.   RELATED PARTY TRANSACTIONS

The Company has entered into several transactions with General Pacific Partners (“GPP”), a company operated by a prior member of the Board of Directors of the Company’s wholly owned subsidiary, General Environmental Management, Inc. of Delaware. GPP owns 5% of the Company’s common stock at September 30, 2009.

During February and March 2008, General Pacific Partners made two unsecured advances to the Company totaling $472,500. The proceeds were used for working capital purposes. The rate of interest on the advances is 10% per annum. The funds were originally due six months from the date of issuance. On June 30, 2008, the maturity date was extended an additional six months to February 14, 2009 and March 19, 2009. In connection with the note extension the Company issued (i) 200,000 shares of its common stock valued at $220,000 and, (ii) a warrant to purchase up to 225,000 shares of its common stock at a price of $0.60 for a period of seven (7) years. The Company valued the warrants at $222,500 using a Black - Scholes option pricing model.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 75.88 % and an expected term for the warrants of 7 years.  The value of the common shares of $220,000 and value of the warrants of $222,500 has been reflected by the Company as a valuation discount at issuance and offset to the face amount of the Notes.  The Valuation discount is being amortized to interest expense over the life of the loan based upon the effective interest method. Finance costs for the nine months ended September 30, 2009 includes $109,324 for amortization of this discount. The valuation discount was fully amortized at September 30, 2009.  On February 13, 2009 the maturity date was extended until March 31, 2010. As of September 30, 2009, $534,219 remained outstanding (including accrued interest of $61,719).

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

In 2008, GPP provided services related to the financing completed with CVC California, LLC. Pursuant to these services the Company agreed to pay GPP $250,000. The cash paid has been reflected as part of deferred financing fees on the accompanying balance sheet at June 30, 2009 and December 31, 2008. During the six months ended June 30, 2009 GPP agreed to convert $150,000 of the cash owed to them into 250,000 shares of the Company’s common stock. The balance due to GPP as of September 30, 2009 is $100,000. During the nine months ended September 30, 2009, the Company incurred $164,756 for other fees and costs, for which the Company issued 274,594 shares of its common stock in settlement for amounts due.

During the nine months ended September 30, 2009 a related individual made an unsecured advance with no formal terms of repayment to the Company totaling $115,000. The proceeds were used for working capital purposes. During the nine months ended September 30, 2009 the Company made payments on the advance totaling $7,500. At September 30, 2009 the balance due on the advance was $107,500.

Letter of Credit Services

On July 1, 2008 the Company entered into an agreement with GPP wherein GPP would provide letters of credit to support projects contracted to GEM. The fees under the agreement consisted of (i) a commitment fee of 2% of the value of the letter of credit, (ii) interest at a rate to be negotiated, and (iii) a seven year warrant to purchase shares of the Company’s common stock at $0.60 per share.

Software Support

In 2008, the Company entered into a three year agreement with Lapis Solutions, LLC, (Lapis) a company managed by a prior member of the Board of Directors of the Company’s wholly owned subsidiary, General Environmental Management, Inc. of Delaware, wherein Lapis would provide support and development services for the Company’s proprietary software GEMWARE. Services costs related to the agreement total $10,800 per month. As of September 30, 2009 and December 31, 2008, $283,840 and $92,555 respectively, of the fees had been prepaid to Lapis and included in the accompanying condensed balance sheets as part of prepaid expenses. These balances will be amortized over the next three quarters as Lapis provides services related to special projects in process for the Company.

Related Party Lease Agreement

During the third quarter ended September 30, 2007, the Company entered into a lease for $180,846 of equipment with current investors of the Company.  The lease transaction was organized by General Pacific Partners, a related party, with these investors.  The lease has been classified as a capital lease and included in property and equipment (See note 10) and requires payments of $4,000 per month beginning August 1, 2007 through 2012.  As an inducement to enter into the lease, the Company issued the leasing entity 100,000 two year warrants to purchase common stock at $1.20. These warrants were valued at $187,128 using the Black - Scholes valuation model and such cost is being amortized to expense over the life of the lease.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 56.60 % and an expected term for the warrants of 2 years.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

8.   SECURED FINANCING AGREEMENTS

During the period 2008 through 2009, the Company entered into a series of financings with CVC California, LLC (“CVC”). The amounts due under these financings at September 30, 2009 and December 31, 2008 are as follows:

	September 30,	December 31,
	2009	2008
	(Unaudited)
Secured Notes from CVC California	$13,579,328	$13,547,909
Valuation Discount	(3,294,879)	(3,181,365)
	10,284,449	10,366,544
Less current portion	(4,858,771)	(10,366,544)
Financing agreement, net of current portion	$5,425,678	$-

Note Agreements with CVC California

On September 4, 2008 General Environmental Management, Inc. (the “Company”) entered into a series of agreements with CVC California, LLC, a Delaware limited liability company (“CVC”), each dated as of August 31, 2008, whereby the Company issued to CVC (i) a secured convertible term note ("Note") in the principal amount of $6.5 million and (ii) a secured non-convertible revolving credit note ("Revolving Note") of up to $7.0 million; (iii) 6 year warrants  to purchase 1,350,000 shares of our common stock at a price of $0.60 per share; (iv) 6 year warrants to purchase 1,350,000 shares of our common stock at a price of $1.19 per share; and, (v) 6 year warrants to purchase 300,000 shares of our common stock at a price of $2.25 per share.   The principal amount of the Note carried an interest rate of nine and one half percent, subject to adjustment, with interest initially payable monthly commencing October 1, 2008. The Note further provided that commencing on April 1, 2009, the Company was to make monthly principal payments in the amount of $135,416 through August 31, 2011. Although the stated principal amount of the Term Loan was $6,500,000, the Lender was only required to fund $5,000,000, with the difference being treated as a discount to the note.

(i). The principal amount of the Note and accrued interest thereon was initially convertible into shares of our common stock  at a price of $3.00 per share, subject to anti-dilution adjustments. Under the terms of the Note, the monthly principal payment amount of approximately $135,416 plus the monthly interest payment  (together, the "Monthly Payment"), was payable in either cash or, if certain criteria are met, including the effectiveness of a current registration statement covering the shares of our common stock into which the Note is convertible, through the issuance of our common stock. The Company has agreed to register all of the shares that are issuable upon conversion of the Note and exercise of warrants. As of December 31, 2008 the Company had an outstanding balance of $6,500,000 under the note.

(ii). The revolving note allowed the Company to borrow a maximum amount of $7,000,000, based on a borrowing base of 90% of all eligible receivables, which are primarily accounts receivables under 90 days. The interest rate on this line of credit is in the amount of prime plus 2.0%, but in no event less than 7% per annum. The Revolving Note was secured by all assets of the Company and is subject to the same security agreement as discussed below. The note is due August 31, 2011. As of December 31, 2008 the Company had an outstanding balance of $7,047,909 (including accrued interest) under the revolving note. This note was subsequently exchanged and modified during 2009 as discussed below.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The Company was subject to various negative covenants with respect to the Revolving Credit and Term Loan Agreement (the "Agreement") with CVC California, LLC (the "Lender").

 However, during the year the Company was not in compliance with certain covenants. The Agreement provided that upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (a) the Notes, and any and all other Obligations, shall, at the Lender’s option become immediately due and payable, both as to principal, interest and other charges, (b) all outstanding Obligations under the Notes, and all other outstanding Obligations, shall bear interest at the default rates of interest provided in certain promissory Notes (the "Notes"), (c) the Lender may file suit against the Company on the Notes and against the Company and the Subsidiaries under the other Loan Documents and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (d) the Lender shall have the right, in accordance with the Security Documents, to exercise any and all remedies in respect of such or all of the Collateral as the Lender may determine in its discretion (without any requirement of marshalling of assets or other such requirement, all of which are hereby waived by the Company), and (e) the Revolving Credit Commitment shall, at the Lender’s option, be immediately terminated or reduced, and the Lender shall be under no further obligation to consider making any further Advances.

The Company had discussions with CVC to obtain a waiver of the Default and continued to operate in the normal course of business and receive advances under the Revolving Credit Commitment facility.  On June 1, 2009, the Company and CVC entered into an Amendment to the Agreement to modify the terms of the agreement and relieve the events of default.  CVC waived the Events of  Default consisting of the non-payment by the Company of the principal installments due under the Term Note on May 1, 2009 and June 1, 2009, and further waived  the Events of Default consisting of the failure of the Company to comply with Section 6.18 of the Loan Agreement for the periods ended December 31, 2008 and March 31, 2009, and waived all rights to collect the increased interest chargeable under the Notes by reason of the foregoing Events of Default.

The Company paid a fee in consideration of the waivers and amendments which consisted of issuing  to CVC, (a) 600,000 shares of its Common Stock valued at $450,000, and (b) issuing to  CVC a promissory note in the principal amount of $164,000, bearing interest at the rate of 7% per annum (which interest shall be payable monthly in arrears on the first day of each calendar month commencing June 1, 2009) and maturing in full on August 31, 2011.

On September 4, 2009, the Company entered into a series of agreements with CVC that amended these agreements, including an Amended and Restated Revolving Credit and Term Loan Agreement, an Amended and Restated Revolving Credit Note, an Amended and Restated Convertible Term Note, a new Term Note, and Amended and Restated Warrants to purchase shares of the Company's common stock. Pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement, (the "Amended Agreement") dated as of September 4, 2009 the Company issued to CVC:

(i) an Amended and Restated secured convertible term note (“ Convertible Note”) in the principal amount of $6,314,700. The principal amount of the Convertible Note bears an interest rate of fourteen percent, subject to adjustment, with interest payable monthly commencing November 1, 2009. The principal of the convertible Note is payable on demand or, in the absence of demand, (i) in seven (7) equal monthly installments of $138,000 each, due and payable on the first day of each calendar month commencing December 1, 2009 and continuing through and including June 1, 2010, and (ii) a final installment due and payable on June 30, 2010 in an amount equal to the entire remaining principal balance of this note.  In the event of a prepayment of the Convertible Note, the Company must pay a prepayment premium in an amount equal to (a) two (2%) percent of the principal amount being prepaid if the prepayment is made on or prior to February 28, 2010, and (b) one (1%) percent of the principal amount being prepaid if such prepayment is made subsequent to February 28, 2010 and prior to August 1, 2011, unless the prepayment is  made with the proceeds received from the sale of any business unit or units of the Company.  The balance of the note outstanding at September 30, 2009 was $6,314,700.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The principal amount of the Convertible Note and accrued interest thereon is convertible into shares of the Company's common stock at a price of $0.60 per share, subject to anti-dilution adjustments. The Company has agreed to register all of the shares that are issuable upon conversion of the Convertible Note.

(ii) an Amended and Restated  Secured Non-convertible Revolving Credit Note in the principal amount of up to $1.7 million (the " Revolving Note").  The principal amount of the Revolving Note bears interest at the rate of 10% per annum and is payable on demand (or, in the absence of demand, on August 31, 2011, or sooner by reason of an Event of Default or other mandatory prepayment event. The balance of the note outstanding at September 30, 2009 was $1,664,627.

The Revolving Note, amended and restated and superseded in its entirety the Revolving Credit Note dated August 31, 2008 in the maximum principal amount of $7,000,000 issued by the Company to CVC, but did not effect a novation of the outstanding obligations of the Revolving Credit Note of August 31, 2008.

(iii) a Term Note (“Term Note ”) in the principal amount of  $5.6 million. The principal amount of the Term Note bears interest at the rate of 8% per annum and is payable as follows: on the first day of each calendar month commencing October 1, 2009 through and including August 1, 2010, accrued Interest on the outstanding principal shall be due and payable.  Thereafter, principal and interest is payable in thirty-six (36) consecutive equal monthly installments of principal and interest of $174,321.50 each, with the first installment due and payable on September 1, 2010, and with subsequent installments due and payable on the first day of each calendar month thereafter through and including August 1, 2013.  There is no pre-payment penalty in the event of a pre-payment.

On August 17, 2009, the Company had entered into a Stock Purchase Agreement with MTS Acquisition Company ("MTS"), pursuant to which the Company sold all of the issued and outstanding common stock of GEM Mobile Treatment Services, Inc. (“GEM MTS”). Consideration for the sale of GEM MTS was in the form of a promissory note (“the MTS Note") in the aggregate amount of $5.6 million, (payable on the same dates and terms as the Term Note), the assignment of approximately $1.0 million of accounts payable and possible future royalties.  The consideration was immediately assigned to CVC.  As the MTS Note is paid to CVC by MTS, the Company's indebtedness to CVC will be reduced (See Note 4).

 (iv) an Amended and Restated Warrant  to purchase Two Million Seven Hundred Thousand (2,700,000) fully paid and non-assessable shares (the “Warrant Shares”) of the Company’s common stock, for cash at a price of $0.01 per share at any time and from time to time from and after the date hereof and until 5:00 p.m. (Pacific time) on August 31, 2014.

CVC  shall also  have the right and option, exercisable effective at any time upon or after the consummation of a Sale of the Company’s revenue-generating business units, or upon and after the occurrence and during the continuance of an Event of Default or any other event or circumstance which causes, effects or requires any payment in full under the Loan Agreement and until the Expiration Date, to require the Company to redeem and purchase any or all Warrant Shares or rights to purchase Warrant Shares hereunder, for a cash purchase price of $0.75 per Warrant Share or per right to purchase a Warrant Share hereunder, such option purchase price to be subject to adjustment from time to time in respect of certain events.  The total value of the put if all shares are redeemed would be $2,025,000.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The Convertible Note and the Revolving Note, are secured by all of our assets and the assets of our direct subsidiary, General Environmental Management, Inc. (Delaware) and its direct subsidiaries, General Environmental Management of Rancho Cordova LLC, a California Limited Liability Company (including the real property owned by General Environmental Management of Rancho Cordova LLC), Island Environmental Services, Inc. as well as by a pledge of the equity interests of General Environmental Management, Inc. (Delaware), General Environmental Management of Rancho Cordova LLC, and Island Environmental Services, Inc.

The Amended Agreement also provided that in the event that and at such time as the Company or any of its subsidiaries or stockholders enters into a binding agreement with respect to any sale of all or any material portion of the Company’s assets or the sale of a majority of the outstanding capital stock or (if sooner) on that date which is thirty (30) days prior to any payment or required payment in full of the outstanding obligations to CVC, CVC shall have the right and option, exercisable effective at any time upon or after the consummation of such sale or payment, or upon and after the occurrence and during the continuance of an event of default, as defined in the Amended Agreement and the ancillary documents, to require the Company to redeem and purchase any or all warrant shares or rights to purchase warrant shares hereunder, for a cash purchase price of $0.75 per warrant share.

The Amended Agreement requires that EBITDA of the Company not be less than (a) $1.00 for any fiscal quarter ending on or after December 31, 2009.

The Company incurred expenses of approximately $75,000 to various professional firms as reimbursement for CVC's due diligence and legal fees and expenses incurred in connection with the transaction.

The Company has also agreed to continue to pursue the Company’s plan to restructure its operations by offering for sale the Company’s revenue-generating business units at prices and on terms and conditions reasonably acceptable to the Company and CVC.

Valuation Discount and Modification of Debt

In connection with the initial CVC financing during 2008, the Company paid closing fees of $405,000 and issued warrants to acquire an aggregate of 3,000,000 shares of our common stock as described above to CVC. The Company calculated that the fair value of the warrants issued was $1,674,036, based upon the relative value of the Black Scholes valuation of the warrants and the underlying debt amount.  For the Black Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 78.57% and an expected term for the warrants of 7 years. The closing fees of $405,000 paid to CVC, the relative value of the warrants of $1,674,036 and the $1,500,000 discount on issuance was reflected by the Company as a valuation discount at issuance and offset to the face amount of the Notes. The Valuation discount is being amortized to interest expense over the life of the loan based upon the effective interest method.  The Company amortized $397,671 of note discount during the period ended December 31, 2008, resulting in valuation discount of $3,181,365 at December 31, 2008.

Concurrent with the cumulative adjustment as discussed in Note 11, the Company further recorded valuation discount of $1,408,828 at January 1, 2009. During the period January 1, 2009 through June 1, 2009, the Company amortized $717,220 of the note discount, leaving an unamortized note discount of 3,872,973 as of June 1, 2009.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

As discussed above, on June 1, 2009, the Company and CVC entered into an Amendment to the Agreement to modify the terms of the agreement and relieve the events of default.  The Company analyzed the current accounting guidance and determined that the modifications constituted a substantial modification of debt terms, and thus, has considered the old loan and derivative liabilities to be extinguished and a new loan and derivative liabilities were incurred.  As such, the balance of the valuation discount of $3,872,973 and the fair value of derivative liabilities of $2,299,622 (gain) that existed on June 1, 2009 before modification, the value of the 600,000 shares valued at $450,000 and the issuance by the Company of a $164,000 promissory note were considered as debt modification expense, resulting in an aggregate charge of $2,181,351 at June 1, 2009 relating to the net loss on extinguishment of debt.

Concurrent with the accounting for the issuance of the new debt after the extinguishment on June 1, 2009, the Company reflected a new valuation discount of $5,165,720 based upon the fair value of the derivative liability and warrants (see Note 11). During the period June 1, 2009 through June 30, 2009, the Company amortized $191,323 of the new note discount, leaving an unamortized note discount of $4,974,397 as of June 30, 2009. The Company further amortized $382,646 of this discount during the period July 1, 2009 to September 4, 2009.

As discussed above, on September 4, 2009, the Company and CVC entered into a further Amendment to the Agreement to modify the terms of the agreement and relieve the events of default.  The Company analyzed the current accounting guidance and determined that the modifications constituted a substantial modification of debt terms, and thus, has considered the old loan and derivative liabilities to be extinguished and a new loan and derivative liabilities to be incurred.  As such, the balance of the valuation discount of  $4,591,751 and the fair value of derivative liabilities of $2,733,744 (gain) that existed on September 4, 2009 before modification were considered as debt modification expense, resulting in an aggregate charge of $1,858,007 at  September 4, 2009 relating to the net loss on extinguishment of debt.

Concurrent with the accounting for the issuance of the new debt after the extinguishment on September 4, 2009, the Company reflected a new valuation discount of $3,660,977 based upon the fair value of the derivative liability and warrants (see Note 11). During the period September 4, 2009 through September 30, 2009, the Company amortized $366,098 of the new note discount, leaving an unamortized note discount of $3,294,879 as of September 30, 2009.

9.   LONG TERM OBLIGATIONS

Long term debt consists of the following at September 30, 2009 and December 2008:

	September 30, 2009	December 31, 2008
	(Unaudited)
(a) Vehicle notes	$-	$12,865
(b) Equipment notes	-	67,102
(c) Notes Payable, Island Acquisition	1,250,000	1,250,000
(d) Notes Payable	508,473	489,605
	1,758,473	1,819,572
Less current portion	-	(794,278)
Notes payable, net of current portion	$1,758,473	$1,025,294

(a) Note payable in monthly installments of $815 including interest at 1.9% per annum, through April 2010. The note is secured by a vehicle. The asset and related note are a part of GEM Mobile Treatment Services and are classified in assets of discontinued operations in the accompanying financial statements.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

(b) The equipment note is for equipment utilized by GEM Mobile Treatment Services. It requires monthly payments of $3,417 with an interest rate of 12.35% and matures in October 2010. The note is secured by the equipment. The asset and related note are a part of GEM Mobile Treatment Services and are classified in assets of discontinued operations in the accompanying financial statements.

(c) On August 31, 2008, the Company entered into a stock purchase agreement with Island Environmental. As part of the consideration for the purchase, the Company issued two three year promissory notes totaling $1.25 million.

The first note is payable to the former owners in the amount of $1,062,500.  The second note is payable to NCF Charitable Trust in the amount of $187,500.  The notes bear interest at eight percent (8%) with the entire balance of interest and principal payable August 31, 2011.

In conjunction with the revision to the agreements with CVC described in Note 8, an amendment to these notes was executed that all interest payments and principal payments due pursuant to the notes were deferred until August 31, 2011.

(d) Notes payable that are due December 31, 2010 and include interest at 10% per annum. These notes are unsecured.

10.   OBLIGATIONS UNDER CAPITAL LEASES

The Company has entered into various capital leases for equipment with monthly payments ranging from $598 to $4,000 per month, including interest, at interest rates ranging from 8.01% to 13.74% per annum. At September 30, 2009, monthly payments under these leases aggregated $40,732. The leases expire at various dates through 2014. The amounts outstanding under the capital lease obligations were $1,011,802 and $2,374,861 as of September 30, 2009 and December 31, 2008, respectively.

Minimum future payments under capital lease obligations are as follows:

Years Ending December 31,
2009	95,433
2010	376,760
2011	349,262
2012	258,970
2013	138,187
Thereafter	46,906
Total payments	1,265,518
Less: amount representing interest	(253,716)
Present value of minimum lease payments	1,011,802
Less: current portion	(277,372)
Non-current portion	$734,430

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

11.   DERIVATIVE LIABILITIES

In June 2008, the FASB finalized its guidance on “Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock.” This guidance instruments which do not have fixed settlement provisions are deemed to be derivative instruments.  The conversion feature of the Company’s Secured Financing Agreements (described in Note 7), and the related warrants, do not have fixed settlement provisions because their conversion and exercise prices, respectively, may be lowered if the Company issues securities at lower prices in the future.  The Company was required to include the reset provisions in order to protect the note holders from the potential dilution associated with future financings. In accordance with current guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and recognized as an embedded derivative instrument.  Both the conversion feature of the notes and the warrants have been re-characterized as derivative liabilities.  Current guidance requires that the fair value of these liabilities be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using a probability weighted Black-Scholes-Merton valuation technique with the following weighted average assumptions:

	September 30, 2009	September 4, 2009	June 30, 2009	June 1, 2009	December 31, 2008	August 31, 2008
Conversion feature:
Risk-free interest rate	.40%	.42%	1.14%	1.14%	1.66%	1.66%
Expected volatility	133.39%	115.22%	88.02%	88.02%	78.66%	78.57%
Expected life (in years)	0.75	0.83	2.17	2.25	2.67	3.00
Expected dividend yield	0.0%	0.0%	0.0%	0.0%	0.00%	0.0%

Warrants:
Risk-free interest rate	-	-	2.66%	2.66%	4.78%	4.78%
Expected volatility	-	-	88.02%	88.02%	78.66%	78.57%
Expected life (in years)	-	-	5.17	5.25	5.67	6.00
Expected dividend yield	-	-	0.00%	0.00%	0.00%	0.00%

Fair Value:

Conversion feature	$2,906,579	$1,635,977	$4,779,927	$3,637,437	$624,385	$1,145,544
Warrants	2,025,000	2,025,000	1,912,871	1,528,283	1,502,205	2,113,423
	$4,931,579	$3,660,977	$6,692,798	$5,165,720	$2,126,590	$3,258,967

The risk-free interest rate was based on rates established by the Federal Reserve.  The expected volatility is based on the Company’s historical volatility for its common stock.  The expected life of the conversion feature of the notes was based on the term of the notes and the expected life of the warrants was determined by the expiration date of the warrants.  The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future.

The value of the 2.7 million warrants at September 4, 2009 and September 30, 2009 was based on the put option price of $0.75 per warrant share (see Note 8).

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

The change was implemented in the first quarter of 2009 and is reported as a cumulative change in accounting principles.  The cumulative effect on the accounting for the conversion feature of the note and the warrants on January 1, 2009 are as follows:

	Additional	Accumulated	Derivative	Convertible
Derivative Instrument:	Paid-in Capital	Deficit	Liability	Note
Conversion feature	$-	$393,875	$624,385	$(1,018,261)
Warrants	$(1,674,036)	$562,398	$1,502,205	$(390,567)
	$(1,674,036)	$956,273	$2,126,590	$(1,408,828)

The warrants were originally recorded at their relative fair value as an increase in additional paid-in capital. The change in the accumulated deficit includes gains resulting from decreases in the fair value of the derivative liabilities through December 31, 2008.  The derivative liability amounts reflect the fair value of each derivative instrument as of the January 1, 2009 date of implementation.  The convertible note amount represents the discount recorded upon adoption of the accounting.  This discount will be recognized on a monthly basis through the maturity date of the notes.

As of September 30, 2009, the derivative liabilities amounted to $4,931,579.  For the three and nine months ended September 30, 2009, the Company recorded a change in fair value of the derivative liabilities of $2,688,452 and $988,342. At September 30, 2008, no derivative instruments were recorded.

As further discussed in Note 8, concurrent with the accounting for the issuance of the new debt after the extinguishment on June 1, 2009 and September 4, 2009, the Company reflected new valuation discount of $5,165,720 and $3,660,977, respectively, based upon the fair value of the derivative liability and warrants   as of those dates.

12.   STOCK OPTIONS AND WARRANTS

Options

On March 28, 2007 the Board of Directors approved and implemented the 2007 Stock Option Plan (the “Plan”).  The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 5,500,000 shares.  The Board of Directors granted a total of 4,397,500 options to 102 employees and one consultant.  The exercise price of the options was $1.19.

On January 2, 2009 the Stock Option Committee approved the issuance of 34,500 options to twenty eight employees. The exercise price for the options was $0.75 per share and was based on the closing market price on the date of issuance. For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 78.66 % and an expected term for the options of 8 years.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

On January 7, 2009 the Stock Option Committee approved the issuance of 570,000 options to thirteen employees. The exercise price for the options was $0.75 per share and was based on the closing market price on the date of issuance. For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 78.66 % and an expected term for the options of 8 years.

A summary of the option activity during the period is as follows:

	Weighted Avg.	Weighted Avg.	Weighted Avg.
	Options	Exercise Price	Life in Years

Options outstanding, January 1, 2009	4,787,340	1.64	8.36
Options granted	604,500	0.75	9.33
Options exercised	(250)	0.75	-
Options cancelled	(786,915)	1.65	-
Options outstanding, September 30, 2009	4,604,675	1.53	7.78
Options exercisable, September 30, 2009	3,836,308	1.58	7.67

The options had no intrinsic value at September 30, 2009.

For the nine months ended September 30, 2009 and 2008, the fair value of options vesting during the period was $642,843 and $634,213 respectively, and has been reflected as compensation cost. As of September 30, 2009, the Company has unvested options valued at $544,276 which will be reflected as compensation cost over the estimated remaining vesting period of 30 months.

Warrants

A summary of the warrant activity during the period is as follows:

		Range of exercise prices	Weighted Avg. in Years

Warrants outstanding, January 1, 2009	9,527,894	$0.60-$37.50	4.86

Warrants granted	4,598,014	$0.01-$1.70	4.30
Warrants exercised	(6,250)	$0.60	-
Warrants expired	(4,074,432)	$0.60-$37.50	-
Warrants outstanding, September 30, 2009	10,045,226	$0.01-$37.50	4.64

The aggregate intrinsic value of the 10,045,226 warrants outstanding as of September 30, 2009 was $1,444,276. The aggregate intrinsic value for the warrants is calculated as the difference between the price of the underlying shares and quoted price of the Company's common shares for the warrants that were in-the-money as of September 30, 2009.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

13.   COMMITMENTS AND CONTINGENCIES

Legal Proceeding

On July 5, 2007, a lawsuit was instituted by Romic Environmental Technologies Corp. (“RET”) against the Company and four of its senior executives, Namki Yi, the Vice President of Corporate Development, Betty McKee, the Director of Systems & Financial Analysis, Mindy Rath, the Director of Sales and Gary Bowling, the Regional General Manager for Southern CA, all of whom were formerly employed by RET.  The lawsuit was brought in the Superior Court of the State of California, County of Los Angeles.  In the lawsuit, RET alleges that the Company and the four executives are liable to RET for among other things, Violation of Non-Disclosure Agreements and Termination Protection Agreements, Intentional Interference with contracts, and Violation of Trade Secrets and Unfair Competition. Although RET alleges damages of Fifteen Million Dollars and requests certain injunctive relief, recent settlement discussions have produced offers substantially less than the original action. The Company still believes that the lawsuit has no merit, and intends to vigorously defend the action.

14.   INCOME TAXES

The Company's net deferred tax assets consisted of the following at September 30, 2009 and
December 31, 2008:

	September 30, 2009	December 31, 2008
	(Unaudited)
Deferred tax asset, net operating loss	$18,180,198	$14,184,661
Less valuation allowance	(18,180,198)	(14,184,661)
Net deferred tax asset	$-	$-

As of September 30, 2009, the Company had federal net operating loss carry forwards of approximately $53,471,172 expiring in various years through 2025, which can be used to offset future taxable income, if any. No deferred asset benefit for these operating losses has been recognized in the financial statements due  to the uncertainty as to their realizability in future periods.

As a result of the Company's significant operating loss carryforward and the corresponding valuation allowance, no income tax expense (benefit) has been recorded at September 30, 2009 or December 31, 2008.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

Reconciliation of the effective income tax rate to the United States statutory income tax rate for the nine months ended September 30, 2009 and 2008 is as follows:

	Nine months ended September 30,
	2009	2008
Tax expense at U.S. statutory income tax rate	(34.0) %	(34.0) %
Increase in the valuation allowance	34.0	34.0
Effective rate	-	-

Effective January 1, 2007, the Company adopted  a new accounting requirement to Account for Uncertainty in Income Taxes. The interpretation addresses the determination  of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under the new accounting requirements, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. The new requirements  also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of  September 30, 2009, the Company did not have a liability for unrecognized tax uncertainties.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2002. During the periods open to examination, the Company has net operating loss and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOLs and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of September 30, 2009 the Company has no accrued interest or penalties related to uncertain tax positions.

15.   SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 23, 2009, the date of issuance.

On November 13, 2009, Company entered into a Stock Purchase Agreement  ("Agreement") with United States Environmental Response, LLC, a California limited liability company (“Seller”) pursuant to which the Company has purchased all of the issued and outstanding capital stock of California Living Waters, Incorporated ("CLW"), a privately held company.  CLW owns all of the issued and outstanding capital stock of Santa Clara Waste Water Company (SCWW") a California corporation. CLW's only operating subsidiary is SCWW.  SCWW had unaudited revenues of $4,581,722 and $7,609,636 in 2007 and 2008 respectively and had revenues of $4,344,749 for the first 8 months of 2009.  The Agreement is subject to a rescission if Company does not pay certain indebtedness to its senior lender by close of business on March 12, 2010.

GENERAL ENVIRONMENTAL MANAGEMENT, INC AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

SCWW, located in Ventura County, California, is a waste water management company  that operates a 12.7 mile pipeline from its facility to the City of Oxnard water reclamation center. In consideration for the sale, GEM issued six promissory notes (individually a "Note" and collectively, the "Notes") in the aggregate principal amount of $9,003,000, and warrants to purchase 425,000 shares of GEM's common stock. The Notes bear interest at 6.5 per cent per annum. Two of the Notes, totaling $3,778,000 are convertible into a total of 15% of GEM's common stock on a fully diluted basis.

The Notes have the following payment provisions:

$2,000,000 Seller's Note-- Payment of the outstanding principal of the Seller's Note is due and payable in four (4) installments as follows: (A) Two Hundred Fifty Thousand Dollars ($250,000) before March 12, 2010, (B) Five Hundred Thousand Dollars ($500,000) and accrued interest on June 30 2010; (C) One Million Dollars ($1,000,000) and accrued interest on January 1, 2011 (D) the balance of all residual principal and accrued interest on March 31, 2011.

$1,700,000 Note One-- Payment of the outstanding principal of Note One is due and payable in 120 installments commencing on December 1, 2009 and continuing on the first day of each calendar month through February 1, 2019 .  Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first one hundred nineteen (119) Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note and (B) the one hundred twentieth (120th) Installment shall be a final, “balloon” payment.

$1,100,000 Note Two-- Payment of the outstanding principal of this Note Two is be due and payable in sixty (60) installments commencing on December 1, 2009 and continuing on the first day of each calendar month through November 1, 2014. Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first fifty-nine (59) Installments shall be equal Installments of principal and interest, calculated on the basis of a 20-year amortization of this Note; and (B) the final, “balloon” payment on November 1, 2014.

$424,000 Note Three-- Payment of the outstanding principal of this Note shall be due and payable in 120 installments commencing on December 1, 2009 and continuing on the first day of each calendar month through November 1, 2019.  Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first one hundred nineteen (119) Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note and (B) the one hundred twentieth (120th) Installment shall be a final, “balloon”. Note Three is convertible at any time in full or in part (but if in part, then only in principal increments of $100,000 or an integral multiple thereof) into shares of common stock of Company at the conversion rate of Four Dollars ($4.00) per share, subject to adjustment.

$1,600,000 Note Four-- Payment of the outstanding principal of this Note is due and payable in 41 installments commencing on July 1, 2010 and continuing on the first day of each calendar month through November 1, 2013. Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first forty Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note, provided that the first Installment shall also include all interest accrued during the first seven months from the date of this Note Four; and (B) the final, “balloon”, Installment shall be in the amount of all then-outstanding principal, interest and other amounts then outstanding. Note Four is convertible into 5% of the common stock of Company on a fully diluted basis until Company achieves a Capital Restructuring Goal. Capital Restructuring Goal means the concurrent fulfillment of each of the following events: (i) the Seller’s Note shall have been fully paid on the terms thereof as to all theretofore outstanding principal, interest, costs and expenses; (ii) Company shall have available, as properly reflected in Company’s books one million dollars ($1,000,000) in uncommitted working capital (not including any working capital lines of credit); and (iii) Company shall have invested into SCWW capital of at least one million dollars $1,000,000.

$2,178,000 Note Five-- Payment of the outstanding principal of this Note is due and payable in 41 installments commencing on July 1, 2010 and continuing on the first day of each calendar month through November 1, 2013. Installments are payable in the following amounts (subject to the other terms of this Note): (A) the amount of principal and accrued interest payable in the first forty Installments shall be equal Installments of principal and interest, calculated on the basis of a 30-year amortization of this Note, provided that the first Installment shall also include all interest accrued during the first seven months from the date of this Note Five; and (B) the final, “balloon”, Installment shall be in the amount of all then-outstanding principal, interest and other amounts then outstanding. Note Five is convertible into 10% of the common stock of Company on a fully diluted basis until Company achieves the Capital Restructuring Goal.

Annex A

PURCHASE AGREEMENT

ACQUISITION OF

THE STOCK OF

GEM NEWCO, INC.,

A DELAWARE CORPORATION,

AND

THE LIMITED PARTNERSHIP INTERESTS OF

GEM POMONA LP,

A DELAWARE LIMITED PARTNERSHIP,

BY

LUNTZ ACQUISITION (DELAWARE), LLC,

A DELAWARE LIMITED LIABILITY COMPANY,

FROM

GENERAL ENVIRONMENTAL MANAGEMENT, INC.,

A NEVADA CORPORATION

DATED AS OF NOVEMBER 25, 2009

TABLE OF CONTENTS

i

ARTICLE 8
CONDITIONS TO OBLIGATIONS OF SELLER		65
Section 8.1	Representations; Warranties; Covenants	65
Section 8.2	Absence of Certain Litigation	65
ARTICLE 9
INDEMNIFICATION		65
Section 9.1	Survival; Right To Indemnification Not Affected By Knowledge or Materiality	65
Section 9.2	Indemnification By Seller	66
Section 9.3	Indemnification by Buyer	67
Section 9.4	Special Indemnification Provision Regarding Environmental Matters	67
Section 9.5	Defense of Third Party Actions	69
Section 9.6	Payment of Indemnification	70
Section 9.7	Miscellaneous	71
ARTICLE 10
AGREEMENTS AFTER CLOSING		71
Section 10.1	Further Assurances	71
Section 10.2	Transition Services	71
Section 10.3	Collected Receivables. To the extent that Company collects any amounts owing on the receivables listed on Schedule 3.13(a) after Closing, Company shall remit such funds, less any expenses incurred in effecting such collection, to Seller on a quarterly basis.	72
Section 10.4	Merger Expenses. Buyer shall reimburse Seller for all reasonable incurred expenses incurred by Seller or Company, as applicable, in connection with the formation of GEM NewCo, the formation of GEM LP, and the Merger of Company into GEM LP. Provided however, such expenses shall not include any Taxes.	72
Section 10.5	Non-Compete; Non-solicitation	72
Section 10.6	Customer And Other Business Relationships	72
Section 10.7	Assistance In Proceedings	73
Section 10.8	Retention Of And Access To Records	73
Section 10.9	Use of GEM logo	73
Section 10.10	Employees and Employee Benefits	73
Section 10.11	Confidentiality	74
Section 10.12	Actions with Respect to Closure Deposit	75
ARTICLE 11
TAX MATTERS		75
Section 11.1	Allocation of Tax Liabilities	75
Section 11.2	Tax Characterization	76
Section 11.3	Allocation of Purchase Price	76
Section 11.4	Cooperation	76
Section 11.5	Tax Refunds	76
Section 11.6	Transfer Taxes	76
ARTICLE 12
TERMINATION OF AGREEMENT		77
Section 12.1	Termination	77
Section 12.2	Casualty Loss	77
Section 12.3	Effect of Termination	77

PURCHASE AGREEMENT

AGREEMENT entered into as of November 25, 2009 among Luntz Acquisition (Delaware), LLC, a Delaware limited liability company (“Buyer”), General Environmental Management, Inc., a Delaware corporation (the “Company”), and General Environmental Management, Inc., a Nevada corporation, being the holder of all of the issued and outstanding capital stock of the Company (the “Seller”).

RECITALS:

WHEREAS, as of the date hereof, Seller owns all of the outstanding shares of stock of the Company (the “Company Shares”);

WHEREAS, in anticipation of the transactions contemplated by this Agreement and as more fully detailed herein, prior to the Closing (as defined herein), Seller shall cause to be formed a Delaware corporation that shall be wholly-owned by Seller and be named GEM NewCo, Inc., or a name similar thereto (“GEM NewCo”);

WHEREAS, in anticipation of the transactions contemplated by this Agreement and as more fully detailed herein, prior to the Closing (as defined herein), Seller shall cause to be formed a Delaware limited partnership, the sole limited partner of which shall be Seller and the sole general partner of which shall be GEM NewCo, which limited partnership shall be named GEM Pomona LP, or a name similar thereto (“GEM LP”);

WHEREAS, the general partnership interest that shall be owned by GEM NewCo shall represent a non-economic interest in GEM LP;

WHEREAS, in anticipation of the transactions contemplated by this Agreement and as more fully detailed herein, prior to the Closing (as defined herein) the Company shall be merged with and into GEM LP, with GEM LP surviving the merger (the “Merger”);

WHEREAS, following the effectiveness of the Merger, Seller is willing to sell all of the limited partner interests of GEM LP (the “LP Interests”) and all of the outstanding shares of stock of GEM NewCo (the “NewCo Shares”) to Buyer;

WHEREAS, following the effectiveness of the Merger, Buyer wishes to acquire all of the LP Interests and NewCo Shares (sometimes collectively referred to herein as the “Purchased Interests”); and

WHEREAS, for income tax purposes, it is intended that the purchase of the Purchased Interests be treated as a purchase of assets for income tax purposes;

NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

GENERAL

Section 1.1  General Definitions.

In addition to the specific definitions in Sections 1.2 et seq. of this Agreement, for purposes of this Agreement, the following terms have the indicated meanings:

“Active Employees” means all employees employed on the Closing Date by the Company and the Company subsidiaries for their respective business who are: employed exclusively in such business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

“Acquisition Transaction” has the meaning specified in Section 5.8(a).

“Ancillary Agreements” means collectively, the Merger Documents, the Joinder Agreements, the GEM LP/NewCo Documents, the Voting Agreement, the Paydown and Release Letter, Romic Settlement, if any, and CH Settlement, if any.

“Base Balance Sheet” has the meaning specified in Section 3.8(b).

“Base Balance Sheet Date” has the meaning specified in Section 3.8(b).

“Best Efforts or “best efforts” means the efforts that a reasonable Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Business Information” has the meaning specified in the definition of “Intellectual Property Rights” in this Section 1.1.

“Buyer” has the meaning specified in the first paragraph of this Agreement.

“Clean Harbors” has the meaning specified in Section 5.12.

“CH Settlement” has the meaning specified in Section 5.12.

“Closing” has the meaning specified in Section 2.4.

“Closing Balance Sheet” means the consolidated balance sheet date of the Company and the Company Subsidiaries as of the Closing Date, to be prepared by Buyer in connection with Buyer’s determination of the Closing Net Working Capital Amount and in accordance with Exhibit 1.1(a), as applicable.

“Closing Date” means the date and time as of which the Closing actually takes place.

“Closing Net Working Capital Amount” means the aggregate net working capital of the Company and the Company Subsidiaries, taken together, immediately upon completion of the Closing after giving effect to the transactions described in this Agreement, as calculated in accordance with Exhibit 1.1(a) attached hereto.  For the avoidance of doubt, the following (without limitation) shall be excluded from the calculation of the Closing Net Working Capital Amount: (i) the current portion of capitalized leases; (ii) Receivables not included on the Base Balance Sheet pursuant to Section 3.13 hereof; and (iii) any amounts payable pursuant Sections 5.9, 5.10 and 5.14.

“Closure Deposit” means the $900,046.18 cash deposit being held in a trust account with Union Bank of California, Account number 6711730900 for the benefit of the Department of Toxic Substances Control, a department of the State of California (the “DTSC”) with respect to closure and post-closure obligations of Seller relating to the Owned Real Property.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning in the Recitals of this Agreement, subject to Section 1.5 hereof.

“Company Shares” has the meaning specified in the Recitals of this Agreement; provided, however, that following the consummation of the Merger as contemplated herein, the term “Company Shares” shall refer to the Purchased Interests, unless the context otherwise requires.

“Company Subsidiaries” means Island Environmental Services, Inc. and General Environmental Management of Rancho Cordova, LLC.  For the purposes of Article 3, “Company Subsidiaries” means Island Environmental Services, Inc., General Environmental Management of Rancho Cordova, LLC, Hazpak Environmental Services, Inc. and GEM 6 Acquisitions Corporation.

“Competing Business” has the meaning specified in Section 3.26(b).

“Confidential Information” has the meaning specified in Section 10.9.

“Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Court Order” means a court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

“CVC” has the meaning specified in Section 7.7(a).

“CVC Related Party Agreement” has the meaning specified in Section 3.26(d).

“CVC Voting Agreement” has the meaning specified in Section 7.7(a)(ii).

“Deloitte” means Deloitte Tax LLP.

“Deloitte Tax Closing Certificate” means a statement prepared by Deloitte that sets forth the calculation of the Seller Group’s estimated aggregate liabilities for federal, state and local income and franchise Taxes for the taxable period ending December 31, 2010, including, without limitation, liabilities arising from or attributable to the sale of the Purchased Interests and the Merger, which calculation shall include an estimate by Deloitte of the amount of any net operating loss carry forwards that are available for use by the Seller Group for federal, state, and local income and franchise Tax purposes with respect to such estimated income and franchise Tax liabilities.

“Disputed Amount” has the meaning specified in Section 2.6(d).

“Effective Time” has the meaning specified in Section 2.4.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, right of first offer, easement, covenant or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

“GAAP” means generally accepted United States accounting principles, including the standards and interpretations of the Financial Accounting Standards Board and the SEC, consistently applied, and in the case of the Company applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.8 were prepared.

“GEM LP” has the meaning specified in the Recitals of this Agreement.

“GEM LP/NewCo Documents” has the meaning specified in Section 3.31(g).

“GEM NewCo” has the meaning specified in the Recitals of this Agreement.

“Governmental Authority” means any governmental body, whether national, state, regional, local (or any subdivision or agency of any of the foregoing) of either the United States or any foreign nation.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority.

“Great West” has the meaning specified in Section 5.10(a).

“Holdback Distribution Date” has the meaning specified in Section 2.6(c).

“Holdback Fund” has the meaning specified in Section 2.6(a).

“Indebtedness” means any item, except capital stock and surplus and reserves which are mere segregations of surplus, which would be included on the liability side of the balance sheet of the Company and the Company Subsidiaries as of the date as of which Indebtedness is to be determined, all in accordance with GAAP.

“Intellectual Property Rights” means (i) patents, patent applications, trademarks or service marks (whether registered or unregistered), trade mark or service mark applications, trade names, copyrights, computer software, mask works and (ii) all customer lists, and manufacturing and other secret processes and technologies and other confidential business information (the items identified in clause (ii) hereof, collectively, “Business Information”).

“IRS” means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Island Sellers” has the meaning specified in Section 7.7(b).

“Joinder Agreement” has the meaning specified in Section 5.11(b).

“Knowledge”--an individual will be deemed to have “Knowledge” of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.  A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person or, with respect to the Company, of Seller (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Law” includes any statute, law, ordinance, rule or regulation of a Governmental Authority.

“Leased Real Property” has the meaning specified in Section 3.12(b).

“LP Interests” has the meaning specified in the Recitals of this Agreement.

“Management Voting Agreement” has the meaning specified in Section 7.7(z).

“Material Adverse Change” or “Material Adverse Effect” means, when used in connection with a Person, any change, effect, event, occurrence or state of facts that, by itself or in conjunction with all other such changes, effects, events, occurrences or states of facts, whether or not arising in the Ordinary Course of Business, is, or reasonably would be expected to be, material and adverse to the financial condition (including working capital, earnings, and reserves), properties, assets, liabilities, business, prospects or operations of the Person’s business.

“Material Consents” has the meaning specified in Section 7.6.

“Material Contract” has the meaning specified in Section 3.14(a).

“Material Personal Property” has the meaning specified in Section 3.12(c).

“Material Customer” means one that accounted for more than five percent by value of the orders of the Company in either of the last two fiscal years.

“Material Supplier” means one that accounted for more than five percent by value of the orders of the Company for purchase of all its raw materials and other products essential to its operations in either of the last two fiscal years.

“Merger” has the meaning specified in the Recitals of this Agreement.

“Merger Documents” has the meaning specified in Section 7.8(b).

“MTS Agreement” means that that certain Stock Purchase Agreement by and among Company, MTS Acquisition Company, Inc., GEM Mobile Treatment Services, Inc. and Seller, dated August 17, 2009.

“Net Working Capital Deficiency Amount” has the meaning specified in Section 2.5(e).

“Nevada Law” means the Nevada Revised Statutes, including without limitation Section 78.565 thereunder.

“NewCo Shares” has the meaning specified in the Recitals of this Agreement.

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” means the certificate of incorporation or equivalent document (including, without limitation, a certificate of formation or equivalent document with respect to a limited partnership or limited liability company) and by-laws of a corporation or equivalent document for a Person that is not a corporation (including, without limitation, a partnership agreement with respect to a limited partnership or an operating agreement or equivalent document with respect to a limited liability company), and the corresponding documents of other business forms, and any amendment of any of the foregoing.

“Owned Real Property” has the meaning specified in Section 3.12(a).

“Paydown and Release Letter” has the meaning specified in Section 7.7(a)(i).

“Passarelli Judgment” means that stipulated judgment entered in Francis Passarelli v. General Environmental Management, Inc.; Timothy Koziol; John Brunkow; and Does, Case No. 07-CC-04029 in the Superior Court of California, County of Orange.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization or entity, trust, union, association or Governmental Authority.

“Proceeding” means any (i) action, suit or proceeding (whether civil, criminal, or administrative) commenced by any person and heard by or before any Governmental Authority or any arbitrator, or (ii) any investigation or hearing conducted by any Governmental Authority.

“Proposed Sale” has the meaning specified in Section 3.30(a).

“Proxy Statement” has the meaning specified in Section 3.28(b).

“Purchase Price” has the meaning specified in Section 2.2(a).

“Purchased Interests” has the meaning specified in the Recitals of this Agreement.

“Receivables” means accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Real Property Contracts” has the meaning specified in Section 3.12(e).

“Related Person” means:

(a) with respect to a specified individual: (i) each other member of such individual’s family (related by blood or marriage to the second degree); (ii) any person that is directly or indirectly controlled by such individual or one or more members of such individual’s family; (iii) any person in which such individual or members of such individual’s family hold (individually or in the aggregate) a greater than 10% financial interest; and (iv) any person with respect to which such individual or one or more members of such individual’s family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

(b) With respect to a specified person other than an individual: (i) any person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified person; (ii) each person that serves as a director, officer, partner, executor, or trustee of such specified person (or in a similar capacity); (iii) any person with respect to which such specified person serves as a general partner or a trustee (or in a similar capacity); (iv) any person in which such specified person holds a greater than 10% financial interest; (v) any person that holds a greater than 10% financial interest in such specified person; and (vi) any Related Person of any individual described in clause (iv) or (v).

“Representative” means with respect to a particular person, any director, officer, employee, agent, consultant, advisor, or other authorized representative of such person, including legal counsel, accountants, and financial advisors.

“Retained Purchase Price” has the meaning specified in Section 2.2.

“Review Period” has the meaning specified in Section 2.5(b).

“Romic” has the meaning specified in Section 5.12.

“Romic Settlement” has the meaning specified in Section 5.12.

“Sale” has the meaning specified in Section 2.1.

“SEC” means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

“Seller” has the meaning specified in the first paragraph of this Agreement.

“Seller Board Recommendation” has the meaning specified in Section 3.5(b).

“Seller Group” means Seller, the Company, the Company Subsidiaries, and each other direct or indirect subsidiary of the Seller.

“Seller Stockholder Approval” has the meaning specified in Section 3.5(a).

“Seller Stockholder Meeting” has the meaning specified in Section 5.13.

“Statement of Objection” has the meaning specified in Section 2.5(c).

“Subs Equity” has the meaning specified in Section 3.4.

“Tax Affiliate” means each of the Company, the Company Subsidiaries, Seller, GEM NewCo and any other Person that is or was a member of an affiliated, combined or unitary group of which the Company is or was a member.

“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, environmental, personal property, real property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Authority upon the Company, the Company Subsidiaries or any Tax Affiliate.  For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulation 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including any liability for Taxes as a transferee or successor, by contract or otherwise.

“Tax Returns” means all returns, declarations, reports, estimates, information returns, elections, consents, notices, forms, documents and statements (including all schedules, exhibits and other attachments thereto) relating to any Taxes.

“Transfer” has the meaning specified in Section 7.7(o).

“Treasury Regulations” means the rules and regulations under the Code.

“Waste Water Acquisition” has the meaning specified in Section 7.7(d).

Section 1.2  Special Definitions Related To ERISA.

For the purposes of this Agreement, the following terms related to ERISA shall have the indicated meanings:

“401(k) Plan” has the meaning specified in Section 5.9.

“Benefit Plan” means any agreement, plan, arrangement, program, practice, or policy, written or oral, relating to current or former employees of the Company or of any ERISA Affiliate of the Company which is:

(i) an employee benefit plan within the meaning of Section 3(3) of ERISA (hereafter, an “Employee Benefit Plan”);

(ii) or a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (hereafter a “Multi-Employer Plan”); or

(iii) a compensation, bonus, non-qualified deferred compensation, stock purchase, stock option, stock bonus, stock appreciation, phantom stock, stock purchase, stock issuance, severance, perquisite, fringe benefit, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice which is not covered by clause (i) or (ii) above (including written or oral policies and practices related to vacation pay, holiday time, moving expense reimbursement programs, sick leave and salary reduction agreements, change-in-control agreements, and severance agreements).

(For purposes of this Agreement, “ERISA Benefit Plan” refers to plans or arrangements under clauses (i) and (ii) only, and “Benefit Plan” refers to plans or arrangements under clauses (i) - (iii).)

 “Employee Benefit Plan” – see “Benefit Plan” above.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“ERISA Affiliate” means, with respect to the Company, any other entity that, together with the Company, would be treated as a single employer under Code § 414.

“ERISA Benefit Plan” – see “Benefit Plan” above.

“Multi-Employer Plan” – see “Benefit Plan” above.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Qualified Plan” means any Benefit Plan that meets or purports to meet the requirements of Code § 401(a).

“VFC Program” has the meaning specified in Section 5.9(b).

“Welfare Plan” has the meaning specified in Section 5.10.

Section 1.3  Special Definitions Related to Environmental Matters.

For purposes of this Agreement, the following terms related to environmental matters shall have the indicated meanings:

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liabilities” means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(i) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(iii) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other person) and for any natural resource damages; or

(iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means those Laws related to the protection of public health, worker safety, the Environment or the management of pollution or Hazardous Materials, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, and any similar  foreign, state, or local Laws.

“Environmental Site” means any of the properties or facilities now or formerly owned or leased by the Company, the former parent corporation of the Company, Seller, the Company Subsidiaries or any of their respective predecessors-in-interest.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Occupational Safety and Health Law” means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional. The terms “removal,” “remedial,” and “response action,” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”).

Section 1.4  Special Definitions Related to Indemnification.

“Buyer’s Indemnified Persons” means Buyer, its parent and other affiliated Persons (including, after the Closing, GEM LP, GEM NewCo and the Company Subsidiaries) and their respective directors, officers, employees, members, owners, stockholders, affiliates and Representatives.

“Indemnified Person” means any Person entitled to be indemnified under Article 9.

“Indemnifying Person” means any Person obligated to indemnify another person under Article 9.

“Losses” means all losses, liabilities, damages, fines, penalties, payments, Taxes and obligations, and all expenses related thereto.  Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or obligation is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

“Third Party Action” means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any Person believes it may be an Indemnified Person hereunder.

Section 1.5  Usage.

(a) In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii) “or” is used in the inclusive sense of “and/or”;

(ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

(c) This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

(d) For the purposes of this Agreement, including without limitation Article 3, Article 5, Article 7 and Article 9, in each case unless the context otherwise requires:

(i) following the effectiveness of the Joinder Agreement but prior to the effectiveness of the Merger, references to the Company shall be deemed to refer, and shall refer, to the Company, GEM NewCo and GEM LP; and

(ii) following the effectiveness of the Merger (A) references to the Company shall be deemed to refer, and shall refer, to GEM NewCo and GEM LP and (B) references to Company Shares shall be deemed to refer to NewCo Shares and LP Interests, as appropriate.

ARTICLE 2

PURCHASE AND SALE OF PURCHASED INTERESTS

Section 2.1  Purchase of Purchased Interests.

Subject to the provisions of this Agreement (including without limitation the prior effectiveness of the Merger), Seller agrees to sell, and Buyer agrees to purchase, at the Closing, the Purchased Interests, which Purchased Interests shall constitute at the Closing (i) 100% of the issued and outstanding capital stock of GEM NewCo and (ii) 100% of the issued and outstanding limited partner interests of GEM LP (collectively, the “Sale”).  Notwithstanding anything to the contrary contained in this Agreement, Buyer acknowledges and agrees that it shall not acquire, as a result of this Agreement or the transactions contemplated hereby, any rights, claims or interests in any royalties arising out of or relating to the MTS Agreement.

Section 2.2  Purchase Price and Payment.

(a) Subject to the terms and conditions of this Agreement, the Purchased Interests shall be purchased by Buyer at the Closing for an aggregate purchase price of $14,000,000 (the “Purchase Price”), less any adjustment as provided in Sections 2.5 and 2.6 hereof.

(b) In accordance with Section 2.2(a) and subject to Section 2.6 hereof, the Purchase Price shall be paid at the Closing in cash by certified or bank check or by wire transfer of funds; provided, however, that the Purchase Price will be reduced by a reasonable estimate by Buyer of the Net Working Capital Deficiency Amount, which amount (“Retained Purchase Price”) shall be retained by Buyer and will be subsequently paid to Seller if and as determined, and to the extent provided for and in accordance with Section 2.5 hereof.  To the extent payment is to be made by wire transfer of funds, Seller shall designate the account(s) into which such funds are to be wired, and the amounts to be deposited into each such account, in writing to Buyer at least three Business Days prior to the Closing.

Section 2.3  Instruments of Conveyance.

(a) Seller shall deliver to Buyer certificates for all the Purchased Interests owned by Seller, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures guaranteed by a financial institution;

(b) Seller shall, in addition to any other documents to be delivered under other provisions of this Agreement, deliver:

(i) such other documents as may be required to effect a valid transfer of the Company Shares and Purchased Interests by Seller, free and clear of any and all Encumbrances;

(ii) such other documents as may be required elsewhere in this Agreement (including Articles 7 and 8 hereof) or may be reasonably requested by counsel to Buyer.

Such instruments of transfer (i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (ii) shall be in form and substance satisfactory to counsel for Buyer, and (iii) shall effectively vest in Buyer good and marketable title to all the Company Shares and Purchased Interests, free and clear of all Encumbrances.

Section 2.4  Time and Place of Closing.

Subject to the terms and conditions of this Agreement, the closing of the purchase and sale provided for in this Agreement (herein called the “Closing”) shall be held at the offices of Buyer, at 10am CST, on March 1, 2010 or at such other place, date or time as may be fixed by mutual written agreement of the parties hereto (such time the “Effective Time”).

Section 2.5  Net Working Capital Adjustment of Purchase Price.

If and to the extent that the Closing Net Working Capital Amount, as calculated by Buyer in accordance with Exhibit 1.1(a), shall be less than $0, the Purchase Price otherwise payable hereunder pursuant to Section 2.2 hereof shall be subject to downward adjustment following the Closing Date in accordance with this Section 2.5.  For the avoidance of doubt and notwithstanding anything herein or elsewhere to the contrary, there shall be no upward adjustment to the Purchase Price otherwise payable hereunder pursuant to Section 2.2 hereof, whether in connection with this Section 2.5 or otherwise.

(a) If Buyer believes that the Closing Net Working Capital Amount is less than $0, Buyer shall as soon as reasonably practicable, but in no event later than 45 days after the Closing Date, deliver to Seller a schedule (the “Closing Net Working Capital Schedule”) which shall include Buyer’s calculation of the Closing Net Working Capital Amount.

(b) Upon receipt of Buyer’s calculation of the Closing Net Working Capital Amount, Seller shall be permitted during the succeeding forty-five (45) day period (the “Review Period”) full access at all reasonable times to the books and records of the Company as Seller may reasonably request for the purpose of reviewing Buyer’s calculation of the Closing Net Working Capital Amount.

(c) On or prior to the last day of the Review Period, Seller may object to Buyer’s calculation of the Closing Net Working Capital Amount by delivering to Buyer a written statement setting forth a reasonable basis for such objection (a “Statement of Objection”).  If Seller fails to deliver a Statement of Objections within the Review Period, Buyer’s calculation of the Closing Net Working Capital Amount shall be deemed to have been accepted by the parties hereto.  If Seller delivers a Statement of Objections within the Review Period, Seller and Buyer shall negotiate in good faith to resolve such objections, and, if the same are so resolved, the calculation of the Closing Net Working Capital Amount, with such changes to the Closing Net Working Capital Amount as have been agreed in writing by Seller and Buyer, shall be final and binding.

(d) If Seller and Buyer shall fail to reach an agreement with respect to the matters set forth in the Statement of Objection, then such matters shall, not later than fifteen (15) days after Seller or Buyer affirmatively terminated discussions in writing with respect to such Statement of Objection, be submitted for resolution to Buyer’s independent auditors.  The scope of work of Buyer’s independent auditors shall be limited to a review of the Closing Net Working Capital Schedule and the Statement of Objection.  The determination made by Buyer’s auditor shall be final, binding and conclusive on the parties hereto.  The fees and expenses of the auditor shall be borne equally by Buyer and Seller.

(e) If the Closing Net Working Capital Amount is less than $0 (hereinafter, the “Net Working Capital Deficiency Amount”), Buyer shall be entitled to withdraw and retain, and shall not be required to pay Seller, the Net Working Capital Deficiency Amount out of the Retained Purchase Price.  Any funds remaining in the Retained Purchase Price after such withdrawal shall be paid to Seller.  If the funds in the Retained Purchase Price are insufficient to satisfy the Net Working Capital Deficiency Amount due to Buyer, Seller shall pay Buyer the amount of such insufficiency by confirmed wire transfer within five (5) days after the Closing Net Working Capital Amount has become final and binding.

(f) The Closing Balance Sheet shall be prepared in accordance with GAAP, subject to Exhibit 1.1(a).  The same accounting principles, practices, procedures and policies that were used in preparing the Base Balance Sheet shall be used in preparing the Closing Balance Sheet, and the computational methods and assumptions used in preparing the Base Balance Sheet shall be used in the preparation of the Closing Balance Sheet and the calculation of the Closing Net Working Capital Amount, subject to Exhibit 1.1(a).

Section 2.6  Further Adjustment to Purchase Price.

The Purchase Price otherwise payable by Buyer to Seller at Closing shall be subject to further downward adjustment, as follows:

(a) Buyer shall withhold from the Purchase Price otherwise payable at Closing an amount of $575,000 (as such amount may be increased as provided below, the “Holdback Fund”) to be applied toward the indemnification obligations of Seller and the Company (but the Company prior to the Closing, if any) pursuant to Section 9.2 and Section 9.4 hereof; provided, however, Buyer shall be entitled to increase Holdback Fund by and withhold the following additional amounts from the Purchase Price immediately prior to the Effective Time:

(i) $311,000, if the CH Settlement is not entered into and consummated prior to such time;

(ii) $350,000, if the Romic Settlement is not entered into and consummated prior to such time; and

(iii) $220,000, if (x) Passarelli Judgment is not fully discharged and satisfied prior to such time or (y) all amounts outstanding in connection with or otherwise related to or arising from Passarelli Judgment are not paid in full or (z) a full and complete release by Passarelli of Company and Company Subsidiaries, in a form and substance acceptable to Buyer in its sole discretion, has not been signed and delivered to Buyer.

(b) Buyer shall withhold from the Purchase Price otherwise payable at Closing (1) $425,000 (the “Initial Tax Holdback Amount”) plus (2) the amount of estimated Tax liability set forth on the Deloitte Tax Closing Certificate in excess of the Initial Tax Holdback Amount (the “Additional Tax Holdback Amount” and with the Initial Tax Holdback Amount, the “Tax Holdback Amounts”).

(c) Subject to the terms and conditions of this Agreement, on the twelve (12) month anniversary of the Closing Date (the “Holdback Distribution Date”), Buyer shall remit to Seller any monies then remaining in the Holdback Fund, if any, after application of Section 9.6(c) and, if and to the extent applicable, Section 2.6(f).

(d) Notwithstanding Section 2.6(c), Buyer shall be entitled to retain and not pay to Seller on the Holdback Distribution Date any funds that are, in the reasonable estimate of Buyer, as of the Holdback Distribution Date covered by or the subject of a claim for indemnification hereunder by any of Buyer’s Indemnified Persons (any such funds, the “Disputed Amount”).

(e) The Disputed Amount shall be held by Buyer until the earlier of the following: (a) Buyer and Seller mutually agree in writing on the disposition of the Disputed Amount or (b) Buyer receives a certified copy of a final non-appealable judgment of a court of competent jurisdiction with respect to the Disputed Amount.  Not later than ten (10) Business Days after receipt by Buyer of such written agreement or judgment, Buyer shall retain and/or pay the funds in the Disputed Amount as required by such written agreement or judgment, as the case may be.

(f)            (i)  Subject to the terms and conditions of this Agreement, on the  receipt by Buyer of proof acceptable to Buyer in its sole discretion of the filing of Seller Group’s federal, state, and local income and franchise Tax Returns for the taxable period ending December 31, 2010, in each case prepared and signed by Deloitte, and the payment of Taxes shown as due thereon, Buyer shall remit to Seller the  Tax Holdback Amounts.

(ii)  Notwithstanding anything in this Section 2.6(f), Buyer shall be entitled to retain and not pay to Seller all or any portion of the Tax Holdback Amounts covered by or the subject of a claim for indemnification hereunder by any of Buyer’s Indemnified Persons (any such funds, the “Tax Disputed Amounts”).  The Tax Disputed Amounts shall be subject to the same procedures and conditions set forth in Section 2.6(e) as if such funds were a Disputed Amount; provided, however, that if Seller Group has not (a) filed its Tax Returns, in each case prepared and signed by Deloitte, for the taxable period ending December 31, 2010, by September 15, 2011, and (b) paid the amount of Taxes shown thereon,  Buyer shall irrevocably retain, and shall have no liability to Seller with respect to, the outstanding amounts of the Tax Holdback Amounts.  The parties hereto acknowledge and agree that the amounts so irrevocably retained represent a mutually agreed upon and reasonable estimation of the potential liabilities that Buyer may incur as a result of Seller’s failure to comply with its Tax obligations as contemplated hereunder and not a penalty.

(g) No adjustment pursuant to this Section 2.6 shall be duplicative of any adjustment to the Purchase Price as a result of Section 2.5 hereof.  Nothing in this Section 2.6 shall relieve Seller (and prior to the Closing, the Company) of any liability to Buyer for indemnification under this Agreement.

(h) To the extent such amounts are not included in the calculation of Closing Net Working Capital Amount as current liabilities, the Purchase Price shall be reduced on a dollar for dollar basis equal to the amount of correction, lost earnings and any applicable fees (attorney’s or otherwise), taxes, and penalties, in the event Seller, Company or any of the Company Subsidiaries, fails to perform any of the conditions to Closing specified in Section 5.9 (“ERISA Benefit Plan”), Section 5.10 (“Welfare Plan”), and Section 5.14 (“Payroll and Reimbursement”) hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER.

The Company and Seller hereby jointly and severally represent and warrant to Buyer as follows:

Section 3.1  Organization and Qualification.

(a) Each of Seller, the Company and the Company Subsidiaries is a Person duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, as the case may be, with full power and authority to own, operate, or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.  The copies of the respective Organizational Documents of each of Seller, the Company and the Company Subsidiaries (other than Hazpak Environmental Services, Inc. and GEM 6 Acquisitions Corporation) are attached as Schedule 3.1(a), and are true, complete and correct.  None of Seller, the Company or the Company Subsidiaries is in violation of its respective Organizational Documents.

(b) Each of the Company and the Company Subsidiaries (other than Hazpak Environmental Services, Inc. and GEM 6 Acquisitions Corporation) is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on Schedule 3.1(b) and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

Section 3.2  Capitalization of Company.

(a) The authorized capital stock of the Company consists of (i) 2000 shares of Common Stock, $0.001 par value per share, of which 1000 shares are validly issued and outstanding, and (ii) 1000 shares of preferred stock, of which 0 shares are validly issued and outstanding.  The issuance of all of such issued and outstanding shares was duly authorized and all such shares are fully paid and nonassessable, were issued in compliance with applicable Federal and state securities laws, and were not issued in violation of any Person’s preemptive rights.  There are no shares of capital stock of the Company reserved for any purpose.

(b) There are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) “phantom” stock, stock appreciation rights or agreements or similar rights or agreements which are intended to confer on any Person rights similar to any rights accruing to owners of capital stock, (iv) agreements relating to the voting of the Company’s capital stock, (v) restrictions on the transferability of the Company’s capital stock (by agreement, Organizational Documents, statute or otherwise), or (vi) other agreements among Seller or any other Person relating to the Company Shares.

Section 3.3  Title to Company Shares.

Seller is the record and beneficial owner of the Company Shares and, except as set forth on Schedule 3.3, is in possession of the certificates evidencing such ownership.  Seller does not own of record or beneficially any other shares of capital stock of the Company, or any rights of the type described in Section 3.2 (b).  The Company Shares will, upon their delivery at Closing by Seller to Buyer, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be free and clear of all Encumbrances, and (iii) constitute 100% of the issued and outstanding capital stock of the Company.

Section 3.4  Subsidiaries; Partnerships; Investments.

Except for the Company Subsidiaries, neither the Company nor any of the Company Subsidiaries (a) own any subsidiaries, or (b) is a partner or participant in any joint venture or partnership of any kind with, or has an investment or an equity interest in, any Person. The Company is the sole record and beneficial owner of all of the capital stock and equity interest of each of the Company Subsidiaries (all such capital stock and equity interest, the “Subs Equity”). The Subs Equity will be at Closing: (i) duly authorized, validly issued, fully paid and nonassessable, and (ii) free and clear of all Encumbrances.  There are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the Subs Equity, or which obligate or may obligate any of the Company Subsidiaries to issue any addition Subs Equity or any securities convertible into or evidencing the right to subscribe for any of the Subs Equity, (ii) securities of the Company Subsidiaries directly or indirectly convertible into or exchangeable for the Subs Equity, (iii) “phantom” stock, stock appreciation rights or agreements or similar rights or agreements which are intended to confer on any Person rights similar to any rights accruing to owners of the Subs Equity, (iv) agreements relating to the voting of the Subs Equity, (v) restrictions on the transferability of the Subs Equity (by agreement, Organizational Documents, statute or otherwise except as expressly set forth in such Organizational Documents), or (vi) other agreements among Seller, the Company or any other Person relating to the Subs Equity.

Section 3.5  Authorization of Transaction.

(a) The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within the corporate powers of Seller and, except for the required approval of Seller’s stockholders in connection with the consummation of the Sale, have been duly authorized by all necessary corporate action on the part of Seller.  The affirmative vote of stockholders holding capital stock of Seller entitling them to exercise at least a majority of the voting power of Seller (the “Seller Stockholder Approval”) is the only vote of the holders of any of Seller’s capital stock necessary in connection with the consummation of the transactions contemplated by this Agreement. The Agreement is, and upon the Closing each Ancillary Agreement to which Seller is a party will be, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b) At a meeting duly called and held, Seller’s board of directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Seller’s stockholders, and declared the Sale and this Agreement to be advisable, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby and (iii) unanimously resolved to recommend Seller’s stockholders grant the Seller Stockholder Approval (such recommendation, the “Seller Board Recommendation”).

(c) The Company has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby.  All necessary action, corporate or otherwise, has been taken by the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby.  The Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Company.  The Agreement is, and upon the Closing each Ancillary Agreement to which the Company is a party will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 3.6  No Conflict of Transaction With Obligations and Laws.

(a) Neither the execution and delivery by Seller and the Company of this Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated hereby and thereby, will: (i) constitute a breach or violation of any provision of the Organizational Documents of the Company or Seller, or any resolutions of the Company’s or Seller’s Board of Directors; (ii) except as set forth on Schedule 3.6, require the consent of any other party  under any loans, contracts, leases, permits, licenses and other agreements to which the Company or Seller or any of the Company Subsidiaries is a party or by which any of them is bound; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company or Seller or any of the Company Subsidiaries is a party, or give any other Person the right to accelerate any Indebtedness or terminate, modify or cancel any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company or Seller or any of the Company Subsidiaries is a party or by which each of them or their respective assets are bound; (v) result in the creation of any Encumbrance upon any Company’s or the Company Subsidiaries capital stock or equity interest or any of the assets of the Company or the Company Subsidiaries; (vi) conflict with or result in a violation of any Court Order or Law, or give or any other Person, the right to exercise any remedy or obtain any relief under any Court Order or Law; or (vii) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization.

(b) The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby by the Company and Seller do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority.

Section 3.7  Books and Records; Internal Controls.

(a) The books of account of each of the Company and the Company Subsidiaries for the past three years have been maintained on a consistent basis and are complete and correct in all material respects.

(b) The Company has in place a system of control over financial reporting designed and effected by the Company’s management and board of directors to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with GAAP.

(c) Seller has delivered to Buyer copies of all documents which would be required to be delivered by its independent auditors to the audit committee of the Seller’s board of directors under Rule 2-07 of Regulation S-X of the SEC, including without limitation all auditor’s letters to management of Seller for 2007 and 2008.

Section 3.8  Financial Statements.

(a) Set forth on Schedule 3.8 are the following financial statements of the Company, audited or unaudited as indicated, all of which statements are complete and correct and fairly present the financial position of the Company and the Company Subsidiaries on the dates of such statements and the results of its operations for the periods covered thereby, subject in the case of interim financial statements to normal year-end adjustments.  All such statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and prior periods, except for the omission of footnotes otherwise required by GAAP in the case of interim financial statements:

(i) Balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow as of and for the fiscal years ended as of 2006, 2007, and 2008; and

(ii) Unaudited interim balance sheets, statements of profit and loss, statements of changes in stockholders equity and statements of cash flow for the six months ended June 30, 2009.

(b) The balance sheet dated September 30, 2009 (the “Base Balance Sheet Date”) included in the financial statements listed in paragraph (a) is sometimes referred to hereafter as the “Base Balance Sheet”.

Section 3.9  Absence of Undisclosed Liabilities.

Each of the Company and the Company Subsidiaries has no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to their Knowledge, Taxes to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet, and (b) liabilities incurred since the Base Balance Sheet Date in the Ordinary Course of Business and none of which is a claim, as defined by GAAP, for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right.

Section 3.10  Conduct of Business; Absence of Certain Changes.

Since the Base Balance Sheet Date, except as may be necessary or, in Buyer’s sole discretion, desirable in connection with effecting the Merger, each of the Company and the Company Subsidiaries has conducted its business only in the Ordinary Course of Business and, whether or not in the Ordinary Course of Business, there has not been any Material Adverse Change with respect to the Company or any of the Company Subsidiaries.  In addition to the foregoing and without limiting the foregoing, since the Base Balance Sheet Date there has not been, in each case with respect to the company and the Company Subsidiaries, except as may be in Buyer’s sole discretion necessary or desirable in connection with effecting the Merger:

(a) any amendment to the Organizational Documents of the Company or any of the Company Subsidiaries;

(b) any contingent liability incurred by the Company or any of the Company Subsidiaries, as guarantor or otherwise, with respect to the obligations of others;

(c) except as listed on Schedule 3.10(c), to the Knowledge of Company and Seller, any Encumbrance placed on the Company Shares or any of the properties of the Company or any of the Company Subsidiaries;

(d) any obligation or liability incurred by the Company or any of the Company Subsidiaries other than obligations and liabilities incurred in the Ordinary Course of Business (none of which is a claim, as defined by GAAP, for breach of contract, breach of duty, breach of warranty, tort or infringement of an Intellectual Property Right);

(e) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Company or any of the Company Subsidiaries other than in the Ordinary Course of Business;

(f) any capital expenditure or commitment in excess of $5,000 with respect to any individual item, or in excess of $25,000 with respect to all such items;

(g) any lease or agreement to lease any assets with an annual rental in excess of $5,000 with respect to any individual item or in excess of $25,000 with respect to all such items;

(h) any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the Company or any of the Company Subsidiaries;

(i) any (i) declaration, setting aside or payment of any dividend on, or (ii) the making of any other distribution in respect of, or (iii) any direct or indirect redemption, purchase or other acquisition by the Company of, the capital stock of the Company or the Subs Equity, or by the Company Subsidiaries of the Subs Equity;

(j) any issuance of any securities of the Company or any of the Company Subsidiaries;

(k) any labor trouble or claim of unfair labor practices involving the Company or any of the Company Subsidiaries;

(l) any obligation or liability incurred by the Company or any of the Company Subsidiaries to, or any loans or advances made by the Company or any of the Company Subsidiaries to, any of its officers, directors, members, affiliates, employees or stockholders, except normal compensation and expense allowances payable to officers;

(m) any change in (i) the compensation or other amounts payable or to become payable by the Company or any of the Company Subsidiaries to any of its officers, employees or agents; (ii) any bonus arrangements with any of such officers, employees or agents; (iii) any severance or termination arrangements; (iv) the terms of any employment agreement; or (v) the benefits payable under any Benefit Plan;

(n) any change with respect to the management or supervisory personnel of the Company or any of the Company Subsidiaries;

(o) any payment or discharge of a material Encumbrance or liability of the Company or any of the Company Subsidiaries which was not shown on the Base Balance Sheet or incurred in the Ordinary Course of Business thereafter;

(p) any write-downs or write-offs as uncollectible of any notes or accounts receivable in excess of allowance for doubtful accounts, except for write-downs or write-offs that are in the aggregate less than $10,000 incurred in the Ordinary Course of Business;

(q) any disposal, sale, assignment, license or lapse of any rights to the use of any Intellectual Property Right, or disclosure to any Person other than Buyer of any Business Information or other information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

(r) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

(s) any agreement, whether in writing or otherwise, to take any action described in this Section 3.10.

Section 3.11  Taxes.

Except as listed on Schedule 3.11:

(a) Each of the Company, the Company Subsidiaries and any Tax Affiliate has (i) timely filed all Tax Returns required to be filed by it in respect of any Taxes, all of which were correct and complete in all respects; (ii) timely and properly paid all Taxes and; (iii) established on the Base Balance Sheet, in accordance with GAAP and consistent with past practices, reserves that are adequate for the payment of any Taxes not yet due and payable.

(b) The Company, the Company Subsidiaries and each of its Tax Affiliates has complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the withholding and payment of Taxes, including the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as similar provisions under any other Laws, and have, within the time and in the manner prescribed by Law, withheld from employee wages and any other payments and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over under applicable Law.

(c) All Taxes of the Company, the Company Subsidiaries and all Tax Affiliates that will be due and payable for any period ending on, ending on and including or ending prior to the Closing Date, will have been paid by or on behalf of the Company and the Company Subsidiaries or will be reflected, in a manner consistent with past practice, on the Company’s or the Company Subsidiaries’ books as an accrued Tax liability.

(d) There are no Encumbrances for Taxes upon the Company Shares or any assets of the Company, the Company Subsidiaries or any Tax Affiliate, except Encumbrances for Taxes not yet due.

(e) No deficiency for any Taxes has been proposed, asserted or assessed against the Company, the Company Subsidiaries or any Tax Affiliate that has not been resolved and paid in full.  No waiver, extension or comparable consent given by the Company, the Company Subsidiaries or any Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor is any request for any such waiver or consent pending.  With respect to the Company, the Company Subsidiaries or any Tax Affiliate, there has been no Tax audit or other administrative proceeding or court proceeding regarding any Taxes or Returns for any Tax year subsequent to the year ended December 31, 2003, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company, the Company Subsidiaries or any Tax Affiliate by any Governmental Authority regarding any such Tax, audit or other proceeding, nor is any such Tax audit or other proceeding threatened with regard to any Taxes or Tax Returns.  Neither the Company, the Company Subsidiaries nor any Tax Affiliate expects or anticipates the assessment of any additional Taxes on the Company or any Tax Affiliate or is aware of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company, the Company Subsidiaries or any Tax Affiliate which would exceed the estimated reserves established on its books and records.  No claim has ever been made by a Governmental Authority in a jurisdiction where the Company, the Company Subsidiaries, or any Tax Affiliate does not file any Return that the Company, the Company Subsidiaries or any Tax Affiliate is or may be subject to taxation.

(f) Schedule 3.11(f) lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Company, the Company Subsidiaries or any Tax Affiliate for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit.

(g) Seller is the parent of an affiliated group of corporations which includes the Company, filing a consolidated income tax return for federal income tax purposes.

(h) None of the Company, the Company Subsidiaries or any Tax Affiliate has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(i) None of  the Company, the Company Subsidiaries or any Tax Affiliate has agreed or is required to include in income any adjustment by reason of a change in accounting method or otherwise under either Section 481(a) or Section 482 of the Code (or an analogous provision of Law).

(j) All transactions that could give rise to an underpayment of Tax (within the meaning of Section 6662 of the Code) were reported by the Company, the Company Subsidiaries and each Tax Affiliate in a manner for which there is substantial authority or were adequately disclosed on the Tax Returns required in accordance with the Code and the Treasury Regulations.

(k) None of the Company, the Company Subsidiaries or any Tax Affiliate is a party to any Tax allocation or sharing agreement.

(l) The Company, the Company Subsidiaries and the Tax Affiliates have evidence of payment for all Taxes, charges, fees, levies or other assessments of a foreign country paid or accrued from the date of the formation of each of them, respectively.

(m) The Company, Seller, and Island Environmental Services, Inc. are, and at all times have been, corporations or associations taxable as corporations for United States income tax purposes.

(n) General Environmental Management of Rancho Cordova, LLC is, and at all times has been, an entity disregarded as separate from the Company for United States income tax purposes.

(o) As of December 31, 2008, the Company has federal net operating loss carry forwards of approximately $41.7 million.

(p) No interest in or of the Company or the Company Subsidiaries constitutes a United States real property interest, as defined in Section 897 of the Code.

(q) Neither the Company nor the Company Subsidiaries (i) has been a member of an affiliated group filing a consolidated Return (other than a group the common parent of which was the Company or Seller) or (ii) has liability for the Taxes of any Person (other than the Company or the Company Subsidiaries) under Section 1.1502-6 of the Treasury Regulation (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(r) None of the Company and the Company Subsidiaries constitutes a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the purchase of the Purchased Interests.

(s) None of the Company, the Company Subsidiaries or any of its Tax Affiliates has engaged in any transaction that is subject to disclosure under present or former Treasury Regulation Sections 1.6011-4 or 1.6011-4T, as applicable.

Section 3.12  Property.

(a) Each of the Company or any of the Company Subsidiaries owns only the real property listed on Schedule 3.12(a), which Schedule identifies the Company or the applicable Company Subsidiary as the owner thereof, (collectively all real property set forth on Schedule 3.12(a), the “Owned Real Property”).

(b) Set forth on Schedule 3.12(b) is a listing of all leases under which the Company or any of the Company Subsidiaries leases real property, which Schedule identifies the Company or the applicable Company Subsidiary as the lessee thereunder, together with a description of such lease, (collectively all such leases set forth on Schedule 3.12(b), the “Leased Real Property”), the name of the landlord and a description of the significant terms of each lease.

(c) Set forth on Schedule 3.12(c) is a complete description of the machinery, equipment and other tangible personal property with an original cost in excess of $5,000 used or owned by the Company or any of the Company Subsidiaries, and a listing of all leases under which the Company or any of the Company Subsidiaries leases any personal property as of the date hereof requiring annual rental payments in excess of $5,000, which Schedule identifies with respect to each such property the Company or the applicable Company Subsidiary as the lessee or the owner, as the case may be, thereunder (collectively all such property set forth on Schedule 3.12(c), the “Material Personal Property”), together with a description of such property.  Schedule 3.12(c) lists all locations where Material Personal Property is located.

(d) The Real Property and Material Personal Property are reflected on the Base Balance Sheet or were purchased by the Company or any of the Company Subsidiaries since the Base Balance Sheet Date, and are sufficient to conduct the Company’s and the Company Subsidiaries’ business as currently conducted.

(e) True, correct and complete copies of all leases, notices of leases, subleases, rental agreements, contracts of sale, tenancies and licenses (and any amendments, modifications and renewals thereof) related to any of the Real Property or the Material Personal Property are attached to Schedule 3.12(e) (all such documents collectively, the “Real Property Contracts”).  All of the Real Property Contracts are valid, subsisting and enforceable against the other party thereto in accordance with their terms.  Each of the Company and the Company Subsidiaries is in full compliance with all terms and conditions of the Real Property Contracts to which it is a party and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a breach of or default by any party under any Real Property Contract, and neither the Company nor any of the Company Subsidiaries or Seller has given or received notice of any alleged breach or default under any Real Property Contract.

(f) Except as set forth on Schedule 3.12(f) or on the Base Balance Sheet, (i) each of the Company and the Company Subsidiaries has good and marketable title in fee simple to all of its Owned Real Property and Material Personal Property, including, but not limited to, property described on said Schedule, and (ii) none of the Owned Real Property, the Company’s or the applicable Company Subsidiary’s interest in the Leased Real Property or Material Personal Property is subject to any Encumbrance (other than for Taxes not yet due and payable, and, with respect to the Owned Real Property, the Encumbrances listed on Schedule 3.12(f)) of any kind.

(g) No item of tangible personal property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All tangible personal property used in the Company’s and the Company Subsidiaries’ business is in the possession of the Company or the applicable Company Subsidiary, as the case may be.

(h) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to “permitted nonconforming” use or structure classifications. All improvements are in compliance with all applicable Laws, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from patent defects. No part of any improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the Land.

(i) All Real Property is supplied with utilities appropriate for operation of the facilities located thereon.  All water, waste disposal, sewer, gas, electric, telephone, drainage facilities and all other utilities are installed across public property or valid easements to the boundary lines of the Owned Real Property and are connected pursuant to valid permits.

(j) Each of the Company the Company Subsidiaries has obtained all licenses, permits, easements and rights of way, including without limitation, proof of dedication, required from all Government Authorities having jurisdiction over the Real Property or from private parties to assure vehicular and pedestrian ingress to and egress from the Real Property at all access points shown on the surveys for the Real Property attached to Schedule 3.12(e).

(k) The Real Property is in compliance with all applicable Laws.  There are no physical, structural, or mechanical defects in the Real Property or the structures located thereon, including without limitation in the plumbing, heating, sprinkler systems, air conditioning, roof, ventilation systems and electrical systems that would require a repair in excess of $100,000, or have the ability to endanger human health or safety or the environment, and, all such items are in good operating condition and repair, and no single repair in excess of $5,000 has been required to be made to the Real Property or to any of said systems since the Base Balance Sheet Date.

(l) There are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or, to the Knowledge of the Company, the Company Subsidiaries or Seller planned to be instituted, that would detrimentally affect the value of the Real Property or the use and operation of any of the Real Property for its intended purpose.

(m) There are no outstanding contracts made by the Company or the Company Subsidiaries for the construction or repair of any improvements to the Real Property that have not been fully paid for and Seller, the Company and the Company Subsidiaries shall cause to be discharged all mechanics’ or materialmen’s liens arising from any labor or materialmen furnished to the Real Property prior to the Closing.

(n) Neither the Company, any of the Company Subsidiaries or Seller has received any written notice from any insurance carrier of any defects or inadequacies in the Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action.  There are no pending insurance claims related to the Real Property.

(o) There are no pending or, to the Knowledge of the Company, any of the Company Subsidiaries or Seller, threatened, Proceedings, or any claims or demands relating thereto, including without limitation tax appeals, affecting the Real Property or the Company’s or any of the Company Subsidiaries’ interest therein.

Section 3.13  Collectability of Receivables.

(a) All of the Receivables of the Company and the Company Subsidiaries are shown or reflected on the Base Balance Sheet as of the date thereof.  All of the Receivables of the Company and the Company Subsidiaries shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet, are, and those existing on the Closing Date will be (i) valid and enforceable claims, (ii) which arose out of transactions with unaffiliated parties (including without limitation CVC and its affiliates), (iii) except as set forth on Schedule 3.13(a), fully collectible within 90 days of after invoice date through normal means of collection, and (iv) subject to no set-off, defense or counterclaim.  Except as set forth on Schedule 3.13(a), none of the Receivables has at any time been placed for collection with any attorney, collection agency or similar Person.  The reserves for doubtful accounts and the values at which Receivables are accrued on the Base Balance Sheet are in accordance with GAAP applied on a basis consistent with prior financial statements of the Company and the Company Subsidiaries.  Since September 30, 2009 there has not been a material change in the Company’s or the Company Subsidiaries’ receivables’ aging practice.

(b) A complete and accurate list of each Receivable accrued on the Company’s the Company Subsidiaries books on September 30, 2009, which lists the name, age and amount thereof, has been delivered to Buyer and is attached as Schedule 3.13(b).  An accurate summary of the aging of the Company’s and the Company Subsidiaries Receivables on September 30, 2009  is attached as Schedule 3.13(b).

Section 3.14  Contracts and Commitments.

(a) Except for contracts, commitments, agreements and licenses described in Schedule 3.14(a), neither the Company nor any of the Company Subsidiaries is a party to or subject to any contract, commitment agreement or license (written or oral):

(i) for the purchase of any commodity, material, equipment or asset, except contracts or agreements (except for purchase orders in the ordinary course of business involving payments of less than $5,000 each);

(ii) creating any obligations of the Company or any of the Company Subsidiaries after the Base Balance Sheet Date which call for payments of more than $5,000  during any month for agreements without a fixed term or more than $5,000 over the term of the agreement for agreements with a fixed term;

(iii) providing for the purchase of all or substantially all of its requirements of a particular product or service from a supplier;

(iv) which by its terms does not terminate or is not terminable without premium or penalty by the Company or the applicable Company Subsidiary upon less than 90 days notice;

(v) for the sale or lease of its products or services not made in the Ordinary Course of Business;

(vi) with any sales agent or broker for the services of the Company or any of the Company Subsidiaries;

(vii) containing covenants limiting the freedom of the Company or any of the Company Subsidiaries to compete in any line of business or with any Person;

(viii) for a license or franchise (as licensor or licensee or franchisor or franchisee);

(ix) containing any non-competition or non-solicitation provision restricting the Company or any of the Company Subsidiaries or any of their respective employees or agents;

(x) with the United States Government; or

(xi) which is otherwise material to the assets or business of the Company or any of the Company Subsidiaries.

The contracts, commitments, agreements and licenses required to be listed on Schedule 3.14(a) are referred to as “Material Contracts”.

(b) With respect to each Material Contract, (i) each of the Material Contracts is valid, binding and enforceable against each of the Company or the applicable Company Subsidiary, as the case may be, and  against the other parties thereto; (ii) each of the Company or the applicable Company Subsidiary, as the case may be, is in full compliance with all terms and conditions of each Material Contract; (iii) no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a breach of or default under such Material Contract by the Company or the applicable Company Subsidiary, as the case may be, or by the other party or parties thereto; and (iv) neither the Company nor the applicable Company Subsidiary, as the case may be, has given nor received notice of any alleged violation of or default under any such Material Contract.

(c) Neither the Company nor any of the Company Subsidiaries is a party to any contract or order for the sale of goods or the performance of services which, if performed by it in accordance with its terms, could only be performed by the Company or the applicable Company Subsidiary, as the case may be, with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

(d) Schedule 3.14(d) lists every Material Customer or Material Supplier of each of the Company and the Company Subsidiaries and the amount of business with that Material Customer or Material Supplier.  Since the Base Balance Sheet Date, neither the Company nor any of the Company subsidiaries has experienced any termination, cancellation, limitation or modification or change in any business relationship with any Material Supplier or Material Customer, nor has Seller, the Company or any of the Company Subsidiaries received notice of or otherwise has Knowledge that any such Material Customer or Material Supplier intends to cease, or materially reduce or change the terms of, doing business with the Company or any of the Company Subsidiaries or to terminate any agreement with the Company or any of the Company Subsidiaries.

Section 3.15  Labor and Employee Relations.

(a) Except as listed on Schedule 3.15(a), there are no currently effective consulting or employment agreements or other agreements with individual consultants or employees to which the Company or any of the Company Subsidiaries is a party or of which the Company or any of the Company Subsidiaries is a beneficiary (including noncompetition covenants).  Shown on Schedule 3.15(a) are the name and rate of compensation (including all bonus compensation and other remunerative payments of any kind) of each officer, employee or agent of the Company and the Company Subsidiaries.  Further, except as identified on Schedule 3.15(a) there are no employees on short-term or long-term disability, or other type of leave, including, but not limited to Family Medical Leave, Family Military Leave, or any similar state law or mandatory leave.

(b) None of the employees of the Company or any of the Company Subsidiaries is covered by any collective bargaining agreement with any trade or labor union, employees’ association or similar association.  No labor organization or group of employees has made a pending demand for recognition; there are no labor representation questions involving the Company or any of the Company Subsidiaries; and, to the Knowledge of the Company, any of the Company Subsidiaries or Seller, there is no organizing activity involving the Company or any of the Company Subsidiaries pending by any labor organization or group of employees.  There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances, lockouts, or other labor troubles pending, or, to the Knowledge of the Company, any of the Company Subsidiaries or Seller, threatened, with respect to the employees of the Company or any of the Company Subsidiaries, nor has the Company or any of the Company Subsidiaries experienced any work stoppage or other material labor difficulty during the five years immediately preceding the date of this Agreement.

(c) Each of the Company and the Company Subsidiaries has complied in all respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

(d) Except as listed on Schedule 3.15(d), there are no complaints or charges against the Company or any of the Company Subsidiaries pending or, to the Knowledge of the Company, or any of the Company Subsidiaries or Seller, threatened, or any Proceeding commenced, before any Government Authority (including, without limitation, the Department of Labor, the National Labor Relations Board or the Equal Employment Opportunity Commission or any similar state or local agency, such as the California Department of Industrial Relations) by or on behalf of any employee or former employee of the Company or any of the Company Subsidiaries.

(e) Each of the Company and the Company Subsidiaries has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them.  Neither the Company nor any of the Company Subsidiaries has or will have at Closing any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the Base Balance Sheet.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or Law.

(f) There has not been any citation, fine or penalty imposed or asserted against the Company or any of the Company Subsidiaries under any foreign, federal, state or local law or regulations relating to employment, immigration or occupational safety matters.

Section 3.16  ERISA and Employee Benefits.

(a) Schedule 3.16(a) sets forth a brief description of every Benefit Plan maintained currently or contributed to at anytime in the last six years by Company or any ERISA Affiliate of the Company.  Except as set forth on Schedule 3.16(a), there are no Benefit Plans for which the Company or any of the Company Subsidiaries has any liability, either for funding, benefit payments, withdrawal or termination liability, or otherwise.  For any Benefit Plan for which a liability exists, the liability is identified on Schedule 3.16(a).

(b) There are no agreements or commitments of the Company or any ERISA Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on Schedule 3.16(a).

(c) With respect to each Benefit Plan required to be listed on Schedule 3.16(a), Seller has furnished to Buyer complete and accurate copies of each Benefit Plan, including all amendments thereto.  With respect to each ERISA Benefit Plan required to be listed on Schedule 3.16(a), Seller has also furnished the three most recent Form 5500s and the most recent IRS determination letter (if any), plan actuarial report, summary plan description, summary annual report and employee manual, as well as summaries of material modifications, material employee communications, and all reports of the Benefit Plan required by ERISA.  For each health plan offered to current or former employees, attached to Schedule 3.16(a) is a listing showing participants, coverage type, COBRA participants, beneficiaries and claims experience.  Seller has also furnished Buyer copies of any insurance contracts or trust agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the Benefit Plan, any contracts relating to record keeping or administration for the Benefit Plan, and notice of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.  Further, Seller has furnished to Buyer the three most recent Form 990 filings (if any).

(d) With respect to each ERISA Benefit Plan required to be listed on Schedule 3.16(a):

(i) The value of the ERISA Benefit Plan’s assets equals or exceeds the total value of all vested and unvested employee benefits under such ERISA Benefit Plan, whether determined on an ongoing basis or termination basis;

(ii) there is no “accumulated funding deficiency” and no “prohibited transaction” has occurred (as such terms are defined in ERISA), and the funding method and actuarial assumptions are reasonable and acceptable under ERISA;

(iii) none of Seller, the Company or any of the Company Subsidiaries has incurred any liability to the Pension Benefit Guaranty Corporation with respect to the ERISA Benefit Plan;

(iv) any ERISA Benefit Plan meant to be a Qualified Plan meets all applicable requirements of Section 401(a) of the Code;

(v) the Company has properly and timely made all filings with Governmental Authorities (including the IRS and Department of Labor) with respect to ERISA Benefit Plans;

(vi) the Base Balance Sheet reflects all accrued but unpaid liabilities with respect to such ERISA Benefit Plans;

(vii) except as required by Section 5.9(f) or Section 7.7(r), there has been no termination or partial termination of any ERISA Benefit Plan; there has been no filing with the PBGC of an intent to terminate any ERISA Benefit Plan, nor has the PBGC instituted any proceedings to terminate any ERISA Benefit Plan; and neither the Company nor any ERISA Affiliate has received a notice of deficiency or liability or a demand for payment from, or incurred any liability to, the PBGC; and

(viii) if such ERISA Benefit Plan is a Multi-employer Plan to which the Company or any ERISA Affiliate has made contributions, there would be no withdrawal liability on or after the Closing Date under Title IV of ERISA if the Company or any ERISA Affiliate ceased to make contributions to that plan on the day of Closing;

(e) With respect to each Benefit Plan:

(i) except as listed on Schedule 3.16(e)(i), each Benefit Plan complies and has complied in the past, as to form and in operation, with the provisions of all applicable Laws, including without limitation ERISA and the Code, and specifically all requirements regarding discrimination, timely remittance of employer and employee contributions, notification, disclosure, and continuation coverage under ERISA and the Code; and no nonexempt “prohibited transaction” (as defined in Section 4975 of the Code or enumerated in Section 406(a) or (b) of ERISA) has occurred;

(ii) all required filings, reports, and notices to Governmental Authorities or to employees have been properly and timely made, and all such filings and employee disclosures required to be made within 30 days after Closing that are based in whole or in part upon the period prior to the Closing shall have been prepared and delivered to Buyer on or before the Closing;

(iii) no such Benefit Plan is currently under audit or investigation by any Governmental Authority and no correction procedures have been initiated or completed with the IRS for any ERISA Benefit Plan meant to be qualified under Section 401 of the Code or with the Department of Labor for any ERISA Benefit Plan;

(iv) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

(v) except as listed on Schedule 3.16(e)(v), all premiums or amounts due in connection with any Benefit Plan, including without limitation premiums due the PBGC and premiums for life and health insurance and annuity contracts, stop-loss insurance policies, and any third party administrative expenses, have been paid in full when due and there are no such premiums or amounts due that are attributable to any period of time before the Closing that will not have been paid or accrued for on or before the Closing;

(vi) all reports and filings made pursuant to ERISA, including all Form 5500s and attachments, Form 990s, summary annual reports, and participant reports, and any other documents reasonably necessary to enable Buyer to perform its responsibilities with respect to any Benefit Plan subsequent to the Closing, are and shall be available to Buyer on and immediately after the Closing;

(vii) except as required by COBRA (Section 4980B of the Code) or the Family Medical Leave Act, no Benefit Plan provides health or other welfare benefits to retirees, former employees, or their family members.

(f) Except as required by COBRA or the Family Medical Leave Act, neither the Company nor any ERISA Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their family members.

(g) The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereunder:

(i) do not constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code;

(ii) will not result in any obligation or liability of Buyer or the Company to any employee of the Company or any ERISA Affiliate or to the PBGC in respect of any Benefit Plan.

Section 3.17  Intellectual Property Rights.

(a) To the Knowledge of Company, and of the Company Subsidiaries or Seller, all rights of ownership of, or material licenses to use, Intellectual Property Rights held by the Company or any of the Company Subsidiaries are listed on Schedule 3.17(a).  There are no Intellectual Property Rights, other than those set forth on Schedule 3.17(a), necessary to, or regularly used in, the conduct of the business of the Company or any of the Company Subsidiaries as presently conducted or as presently proposed to be conducted.

(b) All of Company’s Intellectual Property Rights:

(i) in the case of patents or copyrights, have been duly registered, filed in, or issued by, the United States Patent and Trademark Office, United States Register of Copyrights, or the corresponding offices of other countries;

(ii) have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and such foreign countries;

(iii) in the case of copyrightable works of authorship, were developed and authored as original works of authorship either by full-time employees of the Company or any of the Company Subsidiaries within the normal scope of their duties as works for hire, or by third Persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to the Company or any of the Company Subsidiaries;

(iv) in the case of patents or patent applications, have been duly assigned to the Company or any of the Company Subsidiaries and such assignment(s) have been recorded with the appropriate Governmental Authorities;

(v) are freely transferable (except as otherwise required by Law).

(vi) are owned exclusively by the Company or any of the Company Subsidiaries, free and clear of any licenses, sub-licenses or Encumbrances, such that no other Person has any right or interest in or license to use or right to license others to use any of the Intellectual Property Rights; and

(vii) are not subject to any outstanding Court Order.

(c) All licenses and other agreements pursuant to which any Intellectual Property Rights, including any computer software, are licensed to or used by the Company or any of the Company Subsidiaries are valid, binding and enforceable, and there does not exist under any such license or agreement a default or event or condition which, after notice or lapse of time or both, would constitute a default by any party thereto.

(d) No Proceeding to which the Company or any of the Company Subsidiaries is a party has been commenced which (i) challenges the rights of the Company or any of the Company Subsidiaries in respect of the Intellectual Property Rights listed on Schedule 3.17(a), or (ii) charges the Company or any of the Company Subsidiaries with infringement of any other Person’s Intellectual Property Rights.  To the Knowledge of the Company, or any of the Company Subsidiaries or Seller, no such Proceeding has been threatened, nor has any such Proceeding to which the Company or any of the Company Subsidiaries is not a party been filed or threatened to be filed.

(e) Neither the Company nor any of the Company Subsidiaries is infringing upon any Intellectual Property Rights of any other Person.  To the Knowledge of the Company, or any of the Company Subsidiaries or Seller, none of the Intellectual Property Rights listed on Schedule 3.17(a) is being infringed by any other Person.

(f) No director, officer, employee or stockholder of any of Seller, the Company, or any of the Company Subsidiaries, or any other Person owns, directly or indirectly, in whole or in part, any Intellectual Property right which the Company or any of the Company Subsidiaries has used, is presently using, or the use of which is reasonably necessary to its business as now conducted or presently contemplated to be conducted.

(g) In addition to the Intellectual Property Rights described above, each of the Company or the Company Subsidiaries, as the case may be, has the right to use, free and clear of any claims or rights of others, all Business Information (if any) required for or used in the provision of services to customers  by the Company or any of the Company Subsidiaries, including products licensed from others.

(h) Copies of all forms of confidentiality, nondisclosure and similar agreements related to Intellectual Property Rights to which the Company or any of the Company Subsidiaries is a party or which benefit the Company or any of the Company Subsidiaries are listed on Schedule 3.17(a) and all such agreements are valid, binding and enforceable against the parties thereto and there are no defaults or conditions which, after notice or lapse of time or both, would constitute a default by the Company or any of the Company Subsidiaries, or to the Knowledge of Company, or any of the Company Subsidiaries or Seller, by any party thereto.

Section 3.18  Environmental Matters.

(a) Except as listed on Schedule 3.18(a), to the Knowledge of the Company and Seller, any and all Hazardous Materials used or generated by each of the Company, the Company Subsidiaries or any of their respective predecessors-in-interest have always been and are being generated, used, stored, treated and disposed in compliance with all Environmental Laws.

(b) Except as disclosed in Schedule 3.18(b), to the Knowledge of the Company and Seller, each of the Company, the Company Subsidiaries, Seller, or any of their respective predecessors-in-interest does not and has not owned or leased any Environmental Sites.

(c) All Environmental Sites have at all times been, and remain in, compliance with all Environmental Laws.

(d) Except as set forth on Schedule 3.18(d), to the Knowledge of the Company and Seller, none of the Company, the Company Subsidiaries or any of their respective predecessors-in-interest has received or become subject to any claim, notice, complaint, Court Order, administrative order or request for information from any Government Authority or private party (i) alleging violation of, or asserting any exceedence or noncompliance with any Environmental Law, (ii) asserting potential liability, (iii) requesting information, or (iv) requesting investigation or clean-up of any Environmental Site under any Environmental Law.  Seller has provided Buyer with copies of all documents filed or received by or on behalf of the Company and the Company Subsidiaries pursuant to any Environmental Law.  None of the Company, the Company Subsidiaries or any of their respective predecessors-in-interest has been designated as a potentially responsible party by the United States Environmental Protection Agency or any other Governmental Authority with respect to any sites with which any of them may have had a direct or indirect involvement.

(e) No Hazardous Materials used or generated by the Company, the Company Subsidiaries or any of their respective predecessors-in-interest, have ever been, are being, or are intended to be or are threatened with being Released in, under or upon an Environmental Site or any land adjacent thereto.

(f) Except as disclosed in Schedule 3.18(f), to the Knowledge of Company and Seller, no Hazardous Materials have ever been shipped by or for the Company, the Company Subsidiaries or any of their respective predecessors-in-interest, to other sites or facilities for treatment, storage or disposal, and none of Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest has not received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order.  Seller has made available to Buyer copies of all manifests, bills of lading and other receipts or evidence documenting disposal or recycling of Hazardous Materials and sales receipts of the process by-products relating to operations of the Company the Company Subsidiaries and any of their respective predecessors-in-interest.

(g) To the Knowledge of the Company and Seller, none of the Company, the Company Subsidiaries, any of their respective predecessors-in-interest or their respective former parent Persons has treated, stored, disposed of or recycled any Hazardous Materials on any Environmental Site nor has anyone else, treated, stored, disposed of or recycled any of the foregoing on any Environmental Site, other than in accordance with all Environmental Laws.

(h) To the Knowledge of the Company and Seller, all Hazardous Materials have been collected, managed, recycled, shipped and disposed by each of the Company, the Company Subsidiaries, their respective predecessors-in-interest or their respective former parent Persons in accordance with all Environmental Laws.

(i) There are no underground tanks or other storage facilities for Hazardous Materials located at any Environmental Site.  Copies of all notifications by or on behalf of the Company or any of the company Subsidiaries made to Federal, state or local authorities pursuant to Environmental Laws relating to underground storage tanks or other storage facilities have been provided to Buyer.

(j) All permits, authorizations or licenses necessary to operate the business at the Environmental Sites that are presently used in the business are valid and in full force and effect and copies of such permits have been provided to Buyer.

(k) There are no asbestos-containing materials, capacitors, transformers or other equipment or fixtures containing PCBs located at any Environmental Site.

(l) Neither the Company nor any of the Company Subsidiaries produces, purchases or uses in its products or services, or purchases or uses any material, part, component or subassembly incorporated into its products or services, containing any chemical or other material to which state packaging and/or disclosure laws apply.

(m) There are no Encumbrances under Environmental Laws on the Company Shares or any Environmental Site or any assets of the Company or any of Company Subsidiaries and no actions have been taken or are in process by any Governmental Authority which could subject any Environmental Site or any such assets to such an Encumbrance, and neither the Company nor any of the Company Subsidiaries would be required to place any notice or restriction relating to Hazardous Materials at any Environmental Site in any deed to such property.

(n) Seller has made available to Buyer (i) all environmental audits, assessments or studies (including Phase I and Phase II studies) within the possession of the Company, any of the Company Subsidiaries or Seller with respect or any Environmental Site and (ii) the results of sampling and analysis of any asbestos, air, soil, or water, including ground and surface water, undertaken with respect to any Environmental Site.

(o) Each of the Company and of the Company Subsidiaries is in compliance with all Federal and state worker safety laws and requirements, including, but not limited to requirements under the Occupational Safety and Health Act.

(p) Neither the Company nor Company Subsidiaries have had any involvement in the day to day operations of California Living Waters, Inc.

Section 3.19  Warranty or Other Claims.

(a) None of the Company, the Company Subsidiaries or Seller has Knowledge of any existing or threatened claims, or any facts upon which a claim is likely to be asserted, against the Company or any of the Company Subsidiaries for services or merchandise which are defective or fail to meet any service or product warranties.  No claim has been asserted against the Company or any of the Company Subsidiaries for material renegotiation or price redetermination of any business transaction, and neither the Company, any of the Company Subsidiaries or Seller has Knowledge of any facts upon which any such claim is likely to be asserted.

Section 3.20  Compliance With Legal Requirements; Governmental Authorizations.

(a) Except as set forth in Schedule 3.20(a):

(i) Each of the Company and the Company Subsidiaries is, and at all times since June 23, 2004 has been, in full compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company or any of the Company Subsidiaries of, or a failure on the part of the Company or any of the Company Subsidiaries to comply with, any Law, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii) none of Seller, the Company or any of the Company Subsidiaries has received, at any time since June 23, 2004, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (B) any actual, alleged, possible, or potential obligation on the part of the Company or any of the Company Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Schedule 3.20(b) contains a complete and accurate list of each Governmental Authorization that is held by the Company and the Company Subsidiaries or that otherwise relates to the business of, or to any of the assets owned or used by, any of them. With respect to the Governmental Authorizations listed or required to be listed:

(i) each is valid and in full force and effect.

(ii) collectively, they constitute all of the Governmental Authorizations necessary to permit each of the Company and the Company Subsidiaries to lawfully conduct and operate its business in the manner currently conducted and to permit each of the Company and the Company Subsidiaries to own and use its assets in the manner in which it currently owns and uses such assets.

(iii) each of the Company and the Company Subsidiaries at all times since June 23, 2004 has been in full compliance with all of the terms and requirements of each Governmental Authorization;

(iv) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization required to be listed in Schedule 3.20(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization;

(v) except as listed on Schedule 3.20(b)(v), none of Seller, the Company or any of the Company Subsidiaries has received, at any time since June 23, 2004, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(vi) all applications required to have been filed for the renewal of the Governmental Authorizations required to be listed in Schedule 3.20(b) have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authority.

Section 3.21  Legal Proceedings; Court Orders.

(a) Except as listed on Schedule 3.21(a), there is no pending Proceeding:

(i) that has been commenced by or against the Company or any of the Company Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or any of the Company Subsidiaries; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby and by the Ancillary Agreements.

Further, (A) to the Knowledge of Seller, any of the Company Subsidiaries or the Company, no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. There is no Court Order:

(iii) to which the Company or any of the Company Subsidiaries or any of the assets owned by the Company or any of the Company Subsidiaries or used by them is subject;

(iv) to which Seller is subject that relates to the business of the Company or any of the Company Subsidiaries, or any of the assets owned or used by the Company or any of the Company Subsidiaries; and

(v) to which any officer, director, agent, or employee of the Company or any of the Company Subsidiaries is subject that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company or any of the Company Subsidiaries.

(b) To the extent that there are any Court Orders required to be listed on Schedule 3.21(a):

(i) each of the Company, the Company Subsidiaries and Seller is, and at all times since June 23, 2004 has been, in full compliance with all of the terms and requirements of each such Court Order;

(ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any such Court Order; and

(iii) none of Seller, the Company or any of the Company Subsidiaries has received, at any time since June 23, 2004, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any such Court Order.

Section 3.22  Borrowings and Guarantees.

Except as listed on Schedule 3.22, there are no agreements or undertakings pursuant to which the Company or any of the Company Subsidiaries (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any Person.

Section 3.23  Financial Service Relations and Powers of Attorney.

All of the arrangements which each of the Company or any of the Company Subsidiaries has with any bank depository institution or other financial services entity, whether or not in the Company’s or any of the Company Subsidiaries’ name, are completely and accurately described on Schedule 3.23, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and Person or Persons authorized in respect thereof.  Neither the Company nor any of the Company Subsidiaries has any outstanding power of attorney or similar right granted or given to any Person by any of them.

Section 3.24  Insurance.

(a) Each of the Company and the Company Subsidiaries maintains (i) insurance on all of its property (including leased or owned) real or personal property that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

(b) Schedule 3.24(b) contains a complete and correct list of all policies of insurance maintained by or on behalf of the Company and any of the Company Subsidiaries (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies.  The policies listed on Schedule 3.24(b) are sufficient to enable the Company and the Company Subsidiaries to comply with all requirements of Law and all agreements to which any of them is subject, (ii) and, except as set forth on Schedule 3.24(b), will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and (iii) except as set forth on Schedule 3.24(b),will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.  Schedule 3.24(b) also sets forth all other insurance policies in effect at any time during the three (3) year period ended December 31, 2009, under which the Company or any of the Company Subsidiaries may currently be entitled to give notice or otherwise assert a claim.

(c) Except for amounts deductible under the policies of insurance described on Schedule 3.24(b) or with respect to risks assumed as a self-insurer and described on such Schedule, neither the Company nor any of the Company Subsidiaries is, or has, at any time been subject to any liability as a self-insurer of its business or assets.

(d) Except as set forth on Schedule 3.24(d), there are no claims pending under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. Schedule 3.24(d) also sets forth the insurance claims expenses of the Company and the Company Subsidiaries since June 23, 2004.   Except as set forth on Schedule 3.24(d), no notice of cancellation or termination has been received with respect to any such policy and there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal reduction of coverage or increase in premium has been received by the company with respect to any such policy.  Neither the Company nor any of the Company Subsidiaries has been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance.  None of the insurance carriers providing coverage to Company or any of the Company Subsidiaries are insolvent or otherwise unable to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company or any of the Company Subsidiaries.

(e) Except as listed on Schedule 3.24(e), neither the Company nor any of the Company Subsidiaries has any current or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

(f) Each of the Company and the Company Subsidiaries is, and at all times has been, in full compliance with all customer contracts regarding type and amount of insurance.

Section 3.25  Finder’s Fee.

None of the Company, any of the Company Subsidiaries or Seller has incurred or become liable for any broker’s commission or finder’s fee relating to or in connection with the transactions contemplated by this Agreement.

Section 3.26  Transactions With Related Parties.

(a) Except as listed on Schedule 3.26(a), no Seller or any Related Person of Seller or of the Company or of any of the Company Subsidiaries has, or within the last five years has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s or any of the Company Subsidiaries’ business.

(b) Except as listed on Schedule 3.26(d), no Seller or any Related Person of Seller or of the Company or of any of the Company Subsidiaries is, or within the last five years has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or any of the Company Subsidiaries, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a “Competing Business”) in any market presently served by the Company or any of the Company Subsidiaries, except for ownership of less than one percent of the outstanding capital stock of a Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

(c) Except as listed on Schedule 3.26(d), no Seller or any Related Person of Seller or of the Company or of or any of the Company Subsidiaries is a party to any Material Contract with, or has any claim or right against, the Company or any of the Company Subsidiaries.

(d) For the purposes of this Section 3.26, CVC and its affiliates shall be deemed to be “Related Persons”.  Notwithstanding the foregoing, except as set forth on Schedule 3.26(d), as of the date hereof neither the Company nor any Company Subsidiary is party to any agreement with CVC or any of its affiliates (any such agreement, a “CVC Related Party Agreement”).

Section 3.27  Absence of Sensitive Payments.

The Company has not, nor have any of the Company’s or any of the Company Subsidiaries’ directors, members, officers, agents, stockholders or employees or any other Person associated with or acting on behalf of the Company or any of the Company Subsidiaries:

(a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any foreign jurisdiction or prohibited by the policy of the Company or of any of the Company Subsidiaries or of any of its suppliers or customers;

(b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

(c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other Person to candidates for public office, whether national, regional or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

Section 3.28  Disclosure of Material Information.

(a) Neither this Agreement nor any Ancillary Agreement, the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of the Company, or any of the Company Subsidiaries or Seller pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.  There is no fact which has a Material Adverse Effect on the Company or any of the Company Subsidiaries or its or their business or may in the future (so far as can now be reasonably foreseen), may have a Material Adverse Effect on the Company or its or their business which has not been specifically disclosed herein or in the Schedules hereto.

(b) The information included in the proxy statement, or any amendment or supplement thereto, to be sent by Seller to Seller stockholders in connection with the Sale and the other transactions contemplated by this Agreement (the “Proxy Statement”) shall not, on the date the Proxy Statement is first mailed to the stockholders of Seller or at the time of the Seller Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Seller has properly and timely filed with the SEC all of the documents and filings required to be filed by Seller in connection with the Seller Stockholder Approval, the Waste Water Acquisition, and all of the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 3.29  Copies of Documents.

True, complete and correct copies of any underlying documents listed or described in this Article 3 or any Schedules delivered pursuant to this Article, together with all amendments, renewals and modifications related thereto have been delivered to Buyer.

Section 3.30  Adequacy of Consideration.

(a) Seller conducted a formal sales process in a non-collusive, fair and good faith manner in connection with its desire to sell the Company and the Company Subsidiaries (the “Proposed Sale”).  Seller received competitive bids in connection with the Proposed Sale and Buyer’s bid was deemed by Seller to be the highest and best bid.

(b) This Agreement and the transactions contemplated hereby were negotiated, proposed and entered into by Seller, the Company and Buyer in good faith and without collusion.

(c) Seller adequately marketed the Proposed Sale and the consideration to be paid by Buyer under the terms and conditions of this Agreement (i) is fair and reasonable, (ii) represents the highest and best offer Seller received for the Company and the Company Subsidiaries; (iii) provides greater remuneration to Seller than would be provided by any other practical available alternative; and (iv) constitutes reasonably equivalent value and fair and reasonable consideration in exchange for the sale of the Company and the Company Subsidiaries.

Section 3.31  Representations and Warranties Regarding GEM NewCo and GEM LP.

At the time of effectiveness of the Merger and as of the Closing:

(a) GEM LP shall be a limited partnership duly organized, validly existing and in good standing under the Law of the state of Delaware and GEM NewCo shall be a corporation duly organized, validly existing and in good standing under the Law of the state of Delaware.  Each of GEM LP and GEM NewCo shall have full power and authority to own, operate, or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.  The true, complete and correct copies of the respective Organizational Documents of each of GEM LP and GEM NewCo shall be in the form attached hereto as Exhibit 3.31(a).  Neither of GEM LP and GEM NewCo shall be in violation of its respective Organizational Documents.

(b) Each of GEM LP and GEM NewCo shall be duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on Schedule 3.31(b) and shall not be required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

(c) The authorized capital stock of GEM NewCo shall consist of (i) 100 shares of common stock, $0.01 par value per share, of which all 100 shares shall be validly issued and outstanding and held by Seller.  The issuance of all of such issued and outstanding shares shall have been duly authorized and all such shares shall be fully paid and nonassessable, issued in compliance with applicable Federal and state securities laws, and not issued in violation of any Person’s preemptive rights.  There shall be no shares of capital stock of GEM NewCo reserved for any purpose.

(d) There shall be no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by GEM NewCo or Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of GEM NewCo, or which obligate or may obligate GEM NewCo to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) securities of GEM NewCo directly or indirectly convertible into or exchangeable for shares of capital stock of GEM NewCo, (iii) “phantom” stock, stock appreciation rights or agreements or similar rights or agreements which are intended to confer on any Person rights similar to any rights accruing to owners of capital stock, (iv) agreements relating to the voting of GEM NewCo’s capital stock, (v) restrictions on the transferability of GEM NewCo’s capital stock (by agreement, Organizational Documents, statute or otherwise), or (vi) other agreements among Seller or any other Person relating to the NewCo Shares.

(e) Seller shall be the record and beneficial owner of the NewCo Shares and shall be in possession of the certificate(s) evidencing such ownership.  Seller shall not own of record or beneficially any other shares of capital stock of NewCo, or any rights of the type described in Section 3.31(d).  The NewCo Shares shall, upon their delivery at Closing by Seller to Buyer, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be free and clear of all Encumbrances, and (iii) constitute 100% of the issued and outstanding capital stock of NewCo.

(f) Seller shall be the only limited partner of, and the sole owner of a limited partner interest in, GEM LP and shall be in possession of the certificate evidencing such ownership, GEM NewCo shall be the sole general partner of GEM LP, which general partnership interest shall not represent an economic interest in GEM LP, and GEM LP’s Organizational Documents shall set forth such limited and general partner interests.  The LP Interests shall, upon their delivery at Closing by Seller to Buyer, be free and clear of all Encumbrances.  Together with the purchase and delivery of the NewCo Shares as provided for hereunder, the purchase and delivery of the LP Interests shall vest in Buyer 100% ownership and control of, and all partnership, economic and voting rights with respect to, GEM LP, free and clear of all Encumbrances.

(g) Each of GEM LP and GEM NewCo shall have the unrestricted and absolute power, authority and capacity to execute and deliver the Joinder Documents and the Merger Documents to which it is a party and any and all other documents required or contemplated by this Agreement (the “GEM LP/NewCo Documents”) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to execute and deliver any documents and instruments, and to take any actions, necessary or, in Buyer’s sole discretion, desirable, to convey the Purchased Interests to Buyer as contemplated hereby and thereby.

(h) All necessary action, partnership, corporate or otherwise, shall have been taken by each of GEM LP and GEM NewCo to authorize the execution, delivery and performance of each of the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby.  Each of the Ancillary Agreements to which either of GEM LP and GEM NewCo is a party shall at the Closing be duly executed and delivered by each of GEM LP and GEM NewCo, as applicable.  The Ancillary Agreements to which either of GEM LP and GEM NewCo is a party shall at the Closing be legal, valid and binding obligations of each of GEM LP and GEM NewCo, as applicable, enforceable against each of them in accordance with their terms.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 4.1  Organization of Buyer.

Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

Section 4.2  Authorization of Transaction.

Buyer has the full power and authority to execute, deliver and perform this Agreement, to perform its obligations hereunder, and to carry out the transactions contemplated hereby.  All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  The Agreement has been duly executed and delivered by Buyer.  The Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

Section 4.3  No Conflict of Transaction With Obligations and Laws.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will: (i) constitute a breach or violation of any provision of the Organizational Documents of Buyer or any resolutions of Buyer’s Board of Directors; (ii) require the consent of any other party (other than a Governmental Authority) under any loans, contracts, leases, licenses and other agreements to which Buyer is a party or by which it is bound; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Buyer is a party, or give any other Person the right to accelerate any Indebtedness or terminate, modify or cancel  any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which Buyer is a party or by which it or its assets are bound; (v) result in the creation of any Encumbrance upon any Buyer capital stock or any of the assets of Buyer; (vi) conflict with or result in a violation of any Court Order or Law, or give to any other Person the right to exercise any remedy or obtain any relief under any Court Order or Law to which Buyer is subject or by which the properties or assets of Buyer are bound; or (vii) result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, suspend or otherwise modify, any Government Authorization of Buyer.

ARTICLE 5

COVENANTS OF THE COMPANY AND THE SELLER PRIOR TO CLOSING.

The Company and Seller hereby covenants and agrees with Buyer as follows:

Section 5.1  Access to Information.

From and after the date hereof, at reasonable times and upon reasonable notice to the Company, Buyer shall be entitled, through its employees, advisors and Representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company and any of the Company Subsidiaries and the business of the Company and any of the Company Subsidiaries and, to make such examination of the books, records and financial condition of the Company and any of the Company Subsidiaries and the business of the Company and any of the Company Subsidiaries, as Buyer requests.  No investigation by Buyer shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Company or Seller under this Agreement or any of the Ancillary Agreements.  The Company and Seller shall furnish the Representatives of Buyer with all information and copies of documents concerning the affairs of the business of the Company and any of the Company Subsidiaries as such Representatives may request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of Seller to cooperate fully with such Representatives in connection with such review and examination and shall make full disclosure to Buyer of all material facts affecting the financial condition and business operations of the Company or any of the Company Subsidiaries.  Seller shall deliver at Closing an updated list of Receivables as of a date not more than three days prior to the Closing Date. Prior to the Closing, Seller shall cause the Company and the Company Subsidiaries to cooperate with Buyer to permit Buyer to enjoy the Company’s rating and benefits under the worker’s compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws.

Section 5.2  Affirmative Covenants with Respect to Ordinary Course of Business.

Between the date of this Agreement and the Closing, Seller will, and will cause each of the Company and the Company Subsidiaries to, do each of the following with respect to the Company and the Company Subsidiaries, except as may be necessary or, in Buyer’s sole discretion, desirable in connection with effecting the Merger:

(a) conduct each of the Company’s and the Company Subsidiaries’ business only in the Ordinary Course of Business;

(b) maintain its equipment and other assets in good working condition and repair, subject only to ordinary wear and tear;

(c) use best efforts to prevent any change with respect to its banking arrangements;

(d) use best efforts to keep intact its current business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers landlords, creditors, employees, agents and others having business relations with it;

(e) withhold or remit, with respect to all employees, all employment taxes;

(f) for Tax periods ending on or before the Closing Date where the due date for such Tax Returns (taking into account valid extensions of the respective due dates) falls on or before the Closing Date, prepare on a basis consistent with the Tax Returns of the Company and the Company Subsidiaries and provide Buyer with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Tax Return or election of the Company and the Company Subsidiaries at least ten days before filing such Tax Return or election; provided, however, that the Company and the Company Subsidiaries will not file any Tax Return or election or claim for refund or consent to any adjustment or otherwise compromise or settle any matters with respect to Taxes to which Buyer objects, within 10 Business Days thereof;

(g) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 3.24(b) or equivalent insurance with any substitute insurers approved by Buyer;

(h) perform all of its obligations under all contracts and other agreements relating to the Company and the Company Subsidiaries, including the discharge of all accounts payable of the Company or any of the Company Subsidiaries according to the terms and conditions of all invoices therefore, except when the amount thereof is being contested in good faith by appropriate Proceedings and with adequate reserves therefore being set aside on the books of the Company or the applicable Company Subsidiary, as the case may be;

(i) maintain true, correct and complete books of accounts and records relating to the business of the Company and the Company Subsidiaries;

(j) comply in all respects with all Laws applicable to the conduct of each of the Company’s and the Company Subsidiaries’ business or its properties or assets;

(k) promptly upon having Knowledge thereof, advise Buyer in writing of the termination or resignation of any key employee and the circumstances therefore;

(l) pay all Taxes imposed upon it or its income, profits or assets, or otherwise required to be paid by it;

(m) pay when due any liability or charge that if, unpaid, might become an Encumbrance upon the Company Shares or any of the Company’s or and the Company Subsidiaries’ assets;

(n) maintain each of the Government Authorizations, free and clear of all Encumbrances;

(o) use prudent practices in collection procedures in order to collect the Receivables so as not to jeopardize Buyer’s future customer relations; and

(p) discharge when due all compensation and benefits to any employee under all pay and compensation practices applicable to the business of the Company and of the Company Subsidiaries and under any employment agreements payable in the Ordinary Course of Business.

Section 5.3  Negative Covenants with Respect to Ordinary Course of Business.

Between the date of this Agreement and the Closing, Seller will, and will cause each of the Company and the Company Subsidiaries to, do the following with respect to the Company and the Company Subsidiaries, except as may be necessary or, in Buyer’s sole discretion, desirable in connection with effecting the Merger:

(a) refrain from making any purchase, sale or disposition of any asset or property other than in the Ordinary Course of Business, from purchasing any capital asset and from mortgaging, pledging or, subjecting to any Encumbrance any of its properties or assets;

(b) refrain from entering into any contract or commitment providing for payments in excess of $5,000 in any fiscal year, except in the Ordinary Course of Business after consultation with Buyer;

(c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the Ordinary Course of Business;

(d) refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

(e) refrain from making any change or incurring any obligation to make a change in the Organization Documents of each of Seller, the Company and the Company Subsidiaries, or its authorized or issued capital stock or any other of its securities or interests, including warrants and options and refrain from making any change or incurring any obligation to make a change in the Organization Documents of Seller;

(f) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock or any interests, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of the Company or the Subs Equity;

(g) refrain from entering into any employment contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

(h) refrain from instituting, terminating, changing or making any representations, either oral or written, to increase or change any Benefit Plan or adopting any new Benefit Plan, other than as contemplated hereunder;

(i) refrain from making any change in accounting methods or practices;

(j) refrain from prepaying any loans from its stockholders, officers or directors (if any) or other Related Persons or making any change in its borrowing arrangements;

(k) refrain from merging, consolidating or reorganizing with, or acquiring, any Person;

(l) neither Seller nor the Company nor the Company Subsidiaries will (i) make or rescind any express or deemed election or take any other discretionary position relating to Taxes, (ii) amend any Return, (iii) settle or compromise any audit, assessment or litigation relating to Taxes or (iv) change any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of the last filed Tax Returns.

(m) refrain from taking any action or permitting the Company or any of the Company Subsidiaries to take any action which would cause any Governmental Authority to institute Proceedings regarding any of the Government Authorizations or take any other action which would result in the Company or any of the Company Subsidiaries being in noncompliance with the requirements of any Governmental Authority having jurisdiction thereof; and

(n) refrain from taking any action that is represented or warranted in Section 3.10 not to have been taken since the Base Balance Sheet Date, unless to do so would be inconsistent with the provisions of this Section 5.3 or Section 5.2.

Section 5.4  Governmental Permits and Approvals; Consents.

The Company and Seller shall use their best efforts to obtain promptly (i) all permits and approvals from any Governmental Authority required to be obtained for the lawful consummation of the Closing, and (ii) the letters contemplated by Section 7.10 from the lessors of the Leased Real Property.

Section 5.5  Assignment of Contracts.

To the extent that the terms of any contracts to which the Company or any of the Company Subsidiaries is a party (including the leases for Real Property) or any Governmental Authorizations require consent of another party due to the Merger or the sale of the Purchased Interests or otherwise in connection with the consummation of the transactions contemplated by this Agreement, Seller agrees to use, and cause the Company and the Company Subsidiaries to use, their best efforts to obtain the consent of such other party.

Section 5.6  Notification of Breach of Representations and Warranties.

Promptly upon the Company, any of the Company Subsidiaries or Seller having Knowledge thereof, Seller or Company shall advise Buyer in writing of (i) any Material Adverse Change with respect to Company or any of the Company Subsidiaries; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been required to be disclosed on the Schedules attached hereto, had such event, occurrence, transaction or item existed on the date hereof, and the Company and Seller shall use their best efforts to prevent or promptly remedy the same.

Section 5.7  Consummation of Agreement.

Seller shall use its best efforts to perform and fulfill, and to cause the Company and the Company Subsidiaries to perform and fulfill, all conditions (including, without limitation, each and every condition set forth in Article 7 below) and obligations on their part to be performed and fulfilled under this Agreement, including, without limitation, obtaining all necessary authorizations, consents or approvals, including those of the stockholders and Board of Directors of the Company.

Section 5.8  Exclusive Dealing.

(a) Until such time as  this Agreement is terminated in accordance with its terms, none of the Company, the Company Subsidiaries, and/or any of their respective directors, officers, employees, members, owners, partners or investors, Seller, or any of their respective Representatives (nor GEM NewCo nor GEM LP) will, directly or indirectly:  (i) encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in any negotiations with any Person (other than Buyer) concerning any merger, consolidation or other business combination involving the Company, the Company Subsidiaries or acquisition of any portion of their respective assets or business, or encourage, solicit, initiate or entertain inquiries or proposals concerning, or which could reasonably be expected to lead to, any of the foregoing (an “Acquisition Transaction”); or (ii) negotiate or take any other action intended or designed to facilitate the efforts of any Person (other than Buyer) relating to a possible Acquisition Transaction; or (ii) enter into any arrangements, agreements or understanding requiring any of them to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

(b) Seller will immediately notify Buyer regarding any contact between the Company, the Company Subsidiaries, any of their respective directors, officers, employees, members, owners, partners or investors, Seller, or any of their respective Representatives and any other Person (including GEM NewCo and GEM LP) regarding any Acquisition Proposal or any related inquiry.

Section 5.9  ERISA Benefit Plan.

Prior to Closing, Seller will, and will cause each of the Company and the Company Subsidiaries to, do each of the following with respect to the General Environmental Management, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”), or any other qualified plan within the meaning of Section 401(a) of the Code, that is or has been sponsored by the Company or any one of the Company Subsidiaries within the past six years; failure to comply with the provisions of this Section 5.9 will result in a Purchase Price reduction in accordance with Section 2.6 hereof:

(a) remit any and all employee deferrals due or accrued on or before the Closing that have been withheld from an employee’s pay but not transferred to the trustee of the 401(k) Plan;

(b) for the period January 1, 2009 through the date of the Closing, remit lost earnings and interest on any and all employee deferrals withheld but not transferred to the trustee of the 401(k) Plan within three (3) Business Days, such amount to be no less than the amount computed using the Department of Labor’s Voluntary Fiduciary Correction Program Lost Earnings Calculator (see 29 CFR 2560, 2570; the “VFC Program”);

(c) for the period January 1, 2007 through December 31, 2008, remit lost earnings and interest on any and all employee deferrals withheld but not transferred to the trustee of the 401(k) Plan within five (5) Business Days, such amount to be no less than the amount computed using the VFC Program;

(d) remit interest on any profit, if any, derived by Company’s and the Company Subsidiaries’ use of employee deferrals, as computed using the VFC Program;

(e) adopt, as necessary, corporate resolutions and plan amendments and take all other actions necessary to bring the 401(k) Plan into current compliance with applicable Law; and

(f) adopt corporate resolutions resolving to terminate the 401(k) Plan, such termination to be effective no later than one day prior to Closing.

(g) distribute to employees any communications required under applicable Law, including an explanation of remittance of late contributions and lost earnings and interest thereto.

Section 5.10  Welfare Plan.

On or prior to the Closing, Seller will, and will cause each of the Company and the Company Subsidiaries to, do each of the following with respect to the General Environmental Management, Inc. Welfare Benefits Plan (the “Welfare Plan”); failure to comply with the provisions of this Section 5.10 will result in a Purchase Price reduction in accordance with Section 2.6 hereof:

(a) remit any and all employee premiums due or accrued on or before the Closing that have been withheld but not transferred to the Welfare Plan Third Party Administrator – Great West Healthcare (“Great West”); and

(b) pay all outstanding benefit claims incurred but not paid as of the date of the Closing; and

(c) remit Seller’s share of Great West Administrative Service Only Fees (“ASO Fees”) due or accrued on or before the Closing; provided that in the month of Closing Seller, or any of its direct or indirect subsidiaries, shall pay Seller’s pro rata share of ASO Fees.

Section 5.11  Formation of GEM NewCo and GEM LP; Joinder; Merger

(a) Seller and the Company shall cause the formation of GEM NewCo and GEM LP as contemplated hereunder as soon as possible following the execution of this Agreement; provided, however that Seller and the Company shall not permit the applicable Organizational Documents of GEM NewCo and GEM LP to be filed with the Secretary of State of the State of Delaware without Buyer’s prior approval thereof.

(b) Seller shall cause GEM NewCo and GEM LP as soon as possible following the formation of GEM NewCo and GEM LP, and, in any event, no later than one (1) Business Day thereafter, to become a party hereto by executing a joinder agreement in the form attached hereto as Exhibit 5.11(b) (the “Joinder Agreement”).  As necessary prior to and on the Closing Date, Seller shall deliver updated disclosure schedules to Buyer to reflect that GEM NewCo and GEM LP will have, in connection with the Joinder Agreement, made the representations and warranties contained in Article 3 hereof jointly and severally with Seller and the Company, and that GEM Environmental Management, Inc. (a Delaware corporation) will have merged with and into GEM LP as of the effective time of the Merger.

(c) Seller shall effect the Merger as contemplated hereunder as soon as possible following the formation of GEM NewCo and GEM LP; provided, however that Seller shall not file the Merger Documents with the Secretary of State of the State of Delaware without Buyer’s prior approval thereof.

Section 5.12  Settlement of Proceedings

Seller shall use its best efforts to enter into and consummate (i) a final and binding settlement agreement with Romic Environmental Technologies Corp. (“Romic”) relating to the lawsuit brought by Romic against Seller, et al. (Case No. BC373769 in the Superior Court of the State of California, County of Los Angeles), which settlement agreement shall include a release in favor of the Company and the Company Subsidiaries, which release shall be in form and substance satisfactory to Buyer in its sole discretion (such settlement agreement and release, collectively, the “Romic Settlement”), and (ii) a final and binding settlement agreement with Clean Harbors Environmental Services, Inc. (“Clean Harbors”) relating to the lawsuit brought by Clean Harbors against the Company, et al. (Case No. 2009-CV-00355 in the Superior Court of the State of California, County of Norfolk), which settlement agreement shall include a release in favor of the Company and the Company Subsidiaries, which settlement agreement and release shall be in form and substance satisfactory to Buyer in its sole discretion (such settlement agreement and release, collectively, the “CH Settlement”).  Seller shall pay all amounts outstanding in connection with or otherwise related to or arising from Passarelli Judgment.

Section 5.13  Stockholder Meeting

Seller shall use best efforts in accordance with and subject to Nevada Law, its certificate of incorporation and bylaws to cause a meeting of its stockholders (the “Seller Stockholder Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Sale. The Proxy Statement shall contain the recommendation of the Board of Directors of Seller that Seller’s stockholders approve and adopt this Agreement and the Sale. In connection with the Seller Stockholder Meeting, Seller shall (i) mail the Proxy Statement and all other proxy materials for such meeting to its stockholders as promptly as practicable after the execution of this Agreement, (ii) use best efforts to obtain Seller Stockholder Approval, (iii) use best efforts to promptly and fully respond and resolve all of the comments received from the SEC in connection therewith, and (iv) fully comply with Section 14 of the Exchange Act and all of the rules and regulations promulgated thereunder and otherwise comply with all legal requirements applicable to such meeting and the Proxy Statement. Without limiting the generality of the foregoing, unless this Agreement is otherwise terminated in accordance with the terms hereof, this Agreement and the Sale shall be submitted to Seller’s stockholders at the Seller Stockholder Meeting for the Seller Stockholder Approval.  Seller shall cause (i) the information included in the Proxy Statement not to, on the date the Proxy Statement is first mailed to the stockholders of Seller or at the time of the Seller Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Proxy Statement to include all financial statements, audited and unaudited, required by the Exchange Act, other applicable law and all of the all of the rules and regulations promulgated thereunder, (iii) such financial statements to be (x) true, complete and correct and fairly present the financial position of Persons covered thereby on the dates of such statements and the results of such Persons’ operations for the periods covered thereby, and on pro-forma basis to the extent required by the applicable law, and (y) prepared in accordance with GAAP consistently applied throughout the periods involved and prior periods.

Section 5.14  Payroll and Reimbursement

Prior to Closing, Seller will, and will cause each of the Company and the Company Subsidiaries to, do each of the following with respect to employee payroll amounts and reimbursement of approved reimbursable expenses; failure to comply with the provisions of this Section 5.14 will result in a Purchase Price reduction in accordance with Section 2.6 hereof:

(a) timely remit any and all employee payroll amounts due or accrued on or before the Closing in accordance with applicable Law; and

(b) pay or accrue all outstanding reimbursable business expenses incurred by employees but not paid as of the date of the Closing.

ARTICLE 6

COVENANTS OF BUYER PRIOR TO CLOSING

Buyer hereby covenants and agrees with Seller as follows:

Section 6.1  Governmental Permits and Approvals.

Buyer shall use its commercially reasonable efforts, with the reasonable assistance of Seller to the extent required to obtain such approvals, to obtain promptly all permits and approvals from any Governmental Authority required to be obtained by Buyer for the lawful consummation of the Closing.

Section 6.2  Consummation of Agreement.

Buyer shall use its commercially reasonable efforts to perform and fulfill all conditions set forth in Section 8.1 hereof.

ARTICLE 7

CONDITIONS TO OBLIGATIONS OF BUYER

The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by and conditions set forth in this Article 7 shall have been accomplished and satisfied.

Section 7.1  Due Diligence Review.

(a) Buyer shall have completed a review of the assets and business of the Company and the Company Subsidiaries which is satisfactory to Buyer in its sole discretion in all respects.

(b) The Company, the Company Subsidiaries and Seller shall have made available to Buyer the opportunity to conduct a so-called “Phase I” study of each of the Company’s and the Company Subsidiaries’ Environmental Sites, and at the option of Buyer, in its sole discretion, to undertake one or more “Phase II” studies at one or more of the Company’s and the Company Subsidiaries’ Environmental Sites.  The results of the “Phase I” and “Phase II” studies shall be satisfactory to Buyer in its sole discretion in all respects.  The Company, the Company Subsidiaries and Seller shall make available the appropriate personnel necessary to allow Buyer and Buyer’s Representative to conduct such studies.

(c) The Company, the Company Subsidiaries and Seller shall have made available to Buyer the opportunity to obtain property condition reports for the Real Property and shall have delivered copies of all existing property condition reports for the Real Property to Buyer.  The results of the property condition reports shall be satisfactory to Buyer in its sole discretion in all respects.  The Company, the Company Subsidiaries and Seller shall make available the appropriate personnel necessary to allow Buyer and Buyer’s Representative to conduct such reports.

Section 7.2  Representations; Warranties; Covenants.

Each of the representations and warranties of the Company and Seller contained in Article 3 shall be true and correct as though made on and as of the Closing Date, and the Company and Seller shall, on or before the Closing have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing, including without limitation pursuant to Article 5 hereof. Seller shall have delivered to Buyer a certificate of Seller dated as of the Closing to the foregoing effect.  For the purpose of determining whether the representations and warranties are true and correct under this Section, any qualification of any representation or warranty by reference to the materiality of matters stated therein, and any limitations of such representations as being to the Knowledge of any Person, or words to similar effect, shall be disregarded.

Section 7.3  No Bankruptcy.

Neither Seller, the Company, GEM NewCo, GEM LP or any of the Company Subsidiaries shall (i) have commenced a voluntary Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (ii) have an involuntary Proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property, or (iii) have consented to any such relief or to the appointment of or taking possession by any such official against it, or (iv) have made a general assignment for the benefit of its creditors, or (v) have an attachment placed on any of its properties or assets.

Section 7.4  Absence of Certain Litigation.

There shall not be any (a) injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) Proceeding by any Government Authority pending before any court or Governmental Authority, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or (c) Proceeding by a private party pending before any Governmental Authority, or threatened to be filed or initiated, which in opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

Section 7.5  Resignations of Officers and Directors; Releases.

Seller shall have caused the Company and the Company Subsidiaries to deliver to Buyer, at least five Business Days prior to Closing:

(a) a complete and correct list of all of the officers and directors of the Company and the Company Subsidiaries, or persons performing similar functions, and written resignations effective as of the Effective Time in the form of Exhibit 7.5(a) of all such officers and directors, or persons performing similar functions.

(b) written releases effective as of the Effective Time in the form of Exhibit 7.5(b) hereto by Seller and each of the Persons whose resignation is required to be delivered by clause (a) hereof.

Section 7.6  Consents and Authorizations.

(a) Each of the third party consents identified on Schedule 7.6 hereto (the “Material Consents”) shall have been received and obtained, in each case in form and substance satisfactory to Buyer in its sole and absolute discretion.

(b) The Seller Stockholder Approval shall have been duly obtained in accordance with Nevada Law, the Exchange Act and any other applicable Law, in form and substance satisfactory to Buyer in its sole and absolute discretion.

Section 7.7  Certain Actions Completed.

At or prior to the Closing, the following actions shall have been completed and/or documents shall have been delivered, in each case in form and substance satisfactory to Buyer in its sole and absolute discretion:

(a) CVC.  All claims, demands, liabilities, and obligations of Company or the Company Subsidiaries (or of GEM NewCo or GEM LP) pursuant to, under, or in respect of the Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 4, 2009 by and between CVC California, LLC (“CVC”) and Seller (as it may be amended from time to time) and the Collateral Agreement dated as of August 31, 2008 by and among CVC, the Seller and its subsidiaries (as it may be amended from time to time), including but not limited to Company and Company Subsidiaries (and GEM NewCo and GEM LP), together with the Convertible Term Note, the Revolving Credit Note, and the Warrant referenced therein, and any guaranties or pledges in respect thereof, shall have been fully terminated, discharged, released, and satisfied, and the Company Shares, Purchased Interests and all assets of the Company and the Company Subsidiaries (and GEM NewCo and GEM LP) shall be free and clear of Encumbrances held by CVC;

(i) As of the date hereof, CVC shall have executed and delivered to Seller and Buyer a letter in the form attached hereto as Exhibit 7.7(a)(i) (the “Paydown and Release Letter”), and shall have caused the other parties party thereto (other than Seller) to have executed and delivered the Paydown and Release Letter.  The Paydown and Release Letter shall have remained in full force and effect through the Effective Time;

(ii) As of the date hereof, CVC shall have executed and delivered to Seller and Buyer a support and voting agreement in the form attached hereto as Exhibit 7.7(a)(ii) (the “CVC Voting Agreement”), and shall have caused the other parties party thereto (other than Buyer) to have executed and delivered the CVC Voting Agreement.  The CVC Voting Agreement shall have remained in full force and effect through the Effective Time;

(iii) Notwithstanding the foregoing, Seller shall have provided evidence to Buyer that any and all CVC Related Party Agreements have been terminated.

(b) Any and all promissory notes in favor of Randy Costales, Gloria Costales, NCF Corporation, as Trustee, and/or NCF Charitable Trust (collectively, the “Island Sellers”)  shall have been assigned to and assumed by Seller, and each of the Island Sellers shall have executed releases in connection therewith in favor of the Company and the Company Subsidiaries;

(c) Any and all obligations of the Company or the Company Subsidiaries to Randy Costales pursuant to that certain Employment Agreement between Island Environmental Services, Inc. and Randy Costales dated August 31, 2008 shall have been assigned to and assumed by Seller and Mr. Costales shall have executed a release in connection therewith in favor of the Company and the Company Subsidiaries;

(d) In connection with Seller’s consummation of the purchase of California Living Waters, Incorporated (the “Waste Water Acquisition”), Seller shall have permitted Buyer to conduct diligence and inspection of California Living Waters, Incorporated, its subsidiaries and their respective business, assets and liabilities to the same extent as provided for in this Agreement with respect to the Company and the Company Subsidiaries, and Buyer shall have become satisfied that no liabilities or obligations of California Living Waters, Incorporated and its subsidiaries adversely affect the Company and the Company Subsidiaries;

(e) Any obligations of the Company or the Company Subsidiaries pursuant to  the MTS Agreement shall have been released, including, but not limited to those arising under the Revolving Credit Agreement, Purchase Money Note, and Subordinated Collateral Agreement ancillary to such stock purchase agreement, and the Company Shares, Purchased Interests and all assets of the Company and the Company Subsidiaries shall be free and clear of Encumbrances held by MTS Acquisition Company, Inc., GEM Mobile Treatment Services, Inc., Seller, and Back Nine LLC;

(f) Any obligations of the Company or Company Subsidiaries to Margaret Hoys or Juan Rivers, including without limitation for bonuses connected to any past or future Caltrans work, shall have been satisfied and/or assigned to and assumed by Seller, any such bonus agreements shall have been terminated and Ms. Hoys and Mr. Rivers shall each have executed a release in connection therewith in favor of the Company and the Company Subsidiaries;

(g) All personal property of the Company and the Company Subsidiaries, including but not limited to computer equipment and servers, and associated software, shall have been moved onto, and made fully functional at, the Real Property of the Company and the Company Subsidiaries, respectively, as designated by Buyer and at Seller’s cost;

(h) Any personal property of Seller shall have been moved off of the Real Property of the Company and the Company Subsidiaries, at Seller’s cost;

(i) That certain Patent License Agreement by and between Hydronics, LLC and Company dated March 30, 2007 shall have been assigned to and assumed by Seller;

(j) Each of the leases regarding the Real Property located at 2490 Pomona Blvd, Pomona, CA; 7821 S. 198th Street, Kent, WA; and 11--- White Rock Road, Rancho Cordova, CA shall have been validly assigned to the Company, and any associated landlord or other consents necessary or, in the Buyer’s discretion, desirable to effect such assignment shall have been obtained;

(k) The lease regarding the Leased Real Property at Temple Avenue, Pomona, shall have been assigned to and assumed by Seller and a release in connection therewith shall have been executed in favor of the Company and the Company Subsidiaries;

(l) Each of Ray Earley, William Mitzel, Keith Kantenwein, Brett Clark, Danae Fahey, Cecille Sebastian, and Timothy Koziol shall have been terminated from the employment of the Company and/or the Company Subsidiaries, as appropriate, and each such person shall have executed a release in connection therewith in favor of the Company and the Company Subsidiaries;

(m) Seller shall have caused the Company and the Company Subsidiaries to provide Buyer with completed I-9 forms and attachments with respect to all Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement;

(n) Seller shall have caused all tax sharing agreements between Seller, on the one hand, and the Company and the Company Subsidiaries, on the other hand, to be terminated as of the Closing;

(o) All shares and any securities convertible into shares of each of Hazpak Environmental Services, Inc. and GEM 6 Acquisitions Corporation shall have been transferred from the Company and/or the Company Subsidiaries, as appropriate, to Seller (collectively, the “Transfer”);

(p) The Company shall have paid or accrued for bonuses to its employees on account of the Company’s performance in fiscal periods ending prior to the Closing Date consistent with past practices;

(q) All software licenses applicable to Enviroware software shall have been assigned from Seller to, and assumed by, the Company;

(r) Seller shall have caused the Company and the Company Subsidiaries to deliver an executed Board resolution terminating the 401(k) Plan effective no later than the day prior to Closing, and the 401(k) plan shall have been terminated;

(s) Seller shall have provided Buyer adequate evidence that its employee medical insurance coverage provided by Great West was continually in effect from November 1, 2008  through and including the Closing Date, notwithstanding any amounts due or payable to Great West during or for such period, and that no claim under such insurance will be denied on the grounds that such insurance was not in effect due to the existence of any amounts due or payable to Great West during or for such period;

(t) Any long-term debt of the Company, the Company Subsidiaries, GEM NewCo and GEM LP, other than those capitalized leases set forth on Schedule 7.7(t), shall have been assigned to and assumed by Seller and a release in connection therewith in favor of the Company and the Company Subsidiaries shall have been executed and delivered to the Company;

(u) Seller shall provide evidence that the covenants set forth in each of Sections 5.9(a) through 5.9(g), Sections 5.10(a) through 5.10(c), and Sections 5.14(a) and (b) of this Agreement have been satisfied;

(v) Seller shall have (i) entered into and consummated the Romic Settlement and CH Settlement and (ii) satisfied and discharged in full Passarelli Judgment and paid all amounts outstanding in connection with or otherwise related to or arising from Passarelli Judgment, or a release by Passarelli in favor of Company and Company Subsidiaries, in a form and substance acceptable to Buyer in its sole discretion, has not been signed and delivered to Buyer;

(w) Buyer’s lenders and agent under its credit facility shall have consented in writing to the consummation of the transactions contemplated hereby and shall have waived any defaults or events of default in connection therewith;

(x) Seller shall have provided a true, accurate and complete stock ledger, certified by an authorized officer of Seller, of the Company, which stock ledger shall detail all transactions involving the capital stock of the Company from the date of its incorporation through the Closing Date;

(y)  Any obligations of the Company or the Company Subsidiaries to Samson Tug and Heritage Environmental Services, Inc., for services provided; to Bill Mitzel, Brett Clark, Cecille Sebastian, Keith Kantenwein as reimbursement of expenses incurred or advanced on behalf of the Company or Company Subsidiaries; or to Bohm, Matsen, PACT Law Inc., or Patrick Rick Lund for professional services provided, shall have been assigned to and assumed by Seller, and releases in favor of Company and Company Subsidiaries shall have been received;

(z) As of the date hereof, Seller shall have executed and delivered  to Buyer of a support and voting agreement in the form attached hereto as Exhibit 7.7(z) (the “Management Voting Agreement”), and shall have caused the other parties party thereto (other than Buyer) to have executed and delivered the Management Voting Agreement.  The Management Voting Agreement shall have remained in full force and effect through the Effective Time; and

(aa) Seller shall have caused either a renewal of the following insurance policies (such policies the “Insurance Policies”), or procured equivalent coverage from equivalent carriers, for a period of at least 1 year following the expiration thereof:

-  Directors and Officers insurance, National Union Fire Ins. Policy number 15715988,
-  Directors and Officers with RSUI Indemnity Company, policy number NRS632095;
-  Employment Practices Liability, with Admiral Insurance Company, policy number 4870636; and
-  Fiduciary, Executive Risk Indemnity Inc., policy number 68043959.

Section 7.8  Formation of GEM LP and GEM NewCo; Merger.

(a) Seller and the Company shall have caused the formation of GEM NewCo and GEM LP as contemplated hereunder.  Each of GEM NewCo and GEM LP shall have executed and delivered to Buyer a Joinder Agreement.  The Organizational Documents of each of GEM LP and GEM NewCo, as certified by the Secretary of State of the State of Delaware to the extent applicable, shall be in the forms attached hereto as Exhibit 3.31(a) as of the effectiveness of the Merger and as of the Closing Date.

(b) The Company and Seller shall have caused the Merger to have become effective and shall have delivered true, correct and complete copies of the filings with the Secretary of State of the State of Delaware effecting the Merger, certified by the Secretary of State of the State of Delaware (the “Merger Documents”), to Buyer no later than 5:00 p.m. (New York, New York time) on the date of effectiveness of the Merger.  The Merger and the Merger Documents shall in form and substance satisfactory to Buyer in all respects.

(c) The representations and warranties contained in Section 3.31 shall be true and correct in all respects.

(d) The Merger shall constitute the adoption of a plan of complete liquidation pursuant to Sections 332 and 337 of the Code.  Following the Merger, Seller shall be the Company’s successor for income tax purposes.  Following the Closing, Seller shall not take any position inconsistent with and shall make such Tax Return filings or elections consistent with such characterization.  Seller and Buyer acknowledge that the Merger is intended to be a nontaxable transaction for federal income tax purposes pursuant to Sections 332 and 337 of the Code.

Section 7.9  Execution of Instruments of Conveyance and Additional Documents.

The Company and Seller shall have caused the following documents to be delivered (or tendered subject only to Closing) to Buyer, in each case in form and substance satisfactory to Buyer in its sole discretion:

(a) each of the documents and instruments required by Section 2.3; and

(b) written releases and terminations, including without limitation UCC-3 amendments, from all applicable Persons in form and substance satisfactory to Buyer in its sole and absolute discretion of all Encumbrances on (i) the Company Shares and the Purchased Interests and (ii) all of the respective assets and properties of the Company (including, without limitation, the Subs Equity); and

(c) any other document or instrument necessary or, in Buyer’s sole discretion, desirable, to effect or evidence the consummation of the transactions contemplated hereby.

Section 7.10  Real Estate Matters.

(a) For each parcel of Owned Real Property, Buyer shall have received recordable releases in form and substance acceptable to Buyer in its sole discretion of each Encumbrance of record to the extent such Encumbrance is unacceptable to Buyer in its sole discretion.

(b) For each parcel of Leased Real Property, Buyer shall have received a Consent to Assignment of Lease and landlord’s estoppel certificate from the landlord in form and substance satisfactory to Buyer in its sole discretion.

(c) Buyer shall have received unconditional and binding commitments to issue policies of title insurance in the name of Buyer as well as the Company or the Company Subsidiaries, as the case may be, dated the Closing Date, in an aggregate amount equal to the amount of the Purchase Price allocated by Buyer to the Owned Real Property, deleting all requirements listed in ALTA Schedule B-1, deleting or insuring over material title objections, and otherwise in form and substance satisfactory to Buyer in its sole discretion insuring Buyer’s interest in each parcel of Owned Real Property or interest therein and providing Buyer with a non-imputation endorsement and such other endorsements as Buyer may request.  Each of Seller, the Company and the Company Subsidiaries shall have provided all affidavits necessary to issue policies of title insurance in the form required hereunder.

Section 7.11  Closing Certificate of Company and Seller.

The Company and Seller shall have delivered one or more certificates of the Persons indicated below dated as of the Closing, as follows, in each case in form and substance satisfactory to Buyer in its sole discretion:

(a) the Organizational Documents of the Company, GEM NewCo, and the Company Subsidiaries, and all amendments thereto, duly certified as of a recent date by the Secretary of State of Delaware;

(b) a certificate of the Secretary of the Company certifying, as to:

(i) the absence of any changes to the documents listed in Section 7.11(a) since the time of the certificate of public official, and as to the Organizational Documents of the Company;

(ii) certifying and attaching all requisite resolutions or actions of the Seller’s board of directors and stockholders approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(iii) certifying to the incumbency and signatures of the officers of the Company and Seller executing this Agreement and any other document relating to the contemplated transactions.

(c) Certificates dated as of a date not earlier than the third Business Day prior to the Closing as to the good standing of the Company and the Company Subsidiaries and payment of all applicable Taxes by the Company and the Company Subsidiaries, executed by the appropriate officials of the State of California and each jurisdiction in which each of the Company and the Company Subsidiaries is licensed or qualified to do business as a foreign corporation as specified in Section 3.1.

(d) Certificates of the chief executive and chief financial officer of the Company and of Seller to the effect that each of the conditions specified in Article 7, other than Section 7.1 and Section 7.7(d) has been satisfied.

(e) At the Closing, Seller shall have delivered to Buyer, in form acceptable to Buyer, a duly executed FIRPTA statement for purposes of satisfying Buyer’s obligations under Treasury Regulation Section 1.1445 2(b)(2) with respect to the transactions under this Agreement.

(f) At the Closing, Seller shall have delivered to Buyer the Deloitte Tax Closing Certificate.

Section 7.12  Opinion of Seller’s Counsel.

(a) At the Closing, Buyer shall have received from counsel for Seller and the Company, an opinion dated as of the Closing, substantially in the form set forth as Exhibit 7.12 hereto and in form and substance satisfactory to Buyer in its sole discretion.

(b) In rendering the foregoing opinion such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of the Company or its affiliates or Seller, and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel.  In the event such counsel for Seller relies upon any such certificate or opinion, a counterpart of each thereof shall have been delivered to Buyer and its counsel.

ARTICLE 8

CONDITIONS TO OBLIGATIONS OF SELLER

The obligation of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the condition that, on or before the Closing, the actions required by this Article 8 will have been accomplished and satisfied.

Section 8.1  Representations; Warranties; Covenants.

Each of the representations and warranties of Buyer contained in Article 4 shall be true and correct in all respects as though made on and as of the Closing Date and Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing.  Buyer shall have delivered to Seller a certificate of Buyer dated as of the Closing to the foregoing effect.

Section 8.2  Absence of Certain Litigation.

There shall not be any injunction, restraining order or other Court Order issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided.

ARTICLE 9

INDEMNIFICATION

Section 9.1  Survival; Right To Indemnification Not Affected By Knowledge or Materiality.

(a) All representations, warranties, covenants, and obligations in this Agreement, the schedules attached hereto, any supplements to such schedules provided after the date of execution of this Agreement, the certificates, agreements and documents delivered at Closing pursuant to Article 7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing, provided, however, that after the Closing, the joint and several representations and warranties of the Company and Seller set forth in Article 3 shall be deemed to have been made solely by Seller and not by the Company.

(b) The right to indemnification for Losses or other remedy based on breach of the  representations, warranties, covenants, and obligations set forth in this Agreement will not be affected by any investigation conducted, or any Knowledge acquired (or capable of being acquired) by the Person to whom such representations, warranties, covenants, or obligations run as to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or obligation,  whether before or after the execution and delivery of this Agreement or the Closing Date.

(c) The waiver by any party of a condition to Closing which is based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect that or any other Person’s right to indemnification of Losses hereunder or other remedy.

(d) For the purpose of determining indemnity obligations under this Article 9, any qualification of any representation or warranty by reference to the materiality of matters stated therein, and any limitations of such representations as being to the Knowledge of any Person, or words to similar effect, shall be disregarded.

Section 9.2  Indemnification By Seller.

Seller and the Company (but the Company only prior to the Closing, if any), jointly and severally, shall defend, indemnify and hold harmless Buyer’s Indemnified Persons from and against (A) all Losses directly or indirectly incurred by any of them, or (B) all Losses imposed or sought to be imposed upon them, whether resulting from any Third Party Action that it is instituted or threatened against any of Buyer’s Indemnified Persons or otherwise (in each case whether or not caused by negligence or willful act) resulting from or arising out of:

(i) any breach of any of the representations or warranties made by Seller or the Company in or pursuant to this Agreement or any schedule thereto, or any other agreement, document, instrument or certificate delivered by Seller or the Company pursuant to or in connection with this Agreement, including without limitation any Ancillary Agreement;

(ii) any breach of any covenant made or obligation incurred by Seller or the Company in or pursuant to this Agreement or any Ancillary Agreement;

(iii) any liability, payment or obligation for or in respect of Taxes owing by Seller, any Tax Affiliate, the Company, the Company Subsidiaries or Buyer, as successor to the Company’s and the Company Subsidiaries’ businesses for all periods, or portions thereof, up to and including the Closing Date;

(iv) any penalties for fines owning or accessed for violations resulting from inspections of the operations of Company or Company Subsidiaries by the DTSC;

(v) any liability, payment or obligation related to the claims alleged in the (a) lawsuit brought by Romic against Seller, et al. (Case No. BC373769 in the Superior Court of the State of California, County of Los Angeles), (b) lawsuit brought by Clean Harbors against the Company, et al. (Case No. 2009-CV-00355 in the Superior Court of the State of California, County of Norfolk), or (c) lawsuit brought by Francis Passarelli against the Company, et al (Case No. 07-CC-04029 in the Superior Court of California, County of Orange).;

(vi) any liability, payment or obligation for or in respect of any condition to the Closing contained in Article 7 to the extent any such conditions had not been satisfied as provided therein at or prior to the Closing; or

(vii) any liability, payment or obligation arising out of that certain Patent License Agreement by and between Hydronics, LLC and Company dated March 30, 2007, that was assigned to and assumed by Seller pursuant to Section7.7(i) hereof.

Section 9.3  Indemnification by Buyer.

Buyer shall defend, indemnify and hold harmless Seller from and against (A) all Losses directly or indirectly incurred by Seller, or (B) all Losses imposed or sought to be imposed upon Seller, whether resulting from any Third Party Action that it is instituted or threatened against Seller or otherwise (in each case whether or not caused by negligence or willful act) resulting from or arising out of:

(i) any breach of any of the representations or warranties made by Buyer in or pursuant to this Agreement or in another agreement, document, instrument or certificate delivered to Seller pursuant hereto or in connection with the Closing; or

(ii) any breach of any covenant made or obligation incurred by Buyer in or pursuant to this Agreement.

Section 9.4  Special Indemnification Provision Regarding Environmental Matters.

Seller and the Company (but the Company only in the event that Closing does not occur), jointly and severally, shall defend, indemnify and hold harmless Buyer’s Indemnified Persons from and against (A) all Losses directly or indirectly incurred by any of them, or (B) all Losses imposed or sought to be imposed upon them, whether resulting from any Third Party Action that is instituted or threatened against any of Buyer’s Indemnified Persons or any Environmental, Health, and Safety Liabilities or otherwise (in each case whether or not caused by negligence or willful act) resulting from or arising out of:

(a)  (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of any Environmental Site, or (B) any Hazardous Materials or other contaminants that were present on the Environmental Site at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any Environmental Site or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the facilities of Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest that were, or were allegedly, conducted by Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest or by any other Person for whose conduct they are or may be held responsible; or

(b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any Environmental Site or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the facilities of Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest, or that may affect the value of such facilities.

(c) any activities conducted or allegedly conducted with respect to any Environmental Site or the operation Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at any Environmental Site (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any Environmental Site and was present or suspected to be present on any Environmental Site on or prior to the Closing Date) or (ii) Released or allegedly Released by Seller, the Company, the Company Subsidiaries or any of their respective predecessors-in-interest or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

(d) Notwithstanding anything to the contrary in this agreement, including, without limitation, Section 9.5 below, Buyer will be entitled to, without any obligation to do so, (i) control, but shall not be responsible for, any cleanup of an Environmental Site, and (ii) control and defend any Proceeding with respect to which indemnity may be sought under this Section 9.4.

Section 9.5  Defense of Third Party Actions.

(a) Promptly after receipt of notice of any Third Party Action, any Person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action.  The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder except to the extent that the Indemnifying Party shall demonstrate that its defense of such Third Party Action was prejudiced by the failure to give notice.

(b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right), at its option and at its own expense, to participate in and be present at the defense of such Third Party Action (unless such action is by a Governmental Authority related to Taxes), but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

(c) Subject to the conditions set forth in this Section 9.5, by written notice within 45 days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement of such action, subject to the following conditions:

(i) The Indemnifying Person (A) agrees that the claims made in that Third Party Claim are within the scope of and subject to indemnification, (B) agrees to promptly indemnify the Indemnified Person for its expenses to date,  (C) at the option of Indemnified Person agrees in writing acceptable to Indemnified Party in its sole discretion, for the benefit of Indemnified Person, to either (i) hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action, or (ii) not to settle or otherwise compromise any such Third Party Action unless the Indemnified Person is fully released from any and all Losses arising therefrom, and (D) provide reasonable assurance to the Indemnified Person of its financial capacity to defend such action and pay such indemnification

(ii) The Indemnifying Person’s counsel must be reasonably satisfactory to the Indemnified Person;

(iii) If the Indemnifying Person is also a party to such Third Party Action, the Indemnified Person does not determine in good faith that joint representation would be inappropriate.

(d) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(e) If the Indemnifying Person does elect to assume control of the defense of a Third Party Action under paragraph (c), then (i) after the effective date of such assumption, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person hereunder for any fees of  counsel or any other expenses with respect to the defense of such Third Party Action subsequently incurred by the Indemnified Person in connection with the defense of such Third Party Action, other than reasonable costs of investigation, and (ii) the Indemnifying Persons shall not enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

(f) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

(g) Each Indemnifying Person hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on Seller with respect to such a claim anywhere in the world.

(h) Any Person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

Section 9.6  Payment of Indemnification.

(a) Claims for indemnification under this Article shall be paid or otherwise satisfied by Indemnifying Persons within 30 days after notice thereof is given by the Indemnified Person.

(b) Any payment to Buyer under this Article 9 will be, for Tax purposes, to the extent permitted by Law, an adjustment to the Purchase Price.

(c) Without limiting in any way Buyer’s rights and remedies under this Agreement and the applicable law, any amount which may become due and payable to any of the Buyer’s Indemnified Persons under Section 9.2 or Section 9.4 hereof may be paid or otherwise satisfied out of the Holdback Fund until the same has been exhausted.  In addition, any claims by Buyer, whether or not such claims are in excess of the Holdback Fund, may be satisfied by whatever remedy is available at law or equity.

Section 9.7  Miscellaneous.

The remedies provided in this Article will not be exclusive of or limit any other remedies that may be available to Buyer or the other Buyer Indemnified Persons.

ARTICLE 10

AGREEMENTS AFTER CLOSING

The parties further covenant and agree as follows with respect to matters that are to be accomplished at or after the Closing or are not conditions of Closing:

Section 10.1  Further Assurances.

Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.3) and take such other action as Buyer may reasonably desire to more effectively transfer and assign to, and vest in, Buyer all of the Purchased Interests and otherwise comply with Seller’s obligations hereunder.

Section 10.2  Transition Services.

From the Effective Time until sixty (60) days after Closing, Seller shall provide Buyer, GEM NewCo, GEM LP and the Company Subsidiaries with the following services at no cost or expense to Buyer, GEM NewCo, GEM LP and the Company Subsidiaries:

(a) Payroll services;

(b) Employee benefits services;

(c) Issue W-2’s for 2009;

(d)  Assistance from Brett Clark, Timothy Koziol, Danae Fahey, and Keith Kantenwein for the purposes of executing checks on behalf of  GEM NewCo and GEM LP;

(e) Services of network engineer to ensure network connectivity, system access, email access and printing capabilities remain operational; to assist in migration activities required to transfer users to the Buyer network; and to respond to help desk requests;

(f)  Assistance from knowledgeable employees of Seller regarding accounting and billing activities of Company and Company Subsidiaries;

(g) Normal accounting for all time periods prior to Closing, and provision of any associated information, including but not limited to data conversion;

Section 10.3 Collected Receivables.  To the extent that Company collects any amounts owing on the receivables listed on Schedule 3.13(a) after Closing, Company shall remit such funds, less any expenses incurred in effecting such collection, to Seller on a quarterly basis.

Section 10.4 Merger Expenses.  Buyer shall reimburse Seller for all reasonable incurred expenses incurred by Seller or Company, as applicable, in connection with the formation of GEM NewCo, the formation of GEM LP, and the Merger of Company into GEM LP.  Provided however, such expenses shall not include any Taxes.

Section 10.5  Non-Compete; Non-solicitation.

Seller covenants and agrees with Buyer that during the period of one (1) year, from the Effective Date:

(a) Seller will not within the United States of America, either directly or indirectly, as principal, agent, owner, Seller, partner, investor, shareholder (other than solely as a holder of not more than 1% of the issued and outstanding shares of any public corporation), consultant, advisor or otherwise howsoever own, operate, carry on or engage in the operation of or have any financial interest in or provide, directly or indirectly, financial assistance to or lend money to or guarantee the debts or obligations of any Person carrying on or engaged in any business that is competitive with or identical to the business conducted by Buyer or any of its affiliates which are in the similar business with Buyer.  Notwithstanding the foregoing, Seller shall not be, by virtue of this Agreement, constrained from engaging in the wastewater treatment and related services business.

(b) Seller shall not directly, or indirectly, for itself or for any other Person:

(i) solicit, interfere with or endeavour to entice away from Buyer or any of its affiliates, any employee, customer or client;

(ii) attempt to direct or solicit any employee, customer or client away from Buyer or any of its affiliates; or

(iii) advise any Person not to do business with Buyer or any of its affiliates.

Section 10.6  Customer And Other Business Relationships.

After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer and the Company those business relationships of the Company existing prior to the Closing and relating to the business to be operated by Buyer or the Company after the Closing, including relationships with lessors, employees, Governmental Authorities, licensors, customers, and suppliers of the Company and the Company Subsidiaries.  Seller will refer to Buyer any inquiries relating to such business.  Seller shall not take any action that would tend to diminish the value of the Company’s and the Company Subsidiaries’ business after the Closing, including disparaging the name or business of Buyer or the Company or the Company Subsidiaries.

Section 10.7  Assistance In Proceedings.

Seller will, at its expense, cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (a) any transaction contemplated hereby or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving the Company, the Company Subsidiaries’ or their respective business.

Section 10.8  Retention Of And Access To Records.

After the Closing Date, Seller shall retain its records with respect to the Company and the Company Subsidiaries for a period of at least five (5) years consistent. Seller also shall provide Buyer and its Representatives reasonable access thereto, during normal business hours and on at least three days’ prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits.

Section 10.9  Use of GEM logo.

Buyer shall have a royalty-free license to display the Seller’s logo for 120 days after Closing.  During that time period, Buyer shall use its commercially reasonable efforts to replace the Seller’s logo with Buyer’s logo on all real and personal property of the Company.

Section 10.10  Employees and Employee Benefits.

(a) Employment of Active Employees After Closing.

Neither Seller nor its Related Persons shall solicit the employment of any Active Employee (unless and until Buyer has informed Seller in writing that the particular Active Employee will be terminated after the Closing) after the Effective Time. It is understood and agreed that employment by the Company after the Effective Time is “at will” and may be terminated by the Company or the Company Subsidiaries, as the case may be, or by an employee at any time for any reason (subject to any legal requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of the Company or the Company Subsidiaries to terminate, reassign, promote or demote any of the Active Employees, and employees on short-term or long-term disability or other leave of absence, after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

(b) Salaries and Benefits.

Seller shall cause the Company to (A) accrue for, as of the Closing Date, all wages and other remuneration due to Active Employees with respect to their services as employees through the close of business on the Effective Time, including pro rata bonus payments and all vacation pay earned prior to the Effective Time; (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and (C) any and all payments to employees required under the WARN Act.

Section 10.11  Confidentiality

Seller covenants and agrees with Buyer that from and at all times after the Closing, all information relating to the Purchased Interests, the Company, the Company Subsidiaries, GEM NewCo and GEM LP, including this Agreement and the Ancillary Agreements and the fact that this Agreement and the Ancillary Agreements exist, and any other Business Information and any confidential and/or proprietary information (collectively, “Confidential Information”), will be held in strict confidence by Seller and its affiliates and their respective Representatives; provided, however, that Seller shall not have any restrictive obligation with respect to any Confidential Information that (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly known through no violation of this Agreement by Seller, (iii) becomes known to Seller on a nonconfidential basis from a Person who is not otherwise known by Seller, after Seller’s due inquiry, to be bound by a confidentiality agreement with Seller or Buyer, (iv) is disclosed with the prior written consent of Buyer, or (v) is required, in the opinion of counsel for Seller, to be disclosed pursuant to United States securities laws (in which case Seller may only disclose Confidential Information to the extent so required and Seller shall provide Buyer adequate time to review and comment on such disclosure prior to its being made public).  Seller may disclose Confidential Information in connection with a legal process (provided that Seller provides prompt notice to Buyer thereof in order to enable Buyer to seek an appropriate protective Court Order or other remedy) or to the extent required pursuant to a valid Court Order or regulation of a competent Governmental Authority but shall otherwise continue to hold the disclosed Confidential Information in strict confidence.  As of the Closing, that certain nondisclosure agreement between Seller and PSC Environmental Services, LLC dated August 1, 2009 and that certain letter of intent between Seller and PSC Environmental Services, LLC dated September 30, 2009 shall each terminate and have no further force or effect.

For a period of one year after the Closing, Buyer shall, and shall cause its Representatives to, not disclose to any third-party any and all Business Information and any confidential and/or proprietary information of Seller or Seller’s subsidiaries (other than Company and Company Subsidiaries) (collectively, “SellerConfidential Information”); provided, however, that Buyer and its Representatives may so disclose the information that, and such information shall not be included in Seller Confidential Information, (i) is contained in a printed publication available to the general public, (ii) is or becomes publicly available through no violation of this Agreement by Buyer, (iii) is or becomes known to Buyer on a non-confidential basis from a Person who is not otherwise known by Buyer, after Buyer’s due inquiry, to be bound by a confidentiality agreement with Seller, (iv) is disclosed with the prior written consent of Seller, or (v) is required, in the opinion of counsel for Buyer, to be disclosed pursuant to United States securities laws (in which case Buyer may only disclose Confidential Information to the extent so required and Buyer shall provide Seller adequate time to review and comment on such disclosure prior to its being made public). Buyer may disclose Seller Confidential Information in connection with a legal process (provided that Buyer provides prompt notice thereof to the extent such notice is legally permissible to Seller in order to enable Seller to seek an appropriate protective Court Order or other remedy) or to the extent required pursuant to a valid Court Order or regulation of a competent Governmental Authority but shall otherwise continue to hold the disclosed Seller Confidential Information in accordance herewith.

Section 10.12  Actions with Respect to Closure Deposit

After the Closing, Buyer shall exercise commercially reasonable efforts to request the release of the Closure Deposit by the DTSC and, in lieu thereof, accept from the Company a bond or other form of security or collateral.  In the event that the DTSC agrees to release the Closure Deposit, Buyer shall either (i) cause the Company to instruct DTSC to pay over the Closure Deposit directly to the Seller, or as Seller directs, or (ii) promptly upon the Company’s receipt thereof, cause the Company to remit to Seller, or as Seller directs the amount of the Closure Deposit (or the portion thereof so received).  In the event that the DTSC does not accept the Company’s request to release the Closure Deposit within twelve (12) months after the Closing, the Company shall pay to Seller, or as Seller directs, $900,046.18 in cash and the Company shall retain all rights to the Closure Deposit.  The Seller and the Company shall not suffer or permit to exist any Encumbrance on the Closure Deposit or the bank account in which same is held, and the obligations of the Buyer and the Company to the Seller under this Section 10.12 shall not be subject to set-off or withholding of any kind and may not be waived or amended without CVC's prior written consent.

ARTICLE 11

TAX MATTERS

Section 11.1  Allocation of Tax Liabilities.

(a) Seller will be responsible for (1) all Taxes of the Company, the Company Subsidiaries and any Tax Affiliates regardless of when due and payable, (i) with respect to all Tax periods ending on or prior to the Closing Date and (ii) with respect to all Tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date and (2) all Taxes arising from or attributable to any transactions contemplated by this Agreement including, without limitation, the purchase and sale of the Purchased Interests and the Merger.

(b) Buyer will be responsible for all non income Taxes of the Company and the Company Subsidiaries regardless of when due and payable, (i) with respect to all Tax periods beginning after the Closing Date, (ii) with respect to all Tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to (A) the portion of such period commencing after the Closing Date or (B) to the extent such Taxes are accrued on the books of the Company and the Company Subsidiaries in the Ordinary Course of Business through the Closing Date.

Section 11.2  Tax Characterization.

The Seller and Buyer acknowledge and agree that the transfers of the Purchased Interests by the Seller shall be characterized for income Tax purposes as a taxable sale and purchase of the assets of the Company and General Environmental Management of Rancho Cordova, LLC and following the Closing, Seller shall not take any position inconsistent with the provisions of this Section 11.2.

Section 11.3 Allocation of Purchase Price.

Within 60 days following the Closing Date, Buyer shall determine the allocation for income tax purposes of the consideration among the assets of the Company and General Environmental Management of Rancho Cordova LLC.  Buyer and Seller shall file all Tax Returns (including IRS Form 8594) consistent with such allocation and shall not take any position contrary to such allocation with any Governmental Authority.

Section 11.4 Cooperation.

After the Closing Date, Buyer and Seller will make available to the other, as reasonably requested, all information, records or documents (including state apportionment information) relating to Tax liabilities or potential Tax liabilities of the Company and the Company subsidiaries with respect to (i) Tax periods ending on or prior to the Closing Date and (ii) Tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date.  Buyer and Seller will preserve all such information, records and documents until the expiration of any applicable statute of limitations thereof.

Section 11.5  Tax Refunds.

(a) All refunds of Taxes relating to the Company and the Company Subsidiaries received by Seller or any of its Tax Affiliates with respect to Tax periods ending on or before the Closing Date that involve Seller’s federal consolidated income Tax Returns will be for the account of Seller.  At Seller’s request, Buyer will pay over to Seller any such refunds that Buyer may receive immediately upon receipt of such request.

(b) All other refunds of Taxes with respect to the Company and the Company Subsidiaries will be for the account of Buyer.  At Buyer’s request, Seller will take such action as reasonably requested by Buyer to obtain such refunds and will pay over to Buyer any such refunds immediately upon receipt thereof.

(c) Tax Sharing Agreements.  All tax sharing agreements between Seller, on the one hand, and the Company and the Company Subsidiaries on the other hand, will be terminated as of the Closing.

Section 11.6  Transfer Taxes.

Seller shall pay all transfer, excise and other Taxes payable to any jurisdiction by reason of the purchase and sale of the Company Shares pursuant to this Agreement.

ARTICLE 12

TERMINATION OF AGREEMENT

Section 12.1  Termination.

At any time prior to the Closing (notwithstanding Seller Stockholder Approval), this Agreement may be terminated (a) by mutual consent of the parties, (b) by Buyer at its option in the event of a major casualty loss as described in Section 12.2, (c) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Effective Time, (d) by Seller if the conditions stated in Article 8 have not been satisfied at or prior to the Effective Time, (e) by Buyer if the Closing shall not have occurred and the transactions contemplated hereby consummated by March 12, 2010, (f) by Seller if the Closing shall not have occurred and the transactions contemplated hereby consummated within thirty (30) days from obtaining in accordance with this Agreement of the Seller Stockholder Approval following the Seller Stockholder Meeting, (g) by Buyer, if either Seller and/or the Company takes any action that is not permitted, or fails to take action or make any notification that is required under  Section 5.8, whether or not such conduct is legally permissible, or (h) by Buyer, if any of the conditions stated in Article 7 becomes impossible to satisfy prior to March 12, 2010; provided that the right to terminate under this Section 12.1 shall not be available to any parties whose breach has been the cause of such failure to close.  For the purpose of determining whether a party’s right to terminate this Agreement exists under this Section, any qualification of any representation or warranty by reference to the materiality of matters stated therein, and any limitations of such representations as being to the Knowledge of any Person, or words to similar effect, shall be disregarded.

Section 12.2  Casualty Loss.

Because risk of loss with respect to the business shall not pass to Buyer until the Company Shares are transferred at the Effective Time, if any assets of the Company are destroyed or damaged by fire or other casualty prior to the Effective Time, and if the amount of such destruction or damage is in excess of $250,000, Buyer may, at its option, terminate this Agreement. In the event that Buyer elects not to terminate this Agreement under this Section 12.2, the amount of any insurance proceeds shall not be taken into account in connection with the determination of any adjustment to the Purchase Price.

Section 12.3  Effect of Termination.

If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a non-breaching party for its damages.  Without limiting the foregoing, if this Agreement shall be terminated by Buyer pursuant to Section 12.1(g), Buyer shall be entitled to be paid, and Seller shall pay to Buyer immediately upon such termination, a termination fee of $500,000.  Notwithstanding any termination of this Agreement, the provisions of Articles 5, 6, 7, 8, 9, 12, and 13 shall survive the termination of this Agreement.

Section 12.4  Right to Proceed.

Notwithstanding anything in this Agreement to the contrary, (a) if any of the conditions specified in Article 7 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and (b) if any of the conditions specified in Article 8 hereof have not been satisfied and all of the conditions in Article 7 hereof have been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.  The parties acknowledge that the Company Shares and the Purchased Interests are unique and of special value to Buyer.  Irreparable harm shall be presumed if Seller breaches or threatens to breach any agreement, covenant or provision of this Agreement and under such circumstances damages will be impossible to ascertain.  Accordingly, Seller agrees that in the events of any breach or threatened breach of this Agreement, (i) Buyer and /or any of its affiliates shall be entitled to an injunction and other equitable relief, including but not limited to specific performance, without being required to show irreparable harm, without posting any bond or security in connection therewith, (ii) any court of competent jurisdiction may immediately enjoin any breach or threatened breach of this Agreement, and (iii) not to, and cause the Company, the Company Subsidiaries and any and all of its Related Persons and Representatives not to, object to granting of any such relief on the grounds that obtaining damages is an adequate remedy.  The equitable remedies contemplated hereby shall not be deemed to be exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

ARTICLE 13

MISCELLANEOUS

Section 13.1  Fees and Expenses.

Except as otherwise provided in Article 9 hereof, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller or the Company relating in any way to this Agreement or the transactions contemplated hereunder shall be included in any account of the Company or the Company Subsidiaries as of the Closing or shall be charged to or paid by Buyer and Seller shall be responsible for all such expenses.

Section 13.2  Notices.

All notices, requests, demands and other communications required or permitted to be given (i) hereunder by any party hereto shall be in writing and shall be deemed to have been duly given when received if delivered personally, or (ii) on the Business Day following the Business Day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):.

If to Seller or, prior to the Closing, to the Company, to:

General Environmental Management, Inc.
Timothy J. Koziol
3191 Temple Avenue, Suite 250
Pomona, CA  91768
Tel: (909) 444-9500
Fax: (909) 444-8356

with a copy to:

Patrick Lund Esq.
Lund LAW Group
1451 Quail Street, Suite 202
Newport Beach, CA 92660
Facsimile number: 949.250.4503
Telephone No.: 949 250.4230

If to Buyer, to:

PSC, LLC
Legal Department
5151 San Felipe, Suite 1600
Houston, Texas 77056
Tel: 713-625-7019
Fax: 713-625-7087

and in any case at such other address as the addressee shall have specified by written notice.  All periods of notice shall be measured from the date of delivery thereof.

Section 13.3  Publicity and Disclosures.

Neither Buyer nor Seller shall issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the other.  The preceding consent requirement is not applicable to those filings required by Law.

Section 13.4  Time Period.

The parties acknowledge that time is of the essence with respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the transactions contemplated by this Agreement.

Section 13.5  Entire Agreement.

This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.  This Agreement specifically supersedes that nondisclosure agreement between Seller and PSC Environmental Services, LLC dated August 1, 2009 and that letter of intent between Seller and PSC Environmental Services, LLC dated September 30, 2009.

Section 13.6  Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

Section 13.7  Assignability and No Third Party Beneficiary.

This Agreement may not be assigned (a) by Buyer without the prior written consent of Seller or (b) by Seller without the prior written consent of Buyer.  However, any or all rights of Buyer to receive performance (but not the obligations of Buyer to Seller hereunder) and rights to assert claims against Seller in respect of breaches of representations, warranties or covenants of Seller hereunder, may be assigned by Buyer.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person, except that each Indemnified Person shall be a third party beneficiary of Article 9.

Section 13.8  Amendment and Waiver.

This Agreement may be amended only by a written agreement executed by Buyer and Seller; provided, however, that, after Seller Stockholder Approval is obtained, no such amendment shall, without the further approval of those stockholders, make any change that would require such approval under Nevada Law or any other applicable Law. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  In the absence of a written instrument duly executed by or on behalf of the party waiving a term or condition of this Agreement, the Closing of the transactions contemplated hereunder shall not be or be deemed to be such waiver and the party responsible for compliance with any such term or satisfaction of any such condition shall remain so responsible and liable to the other party after the Closing.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 13.9  Governing Law and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the choice of law principles thereof).  Each party irrevocably submits to the exclusive jurisdiction of any NY State Court in the County of New York or any courts of the United States of America located in the Southern District of New York, and each party hereby agrees that all suits, actions and proceedings brought by such party hereunder shall be brought in any such court.  Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party or the other party.  In any such suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by any means permitted by Section 13.2 hereof.  Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

Section 13.10  Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 13.11  Effect of Table of Contents and Headings.

Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument in multiple counterparts as of the date set forth above by their duly authorized officers.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
a Nevada corporation

_________________________________________
By: Timothy J. Koziol
Its: Chief Executive Officer

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
a Delaware corporation

_________________________________________
By: Timothy J. Koziol
Its: Chief Executive Officer

LUNTZ ACQUISITION (DELAWARE), LLC

_________________________________________
By: Deborah S. Huston
Its: Secretary

[Signature Page to Purchase Agreement]

PURCHASE AGREEMENT

List of Schedules and Exhibits

3.1(a), 3.1(b)
3.3
3.6
3.8
3.10(c)
3.11, 3.11(f)
3.12(a), 3.12(b), 3.12(c), 3.12(e), 3.12(f)
3.13(a), 3.13(b)
3.14(a), 3.14(d)
3.15(a), 3.15(d)
3.16(a), 3.16(e)(i), 3.16(e)(v)
3.17(a)
3.18(a), 3.18(b), 3.18(d), 3.18(f)
3.20(a), 3.20(b), 3.20(b)(v)
3.21(a)
3.22
3.23
3.24(b), 3.24(d), 3.24(e)
3.26(a), 3.26(d)
3.31(b)
7.6
7.7(t)

Exhibits

1.1(a)	Closing Net Working Capital Calculation
3.31(a)	Form of Organizational Documents
5.11(b)	Form of Joinder Agreement
7.5(a)	Form of Resignations of Directors and Officers
7.5(b)	Form of Releases
7.7(a)(i)	Form of Paydown and Release Letter
7.7 (a)(ii)	Form of CVC Voting Agreement
7.7(z)	Form of Management Voting Agreement
7.12	Form of Opinion of Seller’s Counsel

Exhibit 1.1(a)

Closing Net Working Capital Calculation

The starting point of the calculation of  net working capital for the purpose of calculating any deficiency is current assets minus current liabilities as of the closing date as determined by following generally accepted accounting principles (GAAP).  For the purposes of clarity, the following specific items, which may or may not reflect GAAP, will also be reflected in the calculation:

Current Assets Exclusions: $900,000 restricted cash held a trust account and related to and securing the facility closure obligations

Current Assets Exclusions:
-  Accounts receivables with a greater than 90 day aging as of the closing date compared with the invoice date which are not specifically reserved for
-  Prepaid insurance amounts

Current Liability Exclusions
-  Current portion of capitalized lease obligations, excluding incurred but unpaid interest
-  Liabilities assumed by Seller which are supported by releases

Current Liability Inclusions
-  Incurred but not paid medical claims

After considering the starting point, exclusions and inclusions noted above, a net working capital deficiency will exist to the extent current liabilities exceed current assets.

Exhibit 3.31(a)

Form of Organizational Documents

Exhibit 5.11(b)

Form of Joinder Agreement

Exhibit 7.5(a)
Form of Resignations of Directors and Officers

Exhibit 7.5(b)

Form of Releases

Exhibit 7.7(a)(i)

Form of Paydown and Release Letter

Exhibit 7.7(a)(ii)

Form of CVC Voting Agreement

Exhibit 7.7(z)

Form of Management Voting Agreement

Exhibit 7.12

Form of Opinion of Seller’s Counsel

Annex B

SUPPORT AND VOTING AGREEMENT

THIS SUPPORT AND VOTING AGREEMENT (this “Agreement”), dated as of November __, 2009, is made by and among Luntz Acquisition (Delaware), LLC, a Delaware limited liability company (the “Buyer”), and each of the Persons listed on Schedule I attached hereto (the “Stockholders”).   Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, each Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of common stock, $0.001 par value per share (“Common Stock”), of General Environmental Management, Inc., a Nevada corporation (the “Seller”), and certain other securities of Seller (collectively with the Common Stock, the “Securities”), as set forth next to such Stockholder’s name on Schedule I.

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Seller and General Environmental Management, Inc., a Delaware corporation (the “Company”), have entered into a Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) pursuant to which the parties thereto will effectuate a series of transactions, the result of which will be the purchase by Buyer of the Purchased Interests, subject to the terms and conditions set forth in the Purchase Agreement (the “Acquisition”); and

WHEREAS, each Stockholder wishes to enter into this Agreement with respect to all of the Securities beneficially owned by such Stockholder and any additional Securities hereafter acquired; and

WHEREAS, in order to induce Buyer to enter into the Purchase Agreement, Buyer has requested that the Stockholders, and the Stockholders have agreed to, enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT; IRREVOCABLE GRANT OF PROXY; WAIVER

Section 1.1.     Voting Agreement.  (a) During the term of this Agreement, each Stockholder hereby agrees to vote all the Securities and any other capital stock or securities of Seller that such Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise (“Additional Securities”), to approve and adopt the Purchase Agreement (and any subsequent amendments thereto), the Acquisition and all other agreements, transactions and actions to be undertaken in connection therewith, at every meeting of stockholders of Seller, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of Seller; provided, that to the extent that a Stockholder is granted, solely in its capacity as a member of the board of directors of Seller, a proxy to vote any securities on behalf of another stockholder of Seller, such securities shall be deemed to not be, and shall not be treated as, Securities or Additional Securities for purposes of this Agreement.  Each Stockholder hereby further agrees to take all actions necessary (or requested by Buyer) to cause the voting of the Securities and Additional Securities held by such Stockholder to be included in the calculation of votes for purposes of determining whether the Seller Stockholder Approval has been obtained.  Each Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Securities or Additional Securities in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantial assets, sale of shares of capital stock or similar transactions involving Seller, the Company or any of their respective subsidiaries, other than the transactions contemplated by the Purchase Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of Seller or the Company or any other extraordinary transaction involving Seller or the Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Acquisition or the transactions contemplated by the Purchase Agreement.

(b) Except as contemplated by clause (a) of this Section 1.1, the Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of Seller.

Section 1.2.     Irrevocable Proxy.  Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder’s Securities and/or Additional Securities with respect to the matters set forth in Section 1.1(a). Each Stockholder hereby grants a proxy appointing Buyer as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power with respect to such Stockholder’s Securities and/or such Additional Securities in accordance with Section 1.1(a).  The proxy granted by each Stockholder pursuant to this Section 1.2 is irrevocable to the extent permitted by Nevada law, is coupled with an interest and is granted in consideration of Buyer’s entering into this Agreement and the Purchase Agreement and incurring certain related fees and expenses.

Section 1.3.     Waiver of Appraisal Rights.  Each Stockholder hereby agrees not to exercise her, his or its appraisal rights pursuant to Nevada Revised Statutes §§ 78.3793, 92A.300 – 92A.500 (inclusive) or other relevant provisions with respect to the Acquisition, the Purchase Agreement or the transactions contemplated thereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder severally represents and warrants to Buyer that:

Section 2.1.     Valid Title.  Such Stockholder is the sole record and beneficial owner of such Stockholder’s Securities and will be the sole record and beneficial owner of such Stockholder’s Additional Securities, and there are no restrictions on such Stockholder’s voting rights with respect to such Securities or Additional Securities.  None of such Stockholder’s Securities is subject, and none of such Stockholder’s Additional Securities will be subject, to any voting trust or other agreement or arrangement with respect to the voting of such Securities or Additional Securities, as the case may be.

Section 2.2.     Power and Authority; Due Authorization.  If such Stockholder is not an individual, it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part.

Section 2.3.    No Conflict.  The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within such Stockholder’s powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, (iii) do not and will not violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or bylaws or other organizational documents, and (iv) do not and will not violate, contravene, result in a breach of or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder or to a loss of any benefit of such Stockholder under, any injunction, order, decree, or other instrument or contractual obligation binding on such Stockholder or result in the imposition of any lien on any Securities or Additional Securities.

Section 2.4.    Binding Effect.  This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement is the valid and binding agreement of Buyer, is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.5.     All Securities.  As of the date hereof, such Stockholder is the legal and beneficial owner of the type and number of Securities set forth opposite her, his or its name on Schedule I hereto.  As of the Termination Date, such Stockholder will be the legal and beneficial owner of the type and number of Securities and Additional Securities set forth opposite her, his or its name on Schedule I hereto.  The Securities and Additional Securities (if any) represent the only shares of capital stock and securities of Seller legally or beneficially owned by such Stockholder and, except as set forth on Schedule I, such Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of Seller and has no other interest in or voting rights with respect to any securities of Seller.

Section 2.6.     Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, and will be accurate in all respects at all times through the Termination Date.

ARTICLE III

COVENANTS OF STOCKHOLDERS

Each Stockholder, severally, in its capacity as a stockholder of the Company, hereby covenants and agrees that:

Section 3.1.     No Proxies for or Encumbrances on Stockholder Securities.  Except as provided in this Agreement, such Stockholder shall not, during the term of this Agreement, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Securities or Additional Securities, with respect to the matters set forth in Section 1.1(a), or (ii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

Section 3.2.     Restriction on Transfer.  Except as provided in Section 4.6, during the period from the date of this Agreement through the Termination Date, such Stockholder shall not sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Securities or Additional Securities.

Section 3.3.     Conduct of Stockholder.  Such Stockholder will not (i) take, or agree or commit to take, any action that would make any representation and warranty of such Stockholder hereunder inaccurate in any respect as of any time prior to the Termination Date, or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

Section 3.4.     Obligation to Update.  Such Stockholder will update Schedule I from time to time to accurately reflect the type and amount of Securities and Additional Securities legally and beneficially owed by her, him or it, with such updated information to be provided promptly (and in each case within seven (7) calendar days) after such Stockholder’s purchase, acquisition, sale, assignment, transfer, encumbrance or other disposition of such Securities or Additional Securities.

ARTICLE IV

MISCELLANEOUS

Section 4.1.     Further Assurances.  Except as otherwise provided in the Purchase Agreement, each Stockholder will each execute and deliver or cause to be executed and delivered all further documents and instruments and take such reasonable further action as may be reasonably necessary or desired in Buyer’s reasonable discretion in order to consummate the transactions contemplated hereby.

Section 4.2.      Specific Performance.  The parties hereto agree and each Stockholder expressly acknowledges that Buyer may be irreparably damaged if for any reason any Stockholder fails to perform any of its obligations under this Agreement, and that Buyer may not have any adequate remedy at law for money damages in such event. Accordingly, each Stockholder agrees that in the case of the failure of any Stockholder to perform Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that such Stockholder will not (i) object to the granting of equitable relief on the grounds that money damages would be an adequate remedy for Buyer, or (ii) seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Buyer’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that Buyer may have against any Stockholder for any failure to perform its obligations under this Agreement.

Section 4.3.      Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand,  or one business day after it is sent by receipt – confirmed facsimile or via a reputable nationwide overnight courier service for next business day delivery, if to Buyer, at its address set forth below its signature hereto, together with a copy to PSC, LLC, Legal Department, 5151 San Felipe, Suite 1600, Houston, Texas 77056, Fax: 713-625-7087; and if to a Stockholder, to such Stockholder at her, his or its address set forth on Schedule I hereto.  Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 4.4.      Term of Agreement; Termination.  The term of this Agreement shall commence on the date hereof and such term, this Agreement and the proxy(ies) granted in and pursuant to Section 1.2 hereof shall terminate upon the earliest to occur of (i) the Effective Time (as defined in the Purchase Agreement), (ii) the date on which the Purchase Agreement is terminated pursuant to and in accordance with its terms, or (iii) the date on which Buyer provides written notice of termination to Stockholders (in each such case, such date is referred to as the “Termination Date”). Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 4.5.       Survival of Representations and Warranties.  All representations, warranties and covenants contained in this Agreement shall survive delivery of and payment for the Purchased Interests.

Section 4.6.       Permitted Transfers.  Notwithstanding anything in this Agreement to the contrary, each of the Stockholders may transfer any or all of its Securities and Additional Securities, in accordance with applicable Law, to such Stockholder’s spouse, ancestors, descendants or any trust or other entity controlled by such Stockholder for any of their benefit; provided, however, that, prior to and as a condition to the effectiveness of such transfer, each Person to which any of such Securities or Additional Securities or any interest in any of such Securities or Additional Securities is or may be transferred shall have executed and delivered to the Buyer a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with the Buyer to hold such Securities or Additional Securities or interest in such Securities or Additional Securities subject to all of the terms and provisions of this Agreement.

Section 4.7.        Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 4.8.        Successors and Assigns.  Except as provided in Section 4.6 hereof,  neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by a Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon each Stockholder and his, her or its heirs, estate, executors and personal representatives and his, her or its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.  Without limiting any of the restrictions set forth in Section 3.2 or elsewhere in this Agreement, this Agreement shall, to the fullest extent permitted by law, be binding upon any Person to whom any Securities or Additional Securities are transferred whether by operation of law or otherwise.

Section 4.9.         No Third Party Beneficiaries. Nothing in this Agreement is intended to confer on any Person (other than Buyer and its successors and assigns) any rights or remedies of any nature.

Section 4.10.       Governing Law and Venue.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby (a) irrevocably submit to the jurisdiction of the United States District Court for the Southern District of the State of New York in respect of any action, suit or proceeding against it with respect to any matter under, arising out of, relating to or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, and (b) waive, and agree not to assert, as a defense in any such action, suit or proceeding, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such court, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court’s jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 4.11.        Entire Agreement.  This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof.

Section 4.12.        Severability.  If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to Persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

Section 4.13.        Waiver.  No failure on the part of Buyer to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyer in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Buyer shall not be deemed to have waived any claim available to Buyer arising out of this Agreement, or any power, right, privilege or remedy of Buyer under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Buyer; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 4.14.        Counterparts.  This Agreement may be signed in any number of counterparts (including by facsimile or other electronic signature), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

Section 4.15.        Headings.  The headings and captions used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 4.16.        Obligations Separate; Stockholder Capacity.  The obligations of Stockholders hereunder are several and not joint. Each Stockholder who is an individual signs solely in her or his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Securities and any Additional Securities and nothing herein shall limit or affect any actions taken by a Stockholder in her or his capacity as an officer or director of Seller.

Section 4.17.        Construction.  In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 4.18.         Incorporation of Schedules.  The schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 4.19.         No Obligation to Convert.  Buyer acknowledges and agrees that the Stockholders shall have no obligation to exercise any warrant, option or other convertible security or instrument so as to convert any of the foregoing into Common Stock or voting securities of Seller.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LUNTZ ACQUISITION (DELAWARE), LLC

By: _____________________________ Name: Title:

STOCKHOLDER:

______________________________________ Timothy J. Koziol

STOCKHOLDER:

______________________________________ Brett M. Clark

STOCKHOLDER:

______________________________________ William J. Mitzel

STOCKHOLDER:

______________________________________ M. Danae Fahey

STOCKHOLDER:

______________________________________ Douglas B. Edwards

STOCKHOLDER:

______________________________________ James P. Stapleton

Schedule I

Stockholder Name and Address	Common Stock	Preferred Stock	Options	Warrants
Timothy J. Koziol 7552 Avila La Verne, CA 91750	13,335	-	881,667(1)	650,000(2)
James P. Stapleton PO Box 50066 Bellevue, WA 98015	9,392	-	-	105,000(3)
William J. Mitzel 2477 Costa Del Sol La Verne, CA 91750	-	-	550,000(4)	-
Brett M. Clark 54 Ashwood Irvine, CA 92604	-	-	781,667(5)	500,000(6)
Douglas B. Edwards 4255 Harbour Island Lane Oxnard, CA 93035	-	-	-	284,750(7)
M. Danae Fahey 541 E Harvard Place Ontario, CA 91764	-	-	123,334(8)	-

1.
Includes 6,667 incentive options exercisable at $30.00; 750,000 incentive options exercisable at $1.19; 25,000 incentive options exercisable at $1.70; and 100,000 incentive options exercisable at $0.75.

2.	Includes 650,000 warrants exercisable at $1.19.
3.	Includes 70,000 warrants exercisable at $0.75 and 35,000 warrants exercisable at $1.19.
4.	Includes 350,000 incentive options exercisable at $1.19; 100,000 incentive options exercisable at $1.70; and 100,000 incentive options exercisable at $0.75.
5.
Includes 6,667 incentive options exercisable at $39.00; 600,000 incentive options exercisable at $1.19; 75,000 incentive options exercisable at $1.70; and 100,000 incentive options exercisable at $0.75.

6.	Includes 500,000 warrants exercisable at $1.19.
7.	Includes 284,750 warrants exercisable at $4.00.
8.	Includes 3,334 incentive options exercisable at $30.00; 100,000 incentive options exercisable at $1.19; and 20,000 incentive options exercisable at $0.75.

Annex C

SUPPORT AND VOTING AGREEMENT

THIS SUPPORT AND VOTING AGREEMENT (this “Agreement”), dated as of November 25, 2009, is made by and between Luntz Acquisition (Delaware), LLC, a Delaware limited liability company (the “Buyer”), and CVC California, LLC, a Delaware limited liability company (the “Stockholder”).   Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or nominee, investment manager or advisor for beneficial holders of certain shares of common stock, $0.001 par value per share (“Common Stock”), of General Environmental Management, Inc., a Nevada corporation (the “Seller”), and certain other securities of Seller (collectively with the Common Stock, the “Securities”), as set forth on Schedule I.

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Seller and General Environmental Management, Inc., a Delaware corporation (the “Company”), have entered into a Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) pursuant to which the parties thereto will effectuate a series of transactions, the result of which will be the purchase by Buyer of the Purchased Interests, subject to the terms and conditions set forth in the Purchase Agreement (the “Acquisition”); and

WHEREAS, Stockholder wishes to enter into this Agreement with respect to all of the Securities and any additional Securities hereafter acquired or otherwise under the management of the Stockholder; and

WHEREAS, in order to induce Buyer to enter into the Purchase Agreement, Buyer has requested that the Stockholder, and the Stockholder has agreed to, enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT; WAIVER

Section 1.1. Voting Agreement.  (a) During the term of this Agreement, the Stockholder hereby agrees to vote (or cause or instruct any custodian, nominee or other agent to timely vote) all the Securities and any other capital stock or securities of Seller that the Stockholder becomes entitled to vote or for which it is the nominee, investment manager or advisor for beneficial holders thereof, whether through contract, purchase, exercise of an option or otherwise (“Additional Securities”), to approve and adopt the Purchase Agreement (and any subsequent amendments thereto), the Acquisition and all other agreements, transactions and actions to be undertaken in connection therewith, at every meeting of stockholders of Seller, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of Seller.  The Stockholder hereby further agrees to take all actions necessary (or requested by Buyer) to cause the voting of the Securities and Additional Securities to be included in the calculation of votes for purposes of determining whether the Seller Stockholder Approval has been obtained.  The Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Securities or Additional Securities in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantial assets, sale of shares of capital stock or similar transactions involving Seller, the Company or any of their respective subsidiaries, other than the transactions contemplated by the Purchase Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of Seller or the Company or any other extraordinary transaction involving Seller or the Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Acquisition or the transactions contemplated by the Purchase Agreement.

(b) Except as contemplated by clause (a) of this Section 1.1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of Seller.

Section 1.2. Waiver of Appraisal Rights.  The Stockholder hereby agrees not to exercise any appraisal rights pursuant to Nevada Revised Statutes §§ 78.3793, 92A.300 – 92A.500 (inclusive) or other relevant provisions with respect to the Acquisition, the Purchase Agreement or the transactions contemplated thereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

The Stockholder represents and warrants to Buyer that:

Section 2.1. Valid Title.  It is the sole record and beneficial owner or nominee, investment manager or advisor for beneficial holders of the Securities, and will be the sole record and beneficial owner or nominee, investment manager or advisor for beneficial holders of the Additional Securities, and there are no restrictions on the Stockholder’s voting rights with respect to such Securities or Additional Securities.  None of the Securities is subject, and none of the Additional Securities will be subject, to any voting trust or other agreement or arrangement with respect to the voting of such Securities or Additional Securities, as the case may be.

Section 2.2. Power and Authority; Due Authorization.  It is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other action on its part.

Section 2.3. No Conflict.  The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder’s powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, (iii) do not and will not violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or bylaws or other organizational documents, and (iv) do not and will not violate, contravene, result in a breach of or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any injunction, order, decree, or other instrument or contractual obligation binding on the Stockholder or result in the imposition of any lien on any Securities or Additional Securities.

Section 2.4. Binding Effect.  This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement is the valid and binding agreement of Buyer, is the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.5. All Securities.  As of the date hereof, the Stockholder is the legal and beneficial owner or nominee, investment manager or advisor for beneficial holders of the type and number of Securities set forth opposite its name on Schedule I hereto.  As of the Termination Date, the Stockholder will be the legal and beneficial owner or nominee, investment manager or advisor for beneficial holders of the type and number of Securities and Additional Securities set forth opposite its name on Schedule I hereto.  The Securities and Additional Securities (if any) represent the only shares of capital stock and securities of Seller (i) which Stockholder legally or beneficially owns or (ii) for which the Stockholder is the nominee, investment manager or advisor.  Except as set forth on Schedule I, the Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of Seller and has no other interest in or voting rights with respect to any securities of Seller.

Section 2.6. Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, and will be accurate in all respects at all times through the Termination Date.

ARTICLE III

COVENANTS OF STOCKHOLDER

The Stockholder hereby covenants and agrees that:

Section 3.1. No Proxies for or Encumbrances on Securities or Additional Securities.  Except as provided in this Agreement, it shall not, during the term of this Agreement, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Securities or Additional Securities, with respect to the matters set forth in Section 1.1(a), or (ii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

Section 3.2. Restriction on Transfer.  Except as provided in Section 4.6, and subject to the rights of the Stockholder’s lender pursuant to the Loan and Security Agreement dated as of December 18, 2006 (as amended from time to time) by and among FCC, LLC d/b/a First Capital, ComVest Capital, LLC and the Stockholder, during the period from the date of this Agreement through the Termination Date, the Stockholder shall not sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Securities or Additional Securities.

Section 3.3. Conduct of Stockholder.  The Stockholder will not (i) take, or agree or commit to take, any action that would make any representation and warranty of the Stockholder hereunder inaccurate in any respect as of any time prior to the Termination Date, or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

Section 3.4. Additional Consent.  Notwithstanding anything to the contrary contained herein, the Stockholder shall use its commercially reasonable efforts to cause FCC, LLC d/b/a First Capital to acknowledge, accept and agree with the terms and provisions of this Agreement.

Section 3.5. Obligation to Update.  The Stockholder will update Schedule I from time to time to accurately reflect the type and amount of Securities and Additional Securities, with such updated information to be provided promptly (and in each case within seven (7) calendar days) after the Stockholder’s purchase, acquisition, sale, assignment, transfer, encumbrance or other disposition of such Securities or Additional Securities.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Further Assurances.  Except as otherwise provided in the Purchase Agreement, the Stockholder will execute and deliver or cause to be executed and delivered all further documents and instruments and take such reasonable further action as may be reasonably necessary or desired in Buyer’s reasonable discretion in order to consummate the transactions contemplated hereby.

Section 4.2. Specific Performance.  The parties hereto agree and the Stockholder expressly acknowledges that Buyer may be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this Agreement, and that Buyer may not have any adequate remedy at law for money damages in such event. Accordingly, the Stockholder agrees that in the case of the failure of it to perform Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that the Stockholder will not (i) object to the granting of equitable relief on the grounds that money damages would be an adequate remedy for Buyer, or (ii) seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Buyer’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that Buyer may have against the Stockholder for any failure to perform its obligations under this Agreement.

Section 4.3. Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand,  or one business day after it is sent by receipt – confirmed facsimile or via a reputable nationwide overnight courier service for next business day delivery, if to Buyer, at its address set forth below its signature hereto, together with a copy to PSC, LLC, Legal Department, 5151 San Felipe, Suite 1600, Houston, Texas 77056, Fax: 713-625-7087; and if to Stockholder, to the Stockholder at its address set forth on Schedule I hereto.  Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 4.4. Term of Agreement; Termination.  The term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as defined in the Purchase Agreement), (ii) the date on which the Purchase Agreement is terminated pursuant to and in accordance with its terms, or (iii) the date on which Buyer provides written notice of termination to the Stockholder (in each such case, such date is referred to as the “Termination Date”). Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 4.5. Survival of Representations and Warranties.  All representations, warranties and covenants contained in this Agreement shall survive delivery of and payment for the Purchased Interests.

Section 4.6. Permitted Transfers.  Notwithstanding anything in this Agreement to the contrary, the Stockholder may transfer any or all of its Securities and Additional Securities, in accordance with applicable Law, to other Persons for which the Stockholder is the nominee, investment manager or advisor; provided, however, that, prior to and as a condition to the effectiveness of such transfer, each Person to which any Securities or Additional Securities or any interest in any Securities or Additional Securities is or may be transferred shall have executed and delivered to the Buyer a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with the Buyer to hold such Securities or Additional Securities or interest in such Securities or Additional Securities subject to all of the terms and provisions of this Agreement.

Section 4.7. Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 4.8. Successors and Assigns.  Except as provided in Section 4.6 hereof,  neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by the Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon the Stockholder and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.  Without limiting any of the restrictions set forth in Section 3.2 or elsewhere in this Agreement, this Agreement shall, to the fullest extent permitted by law, be binding upon any Person to whom any Securities or Additional Securities are transferred whether by operation of law or otherwise.

Section 4.9. No Third Party Beneficiaries. Nothing in this Agreement is intended to confer on any Person (other than Buyer and its successors and assigns) any rights or remedies of any nature.

Section 4.10. Governing Law and Venue.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby (a) irrevocably submit to the jurisdiction of the United States District Court for the Southern District of the State of New York in respect of any action, suit or proceeding against it with respect to any matter under, arising out of, relating to or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, and (b) waive, and agree not to assert, as a defense in any such action, suit or proceeding, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such court, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court’s jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 4.11. Entire Agreement.  This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof.

Section 4.12. Severability.  If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to Persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

Section 4.13. Waiver.  No failure on the part of Buyer to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyer in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Buyer shall not be deemed to have waived any claim available to Buyer arising out of this Agreement, or any power, right, privilege or remedy of Buyer under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Buyer; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 4.14. Counterparts.  This Agreement may be signed in any number of counterparts (including by facsimile or other electronic signature), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

Section 4.15. Headings.  The headings and captions used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 4.16. Construction.  In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 4.17. Incorporation of Schedules.  The schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 4.18. Rights as a Lender.  Notwithstanding anything to the contrary contained herein, nothing herein shall limit, impair or affect any actions taken by the Stockholder in its capacity as a lender to the Seller, the Company or any of their respective subsidiaries (collectively, the “Seller Group Entities”).  Buyer acknowledges and agrees that (i) the Stockholder may exercise, in its capacity as a lender to the Seller Group Entities, its rights and remedies pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 4, 2009, by and between CVC California, LLC and Seller (as it may be amended from time to time, the “Loan Agreement”) and all Loan Documents (as such term is defined in the Loan Agreement), (ii) the Stockholder’s exercise of rights and remedies pursuant to the Loan Agreement and the Loan Documents will not constitute a breach of this Agreement and will not give rise to or constitute the basis for any claims of any kind by the Buyer against the Stockholder hereunder, (iii) the Stockholder shall have no obligation to exercise any warrant or option, or convert any debt due under the Loan Agreement, into Common Stock or voting securities of Seller and (iv) the repayment or other reduction in the amount of debt due from Seller to the Stockholder pursuant to the Loan Agreement and the Loan Documents is permitted, and no such repayment or reduction shall serve as a default of the Stockholder’s representations, warranties, covenants  or other obligations under this Agreement.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LUNTZ ACQUISITION (DELAWARE), LLC

By: _____________________________ Name: Title:

CVC CALIFORNIA, LLC

By: _____________________________ Name: Title:

Schedule I

1.	600,000 shares of Common Stock.

2.
Amended and Restated Warrant (No. CV-4) to purchase 2,700,000 shares of Common Stock at an exercise price of $.01 per share (such number of shares and exercise price are subject to adjustment in accordance with such warrant).

3.
Amended and Restated Convertible Term Note dated September 4, 2009 in the principal amount of $6,314,699.59, convertible into Common Stock at a conversion price of $.60 per share (subject to adjustment in accordance with such note).